Exhibit 10.5

EXECUTION VERSION

ABL CREDIT AGREEMENT

Dated as of April 1, 2014

among

GYP HOLDINGS III CORP.

as Lead Borrower,

THE ENTITIES LISTED ON SCHEDULE I HERETO

as Borrowers,

GYP HOLDINGS II CORP.

as Holdings,

WELLS FARGO BANK, N.A.

as Administrative Agent and Collateral Agent,

THE OTHER LENDERS PARTY HERETO

ROYAL BANK OF CANADA

as Syndication Agent,

and

CREDIT SUISSE SECURITIES (USA) LLC

UBS SECURITIES LLC

SUNTRUST BANK

as Documentation Agents,

RBC CAPITAL MARKETS*

CREDIT SUISSE SECURITIES (USA) LLC

UBS SECURITIES LLC

as Joint Lead Arrangers and Joint Bookrunners

* RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

3.06	Matters Applicable to All Requests for Compensation	105
3.07	Replacement of Lenders under Certain Circumstances	106
3.08	Survival	108

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions to Initial Credit Extension	108
4.02	Conditions to All Credit Extensions	113

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power; Compliance with Laws	114
5.02	Authorization; No Contravention	114
5.03	Governmental Authorization; Other Consents	114
5.04	Binding Effect	115
5.05	Financial Statements; No Material Adverse Effect	115
5.06	Litigation	116
5.07	No Default	116
5.08	Ownership of Property; Liens	116
5.09	Environmental Matters	116
5.10	Taxes	117
5.11	ERISA Compliance	117
5.12	Subsidiaries; Equity Interests	118
5.13	Margin Regulations; Investment Company Act	118
5.14	Disclosure	119
5.15	Compliance with Laws	119
5.16	Intellectual Property	119
5.17	Solvency	120
5.18	Labor Matters	120
5.19	Perfection, Etc.	120
5.20	OFAC and PATRIOT Act Compliance	120
5.21	Anti-Corruption Compliance	120
5.22	OFAC	121
5.23	Designation as Senior Debt	121
5.24	Tax Reporting Compliance	121

ARTICLE VI
AFFIRMATIVE COVENANTS

6.01	Financial Statements	121
6.02	Certificates; Other Information	123
6.03	Notices	126
6.04	Payment of Obligations	127
6.05	Preservation of Existence, Etc.	127
6.06	Maintenance of Properties	127

6.07	Maintenance of Insurance	128
6.08	Compliance with Laws	128
6.09	Books and Records	128
6.10	Inspection Rights	128
6.11	Use of Proceeds	129
6.12	Covenant to Guarantee Obligations and Give Security	130
6.13	Compliance with Environmental Laws	132
6.14	Further Assurances, Post Closing Obligations	132
6.15	[Reserved]	134
6.16	Conference Calls	134
6.17	ERISA	134
6.18	Cash Management	135
6.19	Physical Inventories	136

ARTICLE VII
NEGATIVE COVENANTS

7.01	Liens	137
7.02	Investments	140
7.03	Indebtedness	143
7.04	Fundamental Changes	147
7.05	Dispositions	148
7.06	Restricted Payments	150
7.07	Change in Nature of Business	153
7.08	Transactions with Affiliates	153
7.09	Burdensome Agreements	154
7.10	Use of Proceeds	155
7.11	Fixed Charge Coverage Ratio	156
7.12	Amendments of Organization Documents	156
7.13	Accounting Changes	156
7.14	Prepayments, Etc. of Indebtedness and Modifications of Certain Debt Instruments	156
7.15	Holding Companies	157
7.16	Deposit Accounts; Credit Card Processors	158

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	158
8.02	Remedies Upon Event of Default	161
8.03	Right to Cure	161
8.04	Application of Funds	162

ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01	Appointment and Authorization of Agents	164
9.02	Delegation of Duties	165

9.03	Liability of Agents	165
9.04	Reliance by Agents	165
9.05	Notice of Default	166
9.06	Credit Decision; Disclosure of Information by Agents	166
9.07	Indemnification of Agents	167
9.08	Agents in their Individual Capacities	167
9.09	Successor Agents	168
9.10	Administrative Agent May File Proofs of Claim	169
9.11	Collateral and Guaranty Matters	170
9.12	Secured Cash Management Agreements and Secured Hedge Agreements	171
9.13	Other Agents; Arranger and Managers	171
9.14	Appointment of Supplemental Administrative Agents	171
9.15	Withholding	172

ARTICLE X
MISCELLANEOUS

10.01	Amendments, Etc.	172
10.02	Notices; Effectiveness; Electronic Communications	175
10.03	No Waiver; Cumulative Remedies; Enforcement	177
10.04	Expenses and Taxes	178
10.05	Indemnification by the Lead Borrower	179
10.06	Payments Set Aside	180
10.07	Successors and Assigns	181
10.08	Confidentiality	186
10.09	Setoff	187
10.10	Interest Rate Limitation	187
10.11	Counterparts	188
10.12	Integration; Effectiveness	188
10.13	Survival of Representations and Warranties	188
10.14	Severability	188
10.15	Governing Law; Jurisdiction; Etc.	189
10.16	WAIVER OF RIGHT TO TRIAL BY JURY	190
10.17	Binding Effect	190
10.18	No Advisory or Fiduciary Responsibility	190
10.19	Affiliate Activities	191
10.20	Electronic Execution of Assignments and Certain Other Documents	191
10.21	USA PATRIOT ACT; “Know Your Customer” Checks	192
10.22	Keepwell	192
10.23	ABL/Term Intercreditor Agreement	193

SCHEDULES

I	Loan Parties
II	Immaterial Subsidiaries
III	Existing Letters of Credit
2.01	Revolving Credit Commitments and Pro Rata Shares
4.01(a)(viii)	Local Counsel
5.08(b)	Material Real Property
5.09	Environmental Matters
5.11(d)	Pension Plans
5.12	Subsidiaries and Other Equity Investments
5.16	Intellectual Property
5.18	Labor Matters
6.02(e)	Financial and Collateral Reports
6.14	Initial Mortgaged Properties
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.08(o)	Existing Affiliate Transactions
10.02(a)	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Swing Line Loan Notice
B	Borrowing Base Certificate
C-1	Revolving Credit Note
C-2	Swing Line Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F-1	Holdings Guaranty
F-2	Subsidiary Guaranty
G	Security Agreement
H	Intellectual Property Security Agreement
I	Opinion Matters — Counsel to the Loan Parties
J	Solvency Certificate
K	U.S. Tax Compliance Certificate
L	Cash Management/Secured Hedge Notice
M	Intercompany Note
N	ABL/Term Intercreditor Agreement
O	Credit Card Notification

v

ABL CREDIT AGREEMENT

This ABL CREDIT AGREEMENT (this “Agreement”) is entered into as of April 1, 2014, among GYP HOLDINGS III CORP., a Delaware corporation (the “Lead Borrower”), the entities listed on Schedule I (together with the Lead Borrower, collectively, the “Borrowers” and individually, a “Borrower”), GYP HOLDINGS II CORP., a Delaware corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and Wells Fargo Bank, N.A., as Administrative Agent, as Collateral Agent, as Swing Line Lender and as an L/C Issuer.

PRELIMINARY STATEMENTS

Pursuant to the terms and conditions set forth in the Acquisition Agreement (as hereinafter defined), the Lead Borrower will acquire (the “Acquisition”) 100% of the Shares other than Rollover Shares (each as defined in the Acquisition Agreement) of Gypsum Management and Supply, Inc., a Georgia corporation (“GMS”), from each of the persons set forth on Schedule A to the Acquisition Agreement (collectively, the “Seller”).

The Borrowers have requested that, immediately upon the satisfaction in full of the conditions precedent set forth in Article IV below, the Lenders make available to the Borrowers a $200,000,000 asset based revolving credit facility for the making of revolving loans and the issuance of letters of credit for the account of the Borrowers and the Restricted Subsidiaries (as hereinafter defined), from time to time.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.  As used in this Agreement (including the preliminary statements above), the following terms shall have the meanings set forth below:

“ABL Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise, with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement (other than Excluded Swap Obligations), in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding (or that would accrue but for the commencement of such proceeding), regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the ABL Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party; provided that the ABL Obligations shall not include Excluded Swap Obligations.

“ABL Priority Collateral” has the meaning specified in the ABL/Term Intercreditor Agreement.

“ABL/Term Intercreditor Agreement” means the ABL/Term Intercreditor Agreement, substantially in the form of Exhibit N, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof), among the Holdings, the Lead Borrower, the other Loan Parties party thereto, Wells Fargo as Representative for the Secured Parties and Credit Suisse as Representative for the Initial First Lien Term Secured Parties and as Representative for the Initial Second Lien Term Secured Parties.

“Acceptable Credit Card Processor” means any major credit or debit card processor (including Visa, MasterCard, American Express, Diners Club, and other processors reasonably acceptable to the Administrative Agent in its Permitted Discretion).

“Account” means “accounts” as defined in the Uniform Commercial Code, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Account Debtor” means a Person obligated under an Account.

“Acquisition” has the meaning specified in the “Preliminary Statements”.

“Acquisition Agreement” means the Stock Purchase Agreement (including the schedules and exhibits thereto), dated as of February 11, 2014, among the Lead Borrower, GMS and the Seller.

“Acquired Business” has the meaning specified in Section 7.02(i).

“Adjustment Date” means the first day of each fiscal quarter, commencing with the first day of the fiscal quarter ending on October 31, 2014.

“Administrative Agent” means Wells Fargo, in its capacity as administrative agent under the Loan Documents, and any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 10.02(a), or such other address as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“AEA” means AEA Investors LP and its Affiliates, other than any portfolio company of any of the foregoing.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means each Agent, together with its Affiliates, and the officers, directors, employees, partners, members, representatives, agents, attorneys-in-fact, trustees and advisors of such Persons and Affiliates and their respective successors and assigns.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent, each Documentation Agent, and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Revolving Credit Commitments of all the Lenders.

“Agreement” means this ABL Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

“Anticipated Cure Deadline” has the meaning specified in Section 8.03(B).

“Applicable Rate” means a percentage per annum equal to (a) from the Closing Date until the first Adjustment Date, 2.00% per annum for Eurodollar Rate Loans, and 1.00% per annum for Base Rate Loans and (b) thereafter, from any Adjustment Date until the immediately succeeding Adjustment Date, the applicable percentage per annum set forth below, as determined by reference to Average Daily Availability for the most recent fiscal quarter ended immediately prior to such Adjustment Date expressed as a percentage of the Line Cap.

Applicable Rate
Pricing Level	Average Daily Availability	Eurodollar Rate	Base Rate
1	< 33.33%	2.00%	1.00%
2	> 33.33%, but < 66.7%	1.75%	0.75%
3	> 66.7%	1.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in Average Daily Availability shall become effective as of the third Business Day immediately following the date a Borrowing Base Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 1” shall apply (x) as of the first Business Day at any time after the date on which a Borrowing Base Certificate was required to have been delivered but was not delivered (or was delivered but did not contain the calculations of Average Daily Availability) until the first Business Day immediately following the date on which such Borrowing Base Certificate (which includes calculations of Average Daily Availability) is delivered and (y) at all times during the existence of an Event of Default.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Appraised Value” means the appraised orderly liquidation value of Eligible Inventory, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of Eligible Inventory as set forth in the Inventory stock ledger of the applicable Loan Party, which value shall be determined from time to time by reference to the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent and reasonably satisfactory to the Lead Borrower.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means each of RBC Capital Markets, CS Securities, and UBS Securities LLC, in their capacities as exclusive joint lead arrangers and joint bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (subject to Section 1.03(c)).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability” means, at any time, the result, if a positive number, of (a) the lesser of (i) the Line Cap at such time and (ii) the Borrowing Base at such time, minus (b) the Total Outstandings.  In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria or in the determination of Appraised Value, such Reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base or the assets, business, financial performance or financial condition of any Loan Party, (d) to reflect that a Default or an Event of Default then exists, (e) to reflect any Accounts that are subject to any Lien permitted under Section 7.01(p) or (dd) (unless the proceeds from such Accounts are deposited in accounts that are dedicated for the sole purpose of collection of proceeds from such Accounts and such arrangements are reasonably satisfactory to the Administrative Agent) or (f) to reflect any restrictions in the Term Loan Documents or in the documents governing any Permitted Term Refinancing Debt on the incurrence of Indebtedness by the Loan Parties, but only to the extent that such restrictions reduce, or with the passage of time could reduce, the amounts available to be borrowed hereunder in order for the Loan Parties to comply with the Term Loan Documents, or the documents or the documents governing any Permitted Term Refinancing Debt.  Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to), in the Administrative Agent’s Permitted Discretion, Reserves based on: (i) rent (not to exceed two months rent for each location plus any past due rent) for any locations leased by a Loan Party unless, in each case, the applicable lessor has delivered to the Administrative Agent, as applicable, a Collateral Access Agreement; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, claims of the PBGC and other Taxes which may have priority over the interests of the Administrative Agent in any Collateral; (iv) salaries, wages, vacation pay and benefits due and owing to employees of any Loan Party; (v) customer deposits; (vi) Reserves for reasonably anticipated changes in the Appraised Value of Eligible Inventory between appraisals; (vii) Reserves for dilution of Eligible Accounts to the extent that the Dilution Percentage exceeds 5.0%; (viii) warehousemen’s, carrier’s or bailee’s charges and other Permitted Encumbrances which may have priority over the interests of the Administrative Agent in any Collateral; (ix) amounts due to vendors on account of consigned goods; and (x) at any time that Availability is less than 20.0% of the Line Cap, Reserves to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to any Secured Hedge Agreement or Secured Cash Management Agreement then provided or outstanding; provided that if any Secured Hedge Agreement or Secured Cash Management Agreement is secured on a pari passu basis with the Revolving Credit Facility, Reserves may be established regardless of Availability at such time.  The amount of any Reserve established by the Administrative Agent hereunder shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve.

“Average Daily Availability” means, at any time, the average daily Availability for the immediately preceding fiscal quarter.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) the one-month Eurodollar Base Rate (after giving effect to any applicable “floor”) plus 1%; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate determined on the date that is two (2) Business Days prior to such day at approximately 11:00 a.m. (London Time) by reference to Macro*World’s (or any successor thereto) Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by Macro*World’s (or any successor thereto) as an authorized vendor for the purpose of displaying such rates).  Any change in the Base Rate due to a change in the Federal

Funds Rate, Prime Rate or the Eurodollar Rate shall be effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or the Eurodollar Rate, as the case may be.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities and Exchange Act of 1934, as amended, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns”, “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Blocked Account Agreement” means, with respect to any deposit or securities account established by a Loan Party, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, establishing Control (as defined in the Uniform Commercial Code) of such Blocked Account by the Collateral Agent (for the benefit of itself and the other Secured Parties) and whereby the Person maintaining such account agrees, during a Cash Dominion Trigger Period, to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party.

“Blocked Account Bank” means each bank or securities intermediary with whom deposit or securities accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are held and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Blocked Accounts” has the meaning provided in Section 6.18(b).

“Board of Directors” means: (a) with respect to Holdings, the Lead Borrower or any other corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors of the general partner of the partnership; (c) with respect to a limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Notice” has the meaning specified in Section 6.12(d).

“Borrowing” means (a) a Revolving Credit Borrowing or (b) a borrowing consisting of a Swing Line Loan.

“Borrowing Base” means at any time of calculation:

(a)                                 prior to the date on which the Administrative Agent receives and has a reasonable opportunity to review the initial asset appraisal and field audit undertaken by an independent appraiser or field examiner reasonably satisfactory to the Administrative Agent (such date, the “Initial Asset Appraisals and Field Audit Date”), an amount equal to the greater of (x) $125,000,000 and (y) the sum of:

(i)                                     60% of the book value of the Accounts of the Loan Parties, taken as a whole; plus

(ii)                                  50% of the book value of the Inventory of the Loan Parties, taken as a whole, net of Inventory Reserves; plus

(iii)                               100% of the aggregate amount of Borrowing Base Eligible Cash of the Loan Parties, taken as a whole; minus

(iv)                              without duplication, the then amount of all Availability Reserves.

(b)                                 after the Initial Asset Appraisals and Field Audit Date, an amount equal to the sum of:

(i)                                     85% of the Eligible Accounts (other than Eligible Credit Card Receivables) of the Loan Parties, taken as a whole; plus

(ii)                                  90% of the Eligible Credit Card Receivables of the Loan Parties, taken as a whole; plus

(iii)                               the lesser of (i) (x) 75% of the Cost of the Eligible Inventory of the Loan Parties, taken as a whole, net of (y) Inventory Reserves and (ii) (x) 85% of the Appraised Value of the Eligible Inventory of the Loan Parties, taken as a whole, net of (y) Inventory Reserves; plus

(iv)                              100% of the aggregate amount of Borrowing Base Eligible Cash of the Loan Parties, taken as a whole; minus

(v)                                 without duplication, the then amount of all Availability Reserves; and

Notwithstanding anything to the contrary in clauses (a) and (b) above, in the event that the Initial Asset Appraisals and Field Audit Date has not occurred on or prior to the date that is 60 days (or such later date as the Administrative Agent may agree in its sole discretion) after the Closing Date, the “Borrowing Base” shall thereafter be $0 at all times until the Initial Asset Appraisals and Field Audit Date (at which time the “Borrowing Base” shall be calculated as set forth in clause (b) above).

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower or of GMS, which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

“Borrowing Base Eligible Cash” means cash and Cash Equivalents (other than Cash Equivalents specified in clause (h) of the definition of “Cash Equivalents”) of the Loan Parties that is (a) subject to a first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties and is not otherwise Ineligible Cash and (b) held in deposit or securities accounts subject to a Blocked Account Agreement and maintained in the name of any Loan Party.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, is a day that is also a London Banking Day.

“Capital Expenditures” means, as of any date for the applicable period then ended, all capital expenditures of the Lead Borrower and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

“Capitalized Lease” means any lease that has been or should be, in accordance with GAAP (subject to Section 1.03(c)), recorded as a capitalized lease.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account at Wells Fargo or a financial institution selected by the Collateral Agent, in the name of the Lead Borrower and under the sole dominion and control of the Collateral Agent, and otherwise established in a manner satisfactory to the Collateral Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Administrative Agent, each applicable L/C Issuer, the Swing Line Lender or the Revolving Credit Lenders, as collateral or other credit support for L/C Obligations, Obligations in respect of Swing Line Loans or obligations of Revolving Credit Lenders to fund participations in respect of either thereof (as the context may require), (a) cash or deposit account balances or (b) if the Swing Line Lender or the applicable L/C Issuer benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Collateral Agent and the Swing Line Lender or the applicable L/C Issuer, as applicable.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Trigger Event” means (a) the occurrence and continuance of any Event of Default or (b) the failure of the Borrowers to maintain Availability of at least the greater of (x) $15,000,000 and (y) 10% of the Line Cap for five (5) consecutive days.

“Cash Dominion Recovery Event” means Availability is at least the greater of (a) $15,000,000 and (b) 10% of the Line Cap for thirty (30) consecutive days and no Default is outstanding during such thirty (30) day period.

“Cash Dominion Trigger Period” means the period commencing with a Cash Dominion Trigger Event and ending with a Cash Dominion Recovery Event.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Lead Borrower or any of its Restricted Subsidiaries:

(a)                           direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of the United States (including, in each case, any agency or instrumentality thereof), the payment of which is backed by the full faith and credit of the United States, and which are not callable or redeemable at the issuer’s option;

(b)                                 overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of the United States; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose long-term debt is rated “A-1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency;

(c)                                  commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(d)                                 marketable short-term money market and similar funds (including such funds investing a portion of their assets in municipal securities) having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Lead Borrower);

(e)                                  repurchase obligations with a term of not more than 30 days for underlying Investments of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(f)                                   Investments, classified in accordance with GAAP as Current Assets of the Lead Borrower or any of its Restricted Subsidiaries, in money market investment programs, which are administered by financial institutions having capital of at least $250,000,000, and the portfolios of which are limited such that at least 95% of such investments are of the character, quality and maturity described in clauses (a), through (e) of this definition;

(g)                                  investment funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (a) through (f) above; and

(h)                                 (x) such local currencies in those countries in which the Lead Borrower or any of its Restricted Subsidiaries transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (g) customarily utilized in countries in which Lead Borrower or any of its Restricted Subsidiaries transacts business from time to time in the ordinary course of business.

“Cash Interest Charges” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, Consolidated Interest Charges that have been paid or are payable in cash during such period net of cash interest income.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements permitted under Article VII that is entered into by and between the Lead Borrower or any of its Restricted Subsidiaries and any Cash Management Bank; provided that the aggregate amount of Cash Management Agreements entered into by Restricted Subsidiaries that are not Loan Parties shall not exceed $35,000,000 at any time outstanding.

“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is an Agent, an Arranger, a Lender or an Affiliate of an Agent, an Arranger, a Lender or a L/C Issuer or (b) is, as of the Closing Date, an Agent, an Arranger, a Lender or a L/C Issuer or an Affiliate of an Agent, an Arranger, a Lender or a L/C Issuer and a party to a Cash Management Agreement as of the Closing Date, in each case, in its capacity as a party to such Cash Management Agreement.  For the avoidance of doubt, such Person shall continue to be a Cash Management Bank with respect to the applicable Cash Management Agreement even if it ceases to be an Agent, an Arranger, a Lender or a L/C Issuer or an Affiliate of an Agent, an Arranger, a Lender or a L/C Issuer after the date on which it entered into such Cash Management Agreement.

“Casualty Event” means any event that gives rise to the receipt by the Lead Borrower or any of its Restricted Subsidiaries of any casualty insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

“CFC Holdco” means a Subsidiary (a) that has no material assets other than the equity of one or more Foreign Subsidiaries or (b) that is treated as a disregarded entity for U.S. federal income tax purposes that holds equity of one or more Foreign Subsidiaries.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, standard or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, standards or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, standards or directives promulgated by the Bank for International Settlements, the

Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(i)                                     the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its Subsidiaries taken as a whole or the Lead Borrower and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended)) other than one or more Permitted Holders; or

(ii)                                  the adoption of a plan relating to the liquidation or dissolution of Holdings or the Lead Borrower; or

(iii)                               the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” as defined in clause (i) above) other than one or more Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the issued and outstanding Voting Stock of Holdings or the Lead Borrower measured by voting power rather than number of shares; or

(iv)                              the first day on which a majority of the members of the Board of Directors of Holdings or the Lead Borrower are not Continuing Directors; or

(v)                                 Holdings ceases to own, directly or indirectly, 100% of the Equity Interests of the Lead Borrower; or

(vi)                              a “Change of Control” (as defined in the First Lien Credit Agreement or Second Lien Credit Agreement) shall occur.

“Closing Date” means the first date on which all of the conditions precedent in Article IV are satisfied or waived in accordance with Article IV.

“Closing Material Adverse Effect” means any material adverse change, effect, event, occurrence, fact or condition in or on the business, results of operation, condition (financial or otherwise) or assets of the Target, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Closing Material Adverse Effect: any material adverse facts, circumstances, events, changes, effects or occurrences (a) resulting from or relating to the identity of Buyer or any of its Affiliates as the Buyer of the Target or the announcement of or execution of the Acquisition Agreement or the pendency of the transactions contemplated by the Acquisition Agreement, including losses or threatened losses of employees, customers, suppliers or others having relationships with the Target; (b) resulting from or relating to political conditions or any acts of terrorism or war; (c) relating to generally applicable economic conditions (including the state of the financial, debt, credit or securities markets, in the United States or elsewhere) or the industries in which the

Target operates in general; (d) resulting from or relating to any change in Laws or GAAP or authoritative interpretations thereof; (e) resulting from or relating to the failure of the Business to meet projections, forecasts or estimates delivered to any Person (provided that the underlying causes of such failures may be considered in determining whether there is a Closing Material Adverse Effect unless otherwise provided in this definition);  (f) resulting from or relating to any natural or man-made disaster or acts of God, or (g) resulting from or relating to actions of the Target or any of its Affiliates which Buyer has expressly requested or to which Buyer has expressly consented; except, in the case of clauses (b), (c), (d) or (f), where such change, effect, event, occurrence, fact or condition disproportionately affects the Target, taken as a whole, relative to other participants in the industries in which the Target operates.  Capitalized terms used above in the definition of “Closing Material Adverse Effect” without definition shall have the meanings assigned to them in the Acquisition Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral and (b) any landlord of real property leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located in or on such real property, (iii) provides the Collateral Agent with access to the Collateral held by such bailee or other Person or located in or on such real property, (iv) as to any landlord, provides the Collateral Agent with a reasonable time to sell and dispose of the Collateral from such real property and (v) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require.

“Collateral Agent” means Wells Fargo, in its capacity as collateral agent under the Loan Documents, and any successor collateral agent.

“Collateral Documents” means, collectively, the Security Agreement, the ABL/Term Intercreditor Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Blocked Account Agreements or other control agreements, Collateral Access Agreements, Credit Card Notifications, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent, the Collateral Agent and the Lenders pursuant to Section 6.12 or 6.14, and each of the other agreements, instruments or documents entered into by a Loan Party that creates or purports to create a Lien over all or any part of its assets in respect of the ABL Obligations in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Commitment Fee Percentage” means (a) at any time that the Total Outstandings (excluding the Outstanding Amount of Swing Line Loans) is less than or equal to 50% of the Line Cap, 0.375% per annum, and (b) at any time that the Total Outstandings is greater than 50% of the Line Cap, 0.25% per annum.

“Commitment Letter” means the Commitment Letter, dated as of February 11, 2014 (as amended, supplemented or otherwise modified by the Joinder to Commitment Letter, dated as of February 25, 2014), among the Lead Borrower, Wells Fargo Bank, N.A., SunTrust Robinson Humphrey, Inc., SunTrust Bank, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Royal Bank of Canada, UBS AG, Stamford Branch, and UBS Securities LLC.

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Plan” means a Plan other than a Multiemployer Plan.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means (a) Taxes that are imposed on or measured by net income (however denominated) or (b) that are franchise Taxes, in each case that are imposed as a result of a present or former connection between any Agent, Lender, L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any other Loan Party hereunder and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Concentration Account” has the meaning specified in Section 6.18(c).

“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Lead Borrower and its Restricted Subsidiaries on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (other than clause (xix)), without duplication,

(i)                                     total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net

Income, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Leases, (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (f) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (g) any expensing of bridge, commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate or currency risk, net of interest income and gains on such hedging obligations (collectively, “Consolidated Interest Charges”),

(ii)                                  provision for taxes based on income, profits or capital of the Lead Borrower and its Restricted Subsidiaries, including, without limitation, Federal, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii)                               depreciation and amortization expense (including amortization of intangible assets),

(iv)                              non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs to employees of Holdings, the Lead Borrower or any Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

(v)                                 any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests),

(vi)                              all extraordinary, non-recurring or unusual losses and charges,

(vii)                           costs and expenses in connection with branch startups, provided that the aggregate amount of add backs made pursuant to this clause (vii), when added to the aggregate amount of add backs pursuant to clauses (ix) and (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (vii) or clauses (ix) or (xix) below),

(viii)                        cash fees and expenses (including Sponsor deal fees) and employee bonuses incurred in connection with, or in anticipation of, the Transactions,

(ix)                              cash restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with Permitted Acquisitions after the Closing Date, project start-up costs, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, recruiting, retention, relocation, severance and signing bonuses and expenses, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a public company or any other costs (including legal services costs) incurred in connection with any of the foregoing; provided that the aggregate amount of add backs made pursuant to this clause (ix), when added to the aggregate amount of add backs pursuant to clause (vii) above and clause (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (ix), clause (vii) above or clause (xix) below),

(x)                                 transaction fees and expenses (including those in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance, any Equity Issuance, any Disposition, or any Casualty Event and any amendments or waivers of the Loan Documents, the First Lien Loan Documents or the Second Lien Loan Documents, in each case, whether or not consummated),

(xi)                              any losses (or minus any gains) realized upon the disposition of property outside of the ordinary course of business,

(xii)                           any (x) expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any permitted Investment, Permitted Acquisitions or any permitted sale, conveyance, transfer or other disposition of assets or (y) expenses, charges or losses with respect to liability or casualty events or business interruption covered by insurance, in each case to the extent actually reimbursed, or, so long as the Lead Borrower has made a determination that reasonable evidence exists that such indemnification or reimbursement will be made, and only to the extent that such amount is (A) not denied by the applicable indemnifying party, obligor or insurer in writing and (B) in fact indemnified or reimbursed within 365 days after such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period),

(xiii)                        management fees (or special dividends in lieu thereof) permitted under Section 7.08(d),

(xiv)                       any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investment permitted under Section 7.02,

(xv)                          non-cash losses from Joint Ventures and non-cash minority interest reductions,

(xvi)                       fees and expenses in connection with debt exchanges or refinancings permitted under Section 7.14,

(xvii)                    other expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period,

(xviii)                 losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items, and

(xix)                       the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Lead Borrower in good faith to be realized during such period (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any acquisition or disposition by the Lead Borrower or any Restricted Subsidiary, any operational changes (including, without limitation, operational changes arising out of the modification of contractual arrangements (including, without limitation, renegotiation of lease agreements, utilities and logistics contracts and insurance policies, as well as purchases of leased real properties)) or headcount reductions, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A) a duly completed certificate signed by a Responsible Officer of the Lead Borrower or of GMS shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02, certifying that (x) such cost savings, operating expense reductions and synergies are reasonably expected and factually supportable as determined in good faith by the Lead Borrower, and (y) such actions are to be taken and the results with respect thereto are to be achieved within (I) in the case of any such cost savings, operating expense reductions and synergies in connection with the Transactions, 18 months after the Closing Date and (II) in all other cases, within 18 months after the consummation of the acquisition or disposition or any operational change, which is expected to result in such cost savings, expense reductions or synergies, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions and synergies are not associated with the Transactions, all steps shall have been taken for realizing such savings, (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xix) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (E) the aggregate amount of add backs made pursuant to this clause (xix), when added to the aggregate amount of add backs pursuant to clauses (vii) and (ix) above, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to clauses (vii) and (ix) above or this clause (xix)), minus

(c)                      an amount which, in the determination of Consolidated Net Income, has been included for:

(i)                                     Federal, state, local and foreign income tax credits and refunds (to the extent not netted from tax expense),

(ii)                                  non-recurring income or gains from discontinued operations

(iii)                               all extraordinary, non-recurring or unusual gains and non-cash income during such period,

(iv)                              any gains realized upon the disposition of property outside of the ordinary course of business, and

(v)                                 the amount of Restricted Payments permitted under Sections 7.06(e)(i), 7.06(e)(ii), 7.06(e)(iii), 7.06(e)(viii) and 7.06(i) (except to the extent that (x) the amount paid with such Restricted Payments would not, if the respective expense or other item had been incurred directly by the Lead Borrower, have reduced Consolidated EBITDA determined in accordance with this definition or (y) such Restricted Payment is paid by the Lead Borrower in respect of an expense or other item that has resulted in, or will result in, a reduction of Consolidated EBITDA, as calculated pursuant to this definition), plus or minus

(d)                     unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP.

Notwithstanding anything to the contrary, Consolidated EBITDA shall be deemed to be $21,900,000 for the fiscal quarter ended on April 30, 2013, $22,900,000 for the fiscal quarter ended on July 31, 2013, $27,400,000 for the fiscal quarter ended on October 31, 2013 and $21,000,000 for the fiscal quarter ended on January 31, 2014.

“Consolidated Funded Indebtedness” means all Indebtedness of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire principal amount thereof), excluding (i) net obligations under any Swap Contract, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (iii) any deferred compensation arrangements, (iv) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions, or (v) obligations in respect of letters of credit (including Letters of Credit), bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Funded Indebtedness until one (1) Business Day after such amount is drawn.  The amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or, if less, the fair market value of such identified asset.

“Consolidated Interest Charges” has the meaning specified in clause (b)(i) of the definition of “Consolidated EBITDA”.

“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items, (ii) any amounts attributable to Investments in any Unrestricted Subsidiary or Joint Venture to the extent that either (x) such amounts have not been distributed in cash to such Person and its Restricted Subsidiaries during the applicable period, (y) such amounts were not earned by such Unrestricted Subsidiary or Joint Venture during the applicable period or (z) there exists in respect of any future period any encumbrance or restriction on the ability of such Unrestricted Subsidiary or Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Unrestricted Subsidiary or Joint Venture held by such Person and its Restricted Subsidiaries, (iii) the cumulative effect of foreign currency translations during such period to the extent included in Consolidated Net Income, (iv) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Lead Borrower or is merged into or consolidated with the Lead Borrower or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis), (v) net income of any Restricted Subsidiary (other than a Loan Party) for any period to the extent that, during such period there exists any encumbrance or restriction on the ability of such Restricted Subsidiary to pay dividends or make any other distributions in cash on the Equity Interests of such Restricted Subsidiary held by such Person and its Restricted Subsidiaries, except to the extent that such net income is distributed in cash during such period to such Person or to a Restricted Subsidiary of such Person that is not itself subject to any such encumbrance or restriction, (vi) cancellation of Indebtedness income arising out of prepayments made in accordance with Section 2.03(a)(iii) of the First Lien Credit Agreement or the Second Lien Credit Agreement, and (vii) any income (loss) for such period attributable to the early extinguishment of (a) Indebtedness, (b) obligations under any Swap Contracts or (c) other derivative instruments), as determined in accordance with GAAP.

“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to the Lead Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capitalized Leases during such period), less the reduction in such scheduled payments resulting from voluntary prepayments or mandatory prepayments of such Funded Debt (including as required pursuant to Section 2.05) as determined in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the total assets of the Lead Borrower and its consolidated Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Lead Borrower as of such date.

“Continuing Directors” means the directors of each of Holdings and the Lead Borrower on the Closing Date, and each other director, if, in each case, such other director’s nomination for election to the Board of Directors of Holdings or the Lead Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Sponsor in his or her election by the stockholders of Holdings or of the Lead Borrower.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate”.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrowers or Guarantors, the Borrowers’ or Guarantors’ purchase journals or the Borrowers’ or Guarantors’ stock ledger.  “Cost” does not include Inventory capitalization costs or other non-purchase price charges used in the Lead Borrower’s calculation of cost of goods sold; provided, however, that any freight charges may be included in “Cost”.

“Covenant Recovery Event” means Availability is at least the greater of (a) $15,000,000 and (b) 10% of the Line Cap for thirty (30) consecutive days and no Default is outstanding during such thirty (30) day period.

“Covenant Trigger Event” means (a) the occurrence and continuance of any Event of Default or (b) the failure of the Borrowers to maintain Availability of at least the greater of (i) $15,000,000 and (ii) 10% of the Line Cap.

“Covenant Trigger Period” means the period commencing with a Covenant Trigger Event and ending with a Covenant Recovery Event.

“Credit Card Notification” has the meaning provided in Section 6.18(a).

“Credit Card Receivables” means each Account, together with all income, payments and proceeds thereof, owed by any Acceptable Credit Card Processor to any Borrower resulting from charges by a customer of such Borrower on credit or debit cards issued by such Acceptable Credit Card Processor in connection with the sale of goods by such Borrower, or services performed by such Borrower, in each case in the ordinary course of its business.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Suisse” means Credit Suisse AG, acting through such of its affiliates or branches as it deems appropriate, and its successors.

“CS Securities” means Credit Suisse Securities (USA) LLC and its successors.

“Cure Amount” has the meaning specified in Section 8.03.

“Cure Right” has the meaning specified in Section 8.03.

“Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of outstanding merchandise credits of any Borrower.

“DDA” means each checking, savings or other demand deposit account or securities account (other than any Excluded DDA) maintained by any of the Loan Parties.  All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“Debt Issuance” means the issuance by any Person and its Restricted Subsidiaries of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the Eurodollar Rate plus the Applicable Rate applicable to such Eurodollar Rate Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Lead Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Lead Borrower, the Administrative Agent, the Swing Line Lender or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Lead Borrower or an L/C Issuer, to confirm in writing to the Administrative Agent, the Lead Borrower or such L/C Issuer that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Lead Borrower or such L/C Issuer), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; provided, further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender of a Lender’s direct or indirect parent company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not result in a Lender being deemed a Defaulting Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Lead Borrower, the Swing Line Lender, each L/C Issuer and each Lender.

“Designated Term Representative” means “Designated Term Representative” as defined in the ABL/Term Intercreditor Agreement.

“Dilution Percentage” means, as of any date of determination, with respect to a Borrower, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligations or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other ABL Obligations that are accrued and payable and the termination of the Revolving Credit Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Latest Maturity Date of all Revolving Credit Commitments and Loans then in effect; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Lead Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Documentation Agent” means each of Credit Suisse Securities (USA) LLC, UBS Securities LLC, and SunTrust Bank, as co-Documentation Agents under the Loan Documents.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of Holdings (other than any CFC Holdco) that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Eligible Accounts” means at the time of any determination thereof, each Account (other than any Credit Card Receivables) that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (a) has been earned by performance and represents the bona fide amounts due to any Loan Party from an Account Debtor, and in each case originated in the ordinary course of business of any Loan Party and (b) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (u) below.  Without limiting the foregoing, to qualify as an Eligible Account, an Account shall indicate no Person other than any Loan Party as payee or remittance party.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance and service charges or other allowances (including any amount that any Loan Party may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by any Loan Party to reduce the amount of such Eligible Account.  Except as otherwise agreed by the Administrative Agent in its Permitted Discretion, any Account included within any of the following categories shall not constitute an Eligible Account:

(a)                                 Accounts which either are 60 days or more past due or are unpaid more than 120 days after the original invoice date;

(b)                                 Accounts (i) that are not subject to a perfected first priority Lien in favor of the Secured Parties or (ii) with respect to which the Loan Parties do not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent pursuant to the Collateral Documents and any Lien permitted under Section 7.01);

(c)                                  Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted or is known to the Loan Parties or where the Account Debtor is a creditor of a Loan Party (to the extent of such claim, counterclaim, offset or chargeback);

(d)                                 Accounts due from an Account Debtor which (i) is the subject of any proceeding under any Debtor Relief Law unless (x) such Account is supported by a letter of credit satisfactory to the Collateral Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) or (y) such Account Debtor has received debtor-in-possession financing sufficient as determined by the Collateral Agent in its Permitted Discretion to finance its ongoing business activities or (ii) the Account Debtor obligated under such Account, makes a general assignment for the benefit of any Loan Party or issues to any Loan Party notes receivables with respect to amounts owed under any Account of such Account Debtor;

(e)                                  Accounts which are not a valid, legally enforceable obligation of the applicable Account Debtor with respect thereto;

(f)                                   Accounts which do not conform in all material respects to all representations, warranties or other provisions in the Loan Documents with respect thereto;

(g)                                  Accounts owed by an Account Debtor where 50% or more of the total amount of all Accounts owed by that Account Debtor are deemed ineligible under clause (a) of this definition;

(h)                                 Accounts with respect to which an Account Debtor is an Affiliate, employee, officer, director or agent of any Borrower (other than another portfolio company of the Sponsor that constitutes an Affiliate of a Borrower solely by virtue of being such a portfolio company);

(i)                                     Accounts that are not payable in Dollars;

(j)                                    Accounts with respect to which an Account Debtor maintains its chief executive office or is organized under the laws of a foreign jurisdiction other than Canada or any province thereof, unless (i) the Account is supported by an irrevocable letter of credit satisfactory to the Collateral Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Collateral Agent, in its Permitted Discretion;

(k)                                 Accounts with respect to which an Account Debtor is the Federal government of the United States or any department, agency or instrumentality of the United States having an aggregate value at any time in excess of the lesser of (i) $5,000,000 and (ii) 5% of Eligible Accounts (exclusive, however, of Accounts with respect to which any Borrower has complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727);

(l)                                     Accounts with respect to which an Account Debtor is the Federal government of Canada or any department, agency or instrumentality of Canada or the provincial government or any department, agency, or instrumentality thereof, in each case, which restricts the assignment of Crown debts, unless the applicable Loan Party has obtained the consent of the requisite Governmental Authority to the assignment of the Account to the Collateral Agent and otherwise complied to the reasonable satisfaction of the Collateral Agent with the applicable Canadian provincial and territorial law relating to financial administration and assignment of Crown obligations;

(m)                             Accounts with respect to an Account Debtor and its Affiliates (other than any Investment Grade Account Debtor) whose total obligations owing to any Borrower or any Subsidiary of the Lead Borrower exceed 15% of all Accounts owed to all Loan Parties, to the extent of the obligations owing by such Account Debtor and its Affiliates in excess of such percentage;

(n)                                 Accounts with respect to which any return, rejection or repossession of any of the merchandise giving rise to such Account has occurred, but only to the extent of the value of the goods returned, rejected or repossessed;

(o)                                 Accounts that are evidenced by an Instrument or a Chattel Paper;

(p)                                 Accounts that have not been invoiced and representing goods that have not been shipped and billed and have not been recognized as received by the applicable Account Debtor;

(q)                                 (i) Accounts with respect to which the Account Debtor’s obligations to make a payment under, is not absolute or (ii) Account representing a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to any Loan Party’s completion of a further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(r)                                    Accounts that arise with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(s)                                   Accounts in respect of which there has been, or should have been, established by any Borrower a contra account, whether in respect of contractual allowances with respect to such Account, audit adjustment, anticipated discounts or otherwise (to the extent of such contra account);

(t)                                    Accounts the collection of which the Administrative Agent determines in its Permitted Discretion to be doubtful by reason of the Account Debtor’s financial condition; or

(u)                                 Accounts acquired in Permitted Acquisitions having an aggregate face amount in excess of $20,000,000 with respect to which a field exam from a field examiner satisfactory to the Administrative Agent was not previously received, unless and until the Administrative Agent has completed or received (A) a field exam of such Accounts from a field examiner satisfactory to the Administrative Agent and establishes Reserves (if applicable) therefor, and otherwise agrees that such Accounts shall be deemed Eligible Accounts, and (B) such other due diligence as the Administrative Agent may require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent.

Notwithstanding the foregoing: (i) the Administrative Agent may not change any eligibility criteria or establish any Reserve for Eligible Account unless the Borrowers are given at least five (5) Business Days prior written notice of the implementation of such change or the establishment of such Reserve and, upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed change or Reserve with the Borrowers to afford the Borrowers an opportunity to take such action (in a manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion) as may be required so that the event, condition or circumstance that is the basis for such change or Reserve no longer exists; provided that such notice requirement is subject to the exceptions set forth in the first proviso of Section 2.01(b); and (ii) no fact or circumstance known to the Administrative Agent to exist on the Closing Date may give rise to any change in any eligibility criteria or the establishment of any Reserve for Eligible Accounts.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b)(iii) and (v).

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (a) has been earned by performance and represents the bona fide amounts due to any Loan Party from an Acceptable Credit Card Processor, and in each case originated in the ordinary course of business of any Loan Party, and (b) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (h) below.  Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than any Loan Party as payee or remittance party.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that any Loan Party may be obligated to rebate to a customer, a credit card payment processor, or Acceptable Credit Card Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by any Loan Party to reduce the amount of such Credit Card Receivable.  Except as otherwise agreed by the Administrative Agent in its Permitted Discretion, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

(a)                                 Credit Card Receivables which do not constitute an Account;

(b)                                 Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c)                                  Credit Card Receivables (i) that are not subject to a perfected first priority Lien in favor of the Secured Parties, or (ii) with respect to which the Loan Parties do not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent pursuant to the Collateral Documents and any Lien permitted under Section 7.01);

(d)                                 Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(e)                                  Credit Card Receivables with respect to which the Acceptable Credit Card Processor has recourse to the Borrowers or the Guarantors in the event of non-payment by the holder of the applicable credit card;

(f)                                   Credit Card Receivables due from an issuer or payment processor of the applicable Credit Card which is the subject of any proceeding under any Debtor Relief Law;

(g)                                  Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable credit card issuer with respect thereto; or

(h)                                 Credit Card Receivables which do not conform in all material respects to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables.

Notwithstanding the foregoing: (i) the Administrative Agent may not change any eligibility criteria or establish any Reserve for Eligible Credit Card Receivables unless the Borrowers are given at least five (5) Business Days prior written notice of the implementation of such change or the establishment of such Reserve and, upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed change or Reserve with the Borrowers to afford the Borrowers an opportunity to take such action (in a manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion) as may be required so that the event, condition or circumstance that is the basis for such change or Reserve no longer exists; provided that such notice requirement is subject to the exceptions set forth in the first proviso of Section 2.01(b); and (ii) no fact or circumstance known to the Administrative Agent to exist on or prior to the Closing Date may give rise to any change in any eligibility criteria or the establishment of any Reserve for Eligible Credit Card Receivables.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of any Loan Party that are finished goods, merchantable and readily saleable to the public in the ordinary course of business, in each case that, (A) comply in all material respects with each of the representations and warranties respecting Inventory made by the Borrowers in the Loan Documents, and (B) are not excluded as ineligible by virtue of one or more of the criteria set forth below.  In determining the amount to be so included, Inventory shall be reduced by, without duplication, the amount of all accrued and actual vendor rebates and discounts.  The following items of Inventory shall not be included in Eligible Inventory:

(a)                                 Inventory that is not solely owned by any Loan Party or with respect to which any Loan Party does not have good, marketable and valid title thereto;

(b)                                 Inventory that is leased by or is on consignment to any Loan Party or which is consigned by any Loan Party to a Person which is not a Loan Party;

(c)                                  Inventory that is in-transit, except for Inventory which has been shipped inside the United States and, unless such Inventory is shipped by one Loan Party to another Loan Party, for which documents satisfactory to the Administrative Agent evidencing title of the Loan Parties in such Inventory have been received by the Administrative Agent, either (i) between the locations owned or leased by the Loan Parties or (ii) from a domestic location owned or leased by a Loan Party for receipt by any third party within the United States or from a domestic location of a third party for receipt by a Loan Party at a location that is owned or leased by a Loan Party, in each case of the foregoing clause (ii), which has not been in-transit for more than fifteen (15) days following the date of shipment, which Inventory described in the foregoing clause (ii) is fully insured (as required by this Agreement) for the Cost of such Inventory and with respect to which the title either remains in the name of a Loan Party or has passed to a Loan Party, as applicable;

(d)                                 Inventory that is comprised of goods which (i) are damaged, defective, “seconds”, or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute, spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in any Loan Party’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) not in compliance with all standards imposed by any Governmental

Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(e)                                  Inventory that is not subject to a perfected first priority Lien in favor of the Secured Parties;

(f)                                   Inventory that consists of samples, labels, bags, and other similar non-merchandise categories;

(g)                                  Inventory that is not insured in compliance with the provisions of Section 6.07 hereof;

(h)                                 Inventory that has been sold but not yet delivered;

(i)                                     Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party which would require the payment of fees or royalties to, or the consent of, the licensor under such agreement for any sale or other disposition of such Inventory by the Administrative Agent, and the Administrative Agent shall have determined in its Permitted Discretion that it cannot sell or otherwise dispose of such Inventory in accordance with Article 9 of the Uniform Commercial Code without violating any such licensing, patent, royalty, trademark, trade name or copyright agreement;

(j)                                    Inventory acquired in Permitted Acquisitions (x) having an aggregate value exceeding the lesser of (1) $15,000,000 or (2) 10% of the gross value of Eligible Inventory, as reported on the most recent Borrowing Base Certificate delivered to the Administrative Agent, in accordance with Section 6.02, prior to such date of determination or (y) which is not of the type usually sold in the ordinary course of any Loan Party’s business, in each case, unless and until the Administrative Agent has completed or received (A) an appraisal of such Inventory from an independent appraiser satisfactory to the Administrative Agent and establishes Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Administrative Agent may require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent;

(k)                                 Inventory that is not located in the United States or Canada;

(l)                                     Inventory located in any location leased by a Borrower or that is in the possession of any bailee, warehouseman or similar party unless (i) the applicable lessor or party shall have executed and delivered to the Administrative Agent a Collateral Access Agreement or (ii) the Administrative Agent has established a Availability Reserve; or

(m)                             Inventory which the Administrative Agent determines in its Permitted Discretion does not meet such other reasonable eligibility criteria for Inventory as the Administrative Agent may determine.

Notwithstanding the foregoing: (i) the Administrative Agent may not change any eligibility criteria or establish any Reserve for Eligible Inventory unless the Borrowers are given at least five (5) Business Days prior written notice of the implementation of such change or the establishment of such Reserve and, upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed change or Reserve with the Borrowers to afford the Borrowers an opportunity to take such action (in a manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion) as may be required so that the event, condition or circumstance that is the basis for such change or Reserve no longer exists; provided that such notice requirement is subject to the exceptions set forth in the first proviso of Section 2.01(b); and (ii) no fact or circumstance known to the Administrative Agent to exist on or prior to the Closing Date may give rise to any change in any eligibility criteria or the establishment of any Reserve for Eligible Inventory.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees or binding judicial or administrative decisions relating to pollution and the protection of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface or subsurface land, plant and animal life or any other natural resource), and public and worker health and safety as it relates to Hazardous Materials, including those related to the generation, use, handling, storage, transportation, treatment, recycling, labeling or Environmental Release of, or exposure to, any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, natural resource damages, costs of environmental remediation, investigation or monitoring, consulting costs and attorney fees, and fines or penalties) resulting from or based upon (a) any Environmental Law, including any noncompliance therewith, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) an Environmental Release or threatened Environmental Release of any Hazardous Materials or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Environmental Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dispersal, dumping or disposing into or through the indoor or outdoor environment.

“Equity Contribution” has the meaning specified in the definition of the “Transactions.”

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Issuance” means any issuance for cash by any Person to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated), that together with any Loan Party, is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 302 of ERISA or Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the withdrawal of any of the Loan Parties or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Loan Parties or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan is in at-risk status, as defined in Section 430 of the Code or Section 303 of ERISA, or the determination that any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (i) the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA with respect to any Pension Plan; or (j) the failure to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

where,

“Eurodollar Base Rate” means, with respect to any Borrowings, conversions or continuations for any Interest Period, the rate per annum equal to (i) the rate determined by the Administrative Agent to be the applicable Screen Rate at approximately 11:00 a.m. (London Time) on the date that is two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the rates per annum at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, converted or continued and with a term equivalent to such Interest Period would be offered to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London Time) on the date that is two (2) Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Loan” means a Loan that bears interest at the Eurodollar Rate.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental, marginal or other reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurodollar liabilities”).  The Eurodollar Rate for each outstanding Loan the interest on which is determined by reference to the Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Evidence of Flood Insurance” has the meaning specified in Section 6.12(d).

“Excluded DDA” means (a) zero balance disbursement accounts, (b) to the extent used exclusively to hold funds in trust for the benefit of third parties, (i) payroll, healthcare and other employee wage and benefit accounts, (ii) tax accounts, including, without limitation, sales tax accounts, (iii) escrow, defeasance and redemption accounts and (iv) fiduciary or trust accounts, (c) local cash accounts which are not a part of the cash management system described in Section 6.18 and which, in the case of this clause (c), do not any time contain funds in excess of $350,000 individually or $3,000,000 in the aggregate together with all other such local cash accounts, and (d) the Term Priority Collateral Accounts.

“Excluded Subsidiary” means any Subsidiary of the Lead Borrower that is (i) a Foreign Subsidiary or a Foreign Subsidiary of a Domestic Subsidiary or a CFC Holdco, (ii) an Immaterial Subsidiary, (iii) prohibited by applicable law, regulation or by any Contractual Obligation existing on the Closing Date or on the date such Person becomes a Subsidiary (as long as such Contractual Obligation was not entered into in contemplation of such Person becoming a Subsidiary) from providing a Subsidiary Guaranty or that would require a governmental (including regulatory) or third party consent, approval, license or authorization in order to grant such Subsidiary Guaranty (to the extent that the Lead Borrower has used commercially reasonable efforts (not involving spending money in excess of de minimis amounts) to obtain such consent, approval, license or authorization), (iv) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (v) captive insurance companies, (vi) a not-for-profit Subsidiary, (vii) a Subsidiary not wholly-owned (other than any such Subsidiary described in the parenthetical in clause (ii) of the definition of Guarantor) by the Lead Borrower and/or one or more of its wholly owned Restricted Subsidiaries, (viii) any Unrestricted Subsidiary and (ix) a Subsidiary to the extent that the burden or cost of obtaining a Subsidiary Guaranty therefrom is excessive in relation to the benefit afforded thereby (as reasonably determined by the Administrative Agent and the Lead Borrower).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 14 of the Subsidiary Guaranty and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to any Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of the Lead Borrower or any other Loan Party hereunder, (a) Taxes (i) imposed on (or measured by) its overall net income or overall gross income (however denominated) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender (excluding any L/C Issuer), in which its applicable Lending Office is located, or (ii) that are imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 3.07), any United States federal withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to a law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01(a), (d) Taxes attributable to such recipient’s failure to comply with Section 3.01(g) or Section 3.01(h) and (e) any United States federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Second Amended and Restated Revolving Credit Agreement, dated as of April 14, 2010 (as amended, supplemented or otherwise modified from time to time prior to the Closing Date), by and among GMS and each of the subsidiaries of GMS from time to time party thereto, as borrowers, the financial institutions from time to time party thereto, as lenders, and SunTrust Bank, as administrative agent, issuing bank and swingline lender.

“Existing Letters of Credit” means those “Letters of Credit” issued under the Existing Credit Agreement and outstanding immediately prior to the Closing Date, and set forth on Schedule III.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” has the meaning specified in Section 5.21.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee Letter, dated as of February 11, 2014 (as amended, supplemented or otherwise modified by the Joinder to Fee Letter, dated as of February 25, 2014), among the Lead Borrower, Wells Fargo Bank, N.A., SunTrust Humphrey, Inc., SunTrust Bank, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Royal Bank of Canada, UBS AG, Stamford Branch, and UBS Securities LLC.

“First Lien Administrative Agent” means the “Administrative Agent” as defined in the First Lien Credit Agreement.

“First Lien Collateral Agent” means the “Collateral Agent” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with its terms and with the ABL/Term Intercreditor Agreement), among Holdings, the Lead Borrower, the First Lien Lenders, the First Lien Administrative Agent and the First Lien Collateral Agent, including any replacement thereof entered into in connection with one or more refinancings thereof permitted hereunder (so long as the documents governing such replacement constitute “Term Debt Documents” for purposes of the ABL/Term Intercreditor Agreement).

“First Lien Lender” means any “Lender” as defined in the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement.

“First Lien Loans” means the “Loans” as defined in the First Lien Credit Agreement and shall, for the avoidance of doubt, include Incremental First Lien Term Loans (as defined in the First Lien Credit Agreement).

“Fixed Charge Coverage Ratio” means, with respect to the Lead Borrower and its Restricted Subsidiaries on a consolidated basis as of any date, the ratio of (a) (i) Consolidated EBITDA for such period, minus (ii) Unfinanced Capital Expenditures (excluding any Capital Expenditures made with all or any portion of the proceeds, applied within twelve months after the receipt thereof, from (x) any Casualty Event or (y) any Disposition (in the case of each of (x) and (y)), other than Inventory and Accounts)) made during such period to (b) the sum of (i) all Consolidated Scheduled Funded Debt Payments plus (ii) all Cash Interest Charges plus (iii) all Consolidated Cash Taxes, in each case for the most recently ended four (4) consecutive fiscal quarter period ending on or prior to such date for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), as applicable, all as determined on a consolidated basis in accordance with GAAP.

“Flood Determination Form” has the meaning specified in Section 6.12(d).

“Flood Hazard Property” has the meaning specified in Section 6.12(d).

“Flood Laws” means the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).

“Foreign Lender” means any Lender that is not a United States person, as such term is defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary of the Lead Borrower which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans other than Swing Line Loans as to which such

Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means Indebtedness of such Person that by its terms matures more than one (1) year after the date of its creation or matures within one (1) year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“GMS” has the meaning specified in the “Preliminary Statements”.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, without duplication, any (a) obligation, contingent or otherwise, of such Person Guaranteeing or having the economic effect of Guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (i) Holdings, (ii) each wholly-owned Domestic Subsidiary (which term, for purposes of this definition, shall include non-wholly-owned domestic Restricted Subsidiaries in which (x) the minority interests are held solely by management and employees of such Restricted Subsidiary and (y) the Lead Borrower directly or indirectly owns at least 80% of the Equity Interests of such Restricted Subsidiary) of the Lead Borrower that is a Restricted Subsidiary and is listed on Schedule I, and (iii) each other wholly-owned Domestic Subsidiary of the Lead Borrower that is a Restricted Subsidiary that shall be required to execute and deliver a Guaranty or Guaranty supplement pursuant to Section 6.12.

“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, flammable, explosive or radioactive substances, and all other substances or wastes of any nature regulated as “hazardous” or “toxic”, or as a “pollutant” or a “contaminant”, pursuant to any Environmental Law.

“Hedge Bank” means (a) any Person that at the time it enters into a Secured Hedge Agreement, is an Agent, an Arranger, a Lender, a L/C Issuer or an Affiliate of an Agent, an Arranger, a Lender or a L/C Issuer or (b) any Person that is, as of the Closing Date, an Agent, an Arranger, a Lender, a L/C Issuer or an Affiliate of an Agent, an Arranger, a Lender or a L/C Issuer and a party to a Secured Hedge Agreement as of the Closing Date, in each case, in its capacity as a party to such Secured Hedge Agreement.  For the avoidance of doubt, such Person shall continue to be a Hedge Bank with respect to the applicable Secured Hedge Agreement even if it ceases to be an Agent, an Arranger, a Lender, a L/C Issuer or an Affiliate of an Agent, an Arranger, a Lender or a L/C Issuer after the date on which it entered into such Secured Hedge Agreement.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-1.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means each Restricted Subsidiary designated as such by the Lead Borrower to the Administrative Agent and the Collateral Agent in writing that meets all of the following criteria calculated on the Pro Forma Basis by reference to the most recently delivered set of the financial statements delivered pursuant to Section 6.01(a):  (a) the aggregate gross assets (excluding goodwill) of any Restricted Subsidiary designated as an Immaterial Subsidiary and its Restricted Subsidiaries (on a consolidated basis) as of the date of such statements do not exceed an amount equal to 5% of the Consolidated Total Assets of the Restricted Group as of such date; (b) the aggregate of the earnings before interest, tax, depreciation and amortization (calculated on the same basis as Consolidated EBITDA) of any Restricted Subsidiary designated as an Immaterial Subsidiary and its Restricted Subsidiaries (on a consolidated basis) for the four fiscal quarter period ending on such date do not exceed an amount equal to 5% of the Consolidated EBITDA of the Restricted Group for such period; (c) the aggregate gross assets (excluding goodwill) of all Restricted Subsidiaries designated as Immaterial Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) as of the date of such statements do not exceed an amount equal to 10% of the Consolidated Total Assets of the Restricted Group as of such date; and (d) the aggregate of the earnings before interest, tax, depreciation and amortization (calculated on the same basis as Consolidated EBITDA) of all Restricted Subsidiaries designated as Immaterial Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) for the four fiscal quarter period ending on such date do not exceed an amount equal to 10% of the Consolidated EBITDA of the Restricted Group for such period; provided that if, at any time after the delivery of such financial statements, (i) with respect to any Restricted Subsidiary designated as an Immaterial Subsidiary at such time, the aggregate gross assets (excluding goodwill) of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) shall exceed the threshold set forth in clause (a) or the aggregate of the earnings before interest, tax, depreciation and amortization of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) exceed the threshold set forth in clause (b) or (ii) with respect to all Restricted Subsidiaries designated as Immaterial Subsidiaries at such time, the aggregate gross assets (excluding goodwill) of such Restricted Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) shall exceed the threshold set forth in clause (c) or the aggregate of the earnings before interest, tax, depreciation and amortization of such Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) exceed the threshold set forth in clause (d), then the Lead Borrower shall, not later than thirty (30) days after the date by which financial statements for the fiscal quarter or the fiscal year, as applicable, in which such excess occurs must be delivered (or such longer period as the Administrative Agent may agree in its reasonable discretion), (A) notify the Administrative Agent and the Collateral Agent in writing that one or more of such Restricted Subsidiaries no longer constitutes an Immaterial Subsidiary and (B) comply with the provisions of Section 6.12 applicable to such Subsidiary.  All Immaterial Subsidiaries as of the Closing Date are set forth on Schedule II.

“Incremental Amendment” has the meaning specified in Section 2.14(c).

“Incremental Effective Date” has the meaning specified in Section 2.14(d).

“Incremental Revolving Credit Lender” has the meaning specified in Section 2.14(b).

“Ineligible Assignee” has the meaning specified in Section 10.07(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)                               all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(j)                                    the maximum amount of all Letters of Credit and other letters of credit (including standby and commercial), bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments issued or created by or for the account of such Person;

(k)                                 net obligations of such Person under any Swap Contract;

(l)                                     all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (z) expenses accrued in the ordinary course of business);

(m)                             indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(n)                                 all Attributable Indebtedness;

(o)                                 all obligations of such Person in respect of Disqualified Equity Interests; and

(p)                                 all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  For purposes of clause (e), the amount of Indebtedness of any Person that is non-recourse to such Person shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.05.

“Ineligible Cash” means, when referring to cash or Cash Equivalents of the Lead Borrower or any other Loan Party, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Lead Borrower or such other Loan Party (unless such appearance is related to the Collateral Documents (or the Liens created thereunder)) or (b) are subject to any Lien (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(w) (but only to the extent the ABL Obligations are secured on a first priority basis by such cash and Cash Equivalents) and 7.01(ee) (but only to the extent the ABL Obligations are secured on a first priority basis by such cash and Cash Equivalents) and in favor of any Person other than the Collateral Agent or any Lender.

“Information” has the meaning specified in Section 10.08.

“Initial Asset Appraisals and Field Audit Date” has the meaning set forth in the definition of “Borrowing Base”.

“Initial Lenders” means Wells Fargo, SunTrust, Royal Bank of Canada, Credit Suisse, UBS, and Bank of America, N.A..

“Initial Mortgaged Properties” means the properties listed on Schedule 6.14.

“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement, substantially in the form of Exhibit H hereto together with each intellectual property security agreement supplement, including any such supplement executed and delivered pursuant to Section 6.12.

“Intellectual Property Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit M evidencing Indebtedness owed among the Loan Parties and their respective Subsidiaries.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the applicable Loans under the Revolving Credit Facility; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including any Swing Line Loan), the first calendar day immediately following the last calendar day of each January, April, July and October and the Maturity Date of the applicable Loans under the Revolving Credit Facility.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by all Revolving Credit Lenders, twelve months thereafter, as selected by any Borrower in its Committed Loan Notice; provided that:

(q)                           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(r)                                    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(s)                                   no Interest Period shall extend beyond the Maturity Date of the applicable Loans under the Revolving Credit Facility.

“Inventory” has the meaning given that term in the Uniform Commercial Code, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria or in the determination of Appraised Value, such Reserves as may be established from time to time by the Administrative Agent in its Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory, or which reflect such other factors as affect the market value of the Eligible Inventory or which reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) Reserves based on:

(a)                                 obsolescence;

(b)                                 seasonality;

(c)                                  shrink;

(d)                                 imbalance;

(e)                                  change in Inventory character;

(f)                                   change in Inventory composition;

(g)                                  change in Inventory mix;

(h)                                 mark-downs (both permanent and point of sale);

(i)                                     retail mark-ons and mark-ups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and

(j)                                    out-of-date and/or expired Inventory; and

(k)                                 seller’s reclamation or repossession rights under any Debtor Relief Laws.

The amount of any Inventory Reserve established by the Administrative Agent hereunder shall have a reasonable relationship to the event, condition or other matter which is the basis for such Inventory Reserve.  Furthermore the establishment of any Inventory Reserve hereunder shall be subject to the last sentence of the definition of “Eligible Inventory”.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, or (d) the Disposition of any property for less than the fair market value thereof (other than Dispositions under Sections 7.05(e), (i) and (k)).  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns representing a return of capital with respect to such Investment received by the Lead Borrower or a Restricted Subsidiary.

“Investment Grade Account Debtor” means any Account Debtor with a corporate credit rating of BBB- or greater from S&P and a corporate family rating of Baa3 or greater from Moody’s.

“Investors” has the meaning specified in the definition of the “Transactions”.

“IP Rights” has the meaning set forth in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be acceptable to the applicable L/C Issuer and in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the applicable Borrower (or any applicable Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Lead Borrower or any of its Subsidiaries, and (b) any Person in whom the Lead Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Junior Financing” has the meaning specified in Section 7.14.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, an amendment or other modification thereto or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Fee” has the meaning specified in Section 2.03(h).

“L/C Issuer” means the Administrative Agent, SunTrust and each other Lender reasonably acceptable to the Lead Borrower and the Administrative Agent that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.  Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but (a) any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn, or (b) any drawing was made thereunder on or before the last day permitted thereunder and such drawing has not been honored or refused by the applicable L/C Issuer, such Letter of Credit shall be deemed “outstanding” in the amount of such drawing.

“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Loans or Revolving Credit Commitments at such time, in each case as extended from time to time in accordance with this Agreement (including pursuant to any Permitted Amendment in accordance with Section 10.01).

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lead Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the Swing Line Lender and each L/C Issuer.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.

“Letter of Credit” means any standby, commercial or documentary letter of credit issued hereunder, in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer, and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Latest Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to $50,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, lease, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Line Cap” means, at any time, the Aggregate Commitments at such time.

“Liquidation” means the exercise by the Administrative Agent or the Administrative Agent of those rights and remedies accorded to the Administrative Agent under the Loan Documents and applicable Laws as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going out of business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral.  Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Revolving Credit Loan or Swing Line Loan.

“Loan Documents” means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Application, (vii) any Incremental Amendment, (viii) any Loan Modification Agreement, (ix) the Borrowing Base Certificates and (x) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Application, (vii) any Incremental Amendment, (viii) any Loan Modification Agreement, (ix) each Secured Cash Management Agreement, (x) each Secured Hedge Agreement and (x) the Borrowing Base Certificates.

“Loan Modification Accepting Lender” has the meaning specified in Section 10.01.

“Loan Modification Agreement” has the meaning specified in Section 10.01.

“Loan Modification Offer” has the meaning specified in Section 10.01.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“London Time” means Greenwich Mean Time or British Summer Time, as applicable.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Lead Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Agents or the Lenders under any Loan Document.

“Material Real Property” means any parcel of real property (other than a parcel with a fair market value of less than $2,500,000) owned in fee by any Loan Party.

“Maturity Date” means the earlier of (a) April 1, 2019 and (b) the date of termination in whole of the Revolving Credit Commitments, the Swing Line Commitments and the obligations to issue, amend or extend Letters of Credit pursuant to Sections 2.06(a) or 8.02.

“Maximum Rate” has the meaning specified in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance satisfactory to the Collateral Agent.

“Mortgaged Policy” means an American Land Title Association Lender’s Extended Coverage customary title insurance policy.

“Mortgaged Properties” means (i) the Initial Mortgaged Properties listed on Schedule 6.14 and (ii) each other parcel of Material Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 6.12(a)(iii).

“Multiemployer Plan” means any Plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including a Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Lead Borrower and its Subsidiaries in the form prepared for presentation to senior management of the Lead Borrower for the fiscal quarter or fiscal year and for the period from the beginning of the then current fiscal year to the end of such period to which such financial statements relate.

“Net Cash Proceeds” means, (a) with respect to the issuance of any Equity Interest by the Lead Borrower or any Restricted Subsidiary, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance over (ii) the investment banking fees, underwriting discounts and commissions, and other out-of-pocket expenses, incurred by the Lead Borrower or such Restricted Subsidiary in connection with such issuance; and (b) with respect to the incurrence or issuance of any Indebtedness by the Lead Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts and commissions, taxes reasonably estimated to be actually payable and other out-of-pocket expenses, incurred by the Lead Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.

“New York Time” means Eastern Standard Time or Eastern Daylight Time, as applicable.

“NFIP” has the meaning specified in Section 6.12(d).

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Revolving Credit Note or a Swing Line Note, as the context may require.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Equity” has the meaning specified in the definition of the “Transactions”.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording or filing Taxes or any other similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Outstanding Amount” means (a) with respect to the Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.

“Overadvance Loan” means a Revolving Credit Loan made when an Overadvance exists or the funding of which results in Overadvance.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning set forth in Section 10.07(i).

“PATRIOT Act” has the meaning specified in Section 10.21.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Protection Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Protection Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

“Permits” has the meaning specified in Section 5.01.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Amendments” has the meaning specified in Section 10.01.

“Permitted Discretion” means the commercially reasonable judgment of the Administrative Agent exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions.  In exercising such judgment, the Administrative Agent may consider any factors which it reasonably determines: (a) with respect to any Collateral issues, will or reasonably could be expected to adversely affect in any material respect the value of the Collateral, the enforceability or priority of the Administrative Agent’s Liens thereon or the amount which the Administrative Agent, the Lenders or any L/C Issuer would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (b) is evidence that any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of the applicable Borrower is incomplete, inaccurate or misleading in any material respect, or (c) creates or reasonably could be expected to create a Default or Event of Default.  In exercising such judgment, the Administrative Agent may also consider, without duplication, such factors already included in or tested by the definition of Eligible Inventory or Eligible Accounts, as well as any of the following: (i) changes after the Closing Date in any material respect in demand for, pricing of, or product mix of Inventory; (ii) changes after the Closing Date in any material respect in any concentration of risk with respect to Accounts; (iii) any other factors or circumstances that will or would reasonably be expected to have a Material Adverse Effect and (iv) any other factors arising after the Closing Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Collateral.

“Permitted Encumbrances” means any Liens or other encumbrances on any Mortgaged Property permitted under the applicable Mortgage Policy delivered by the Lead Borrower in connection with, and pursuant to, the First Lien Credit Agreement.

“Permitted Equity” has the meaning specified in the definition of the “Transactions.”

“Permitted Equity Issuance” means (a) any sale or issuance of any Equity Interests (excluding Disqualified Equity Interests) of Holdings the proceeds of which are contributed to the common equity of the Lead Borrower, (b) any sale or issuance of any Equity Interests (excluding Disqualified Equity Interests) of the Lead Borrower to Holdings or (c) any capital contribution to the Lead Borrower.

“Permitted Holders” means the Sponsor and the members of the management of Holdings and its Subsidiaries (the “Management Shareholders”); provided that in no event shall the Management Shareholders be treated as Permitted Holders with respect to more than 10% of the Voting Stock of Holdings.

“Permitted Other First Lien Indebtedness” means any “Permitted Other First Lien Indebtedness” (as defined in the First Lien Credit Agreement, as in effect on the Closing Date and as otherwise modified in a manner not adverse to the Lenders).

“Permitted Other Second Lien Indebtedness” means any Permitted Other Second Lien Indebtedness (as defined in the First Lien Credit Agreement, as in effect on the Closing Date and as otherwise modified in a manner not adverse to the Lenders).

“Permitted Other Term Indebtedness” means Permitted Other First Lien Indebtedness and Permitted Other Second Lien Indebtedness.

“Permitted Refinancing” means with respect to any Indebtedness, any modification, refinancing, refunding, renewal, replacement or extension of such Indebtedness; provided that: (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to accrued and unpaid interest, unpaid reasonable premium thereon and reasonable fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (iii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the ABL Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the ABL Obligations on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (iv) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced or extended Indebtedness are, (A) either (x) customary for similar debt in light of then-prevailing market conditions (it being understood that such Indebtedness shall not include any financial maintenance covenants and that any negative covenants shall be incurrence-based) or (y) not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and (B) when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Lead Borrower and the Restricted Subsidiaries than those set forth in the First Lien Credit Agreement (provided that a certificate of the Chief Financial Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in the foregoing clause (iv), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of its objection during such five (5) Business Day period); (v) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; and (vi) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Permitted Surviving Debt” has the meaning specified in the definition of the “Transactions”.

“Permitted Term Indebtedness” means the First Liens Loans, the Second Lien Loans, any Permitted Term Refinancing Debt and any Permitted Other Term Indebtedness; provided that: (a) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing and (b) the agent, trustee or other representative of the holders of such Indebtedness, acting on behalf of such holders, shall be party to the ABL/Term Intercreditor Agreement or another customary intercreditor agreement that is reasonably satisfactory to the Administrative Agent.

“Permitted Term Indebtedness Cap” means an amount equal to the sum of (a) the First Lien Cap (as defined in the Second Lien Credit Agreement as in effect on the Closing Date and as otherwise modified in a manner not adverse to the Lenders) plus (b) the Second Lien Cap (as defined in the First Lien Credit Agreement as in effect on the Closing Date and as otherwise modified in a manner not adverse to the Lenders).

“Permitted Term Indebtedness Liens” means Liens on the Collateral securing Permitted Term Indebtedness; provided that such Liens are (a) junior to the Lien on the ABL Priority Collateral securing ABL Obligations and (b) granted under Collateral Documents to a collateral agent for the benefit of the holders of the Permitted Term Indebtedness and subject to the ABL/Term Intercreditor Agreement or other customary intercreditor agreement that is reasonably satisfactory to the Administrative Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Collateral Agent, the First Lien Collateral Agent and the Second Lien Collateral Agent, and that is entered into among the Collateral Agent, the First Lien Collateral Agent, the Second Lien Collateral Agent (or representatives of the applicable secured parties), such other collateral agent and the Loan Parties and which provides for lien sharing and for the junior, senior or pari passu (subject to the foregoing clause (a)) treatment of such Liens with the Liens securing the ABL Obligations.

“Permitted Term Refinancing Debt” means any Specified Refinancing Debt (as defined in the First Lien Credit Agreement as in effect on the Closing Date and as otherwise modified in a manner not adverse to the Lenders) and any Specified Refinancing Debt (as defined in the Second Lien Credit Agreement as in effect on the Closing Date and as otherwise modified in a manner not adverse to the Lenders).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Lead Borrower or any ERISA Affiliate or any such Plan to which the Lead Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Interests” has the meaning specified in the Security Agreement.

“Prime Rate” means the rate of interest per annum determined from time to time by Wells Fargo (or any successor to Wells Fargo in its capacity as Administrative Agent) as its prime commercial lending rate in effect at its principal office in New York City and notified to the Lead Borrower.  Each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“Private Lenders” has the meaning specified in Section 6.02.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant:  (a) income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Lead Borrower or any division, product line, or facility used for operations of the Lead Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a purchase or other acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Interests in a Person, shall be included, (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by the Lead Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma Excess Availability” means, at any time, after giving Pro Forma Effect to the transaction then to be consummated or payment to be made, Availability (a) as of the date of such transaction or payment and (b) projected as of each of the following consecutive sixty (60) days.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.16), the numerator of which is the amount of the Revolving Credit Commitments of such Lender under the Revolving Credit Facility at such time and the denominator of which is the amount of the Aggregate Commitments under the Revolving Credit Facility at such time; provided, that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.  The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Productive Asset” means any real estate, building and equipment that is to be used by the Lead Borrower or a Restricted Subsidiary in connection with providing services to a third party pursuant to a written contract, the benefits of which the Lead Borrower believes in good faith warrant the incurrence of the Attributable Indebtedness described in Section 7.03(e)(ii) incurred to finance all or any part of such Productive Asset.

“Protective Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:

(a)                              is made to maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties;

(b)                                 is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; or

(c)                                  is made to pay any other amount chargeable to any Loan Party hereunder; and

(d)                                 together with all other Overadvance Loans and Protective Overadvances then outstanding, shall not (i) exceed ten percent (10%) of the Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree;

provided that, the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations with respect to Letters of Credit or Section 2.04 regarding the Lenders’ obligations with respect to Swing Line Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances, and such Unintentional Overadvances shall not reduce the amount of Protective Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Total Outstandings would exceed the Aggregate Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.06 hereof).

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Borrower” means, in respect of any Swap Obligations, each Borrower that has total assets exceeding $10,000,000 at the time the grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying IPO” means the issuance by Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Refinancing” has the meaning specified in the definition of the “Transactions”.

“Register” has the meaning set forth in Section 10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Revolving Credit Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Supermajority Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 66 2/3% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Supermajority Lenders.

“Reserves” means all (if any) Inventory Reserves and Availability Reserves.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party and, as to any document delivered on the Closing Date, any vice president, secretary or assistant secretary.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Group” means the Lead Borrower and its Restricted Subsidiaries.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Payment Conditions” means, at the time of determination with respect to any specified Restricted Payment, that (a) no Default or Event of Default then exists or would arise as a result of the making of such Restricted Payment, and (b) either (i) (A) the Lead Borrower shall be in compliance with the financial covenant set forth in Section 7.11 after giving effect to such transaction or payment on a Pro Forma Basis (regardless of whether such covenant is otherwise required to be tested pursuant to Section 7.11) and (B) after giving effect to such transaction or payment, Pro Forma Excess Availability shall be at least the greater of (x) 15% of the Line Cap and (y) $22,500,000 or (ii) after giving effect to such transaction or payment, Pro Forma Excess Availability shall be at least the greater of (x) 20% of the Line Cap and (y) $30,000,000.  Prior to undertaking any payment which is subject to the Restricted Payment Conditions, the Loan Parties shall deliver to the Agent a certificate from the Chief Financial Officer of the Lead Borrower certifying satisfaction of the conditions contained in clause (a) above and providing calculations evidencing satisfaction of the conditions contained in clause (b) above, on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent in good faith (which approval shall not be unreasonably withheld or delayed).

“Restricted Subsidiary” means each Borrower and any Subsidiary of the Lead Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to any Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $200,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Commitment Increase Lender” has the meaning specified in Section 2.14(g).

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(a).

“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly owned or controlled by a country, or (d) a Person resident in, or determined to be resident in, a country with which dealings by U.S. Persons are prohibited pursuant to a country sanctions program identified on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (b) a Person owned or controlled by a Person named on the list of Specially Designated Nationals or Blocked Persons.

“S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial, and any successor thereto.

“Screen Rate” means the rate per annum appearing on Macro*World’s (https://capitalmarkets.mworld.com; the “Service”) Page ICE LIBOR — USD (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) two (2) Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the Eurodollar Rate Loan requested (whether as an initial Eurodollar Rate Loan or as a continuation of a Eurodollar Rate Loan or as a conversion of a Base Rate Loan to a Eurodollar Rate Loan) by any Borrower in accordance with the Agreement (and, if any such rate is below zero, the Eurodollar Rate shall be deemed to be zero), which determination shall be made by Administrative Agent and shall be conclusive in the absence of manifest error.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Administrative Agent” means the “Administrative Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Collateral Agent” means the “Collateral Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with its terms and with the ABL/Term Intercreditor Agreement), among Holdings, the Lead Borrower, the Second Lien Lenders, the Second Lien Administrative Agent and the Second Lien Collateral Agent, including any replacement thereof entered into in connection with one or more refinancings thereof permitted hereunder (so long as the documents governing such replacement constitute “Term Debt Documents” for purposes of the ABL/Term Intercreditor Agreement).

“Second Lien Lender” means any “Lender” as defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the other “Loan Documents” as defined in the Second Lien Credit Agreement.

“Second Lien Loans” means the “Loans” as defined in the Second Lien Credit Agreement and shall, for the avoidance of doubt, include Incremental Second Lien Loans.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank and for which (a) written notice substantially in the form of Exhibit L has been delivered by such Loan Party or such Cash Management Bank to the Administrative Agent, which (i) specifies that such agreement is a Secured Cash Management Agreement and (ii) acknowledges and accepts the Cash Management Bank’s appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto and (b) such Loan Party and/or such Cash Management Bank provides to the Administrative Agent such supporting documentation as the Administrative Agent may reasonably request.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank and for which (a) written notice substantially in the form of Exhibit L has been delivered by the Loan Party or the Hedge Bank to the Administrative Agent and the Collateral Agent,  which (i) specifies that such Swap Contract is intended to be secured on a pari passu basis with the other ABL Obligations and is a Secured Hedge Agreement, and (ii)  acknowledges and accepts Hedge Bank’s appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto, and (b) the Loan Party and/or Hedge Bank provides to the Administrative Agent and the Collateral Agent such supporting documentation as the Administrative Agent or the Collateral Agent may reasonably request.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Swing Line Lender, the Hedge Banks, the Cash Management Banks, any Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Section 9.01(c).

“Security Agreement” means, collectively, the Security Agreement dated as of the Closing Date executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.12.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Seller” has the meaning specified in the “Preliminary Statements”.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of debts and liabilities, including, without limitation, contingent liabilities, subordinated or otherwise, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities, subordinated, contingent or otherwise, as they become absolute and mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Affiliate Indebtedness” has the meaning specified in Section 7.03(r).

“Specified Representations” means those representations made in Sections 5.01(a) and (b)(ii), 5.02(a), 5.04, 5.13, 5.17 (as evidenced by the certificate delivered pursuant to Section 4.01(a)(xiii)), 5.19 (subject to the last paragraph of Section 4.01), 5.20, 5.21, and 5.22.

“Specified Transaction” means any incurrence or repayment of Indebtedness (other than for working capital purposes) or Investment that results in a Person becoming a Restricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Lead Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Lead Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Lead Borrower or implementation of initiative not in the ordinary course of business and described in reasonable detail in the officer’s certificate of the Lead Borrower.

“Specified Transaction Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment and (b) either (i) (A) the Lead Borrower shall be in compliance with the financial covenant set forth in Section 7.11 after giving effect to such transaction or payment on a Pro Forma Basis (regardless of whether such covenant is otherwise required to be tested pursuant to Section 7.11) and (B) after giving effect to such transaction or payment, Pro Forma Excess Availability shall be at least the greater of (x) 12.5% of the Line Cap and (y) $18,000,000 or (ii) after giving effect to such transaction or payment, Pro Forma Excess Availability shall be at least the greater of (x) 17.5% of the Line Cap and (y) $26,000,000.  Prior to undertaking any transaction or payment which is subject to the Specified Transaction Conditions, the Loan Parties shall deliver to the Agent a certificate from the Chief Financial Officer of the Lead Borrower certifying satisfaction of the conditions contained in clause (a) above and providing calculation evidencing satisfaction of the conditions contained in clause (b) above, on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent in good faith (which approval shall not be unreasonably withheld or delayed).

“Sponsor” means AEA.

“Sponsor Management Agreement” means the Management Agreement, dated as of April 1, 2014 (as amended, supplemented or otherwise modified from time to time), by and among GYP Holdings I Corp., a Delaware corporation, the Lead Borrower and AEA Investors LP.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Lead Borrower.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Lead Borrower that are Guarantors.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-2, together with each other Guaranty and Guaranty supplement delivered pursuant to Section 6.12.

“SunTrust” means SunTrust Bank acting through such of its affiliates or branches as it deems appropriate, and its successors.

“Supplemental Administrative Agent” has the meaning specified in Section 9.14(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include an Agent, an Arranger or a Lender or any Affiliate of an Agent, an Arranger or a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Wells Fargo, in its capacity as provider of Swing Line Loans, or any successor provider of Swing Line Loans hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit A-2.

“Swing Line Note” means a promissory note of the Borrowers payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate indebtedness of the Borrowers to the Swing Line Lender resulting from the Swing Line Loans made by the Swing Line Lender.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Revolving Credit Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Syndication Agent” means Royal Bank of Canada, as Syndication Agent under the Loan Documents.

“Target” means GMS and its Subsidiaries.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof), among the Loan Parties, the First Lien Collateral Agent and the Second Lien Collateral Agent.

“Term Loan Documents” means, collectively, the First Lien Loan Documents, the Second Lien Loan Documents and the documents governing any Permitted Other Term Indebtedness.

“Term Priority Collateral” has the meaning specified in the ABL/Term Intercreditor.

“Term Priority Collateral Account” means any deposit account or securities account that is intended to solely contain identifiable proceeds of the Term Priority Collateral (it being understood that any property in such account which does not constitute identifiable proceeds of the Term Priority Collateral shall not constitute Term Priority Collateral solely by virtue of being on deposit in any such account).

“Term Secured Parties” means “Term Secured Parties” as defined in the ABL/Term Intercreditor Agreement.

“Threshold Amount” means $20,000,000.

“Total Outstandings” means the sum of the aggregate Outstanding Amount of all Revolving Credit Loans and the aggregate Outstanding Amount of all Swing Line Loans and L/C Obligations.

“Transaction Costs” has the meaning specified in the definition of the “Transactions”.

“Transactions” means the acquisition of the Target by the Lead Borrower and associated funds and certain other investors (collectively, the “Investors”), together with each of the following transactions consummated or to be consummated in connection therewith:

(a)                                 The Acquisition.

(b)                                 Equity contributions in the form of common equity (“Permitted Equity”) being made in cash directly or indirectly to Holdings (which shall be contributed in cash by Holdings to the Lead Borrower in the form of common equity) by the Investors (the “Equity Contribution”), in an aggregate amount that, when taken together with all Permitted Equity rolled over or directly or indirectly invested in Permitted Equity of Holdings and all Permitted Equity of Holdings, the Lead Borrower, or the Guarantors issued to, or otherwise directly or indirectly held or acquired by, any existing shareholders and management of the Target (the “Other Equity”) will be not less than 25% of the sum of (i) the aggregate principal amount of the Revolving Credit Facility made available on the Closing Date, (ii) the aggregate principal amount of First Lien Loans borrowed on the Closing Date, (iii) the aggregate principal amount of Second Lien Loans borrowed on the Closing Date, (iv) the aggregate amount of existing Indebtedness of Holdings and its Subsidiaries not subject to the Refinancing (as defined below), (v) the Equity Contribution and (vi) the Other Equity.

(c)                                  Substantially all existing Indebtedness for borrowed money of the Target, other than intercompany indebtedness and existing capital leases, other Indebtedness permitted to exist beyond the Closing Date under the Acquisition Agreement and certain limited indebtedness that the Arrangers and Holdings reasonably agree may remain outstanding after the Closing Date (collectively, the “Permitted Surviving Debt”), will be refinanced by the Revolving Credit Facility, the First Lien Loans made on the Closing Date and the Second Lien Loans made on the Closing Date, terminated or discharged and satisfied and all liens securing any such indebtedness will be released (the “Refinancing”) at the closing of the Acquisition. For the avoidance of doubt, the Existing Letters of Credit may be backstopped, rolled or replaced by Letters of Credit on the Closing Date.

(d)                                 The Borrowers obtaining the Revolving Credit Facility.

(e)                                  The Lead Borrower obtaining the First Lien Loans in an aggregate principal amount of $390,000,000.

(f)                                   The Lead Borrower obtaining the Second Lien Loans in an aggregate principal amount of $160,000,000.

(g)                                  All fees, premiums and expenses incurred in connection with the Transactions (the “Transaction Costs”) being paid.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UBS” means UBS AG, Stamford Branch acting through such of its affiliates or branches as it deems appropriate, and its successors.

“UCP” means, with respect to any Letter of Credit, the ‘Uniform Customs and Practice for Documentary Credits’, as most recently published by the International Chamber of Commerce in its Publication No. 600 (or such later version thereof as may be acceptable to the applicable L/C Issuer and in effect at the time of issuance of such Letter of Credit).

“Unfinanced Capital Expenditures” means Capital Expenditures other than those made through purchase money financing (other than from Credit Extensions hereunder) or capital lease transactions, or equity contributions permitted hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unintentional Overadvance” means an Overadvance which, to the Administrative Agent’s actual knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Administrative Agent, including, without limitation, a reduction in the Appraised Value of property or assets included in the Borrowing Base or misrepresentation by the Loan Parties.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (1) any Subsidiary of the Lead Borrower designated by the Lead Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent and the Collateral Agent; provided that the Lead Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary after the Closing Date and so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Lead Borrower or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance with, Section 7.02 and the designation of such Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Lead Borrower therein at the date of designation in an amount equal to the fair market value as determined by the Lead Borrower in good faith of the Lead Borrower’s (as applicable) Investment therein, (c) without duplication of clause (b), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 7.02, (d) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any then outstanding any Permitted Term Indebtedness, (e) no Subsidiary may

be designated as an Unrestricted Subsidiary if such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns or holds any Lien on any property of, the Lead Borrower or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated and (f) the Lead Borrower shall have delivered to the Administrative Agent and the Collateral Agent an officer’s certificate executed by a Responsible Officer of the Lead Borrower or of GMS, certifying compliance with the requirements of preceding clauses (a) through (e), and (2) any subsidiary of an Unrestricted Subsidiary.  The Lead Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) any Indebtedness owed by such Unrestricted Subsidiary shall be permitted to be incurred under Section 7.03 on the date of such Subsidiary Redesignation, (iii) any Liens on the property or assets of such Unrestricted Subsidiary shall be permitted to be incurred under Section 7.01 on the date of such Subsidiary Redesignation and (iv) the Lead Borrower shall have delivered to the Administrative Agent and the Collateral Agent an officer’s certificate executed by a Responsible Officer of the Lead Borrower or of GMS, certifying compliance with the requirements of preceding clauses (i) through (iii).  Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.  As of the Closing Date, all Subsidiaries of the Lead Borrower are Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, N.A. acting through such of its affiliates or branches as it deems appropriate, and its successors.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” means the Lead Borrower, any Loan Party, or the Administrative Agent, as applicable.

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 (i)                               The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)                                  Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)                               The term “including” is by way of example and not limitation.

(iv)                              The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)                                  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d)                                 Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.

(a)                                 All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP,  except as otherwise specifically prescribed herein.

(b)                                 If at any time any change in GAAP or the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or the application thereof prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or the application thereof.

(c)                                  Notwithstanding anything to the contrary in this Agreement, any obligation of a Person under a lease that is not (or would not be) required to be classified and accounted for as a Capitalized Lease or Attributable Indebtedness on a balance sheet of such Person under GAAP as in effect on the Closing Date shall not be treated as a

Capitalized Lease or Attributable Indebtedness as a result of the adoption of changes in GAAP or changes in the application of GAAP.

1.04                        Rounding.  Any financial ratios required to be maintained by the Lead Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by this Agreement and the ABL/Term Intercreditor Agreement; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to New York Time.

1.07                        Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

1.08                        Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Wells Fargo at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.

1.09                        Pro Forma Calculations.  Notwithstanding anything to the contrary herein, the Fixed Charge Coverage Ratio (and each component thereto) shall be calculated (including, but not limited to, for purposes of Section 2.14) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, or subsequent to the end of such four-quarter period but not later than the date of such calculation; provided that notwithstanding the foregoing, when calculating the Fixed Charge Coverage Ratio for purposes of determining compliance with the minimum Fixed Charge Coverage Ratio pursuant to Section 7.11 during the Covenant Trigger Period, the events described in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.

1.10                        Basket Calculations.  If any of the baskets set forth in Article VII of this Agreement are exceeded solely as a result of either (x) fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VII or (y) fluctuations in applicable currency exchange rates after the last time such baskets were calculated for any purpose under Article VII, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations; provided that, for the avoidance of doubt, the provisions of Section 1.09 shall otherwise apply to such baskets, including with respect to determining whether any Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other satisfaction pursuant to Section 7.14 may be incurred or made at any time under Article VII; provided, further, that, once incurred or made, the amount of such Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other satisfaction pursuant to Section 7.14 shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        The Revolving Credit Loans.

(a)                                 Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers, on a joint and several basis, denominated in Dollars from time to time on or following the Closing Date, on any Business Day until the Maturity Date of, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (a) the Total Outstandings shall not exceed the lesser of (x) the Line Cap and (y) subject to Section 2.02(h) and (i), the Borrowing Base at such time and (b) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a).

(b)                                 The Administrative Agent shall have the right, at any time and from time to time after the Closing Date, in its Permitted Discretion to establish, modify or eliminate Reserves upon five (5) Business Days prior notice to the Lead Borrower (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Borrowers to afford the Borrowers an opportunity to take such action as may be required so that the event, condition or circumstance that is the basis for such Reserve no longer exists in the manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion); provided that no such prior notice shall be required for changes to any Reserves (1) resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized (such as, but not limited to, rent and Customer Credit

Liabilities), (2) if it would be reasonably likely that a Material Adverse Effect to the Lenders would occur were such Reserve not changed prior to the expiration of such notice period or (3) during the continuance of any Event of Default; and provided, further, that the Administrative Agent may not implement Reserves with respect to matters which are already specifically reflected as ineligible Accounts, ineligible Credit Card Receivables or ineligible Inventory or criteria deducted in computing the Appraised Value of Eligible Inventory.

2.02                        Borrowings, Conversions and Continuations of Loans.

(a)                                 Each Borrowing of Revolving Credit Loans, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may initially be given by telephone and promptly confirmed in writing by delivering to the Administrative Agent a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower or of GMS, in each case prior to the applicable time specified in the immediately succeeding sentence.  Each such notice must be received by the Administrative Agent not later than (A) with respect to Borrowings of Eurodollar Rate Loans, conversions of Eurodollar Rate Loans of any Type into a Eurodollar Rate Loan of another Type and each continuation of Eurodollar Rate Loans, 2:00 p.m. (New York Time) three (3) Business Days prior to the requested date of such Borrowing, conversion or continuation, (B) with respect to Borrowings of Base Rate Loans, 12:00 noon (New York Time) on the date of the proposed Borrowing, or (C) with respect to conversions of Eurodollar Rate Loans to Base Rate Loans, 2:00 p.m. (New York Time) one (1) Business Day prior to the requested date of such conversion; provided, however, that if the Lead Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 12:00 noon (New York Time) four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Revolving Credit Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 12:00 noon (New York Time) three (3) Business Days prior to the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Lead Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Revolving Credit Lenders.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Except as provided in Section 2.03(c), each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof.  Each Committed Loan Notice  (whether telephonic or written) shall specify (I) the applicable Borrower, (II) whether it is requesting a Borrowing of Revolving Credit Loans, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (III) the requested date of such Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (IV) the principal amount of Revolving Credit Loans to be borrowed, converted or continued, (V) the Type of Revolving Credit Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (VI) if applicable, the duration of the Interest Period with respect thereto.  If the Lead Borrower fails to specify the Type of Revolving Credit Loan in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Lead Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.  For the avoidance of doubt, this Section 2.02(a) applies to Revolving Credit Loans other than Swing Line Loans, with respect to which Section 2.04 applies.

(b)                                 Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  Each Lender shall make the amount of its Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than the earlier of (A) 2:00 p.m. (New York Time) and (B) the time specified by the Administrative Agent (and, in the case of this clause (B), no case later than 9:00 a.m. (New York Time)) in the case of any Eurodollar Rate Revolving Credit Loan, in each case on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Lead Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the applicable Borrower as provided above.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrowers pay the amount due under Section 3.05 in connection therewith.  During the existence of an Event of Default, no Loans may be converted to or continued as Eurodollar Rate Loans and the Required Lenders or the Administrative Agent acting with the consent of the Required Lenders may demand that any or all of the then outstanding Loans be prepaid and/or any or all of the then outstanding Eurodollar Rate Loans be converted into Base Rate Loans, in each case on the last day of the then current Interest Period with respect thereto or on such other day as the Required Lenders may demand.

(d)                                 The Administrative Agent shall promptly notify the Lead Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  The determination of the

Eurodollar-Rate and Screen Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e)                                  After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.

(f)                                   The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)                                  The Administrative Agent, without the request of the Borrowers, may advance any interest, fee, service charge, expenses, or other payment to which any Secured Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the account of the Borrowers referenced in Section 2.11(a), notwithstanding that an Overadvance may result thereby.  The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof.  Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.05(b)(ii).  Any amount which is added to the principal balance of the account of the Borrowers as provided in this Section 2.02(g) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

(h)                                 If an Overadvance exists at any time, the amount of such Overadvance in excess of the Borrowing Base shall be payable by the Borrowers as provided in Section 2.05(b)(ii), but all such excess Revolving Credit Loans shall nevertheless constitute ABL Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Unless its authority has been revoked in writing by Required Lenders, the Administrative Agent may require Lenders to honor (pro rata in accordance with their Pro Rata Shares) requests for Overadvance Loans and forbear from requiring the Borrowers to cure an Overadvance, when no other Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 45 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by the Administrative Agent to exceed, when taken together with all Protective Overadvances, ten percent (10%) of the Borrowing Base.  In no event shall Overadvance Loans be required that would cause the (A) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans to exceed such Lender’s Revolving Credit Commitment or (B) the Total Outstandings to exceed the Aggregate Commitments at such time.  Any funding of an

Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by the Administrative Agent or the Revolving Credit Lenders of the Event of Default caused thereby.  In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section 2.02(h) or authorized to enforce any of its terms.  At the Administrative Agent’s discretion, Overadvance Loans made under this Section 2.02(h) may be made in the form of Swing Line Loans in accordance with Section 2.04.

(i)                                     The Administrative Agent may, in its discretion, make Protective Overadvances without the consent of the Borrowers, the Lenders, the Swing Line Lender and the L/C Issuer and the Borrowers and each Lender shall be bound thereby.  Any Protective Overadvance may constitute a Swing Line Loan. A Protective Overadvance is for the account of the Borrowers and shall constitute a Base Rate Loan and an ABL Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.05(b)(ii).  The making of any such Protective Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Protective Overadvance on any other occasion or to permit such Protective Overadvances to remain outstanding. The making by the Administrative Agent of a Protective Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letter of Credits or of Section 2.04 regarding the Lenders’ obligations to purchase participations with respect to Swing Line Loans.  The Administrative Agent shall have no liability for, and no Loan Party or Secured Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s).

2.03                        Letters of Credit.

(a)                                 The Letter of Credit Commitment.  (i)  Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders and the Borrowers set forth in this Section 2.03 and elsewhere in the Loan Documents and subject to the conditions precedent set forth in Section 4.02, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit at the request of the Lead Borrower and for the account of the Lead Borrower or its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Lead Borrower or its Restricted Subsidiaries; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (w) the Total Outstandings would exceed the lesser of the Line Cap and, subject to Section 2.02(h) and (i), the Borrowing Base at such time, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (z) the conditions precedent set forth in Section 4.02 are not satisfied with respect to such L/C Credit Extension as of the date of such L/C Credit Extension; it being acknowledged and agreed that, to the extent the Lead Borrower and an L/C Issuer have agreed upon a maximum aggregate face amount of outstanding Letters of Credit with respect to such L/C Issuer, such L/C Issuer shall have no obligation to issue, amend, increase or extend any Letter of Credit issued or to be issued by it if such issuance, amendment, increase or extension shall (after giving effect thereto) cause the maximum aggregate face amount of outstanding Letters of Credit issued or to be issued by it to exceed the applicable foregoing maximum aggregate face amount with respect to such L/C Issuer, (B) the maximum aggregate face amount of Letters of Credit so established, increased or decreased as provided in the foregoing clause (A) shall not in any event exceed the aggregate amount of the Letter of Credit Sublimit then in effect and (C) no such establishment, increase or decrease of such maximum aggregate face amount of Letters of Credit shall increase such L/C Issuer’s Revolving Credit Commitment in its capacity as a Revolving Credit Lender without its consent pursuant to Section 10.01.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)                                  No L/C Issuer shall be under any obligation to make any L/C Credit Extension if:

(A)                               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from making such L/C Credit Extension, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit or financial accommodations generally or such L/C Credit Extension in particular (it being acknowledged and agreed that an L/C Issuer shall be entitled to cancel any outstanding Letter of Credit issued by such L/C Issuer if any such order, judgment or decree or any such Law, request or directive shall apply to such Letter of Credit) or shall impose upon such L/C Issuer with respect to letters of credit or financial accommodations generally or such L/C Credit Extension any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date;

(B)                               subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit (other than a Letter of Credit in the form of a financial accommodation, which may have a longer expiry date as agreed by the applicable L/C Issuer and, if such longer expiry date is after the Maturity Date, the Administrative Agent and each Lender) would occur more than twelve (12)

months after the date of issuance or last extension, unless the Required Lenders, the Administrative Agent and such L/C Issuer have approved such expiry date;

(C)                               the expiry date of any requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders, the Administrative Agent and such L/C Issuer have approved such expiry date;

(D)                               such L/C Credit Extension would violate one or more policies of such L/C Issuer now or hereafter in effect or the Borrowers shall not have complied with Section 10.21(b) with respect to such L/C Credit Extension;

(E)                                such Letter of Credit is in an initial stated amount less than $5,000, in the case of a commercial or documentary Letter of Credit or a Letter of Credit in the form of a guarantee, warranty, bond or a similar instrument, or $100,000, in the case of a standby Letter of Credit;

(F)                                 the conditions precedent set forth in Section 4.02 are not satisfied with respect to such L/C Credit Extension as of the date of such L/C Credit Extension; or

(G)                               any Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the applicable L/C Issuer (in its sole discretion) with the applicable Borrower or such Lender to eliminate the applicable L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the applicable L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii)                               No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv)                              Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(v)                                 It is agreed that, in the case of the issuance of any commercial or documentary Letter of Credit, such commercial or documentary Letter of Credit shall in no event provide for time drafts or bankers’ acceptances.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application appropriately completed and signed by a Responsible Officer of such Borrower.  Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:30 p.m. (New York Time) at least five (5) Business Days (or such later date and time as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) whether the Letter of Credit is issued for the account of any Borrower or a Restricted Subsidiary other than such Borrower (and identifying such Restricted Subsidiary), provided that such Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Restricted Subsidiary other than such Borrower; and (I) such other matters as the applicable L/C Issuer may reasonably request (including the form of the requested Letter of Credit).  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable L/C Issuer may reasonably request.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone and in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Lead Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested L/C Credit Extension is permitted in accordance with the terms hereof (including the satisfaction of the conditions precedent set forth in Section 4.02), then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)                               If the Lead Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable L/C Issuer, the Lead Borrower shall not be required to make a specific request to such L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone (if promptly confirmed in writing) or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent or, if no Default or Event of Default is continuing, the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)                              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or such amendment.  The Administrative Agent will promptly notify each Revolving Credit Lender of such issuance or amendment and the amount of such Revolving Credit Lender’s Pro Rata Share therein, and upon a specific request by any Revolving Credit Lender, furnish to such Revolving Credit Lender details of such Letter of Credit or such amendment.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon the earlier of (x) a receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit or (y) a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Lead Borrower and the Administrative Agent thereof.  If such L/C Issuer notifies the Lead Borrower of such payment prior to 11:00 a.m. (New York Time) on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the applicable Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided, that if such notice is not provided to the Lead Borrower prior to 11:00 a.m. (New York Time) on the Honor Date, then the Lead Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on the next succeeding Business Day and such extension of time shall be reflected in computing fees and interest (including interest accruing from and after the date of drawing to but excluding the date of reimbursement (if not reimbursed on the date of drawing) at the per annum rate of interest applicable to a Revolving Credit Loan that is a Base Rate Loan) in respect of any such Letter of Credit.  If the Lead Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof; provided that, in respect of any honored drawing in an amount less than $500,000, the Lead Borrower shall reimburse the applicable L/C Issuer for such amount in cash and shall not be entitled to reimburse such drawing in accordance with this and the immediately succeeding sentences of this Section 2.03(c)(i).  In such event, the Lead Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to (x) the proviso in the immediately preceding sentence, (y) the amount of the unutilized portion of the Revolving Credit Commitments and (z) the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Revolving Credit Lender (including each Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount (A) if such notice by the Administrative Agent is received by such Revolving Credit Lender at or prior to 11:00 a.m. (New York Time) on any Business Day, not later than 1:00 p.m. (New York Time) on such Business Day or (B) if such notice by the Administrative Agent is received by such Revolving Credit Lender after 11:00 a.m. (New York Time) on any Business Day, not later than 1:00 p.m. (New York Time) on the immediately succeeding Business Day, whereupon, in each case, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan in such amount.  The Administrative Agent shall promptly remit the funds so received to the applicable L/C Issuer.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                              Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v)                                 Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice ).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                              If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                     If, at any time after an L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from any Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the

Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of such L/C Issuer or the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the ABL Obligations and the termination of this Agreement.

(e)                                  Obligations Absolute.  The obligation of the Borrowers to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)                                 any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other Guarantee, for all or any of the ABL Obligations of the Borrowers in respect of such Letter of Credit; or

(vi)                              any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers.

The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will promptly notify the applicable L/C Issuer.  The Borrowers shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                   Role of L/C Issuer.  Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct of such Person as determined by a court of competent jurisdiction in a final, non-appealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit or any proceeds thereof; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which have been determined by a court of competent jurisdiction in a final, non-appealable judgment to have been caused by such L/C Issuer’s willful misconduct or gross negligence.  In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a

Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)                                  Applicability of ISP98, UCP and Other Rules.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Lead Borrower or when it is amended with the consent of the beneficiary thereof, (i) with respect to each Letter of Credit that is a standby letter of credit, the rules of the ISP shall apply to such Letter of Credit that is a standby letter of credit and (ii) with respect to each Letter of Credit that is a commercial or documentary letter of credit, the rules of the UCP shall apply to such Letter of Credit that is a commercial or documentary letter of credit.  Such rules as determined by the L/C Issuer in consultation with the Lead Borrower shall apply to each Letter of Credit that is a bank guarantee, guarantee, performance bond, advance payment guarantee or bond, warranty, bid guarantee or bond or any other similar guarantee, indemnity or other financial accommodation requested by the Lead Borrower and consented to by the Administrative Agent and the applicable L/C Issuer.

(h)                                 Letter of Credit Fees.  The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a Letter of Credit fee (the “L/C Fee”) for each Letter of Credit equal to the Applicable Rate then in effect for Eurodollar Rate Loans with respect to the Revolving Credit Facility times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, that (i) any L/C Fee otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 and as to which the Fronting Exposure of such Defaulting Lender has been reallocated to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.16(a)(iv) shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such L/C Fee, if any, payable to the applicable L/C Issuer for its own account and (ii) for the avoidance of doubt, the L/C Fee shall be due and payable in full regardless of whether all or a portion of the Letters of Credit outstanding have been Cash Collateralized.  Such L/C Fee shall be computed on a quarterly basis in arrears.  Such L/C Fee shall be due and payable in Dollars on each calendar day immediately following the last calendar day of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)                                     Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer.  The Borrowers shall pay directly to the applicable L/C Issuer for its own account a fronting fee in Dollars (i) with respect to each commercial or documentary Letter of Credit issued by such L/C Issuer, at a rate to be separately agreed between the applicable

L/C Issuer and the Lead Borrower (but in any event not to exceed the greater of (A) 0.125% per annum and (B) $500 with respect to any Letter of Credit), computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial or documentary Letter of Credit increasing the stated amount of such Letter of Credit, at a rate to be separately agreed between the Lead Borrower and the applicable L/C Issuer (but in any event not to exceed the greater of (A) 0.125% per annum and (B) $500 with respect to any Letter of Credit), computed on the amount of such increase, and payable upon the effectiveness of such amendment, (iii) with respect to each standby Letter of Credit, at a rate equal to the greater of (A) 0.125% per annum and (B) $500 with respect to any Letter of Credit, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, (iv) with respect to any amendment of a standby Letter of Credit increasing the stated amount of such Letter of Credit, at a rate equal to the greater of (A) 0.125% per annum and (B) $500 with respect to any Letter of Credit, computed on the amount of such increase, and payable upon the effectiveness of such amendment and (v) such fees as the applicable L/C Issuer and the Lead Borrower separately agree; provided that, for the avoidance of doubt, the fronting fee shall be due and payable in full regardless of whether all or a portion of such Letter of Credit outstanding has been Cash Collateralized.  Such fronting fee shall be due and payable on each calendar day immediately following the last calendar day of each January, April, July and October in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  In addition, the Borrowers shall pay directly to the applicable L/C Issuer for its own account and to each of its correspondents in relation to any Letter of Credit or any drawing thereunder the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer or such correspondent relating to Letters of Credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable within five (5) Business Days of demand and are nonrefundable.

(j)                                    Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k)                                 Additional L/C Issuers.  The Lead Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Revolving Credit Lender, designate one or more additional Revolving Credit Lenders to act as an L/C Issuer under the terms of the Agreement.  Any Revolving Credit Lender designated as an L/C Issuer pursuant to this Section 2.03(k) shall be deemed to be an “L/C Issuer” (in addition to being a Revolving Credit Lender) in respect of Letters of Credit issued or to be issued by such Revolving Credit Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other L/C Issuers and such Revolving Credit Lender.  The acceptance of any designation as an L/C Issuer hereunder by a Revolving Credit Lender shall be evidenced by an agreement entered into by such Revolving Credit Lender, in a form reasonably satisfactory to the Lead Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such Revolving Credit Lender shall have all the interests, rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “L/C Issuer” shall be deemed to refer to such Revolving Credit Lender in addition to any other L/C Issuers, as the context shall require.  The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.  At any time there is more than one L/C Issuer hereunder, the Lead Borrower may, in its discretion, select which L/C Issuer is to issue any particular Letter of Credit.

(l)                                     Resignation or Replacement of an L/C Issuer.  Any L/C Issuer may resign at any time by giving thirty (30) days’ prior written notice to the Administrative Agent, the Lenders and the Lead Borrower.  An L/C Issuer may be replaced at any time by written agreement among the Lead Borrower, the Administrative Agent, the replaced L/C Issuer (provided that the replaced L/C Issuer shall not be required to execute or deliver any written agreement if the replaced L/C Issuer has no Letters of Credit or reimbursement obligations with respect thereto outstanding) and the successor L/C Issuer.  On the date of effectiveness of such resignation, the Lead Borrower shall pay all accrued and unpaid fees to the resigning L/C Issuer pursuant to Section 2.03(i).  After its resignation as an L/C Issuer hereunder, (i) the resigning L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer set forth in this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but, after receipt by the Administrative Agent, the Lenders and the Borrowers of notice of resignation from an L/C Issuer, such L/C Issuer shall not be required, and shall be discharged from its obligations, to issue additional Letters of Credit or extend or increase the amount of Letters of Credit then outstanding, without affecting its rights and obligations with respect to Letters of Credit previously issued by it, and (ii) the provisions of Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an L/C Issuer under this Agreement.  The Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of an L/C Issuer or any such additional L/C Issuer.

2.04                        Swing Line Loans.

(a)                                 The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrowers from time to time on any Business Day on or after the Closing Date until the Maturity Date of the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations of the Revolving Credit Lender acting as the Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the lesser of the Line Cap and, subject to Section 2.02(h), the Borrowing Base at such time and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment; provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05 and reborrow under this Section 2.04.  Each Swing Line Loan shall bear interest at a rate based on the Base Rate.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may initially be given by telephone and shall be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower, in each case prior to the time specified in the immediately succeeding sentence.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (New York Time) on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000 and (B) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone and in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone and in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. (New York Time) on the date of the proposed Swing Line Borrowing (1) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 1:00 p.m. (New York Time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower.

(c)                                  Refinancing of Swing Line Loans.

(i)                                     The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the

Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. (New York Time) on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate reasonably determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.

(i)                                     At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate or a rate reasonably determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)                                   Payments Directly to Swing Line Lender.  The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05                        Prepayments.

(a)                                 Optional.

(i)                                     The Borrowers may, upon notice by the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay any Loans in whole or in part without premium or penalty; provided that (A) (x) with respect to any prepayment of Eurodollar Rate Loans, a notice of such prepayment of Eurodollar Rate Loans must be received by the Administrative Agent not later than 2:00 p.m. (New York Time) three (3) Business Days prior to the date of such prepayment of Eurodollar Rate Loans and (y) with respect to any prepayment of Base Rate Loans, a notice of such prepayment of Base Rate Loans must be received by the Administrative Agent not later than 12:00 p.m. (New York Time) on the date of such prepayment of Base Rate Loans; provided that, in each case, if the proceeds of such prepayment of any Loans are not received by the Administrative Agent prior to 3:00 p.m. (New York Time), such prepayment of Loans shall be deemed to have occurred on the immediately succeeding Business Day; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share of the Revolving Credit Facility).  If such notice is given by the Lead Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.

(ii)                                  The Borrowers may, upon notice by the Lead Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (New York Time) on the date of the prepayment and (B) any such prepayment shall be in a minimum principal amount of $25,000 or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Lead Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any accrued and unpaid interest on prepaid Swing Line Loans shall be paid on the next succeeding Interest Payment Date in accordance with Section 2.08(c).

(iii)                               Notwithstanding anything to the contrary contained in this Agreement, the Lead Borrower may rescind any notice of prepayment under Section 2.05(a)(i) if such prepayment would have resulted from a refinancing of all of the Revolving Credit Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iv)                              In connection with any voluntary prepayment of any Loans pursuant to this Section 2.05(a), such voluntary prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 3.05.

(b)                                 Mandatory.

(i)                                     Upon the incurrence or issuance by the Lead Borrower or any of its Restricted Subsidiaries of any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrowers shall prepay an aggregate principal amount of Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Lead Borrower or such Restricted Subsidiary.

(ii)                                  If for any reason the Total Outstandings at any time exceed the lesser of (x) the Line Cap at such time and (y) subject to Section 2.02(h) and (i), the Borrowing Base at such time, the Lead Borrower shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(ii) unless, after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, the Total Outstandings exceed the lesser of (x) the Line Cap at such time and (y) subject to Section 2.02(h) and (i), the Borrowing Base at such time.

(iii)                               During a Cash Dominion Trigger Period, the Borrowers shall prepay the Loans and Cash Collateralize the L/C Obligations in accordance with the provisions of Section 6.18.

(iv)                              Funding Losses, Etc.  All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.  Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrowers may, in their sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b).  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

2.06                        Termination or Reduction of Commitments.

(a)                                 Optional.  The Borrowers may, upon written notice to the Administrative Agent, terminate the unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the Revolving Credit Commitments, or from time to time permanently reduce the unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the

Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.  Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their Pro Rata Shares.  The Borrowers shall pay to the Administrative Agent, in each case, for the account of the applicable Lenders, on the date of each termination or reduction, any fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

(b)                                 Mandatory.

(i)                                     The Letter of Credit Sublimit and the Swing Line Sublimit shall automatically be reduced proportionately to any reduction or termination of unused Revolving Credit Commitments under this Section 2.06, unless otherwise requested by the Borrowers and consented to by (A) in the case of the Letter of Credit Sublimit, the Administrative Agent and each L/C Issuer or (B) in the case of the Swing Line Sublimit, the Administrative Agent and the Swing Line Lender.

(ii)                                  The Aggregate Commitments shall be automatically and permanently reduced to zero on the Maturity Date.

(c)                                  Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Revolving Credit Commitments under this Section 2.06.  Upon any reduction of unused Revolving Credit Commitments, the Revolving Credit Commitment of each Lender shall be reduced by such Lender’s Pro Rata Share of the amount by which the Revolving Credit Facility is reduced (other than the termination of the Revolving Credit Commitment of any Lender as provided in Section 3.07).  All unused line fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07                        Repayment of Loans.  The Borrowers shall repay (a) to the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date and (b) each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

2.08                        Interest.

(a)                                 Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurodollar Rate for such Interest Period, plus (B) the Applicable Rate for Eurodollar Rate Loans and (ii) each Base Rate Loan (including each Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate, plus (B) the Applicable Rate for Base Rate Loans.

(b)                                 The Borrowers shall pay interest on the principal amount of all overdue ABL Obligations hereunder (including, for the avoidance of doubt, following the occurrence of an Event of Default pursuant to Section 8.01(f)) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each calendar day immediately following the last calendar day of each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                        Fees.  In addition to certain fees with respect to Letters of Credit described in Sections 2.03(h) and (i):

(a)                                 Commitment Fee.  The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee (the “Commitment Fee”) in Dollars in an amount equal to the Commitment Fee Percentage times the actual daily amount by which the Aggregate Commitments exceed the average Total Outstandings (excluding the Outstanding Amount of Swing Line Loans) for the immediately preceding quarter, subject to adjustment as provided in Section 2.16.  The Commitment Fee shall accrue at all times from the Closing Date until the Latest Maturity Date, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on each calendar day immediately following the last calendar day of each January, April, July and October, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The Commitment Fee shall be calculated quarterly in arrears.

(b)                                 Other Fees.

(i)                                     The Borrowers shall pay to the Arrangers, the Administrative Agent and the Collateral Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)                                  The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10                        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)                                 All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If, as a result of any restatement or other revision to any Borrowing Base Certificate or for any other reason, the Borrowers or the Lenders determine that (i) the Average Daily Availability as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Average Daily Availability would have resulted in higher pricing for such period, (A) the Borrowers shall immediately deliver to the Administrative Agent a corrected Borrowing Base Certificate for the applicable period, (B) the Applicable Margin shall be recalculated with the Average Daily Availability at the corrected level and (C) the Borrowers shall immediately and retroactively pay to the Administrative Agent for the account of the Revolving Credit Lenders, the Swing Line Lender or the applicable L/C Issuer, as the case may be, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Revolving Credit Lender or the applicable L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.03(i) or 2.08(b) or under Article VIII.  The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other ABL Obligations hereunder.

2.11                        Evidence of Indebtedness.

(a)                                 The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business.  The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrowers hereunder to pay any amount owing with respect to the ABL Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                                 In addition to the accounts and records referred to in Section 2.11(a), each Lender shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the Register and the accounts and records of any Lender in respect of such matters, the Register shall control in the absence of manifest error.

(c)                                  Entries made in good faith by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to such Lender under this Agreement and the other Loan Documents, absent manifest error; provided, that the failure of such Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit the obligations of the Borrowers under this Agreement and the other Loan Documents.

2.12                        Payments Generally; Administrative Agent’s Clawback.

(a)                                 General.  Subject to Section 3.01, all payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, in each case, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. (New York Time) on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share in respect of the Revolving Credit Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by 2:00 p.m. (New York Time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b)                                 (i)                               Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of such Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (x) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (y) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or L/C Issuer, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the applicable Lenders or L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d)                                 Obligations of the Lenders Several.  The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 9.07 are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to purchase its participation or to make its payment under Section 9.07.

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                                   Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(g)                                  Unallocated Funds.  If the Administrative Agent receives funds for application to the ABL Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans (including Swing Line Loans) outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other ABL Obligations then owing to such Lender.

2.13                        Sharing of Payments.  If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the ABL Obligations purchased to the same extent as though the purchasing Lender were the original owner of the ABL Obligations purchased.  For the avoidance of doubt, the provisions of this Section shall not be construed to apply to the implementation of the Incremental Amendment, the application of Cash Collateral provided for in Section 2.15 or to the assignments and participations described in Section 10.07.

2.14                        Revolving Credit Commitment Increases.

(a)                                 Upon written notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Closing Date, the Borrowers may request increases in the aggregate amount of the Revolving Credit Commitments, the Swing Line Sublimit and the Letter of Credit Sublimit (each such increase, a “Revolving Credit Commitment Increase” and all of them, collectively, the “Revolving Credit Commitment Increases”); provided that no Lender or L/C Issuer shall be required to participate in any such increase; and provided, further, that (x) the aggregate amount of all such increases in the Revolving Credit Commitments shall not exceed $100,000,000 and (y) any such increase in the Revolving Credit Commitments shall be in an aggregate amount of not less than $20,000,000 or any whole multiple of $1,000,000 in excess thereof.  Any loans made in respect of any Revolving Credit Commitment Increase shall be made by increasing the aggregate Revolving Credit Commitments with the same terms (including pricing) as the existing Revolving Credit Loans.  The proceeds of any Revolving Credit Commitment Increase shall be used (i) to finance the working capital and capital expenditures needs of the Lead Borrower and its Restricted Subsidiaries and (ii) for general corporate purposes (including any actions permitted by Article VII) of the Borrowers and their Restricted Subsidiaries.

(b)                                 Each notice from the Borrowers pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the Revolving Credit Commitment Increase.  At the time of the sending of such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).  Revolving Commitment Increases may be provided by any existing Lender or by any other bank or investing entity (but in no case (i) by any

Loan Party or any Affiliate of any Loan Party, (ii) by any Defaulting Lender or any of its Subsidiaries, (iii) by any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in clauses (i) and (ii), or (iv) by any natural person) (each, except to the extent excluded pursuant to the foregoing parenthetical, an “Incremental Revolving Credit Lender”), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent, provided that the Administrative Agent, the Swing Line Lender and L/C Issuer, as applicable) shall have consented (not to be unreasonably withheld) to such Lender’s or Incremental Revolving Credit Lender’s, as the case may be, providing such Revolving Credit Commitment Increase if such consent would be required under Section 10.07 for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Incremental Revolving Credit Lender, as the case may be.  No Lender shall be obligated to provide any Revolving Credit Commitment Increases unless it so agrees.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase (which shall be calculated on the basis of the amount of the funded and unfunded exposure under the Revolving Credit Facility held by each Lender).  Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.  The Administrative Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder.

(c)                                  Commitments in respect of any Revolving Credit Commitment Increase shall become Revolving Credit Commitments (or in the case of any Revolving Credit Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Revolving Credit Lender’s Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrowers, each Lender, as the case may be agreeing to provide such Commitment, if any, each Incremental Revolving Credit Lender, if any, and the Administrative Agent.  An Incremental Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section.

(d)                                 If any Revolving Credit Commitment Increase occurs in accordance with this Section 2.14, the Administrative Agent and the Borrowers shall determine the effective date (the “Incremental Effective Date”) and the final allocation of such addition.  The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such addition and the Incremental Effective Date.

(e)                                  The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the following conditions:

(i)                                     the Administrative Agent shall have received on or prior to the Incremental Effective Date each of the following, each dated the applicable Incremental Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent:  (A) the applicable Incremental Amendment; (B) certified copies of resolutions of each Loan Party approving the execution, delivery and performance of the Incremental Amendment and either certified copies of the Organization Documents of each Loan Party or a certification by a Responsible Officer of each Loan Party that there have been no changes to the Organization Documents of such Loan Party since the Closing Date; (C) to the extent requested by the Administrative Agent, a Mortgage modification or a new Mortgage with respect to each Mortgaged Property and the related documents, agreements and instruments (including legal opinions) set forth in Sections 6.12(a)(iii) and 6.12(a)(iv), which Mortgage modification, new Mortgage and related documents, agreements and instruments (including legal opinions) may, if agreed to by the Administrative Agent in its sole discretion, be delivered within sixty (60) days of the date of effectiveness of the applicable Incremental Amendment (or such longer period as agreed to by the Administrative Agent in its sole discretion); and (D) a favorable opinion of counsel for the Loan Parties dated the Incremental Effective Date, to the extent requested by the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent;

(ii)                                  (A) the conditions precedent set forth in Section 4.02 shall have been satisfied both before and after giving effect to such Incremental Amendment and the additional credit extensions provided thereby, (B) such increase shall be made on the terms and conditions provided for above, and (C) both at the time of any request for any Revolving Credit Commitment Increase and upon the effectiveness of any Incremental Amendment, no Default or Event of Default shall exist;

(iii)                               after giving effect on a Pro Forma Basis to any Revolving Credit Commitment Increase (assuming for such purposes that the entire amount of such Revolving Credit Commitment Increase is fully funded and the Lead Borrower shall be in compliance with the financial covenant set forth in Section 7.11 (regardless of whether such covenant is otherwise required to be tested pursuant to Section 7.11); and

(iv)                              there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Incremental Amendment on the related Incremental Effective Date), as applicable, all fees and, to the extent required by Section 10.04, expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Incremental Effective Date.

(f)                                   On each Incremental Effective Date, each Lender or Eligible Assignee which is providing an Incremental First Lien Commitment (i) shall become a “Lender” for all purposes of this Agreement and the other Loan Documents and (ii) shall have a “Revolving Credit Commitment” hereunder.

(g)                                  Upon each Revolving Credit Commitment Increase pursuant to this Section, (i) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each existing Lender, if any, and each Incremental Revolving Credit Lender, if any, in each case providing a portion of such Revolving Credit Commitment Increase (each a “Revolving Credit Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participation interests hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participation interests, the percentage of the aggregate outstanding (A) participation interests hereunder in Letters of Credit and (B) participation interests hereunder in Swing Line Loans, in each case, held by each Revolving Credit Lender (including each such Revolving Credit Commitment Increase Lender) will equal such Revolving Credit Lender’s Pro Rata Share and (ii) if, on the date of such Revolving Credit Commitment Increase, there are any Revolving Credit Loans outstanding, the Administrative Agent shall take those steps which it deems, in its sole discretion and in consultation with the Borrowers, necessary and appropriate to result in each Revolving Credit Lender (including each Revolving Credit Commitment Increase Lender) having a pro-rata share of the outstanding Revolving Credit Loans based on each such Revolving Credit Lender’s Revolving Commitment Percentage immediately after giving effect to such Revolving Credit Commitment Increase, provided that any prepayment made in connection with the taking of any such steps shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro-rata borrowing and pro-rata payment requirements contained elsewhere in this Agreement shall not apply to any transaction that may be effected pursuant to the immediately preceding sentence.

(h)                                 This Section 2.14 shall supersede any provision of Section 2.13 or Section 10.01 to the contrary.

2.15                        Cash Collateral.

(a)                                 Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the applicable L/C Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)                                 All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent or a financial institution selected by the Administrative Agent.  The Borrowers, and to the extent provided by any Lender, such Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, each applicable L/C Issuer and the Lenders (including the Swing Line Lender), and agree to maintain, a first priority Lien in all such Cash Collateral (including cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing) as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.05, 2.06, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)                                 Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of the Borrowers shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.04), and (y) subject to Section 2.16, the Person providing Cash Collateral and the applicable L/C Issuer or the Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16                        Defaulting Lenders.  (a)  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     that Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and “Required Supermajority Lenders” in Section 1.01 and in Section 10.01;

(ii)                                  any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the

Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Swing Line Lender or any L/C Issuer hereunder; third, to Cash Collateralize the Swing Line Lender’s and the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Swing Line Lender’s and L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swing Line Loans issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the Swing Line Lender or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Swing Line Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or L/C Borrowings were made or issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Borrowings and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the Revolving Credit Facility without giving effect to Section 2.16(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(iii)                               that Defaulting Lender (x) shall not be entitled to receive any Commitment Fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h); and

(iv)                              during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to

Sections 2.03, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender.

(b)                                 If the Borrowers, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                                  So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that the participations therein will be fully allocated among Non-Defaulting Lenders in a manner consistent with clause (a)(iv) above and the Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.15 and (ii) no L/C Issuer shall be required to issue, extend or increase any Letter of Credit unless it is satisfied that the participations in the L/C Borrowings related to any existing Letters of Credit as well as the new, extended or increased Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (a)(iv) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.15.

2.17                        Designation of Lead Borrower as Agent.

(a)                                 Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement.  As the disclosed principal for its agent, each Borrower shall be obligated to each Secured Party on account of Credit Extensions so made as if made directly by the applicable Secured Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Borrower.  In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b)                                 Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers.  Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

(c)                                  The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension.  Neither the Agent nor any other Secured Party shall have any obligation to see to the application of such proceeds therefrom.

(d)                                 Any and all notices, requests, consents or other communications given to the Borrower (or, as applicable, from the Borrower) pursuant to this Agreement and the other Loan Documents shall be effective if given to (or, as applicable, from) the Lead Borrower for itself and on behalf of each other Borrower.

ARTICLE III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

3.01                        Taxes.

(a)                                 Any and all payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes; provided that, if any Indemnified Taxes or Other Taxes are required by applicable law (as determined in the good faith discretion of an applicable Withholding Agent) to be deducted from such payments, then (i) the sum payable by the Borrowers or such Loan Party shall be increased as necessary so that after all required deductions of Indemnified Taxes or Other Taxes (including any such deductions applicable to additional sums payable under this Section 3.01) each Agent and Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.  For purposes of this Section 3.01, the term “Lender” shall include the Swing Line Lender and each L/C Issuer.

(b)                                 In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, except for Other Taxes resulting from an assignment by any Lender pursuant to Section 10.07, which assignment is not at the request of the Borrowers pursuant to Section 3.07.

(c)                                  The Loan Parties shall, jointly and severally, indemnify each Agent and Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by such Agent or Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document and any Other Taxes paid or payable by such Agent or Lender (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and the calculation of the amount of such liability delivered to the Borrowers by a Lender or Agent, or by the Administrative Agent on behalf of itself or a Lender or Agent, shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers or any other Loan Party to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrowers pursuant to this Section 3.01, it shall promptly remit such refund (without interest, other than any interest paid by the relevant taxation authority with respect to such refund) to the Borrowers (but only to the extent of indemnity payments made or additional amounts paid under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender or Agent, as the case may be; provided, however, that the Borrowers, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund to such party (plus any penalties, interest or other charges imposed by the relevant taxation authority) in the event such party is required to repay such refund to the relevant taxing authority.  Such Lender or Agent, as the case may be, shall, at any Borrowers’ request, provide such Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided, that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential).  Notwithstanding anything to the contrary in this Section 3.01(e), in no event will any Lender or Agent be required to pay any amount to any Borrower pursuant to this Section 3.01(e) the payment of which would place such Lender or Agent in a less favorable net after-tax position than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect thereto had never been paid.  Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit or oblige any Lender or Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(f)                                   Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by any Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts due under this Section 3.01, which may include the designation of another Lending Office for any Loan or Letter of Credit affected by such event; provided, that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(f) shall affect or postpone any of the ABL Obligations of the Borrowers or the rights of such Lender pursuant to Sections 3.01(a) and (c).

(g)                                  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by any Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Each Foreign Lender shall, to the extent it is legally able to do so, furnish to the Borrowers and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete originally executed copies of (i) IRS Form W-8BEN (or successor form) certifying exemption from or a reduction in the rate of United States federal withholding tax under an applicable treaty to which the United States is a party, (ii) IRS Form W-8ECI (or successor form) certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, (iii) IRS Form W-8EXP or W-8IMY (or successor form), together with required attachments, certifying exemption from or reduction in the rate of United States federal withholding tax, or (iv) in the case of a Foreign Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, IRS Form W-8BEN (or successor form) together with a statement substantially in the form of Exhibit K.  Each Foreign Lender shall, to the extent it is legally able to do so, deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. In addition, each Foreign Lender shall promptly notify the Borrowers and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form (or any other form of certification adopted by the United States taxing authorities for such purpose).  Solely for purposes of this Section 3.01(g), the term “Foreign Lender” shall include any Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

(iii)                               Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made.

(h)                                 Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall, to the extent it is legally able to do so, furnish to the Borrowers and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete originally executed copies of IRS Form W-9 (or successor form) establishing that such Lender or Agent is not subject to United States backup withholding tax.

(i)                                     If a payment made to a Lender under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 3.01(i), “FATCA” shall include any applicable intergovernmental agreements and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreements, in each case with respect to the implementation of such Sections of the Code and any amendments made to FATCA after the Closing Date.

(j)                                    Each party’s obligations under this Section 3.01 shall survive the termination of the Aggregate Commitments, repayment of all other ABL Obligations hereunder and the resignation of the Administrative Agent.  For purposes of this Section 3.01 and Section 9.01, the term “applicable law” includes FATCA.

3.02                        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

3.03                        Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation of any of the foregoing that (a) deposits are not being offered to banks in the European interbank market, the London interbank Eurodollar market or other offshore interbank market for Dollars for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender.  Thereafter, in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revoke such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a

Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04                        Increased Cost and Reduced Return; Capital Adequacy.

(a)                                 If any Lender determines that as a result of the introduction of or any Change in Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of any Change in Law with respect to Taxes, any Loan) or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes imposed on or with respect to any payment made by or on account of any Loan Party under any Loan Document and Other Taxes (as to which Section 3.01 shall govern), (ii) Excluded Taxes (other than clause (a)(ii) of the definition of Excluded Taxes), (iii) Connection Income Taxes, and (iv) reserve requirements reflected in the Eurodollar Rate), then from time to time upon demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)                                 If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the capital of, or increasing the liquidity required to be maintained by, such Lender or L/C Issuer or any holding company of such Lender or L/C Issuer, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction or increase suffered.

(c)                                  The Borrowers shall not be required to compensate a Lender pursuant to Section 3.04(a) or (b) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrowers of its intention to demand, compensation therefor; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.05                        Funding Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any assignment pursuant to Section 3.07, continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)                                 any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by any Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank market for Dollars in a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.  For the avoidance of doubt, this Section 3.05 shall not apply to the repayment of Swing Line Loans pursuant to clause (b) of Section 2.07.

3.06                        Matters Applicable to All Requests for Compensation

(a)                                 A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)                                 With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, the Borrowers shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrowers of the event that gives rise to such claim; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  If any Lender requests compensation by the Borrowers under Section 3.04, the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)                                  If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurodollar

Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i)                                     to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)                                  all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

(d)                                 If any Lender gives notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

3.07                        Replacement of Lenders under Certain Circumstances

(a)                                 If at any time (i) any Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or 3.03, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a “Non-Consenting Lender” (as defined below in this Section 3.07), then the Borrowers may, at their sole expense and effort, on five (5) Business Days’ prior written notice to the Administrative Agent and such Lender (or such lesser time as may be agreed by the Administrative Agent), replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that (A) neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person, (B) such replaced Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.05 (if applicable) and 3.05) in accordance with the Assignment and Assumption with respect to such assignment, (C) such assignment does not conflict with applicable Law and (D) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

(b)                                 Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent.  If such replaced Lender fails to execute and deliver such Assignment and Assumption within three Business Days after the receipt of notice referred to in the foregoing clause (a), the Administrative Agent is hereby authorized to execute such Assignment and Assumption instead of such replaced Lender (and each Lender, by its becoming a Lender hereunder is deemed to have granted to the Administrative Agent an irrevocable proxy, which proxy shall be deemed to be coupled with interest, to execute and deliver the Assignment and Assumption, as provided in this Section).  Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full to such assigning Lender in accordance with such Assignment and Assumption concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c)                                  Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as (or whose Affiliate acts as) the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)                                 In the event that (i) any Borrower has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

3.08                        Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other ABL Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                        Conditions to Initial Credit Extension.  The obligation of each Lender and L/C Issuer to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)                           The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its counsel:

(i)                                     executed counterparts of this Agreement, a Guaranty from each Guarantor (subject to the last paragraph of this Section 4.01) and the Intercompany Note, as applicable;

(ii)                                  a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii)                               the Security Agreement, duly executed by each Loan Party, together with (subject to the last paragraph of this Section 4.01):

(A)                               certificates (including original share certificates and/or original certificates of title)  representing the Pledged Interests referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B)                               copies of financing statements, filed or duly prepared for filing under, the Uniform Commercial Code in all jurisdictions necessary in order to perfect and protect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement, and

(C)                               evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent (including, without limitation, receipt of duly executed payoff letters and Uniform Commercial Code termination statements);

(iv)                              the Intellectual Property Security Agreement, duly executed by each Loan Party, together with (subject to the last paragraph of this Section 4.01) evidence that all action that the Collateral Agent in its reasonable judgment may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the Intellectual Property Security Agreement has been taken;

(v)                                 (i) the ABL/Term Intercreditor Agreement, duly executed by Holdings, the Borrowers, Wells Fargo as representative for the Secured Parties and Credit Suisse as representative for the Initial Term Secured Parties, the Loan Parties and (ii) the Term Intercreditor Agreement, duly executed by the Loan Parties, the First Lien Collateral Agent and the Second Lien Collateral Agent;

(vi)                              such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent or the Collateral Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(vii)                           such documents and certifications (including, without limitation, Organization Documents and good standing certificates) as the Administrative Agent or the Collateral Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Loans Parties is validly existing, in good standing (where such concept is applicable) and qualified to engage in business (as applicable) in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(viii)                        (i) an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Loan Parties, and (ii) each local counsel listed on Schedule 4.01(a)(viii), in each case addressed to each Agent, each L/C Issuer and each Lender, as to the matters set forth in Exhibit I;

(ix)                              a customary certificate, substantially in the form of Exhibit J,  from the chief financial officer of Holdings, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are Solvent;

(x)                                 (a) consolidated audited financial statements (consisting of consolidated balance sheets, consolidated statements of operations, consolidated cash flow statements and consolidated statements of stockholders’ equity) of the Target as of April 30, 2012 and April 30, 2013, (b) consolidated unaudited financial statements (consisting of consolidated balance sheets, consolidated statements of operations and consolidated statements of stockholders’ equity) of the Target as of and for the six (6) months’ period ended October 31, 2013, (c) consolidated unaudited financial statements (consisting of consolidated balance sheets, consolidated statements of operations and consolidated statements of stockholders’ equity) of the Target as of and for each fiscal quarter (and the corresponding portion of the fiscal year and the preceding fiscal year) ending after October 31, 2013 and at least 45 days prior to the Closing Date (if such period is a fiscal quarter) or at least 60 days prior to the Closing Date (if such period is a fiscal year) and (d) a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Target as of and for the four quarter period for which financial statements have been delivered pursuant to the preceding clauses (b) or (c), prepared by the Sponsor after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of operations), in each case of the foregoing clauses (a), (b), (c) and (d) prepared in accordance with GAAP;

(xi)                              a Committed Loan Notice and/or Letter of Credit Application, as applicable, relating to the initial Credit Extensions;

(xii)                           a Borrowing Base Certificate, dated the Closing Date, relating to the month ended on February 28, 2014, executed by a Responsible Officer of the Lead Borrower or of GMS;

(xiii)                        a certificate, dated as of the Closing Date, duly executed by of a Responsible Officer of Holdings certifying that the conditions precedent set forth in Sections 4.01(d), 4.01 (e), 4.01(f), 4.01(j) and 4.01(k) have been satisfied as of the Closing Date;

(xiv)                       evidence that the First Lien Loan Documents shall have been executed and delivered by all of the Persons stated to be party thereto in their respective forms then most recently delivered to the Administrative Agent, and evidence that the “Closing Date” (as defined in the First Lien Credit Agreement) will occur on the Closing Date; and

(xv)                          evidence that the Second Lien Loan Documents shall have been executed and delivered by all of the Persons stated to be party thereto in their respective forms then most recently delivered to the Administrative Agent, and evidence that the “Closing Date” (as defined in the Second Lien Credit Agreement) will occur on the Closing Date.

(b)                                                               Holdings and the Lead Borrower shall have received the Equity Contribution and Other Equity in the manner and amount described in the definition of the “Transactions”.

(c)                                                                On the Closing Date, after giving effect to the Transactions, neither Holdings nor the Lead Borrower nor any of their Subsidiaries shall have any outstanding Indebtedness for borrowed money other than Indebtedness under the Revolving Credit Facility, the First Lien Loans in an aggregate principal amount of $390,000,000 and the Second Lien Loans in an aggregate principal amount of $160,000,000 and Permitted Surviving Debt.

(d)                                                               On the Closing Date, after giving effect to the Transactions on a Pro Forma Basis, Availability shall not be less than $75,000,000.

(e)                                                                The Acquisition shall be consummated pursuant to the Acquisition Agreement, substantially concurrently with the Closing Date, without giving effect to any amendments thereto, waivers thereof or consents with respect thereto that are materially adverse to the Lenders in their capacity as Lenders, without the consent of each Initial Lender, such consent not to be unreasonably withheld or delayed.

(f)                                                                 (a) Between November 30, 2013 and February 11, 2014, there shall not have occurred a Closing Material Adverse Effect and (b) between February 11, 2014 and the Closing Date, no fact, event or circumstance shall have occurred or arisen that, individually or in combination with any other fact, event or circumstance, has had or could reasonably be expected to have a Closing Material Adverse Effect.

(g)                                                                The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as is reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Closing Date.

(h)                                                               All fees and expenses required to be paid on the Closing Date shall have been paid in full in cash from the proceeds of the First Lien Loans, the Second Lien Loans and/or the initial funding under the Revolving Credit Facility.

(i)                                                                   All actions necessary to establish that the Collateral Agent will have a perfected (with the priority required by the ABL/Term Intercreditor Agreement) security interest (subject to liens permitted by Section 7.01) in the Collateral shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date pursuant to the last paragraph of this Section 4.01.

(j)                                                                  The representations made by or with respect to the Target, its subsidiaries and their respective businesses in the Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that the Lead Borrower has the right to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement, shall be true and correct in all material respects as of the Closing Date (except in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that any such representation or warranty qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification shall be true and correct in all respects (after giving effect to any such qualification of materiality).

(k)                                                               The Specified Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that any such representation or warranty qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification shall be true and correct in all respects (after giving effect to any such qualification of materiality).

(l)                                                                   The Administrative Agent shall have received the results of a recent Lien and judgment search in each relevant jurisdiction with respect to the Loan Parties, and such search shall reveal no Liens on any of the assets of the Loan Parties except, in the case of assets other than Pledged Interests, for Liens permitted under Section 7.01.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding anything herein to the contrary, it is understood that (x) to the extent any Lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Closing Date (other than (i) customary Uniform Commercial Code Lien searches with respect to Holdings, the Lead Borrower and the Subsidiary Guarantors, in each case, in its jurisdiction of organization, (ii) execution and delivery of a customary personal property security agreement, (iii) the perfection of Liens on Collateral that may be perfected by the filing of financing statements under the Uniform Commercial Code or by intellectual property filings with the United States Patent and Trademark Office or the United States Copyright Office and (iv) the pledge and perfection of security interests in the capital stock or other Equity Interests of the Lead Borrower and its Restricted Subsidiaries with respect to which a Lien may be perfected by the delivery of a stock or equivalent certificate) after Holdings’ and the Lead Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such Lien search and/or Collateral shall not constitute a condition precedent to the availability of the Revolving Facility on the Closing Date, but instead shall be required to be provided within ninety (90) days after the Closing Date, subject to such extensions as are reasonably agreed by the Collateral Agent pursuant to arrangements to be mutually agreed between the Collateral Agent and the Lead Borrower and (y) to the extent any Guarantee of any Subsidiary Guarantor cannot be provided as a condition precedent to the availability of the Revolving Credit Facility on the Closing Date because the directors or managers of such Subsidiary Guarantor have not authorized such Guarantee and the election of new directors or managers to authorize such Guarantee has not taken place prior to the funding of the Revolving Credit Facility (such Guarantee, a “Duly Authorized Guarantee”), such election shall take place and such Duly Authorized Guarantee shall be provided no later than 5:00 p.m., New York Time, on the Closing Date (it being understood that, notwithstanding the foregoing, the execution of all such Guarantees shall be a condition to the availability of the Revolving Credit Facility on the Closing Date; provided, however, that the release of such executed Guarantees shall not be a condition to the availability of the Revolving Credit Facility on the Closing Date).

4.02                        Conditions to All Credit Extensions.  The obligation of each Lender and L/C Issuer to honor any Request for Credit Extension (other than on the Closing Date and other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)                                 The representations and warranties of the Lead Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) and Sections 5.05(b) and (c) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)                                 No Default or Event of Default shall exist, or would result from, such proposed Credit Extension or from the application of the proceeds therefrom.

(c)                                  The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)                                 After giving effect to such proposed Credit Extension, Availability shall be not less than $1.00.

(e)                                  The report and opinion of the independent certified public accountants with respect to the most recently delivered set of the financial statements delivered pursuant to Section 6.01(a) shall not contain a qualification, exception or explanatory note of the type described in clause (B) of Section 6.01(a).

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Lead Borrower represents and warrants to the Agents and the Lenders that:

5.01                        Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite valid and subsisting governmental licenses, authorizations, consents and approvals (“Permits”) to operate its business as currently conducted; except in each case referred to in clause (b)(i) (other than with respect to the Lead Borrower), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  There are no actions, claims or proceedings pending or to the best of the Lead Borrower’s or any Guarantor’s knowledge, threatened in writing that seek the revocation, cancellation, suspension or modification of any of the Permits where any of the same could reasonably be expected to have a Material Adverse Effect.

5.02                        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, except on the Closing Date as set forth in clause (y) of the last paragraph of Section 4.01, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Lien to secure the Secured Obligations pursuant to the Collateral Documents), or require any payment to be made under (i) any Permitted Term Indebtedness, (ii) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (iii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any breach or contravention or payment referred to in clause (b)(ii) and (b)(iii), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

5.03                        Governmental Authorization; Other Consents.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by an Agent, an L/C issuer, any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral

Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

5.04                        Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

5.05                        Financial Statements; No Material Adverse Effect.

(a)                                 The audited consolidated financial statements of the Target as of April 30, 2013, consisting of the consolidated balance sheets, consolidated statements of operations, consolidated cash flow statements and consolidated statements of stockholders’ equity, for the year then ended have been prepared in accordance with GAAP on a consistent basis throughout the indicated period (except as may be indicated in the footnotes thereto).  During the period from April 30, 2013 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by the Target of any material part of the business or property of the Target and (ii) no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Target, which is not reflected in the foregoing combined financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date.  The financial statements delivered pursuant to Section 4.01(a)(x) fairly present in all material respects the consolidated financial condition and results of operation of the Target, taken as a whole, at the dates and for the relevant periods indicated.

(b)                                 The unaudited consolidated financial statements described in clause (b) of Section 4.01(a)(x) and, commencing with the financial statements required to be delivered with respect to the fiscal quarter ended on or about January 31, 2014, the unaudited interim consolidated financial statements of the Target (i) were prepared in accordance with GAAP on a consistent basis throughout the indicated period, subject to normal and recurring year-end adjustments and the absence of footnotes, and (ii) fairly present in all material respects the consolidated financial condition and results of operations of the Target, taken as a whole, at the dates and for the relevant periods indicated.

(c)                                  Since April 30, 2013, there has been no change, event, occurrence, event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)                                 The forecasted financial information of the Target delivered to the Lenders pursuant to Section 4.01 or 6.01 was prepared in good faith using assumptions based on information sourced from the financial records of the Target for the periods stated

therein, which assumptions were reasonable in light of the conditions existing at the time of delivery and at the time of preparation of such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.

5.06                        Litigation.  There are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of Holdings or any of its Restricted Subsidiaries, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or, as of the Closing Date, the consummation of the Transactions, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07                        No Default.  Neither Holdings nor any Restricted Subsidiary of Holdings is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.08                        Ownership of Property; Liens.

(a)                                 Each Loan Party and each of its Restricted Subsidiaries has good record and indefeasible title in fee simple to (or legal and beneficial title to, as applicable in the relevant jurisdiction), or valid leasehold interests in, all real property (including leased real property) necessary in the ordinary conduct of its business, free and clear of all Liens except for defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and for Permitted Encumbrances and, in the case of leased real property, encumbrances which encumber the fee estate and do not result from a violation by the Loan Party or Restricted Subsidiary in question of the terms of its lease.

(b)                                 Set forth on Schedule 5.08(b) hereto is a complete and accurate list of all Material Real Property owned by any Loan Party or any of its Restricted Subsidiaries, as of the Closing Date, showing as of the Closing Date the street address (to the extent available), county or other relevant jurisdiction, state and record owner.

5.09                        Environmental Matters.

Except as disclosed in Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)                                                   There are no pending or, to the knowledge of the Lead Borrower, threatened claims against Holdings or any of its Subsidiaries alleging either potential liability under, or responsibility for violation of, any Environmental Law or alleging potential liability with respect to any Hazardous Material, and to the knowledge of the Lead Borrower, (i) there are no pending investigations by any Governmental Authority regarding any such potential claims and (ii) no facts or circumstances exist that would likely be the basis for any such claim.

(b)                                                   (i) Neither Holdings nor any of its Subsidiaries has generated, used, stored, treated, transported, or caused any Environmental Release of, Hazardous

Materials at or to any location and (ii) none of the real properties currently owned, leased or operated by Holdings or any of its Subsidiaries or, to the knowledge of the Lead Borrower, the real properties formerly owned, leased or operated by Holdings or any of its Subsidiaries, contain any Hazardous Materials that, in the case of either (i) or (ii) above, are in amounts or concentrations or in a manner which (x) constitute a violation by Holdings or any of its Subsidiaries of, (y) require any investigation, remediation or response action under, or (z) are reasonably likely to give rise to liability against Holdings or any of its Subsidiaries under, Environmental Laws.

(c)                                                    Neither Holdings nor any of its Subsidiaries is undertaking or, to the knowledge of the Lead Borrower, is obliged to undertake, either individually or together with other potentially responsible parties, any investigation, remediation, or response action relating to any actual or threatened Environmental Release of Hazardous Materials at any site.

5.10                        Taxes.  Holdings and its Subsidiaries have filed all Federal and state and other tax returns and reports required to be filed, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

5.11                        ERISA Compliance.

(a)                                 Each Company Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws.  Each Company Plan that is intended to be a qualified plan under Section 401(a) of the Code has received, or is entitled to rely upon, a favorable determination letter from the Internal Revenue Service or an opinion of counsel to the effect that the form of such Company Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the knowledge of the Lead Borrower and Holdings, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)                                 There are no pending or, to the knowledge of the Lead Borrower and Holdings, threatened claims, actions or lawsuits, or action by any governing body or Governmental Authority, with respect to any Company Plan that could be reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Company Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan (other than a Multiemployer Plan), the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate such Pension Plan, except with respect to each of the foregoing clauses of this Section 5.11(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d)                                 Neither any Loan Party nor, to the knowledge of the Lead Borrower, any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than on the Closing Date, those listed on Schedule 5.11(d) hereto.

5.12                        Subsidiaries; Equity Interests.  As of the Closing Date, each Loan Party has no Subsidiaries and is not engaged in any Joint Venture or partnership other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01, any Lien permitted under Section 7.01(bb) and Permitted Term Indebtedness Liens.

5.13                        Margin Regulations; Investment Company Act.

(a)                                 The Lead Borrower is not engaged and will not engage in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(b)                                 None of Holdings, the Lead Borrower, any Person Controlling Holdings, or any other Subsidiary of Holdings is or is required to be registered as an “investment company” under the Investment Company Act of 1940.  Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Lead Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

5.14                        Disclosure.  Holdings has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of delivery of such information to any Agent or Lender; it being understood that such projections may vary from actual results and that such variances may be material.

5.15                        Compliance with Laws.  Each Loan Party and its Subsidiaries is in compliance in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16                        Intellectual Property.  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party and each of their Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, trade dress, domain names, copyrights, patents, patent applications, franchises, licenses, trade secrets, know-how and other intellectual property rights (collectively, “IP Rights”) that are used in the operation of their respective businesses.  Set forth on Schedule 5.16 is a complete and accurate list of all registrations or applications for registration of any IP Rights owned or exclusively licensed by a Loan Party or any of its Subsidiaries as of the Closing Date.  To the knowledge of Holdings and the Lead Borrower, (i) the conduct of the business of the Loan Parties and their Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any rights held by any other Person, and (ii) no slogan or other advertising device, product, process, method, substance, part or other material now employed or sold, or now contemplated to be employed or sold, by any Loan Party or any Subsidiary infringes upon, misappropriates, dilutes or otherwise violates any rights held by any other Person except in each case for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of Holdings, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings, no

Person is infringing, misappropriating, diluting or otherwise violating any IP Rights that are material to the operation of the business of the Loan Parties or any of their Subsidiaries.

5.17                        Solvency.  Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

5.18                        Labor Matters.  Other than mandatory national, provincial or industry-wide collective bargaining arrangements, there are no collective bargaining agreements or Multiemployer Plans, other than those listed on Schedule 5.18, covering the employees of Holdings or any of its Subsidiaries as of the Closing Date and neither Holdings nor any Subsidiary has suffered any strikes, walkouts, slowdowns, lockouts, work stoppages or other material labor difficulty within the last five years.  Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, there is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Lead Borrower, threatened against any of them before the National Labor Relations Board (or any foreign equivalent thereof) and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Lead Borrower, threatened against any of them and (b) to the knowledge of Holdings and the Lead Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the knowledge of Holdings and the Lead Borrower, no union organization activity that is taking place.

5.19                        Perfection, Etc.  Subject to the last paragraph of Section 4.01, all filings and other actions necessary or desirable to create, perfect and protect the Lien in the Collateral of the Collateral Agent, for the benefit of the Secured Parties, securing the Secured Obligations created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and, together with such filings and other actions, perfected Lien in the Collateral with the priority specified in the ABL/Term Intercreditor Agreement, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01.  The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

5.20                        OFAC and PATRIOT Act Compliance.  To the extent applicable, Holdings, each member of the Restricted Group and each Unrestricted Subsidiary is in compliance, in all respects, with (i) the Trading with the Enemy Act, the International Emergency Economic Powers Act, each as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.

5.21                        Anti-Corruption Compliance.  Each Loan Party is in compliance in all material respects with all applicable anti-corruption Laws, including the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and maintains (whether internally or administered through the Seller, as the case may be) policies and procedures designed to ensure that each Loan Party will continue to be in compliance in all material respects with all applicable anti-corruption Laws.  No part of the proceeds of the Loans or Letters of Credit has been or will be used, directly or indirectly, by any Loan Party for any payments to any Person, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption Law.

5.22                        OFAC.  No Loan Party (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities or (c) derives revenue from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities.  The proceeds of any Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

5.23                        Designation as Senior Debt.  The ABL Obligations constitute “Designated Senior Debt”, or any similar term under and as defined in the agreements relating to any Indebtedness of the Lead Borrower or any Guarantor, including any subordinated Indebtedness, which contains such designation.

5.24                        Tax Reporting Compliance.  The Borrowers do not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event that any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.  If any Borrower so notifies the Administrative Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112 1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other ABL Obligation hereunder (other than ABL Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), the Lead Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

6.01                        Financial Statements.  Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a)                                 as soon as available, but in any event within ninety (90) days (or one hundred twenty (120) days in the case of the fiscal years ending on April 30, 2014 and April 30, 2015, respectively) after the end of each fiscal year of the Lead Borrower, a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of

such fiscal year, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Pricewaterhouse Coopers LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date under the credit facilities provided for herein that is scheduled to occur within one year from the time such opinion is delivered or (B) any potential inability to satisfy any financial covenants set forth in any agreement, document or instrument governing or evidencing Indebtedness on a future date or in a future period), together with a Narrative Report with respect thereto;

(b)                                 as soon as available, but in any event (x) for each of the first three fiscal quarters ended after the Closing Date (commencing with the fiscal quarter ending July 31, 2014) within sixty (60) days and (y) thereafter, within forty-five (45) days, in each case, after the end of each of the first three (3) fiscal quarters of each fiscal year of the Lead Borrower, a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Lead Borrower or of GMS as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Lead Borrower and its Subsidiaries in accordance with GAAP subject only to normal year-end audit adjustments and the absence of footnotes, together with a Narrative Report with respect thereto;

(c)                                  (i) within one (1) Business Day after the occurrence of the initial Cash Dominion Trigger Event with respect to any Cash Dominion Trigger Period, a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of the most recently ended month (other than the last month in any fiscal quarter) for which financial statements are available, but in any event for a month ending no more than seventy five (75) days prior to the occurrence of such initial Cash Dominion Event, together with the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal month and for the portion of the fiscal year then ended, and (ii) so long as a Cash Dominion Period continues to exist, as soon as available, but in any event within forty five (45) days after the end of the first two (2) fiscal months of each fiscal quarter of the Lead Borrower thereafter, a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal month and for the portion of the fiscal year then ended, setting forth in each case under clauses (i) and (ii) in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year (or, in the case of any fiscal month ended prior to the first anniversary of the Closing Date, to the extent such comparative figures are available), all in reasonable detail and certified by a Responsible Officer of the Lead Borrower or of GMS as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Lead Borrower and its Subsidiaries in accordance with GAAP subject only to normal year-end audit adjustments and the absence of footnotes; and

(d)                                 as soon as available, but in any event no later than forty-five (45) days after the end of each fiscal year, forecasts prepared by management of the Lead Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, statements of operations and statements of cash flows of the Lead Borrower and its Subsidiaries on a quarterly basis for the fiscal year following such fiscal year then ended.

To the extent the Lead Borrower designates any of its Subsidiaries as an Unrestricted Subsidiary, the financial statements referred to in this Section 6.01 shall be accompanied by reconciliation statements eliminating the financial information pertaining to such Unrestricted Subsidiary or Unrestricted Subsidiaries.

6.02                        Certificates; Other Information.  Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower or of GMS (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes and which Compliance Certificate need not include financial covenant calculations unless compliance with the Fixed Charge Coverage Ratio is required under Section 7.11);

(b)                                 within twenty (20) days after the end of each fiscal month (or, if such day is not a Business Day, on the next succeeding Business Day), a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the last day of the immediately preceding fiscal month, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower or of GMS; provided that (x) during a Cash Dominion Trigger Period or (y) at any other time at the option of the Lead Borrower, such Borrowing Base Certificate shall be delivered on Tuesday of each week (or, if Tuesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday; provided, further, that if the Lead Borrower elects weekly delivery in accordance with the preceding clause (y), such weekly delivery shall continue until the end of the first full month following such request;

(c)                                  within one (1) Business Day after the occurrence of a Covenant Trigger Event, a certificate of a Financial Officer of the Lead Borrower setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio, calculated as set forth in Section 7.11, for the fiscal quarter for which financial statements have been prepared or were required to have been prepared ended immediately preceding the first date that such ratio is required to be tested;

(d)                                 within two (2) Business Day after a Disposition permitted pursuant to Section 7.05(k)(D), (o) or (p) of any property, having an aggregate value in excess of $2,500,000, included in the Borrowing Base, a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the date on which such Disposition was consummated, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower or of GMS;

(e)                                  the financial and collateral reports described on Schedule 6.02(e), at the times set forth therein;

(f)                                   promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Lead Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Lead Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(g)                                  promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business), statement or report furnished to any holder of any Indebtedness of any Loan Party or of any of its Subsidiaries in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(h)                                 promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(i)                                     reasonably promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law or otherwise relating to any Hazardous Material against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

(j)                                    together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) a report supplementing Schedule 5.16 (in connection with the delivery of the annual financial statements only) and Schedule 5.08(b) hereto, including, in the case of supplements to Schedule 5.08(b), an identification of all Material Real

Property disposed of by any Loan Party since the delivery of the last supplements and a list and description of all Material Real Property acquired since the delivery of the last supplements (including the street (if available), county or other relevant jurisdiction, state, and the record owner and (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b);

(k)                                 copies of any notice of default under, and any material amendment, supplement, waiver or other modification of, the First Lien Credit Agreement or the Second Lien Credit Agreement;

(l)                                     promptly upon receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Lead Borrower by independent accountants in connection with the accounts or books of the Lead Borrower or any Subsidiary, or any audit of any of them; and

(m)                             promptly, such additional information regarding the business, legal, financial or corporate affairs or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, the Collateral Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02(a); or (ii) on which such documents are posted on the Lead Borrower’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that:  (i) the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Lead Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Lead Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Lead Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders, the L/C Issuers and the Collateral Agent materials and/or information provided by or on behalf of the Lead Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”; all other Lenders, “Private Lenders”) may have personnel who do not wish to receive material non-public information with respect to the Lead Borrower and the Target and their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Lead Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Lead Borrower shall be deemed to have authorized the Administrative Agent, the Collateral Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Lead Borrower, its Subsidiaries and their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.  Each of Holdings and the Lead Borrower hereby (i) acknowledges and agrees that no Borrower Material delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) shall contain any material non-public information with respect to Holdings, the Lead Borrower, its Subsidiaries and their respective securities for purposes of United States federal and state securities laws and (ii) authorizes the Administrative Agent, the Collateral Agent, the Arrangers, the L/C Issuers and the Lenders to treat all Borrower Materials delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) as not containing any material non-public information with respect to Holdings, the Lead Borrower, its Subsidiaries and their respective securities for purposes of United States federal and state securities laws and as suitable for distribution to Public Lenders.

6.03                        Notices.  Promptly notify the Administrative Agent and each Lender:

(a)                                 of the occurrence of any Default or Event of Default;

(b)                                 of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or otherwise relating to any Hazardous Material and or in respect of IP Rights, or (iv) the occurrence of any ERISA Event;

(c)                                  of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(d)                                 of the incurrence or issuance of any Indebtedness for which the Lead Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(i);

(e)                                  of any failure by any Loan Party to pay rent (other than as explicitly permitted by the applicable lease) at (i) any of the Loan Parties’ distribution centers or warehouses; (ii) twenty-five percent (25%) or more of such Loan Party’s store locations or (iii) any of such Loan Party’s locations if such failure continues for more than ten (10) days following the date on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect; and

(f)                                   of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $3,000,000.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Lead Borrower or of GMS setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04                        Payment of Obligations.  Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Lead Borrower or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

6.05                        Preservation of Existence, Etc.  (a)  Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing in each jurisdiction in which such qualification is required), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered or issued IP Rights to the extent appropriate consistent with its reasonable business judgment.

6.06                        Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

6.07                        Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of established reputation engaged in the same or similar businesses as the Lead Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty (30) days’ (ten (10) days’ in the case of cancellation for non-payment) prior written notice to the Administrative Agent of termination, lapse or cancellation of any such insurance.

6.08                        Compliance with Laws.  Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and Permits and duly observe all requirements of any foreign, Federal, state or local Governmental Authority, in each case, applicable to it or to its business or property, except if the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.09                        Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Lead Borrower or such Restricted Subsidiary, as the case may be.

6.10                        Inspection Rights.

(a)                                 Permit representatives and independent contractors of the Administrative Agent, the Collateral Agent and each L/C Issuer and Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Lead Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Collateral Agent on behalf of the Administrative Agent and the Lenders may exercise rights under this Section 6.10 and, without limiting Section 6.10(b) or 6.10(c), the Collateral Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Lead Borrower’s expense; provided, further, that when an Event of Default exists the Administrative Agent, the Collateral Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Lead Borrower at any time during normal business hours and without advance notice.  The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall give the Lead Borrower the opportunity to participate in any discussions with the Lead Borrower’s accountants.

(b)                                 Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Administrative Agent to conduct commercial finance examinations and other evaluations, including, without limitation, of

(i) the Lead Borrower’s practices in the computation of the Borrowing Base (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves and (iii) the Loan Parties’ business plan, forecasts and cash flows.  Except as otherwise provided below, all such costs, fees and expenses of such professionals shall be at the expense of the Loan Parties.  The Loan Parties acknowledge that at any time following the Closing Date and without regard to any finance examinations provided to the Administrative Agent prior to the Closing Date, the Administrative Agent shall undertake one (1) commercial finance examination in each twelve (12) month period at the Loan Parties’ expense; provided that if Excess Availability is less than 20% of the Line Cap at any time (the “Increased Inspection Trigger Event”), the Administrative Agent may, in its discretion, undertake up to two (2) commercial finance examinations in the twelve (12) month period after the occurrence of any Increased Inspection Trigger Event, at the Loan Parties’ expense.  Notwithstanding the foregoing, the Administrative Agent may cause additional commercial finance examinations to be undertaken (i) as it, in its discretion, deems necessary or appropriate, but not more than one additional time during any twelve (12) month period, and at its own expense, or (ii) if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

(c)                                  Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including appraisers) retained by the Administrative Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base.  Except as otherwise provided below, all such costs, fees and expenses of such professionals shall be at the expense of the Loan Parties.  The Loan Parties acknowledge that the Administrative Agent shall undertake one (1) Inventory appraisal in each twelve (12) month period at the Loan Parties’ expense; provided that if an Increased Inspection Trigger Event has occurred, the Administrative Agent may, in its discretion, undertake up to two (2) Inventory appraisals in the twelve (12) month period after the occurrence of any Increased Inspection Trigger Event, at the Loan Parties’ expense; provided, further, that after the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent may, in its discretion, undertake one (1) additional Inventory appraisal, at the Loan Parties’ expense.  Notwithstanding the foregoing, the Administrative Agent may cause additional appraisals to be undertaken as it in its discretion deems necessary or appropriate, but not more than one (1) additional time during any twelve (12) month period, and at its own expense.

6.11                        Use of Proceeds.  Use the proceeds of the Revolving Credit Borrowings (a) on the Closing Date, (i) for the Refinancing, (ii) to issue Letters of Credit in the ordinary course of business and to cash collateralize directly, or to issue cash collateralizing backstop letters of credit in favor of the issuer of, the Existing Letters of Credit and/or to provide cash collateral to current beneficiaries of the Existing Letters of Credit in exchange for cancellation of such Existing Letters of Credit, (iii) to finance a portion of the Transactions (including upfront fees and original issue discount) and (b) after the Closing Date, (i) to finance or refinance the working capital and capital expenditures needs of the Lead Borrower and its Restricted Subsidiaries and (ii) for general corporate purposes (including any actions permitted by Article VII) of the Restricted Group.

6.12                        Covenant to Guarantee Obligations and Give Security.

(a)                                 Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary other than an Excluded Subsidiary by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), or upon the acquisition of any personal property (other than “Excluded Property”, as defined in the Security Agreement) or any Material Real Property by any Loan Party, which real or personal property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties, then the Lead Borrower shall, in each case at the Lead Borrower’s expense:

(i)                                     in connection with the formation or acquisition of a Restricted Subsidiary, within ten (10) days after such formation or acquisition or such longer period, not to exceed an additional forty-five (45) days, as the Administrative Agent may agree in its sole discretion, (A) cause each such Restricted Subsidiary that is not an Excluded Subsidiary, to duly execute and deliver to the Administrative Agent and the Collateral Agent a Guaranty or Guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, Guaranteeing the other Loan Parties’ obligations under the Loan Documents, and (B) (if not already so delivered) deliver certificates representing the Equity Interests of such Restricted Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt of such Subsidiary indorsed in blank to the Collateral Agent, together with supplements to the Security Agreement (and, if applicable, supplements to the other Collateral Documents) with respect to the pledge of any Equity Interests or Indebtedness and any additional assets of such Restricted Subsidiary in accordance with the Security Agreement, Intellectual Property Security Agreement and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Security Agreement, Intellectual Property Security Agreement and the other Collateral Documents), securing payment of all the ABL Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties;

(ii)                                  within ten (10) days after such formation or acquisition, or such longer period, not to exceed an additional forty-five (45) days, as the Administrative Agent may agree in its sole discretion, furnish to the Administrative Agent and the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries (other than Excluded Subsidiaries) in detail reasonably satisfactory to the Administrative Agent and the Collateral Agent;

(iii)                               within thirty (30) days (or sixty (60) days with respect to Mortgages) after such formation or acquisition, or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion, duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Administrative Agent and the Collateral Agent Mortgages (with respect to Material Real Properties only) and other agreements, documents and instruments as specified by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Security Agreement and Mortgages), securing payment of all the ABL Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties;

(iv)                              within thirty (30) days (or sixty (60) days with respect to Mortgages) after such formation or acquisition, or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion, take, and cause such Restricted Subsidiary that is not an Excluded Subsidiary to take, whatever additional action (including, without limitation, the recording of Mortgages (with respect to Material Real Properties only), the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents and delivery of stock and membership interest certificates) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens (to the extent required by the Collateral Documents) on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms;

(v)                                 as promptly as practicable (but in any event no later than sixty (60) days or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion) after the request of the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property owned in fee by a Loan Party that is the subject of such request, favorable opinions of local counsel to the Loan Parties in states in which the applicable Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent; and

(vi)                              at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent or the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such Guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents.

(b)                                 Notwithstanding the foregoing, the Collateral Agent shall not take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby.

(c)                                  For the avoidance of doubt, changes in organization of a Loan Party or any of its Restricted Subsidiaries (such as conversion of a corporation into a limited liability company) shall not constitute a formation or acquisition of a Restricted Subsidiary; provided that within ten (10) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) such converted entity shall deliver such instruments and documents (including Uniform Commercial Code financing statements and affirmation of its obligations under the Loan Documents) and take all such other action as the Administrative Agent or the Collateral Agent may deem necessary or desirable in preserving the continuing validity and perfection of the Collateral Agent’s Lien on the Collateral owned by (or, in the case of Equity Interests of such Person included in the Collateral, issued by) such Person.

(d)                                 No later than five (5) days prior to the date on which a Mortgage with respect to a Material Real Property is executed and delivered pursuant to this Agreement, (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the improvements to the applicable improved property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”), a written notification to the Lead Borrower (“Borrower Notice”), (C) the Lead Borrower’s written acknowledgment of receipt of Borrower Notice from the Administrative Agent as to the fact that such Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program (“NFIP”) and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable Mortgaged Property is located, a copy of the flood insurance policy, copies of the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Secured Parties (any of the foregoing being “Evidence of Flood Insurance”).

6.13                        Compliance with Environmental Laws.  Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) comply, and make all reasonable efforts to cause all lessees operating or occupying its owned, leased or operated properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and owned, leased or operated properties; and (c) conduct any investigation, remediation or other response action necessary to address any Environmental Release of Hazardous Materials at any of its owned, leased or operated properties, to the extent required by, and in accordance with, applicable Environmental Laws.

6.14                        Further Assurances, Post Closing Obligations.

(a)                                 Promptly upon request by the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

(b)                                 By the date that is ninety (90) days after the Closing Date, as such time period may be extended, by not more than an additional thirty (30) days, in the Administrative Agent’s reasonable discretion, the Lead Borrower shall, and shall cause each Restricted Subsidiary to, deliver to the Administrative Agent, unless otherwise agreed by the Administrative Agent, the following:

(i)                                     a Mortgage with respect to each Initial Mortgaged Property, together with evidence each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date and is in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii)                                  reliance letter executed by ENVIRON International Corporation entitling the Administrative Agent on behalf of the Lenders to rely on its Desktop Environmental Diligence Review of Gypsum Management and Supply, Inc. prepared for the Acquisition, in scope, form and substance reasonably satisfactory to the Administrative Agent;

(iii)                               favorable opinions of local counsel to the Loan Parties in states in which the Initial Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent;

(iv)                              favorable opinions of counsel to the Loan Parties in the states in which the Loan Parties party to the Mortgages are organized or formed, with respect to the validly existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance satisfactory to the Administrative Agent;

(v)                                 no later than five (5) days prior to the date on which a Mortgage with respect to each Initial Mortgaged Property is executed and delivered pursuant to this Agreement or such shorter period reasonably acceptable to the Administrative Agent: (A) a Flood Determination Form, (B) if it is a Flood Hazard Property, any Borrower Notice, (C) the Lead Borrower’s written acknowledgment of receipt of the Borrower Notice from the Administrative Agent as to the fact that such Initial Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the NFIP and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable Initial Mortgaged Property is located, Evidence of Flood Insurance

(vi)                              evidence that all other actions reasonably requested by the Administrative Agent, that are necessary in order to create valid and subsisting Liens on the property described in the Mortgage, have been taken; and

(vii)                           evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including, without limitation, reasonable attorneys’ fees, filing and recording fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgages and the other matters described in this Section 6.14 and as otherwise required to be paid in connection therewith under Section 10.04.

6.15                        [Reserved]

6.16                        Conference Calls.  With respect to each full fiscal year for which financial statements have been delivered pursuant to Section 6.01(a), not later than twenty (20) days after the delivery of the financial statements with respect to such fiscal year pursuant to Section 6.01(a), hold, at the request of the Administrative Agent (a) a telephonic conference call with all Lenders who choose to attend such conference call, on which conference call shall be reviewed the financial results and the financial condition of the Lead Borrower and its Restricted Subsidiaries for, and as of the last day of, such fiscal year, and (b) a telephonic conference call with all Private Lenders who choose to attend such conference call, on which conference call shall be reviewed the projections presented for the then-current fiscal year of the Lead Borrower; it being understood that only one such call pursuant to each of clauses (a) and (b) shall be held per calendar year.

6.17                        ERISA.

(a)                                 Provide to the Administrative Agent promptly following receipt thereof, copies of any documents described in Section 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any of their respective ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Lead Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.

(b)                                 Provide to the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the IRS with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan and (iii) such other documents or governmental reports, filings or findings relating to any Plan (or employee benefit plan sponsored or contributed to by any Loan Party), as the Administrative Agent shall reasonably request.

6.18                        Cash Management.

(a)                                 Within thirty (30) days after the Closing Date (or such longer period, not to exceed an additional fifteen (15) days, as the Collateral Agent may agree in writing), deliver to the Collateral Agent copies of notifications (each, a “Credit Card Notification”), substantially in the form attached hereto as Exhibit O, which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors.

(b)                                 Within ninety (90) days after the Closing Date (or such longer period, not to exceed an additional thirty (30) days, as the Collateral Agent may agree in writing), enter into a Blocked Account Agreement satisfactory in form and substance to the Collateral Agent with each Blocked Account Bank with respect to each DDA maintained with such Blocked Account Bank (collectively, the “Blocked Accounts”).

(c)                                  During a Cash Dominion Trigger Period, cause the ACH or wire transfer to the concentration account maintained by the Collateral Agent at Wells Fargo or any other bank that the Collateral Agent may reasonably agree (the “Concentration Account”), no less frequently than daily or, in the case of clauses (iv) and (v) below, the morning of the Business Day following the Business Day on which the balance in any DDA referred to therein exceeds $50,000 (and whether or not there are then any outstanding ABL Obligations), all cash receipts and collections received by each Loan Party from all sources, including, without limitation, the following:

(i)                                     all available cash receipts from the sale of Inventory (including without limitation, proceeds of credit card charges) and other assets (whether or not constituting Collateral);

(ii)                                  all proceeds of collections of Accounts;

(iii)                               all net cash proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any Disposition or other transaction or event; and

(iv)                              the then contents and entire ledger balance of each DDA (net of any minimum balance, not to exceed $50,000, as the Borrower may be required to be kept in the subject DDA by the depository institution or securities intermediate at which such DDA is maintained).

(d)                                 The Concentration Account shall at all times during a Cash Dominion Trigger Period be under the sole dominion and control of the Collateral Agent.  The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, without the consent of the Collateral Agent, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the ABL Obligations, (iii) the funds on deposit in the Concentration Account shall be applied to the ABL Obligations as provided in this Agreement and (iv) any funds remaining on deposit in the Concentration Account after payment in full of the ABL Obligations that are then due and payable shall be promptly (and in any event not later than the next Business Day after the receipt thereof) remitted to the Loan Parties to be used for any purpose not inconsistent with this Agreement.  In the event that, notwithstanding the provisions of this Section 6.18, any Loan Party receives or otherwise has dominion and control of any such cash receipts or collections, such receipts and collections shall be held in trust by such Loan Party for the Collateral Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day following the receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Collateral Agent.

(e)                                  Upon the request of the Collateral Agent, cause bank statements and/or other reports to be delivered to the Collateral Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

6.19                        Physical Inventories.

(a)                                 Cause not less than one (1) physical inventory count to be undertaken, at the expense of the Loan Parties, in each fiscal year and periodic cycle counts, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Administrative Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory count or as otherwise may be satisfactory to the Administrative Agent. The Administrative Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party.   The Lead Borrower, within thirty (30) days following the completion of such inventory count, shall provide the Administrative Agent with a reconciliation of the results of such inventory count (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b)                                 Permit the Administrative Agent, in its discretion, if any Default or Event of Default exists, to cause additional such inventory counts to be taken as the Administrative Agent determines (each, at the expense of the Loan Parties).

(c)                                  Cause any property that is subject to any Lien permitted under Section 7.01(p) or (dd) to be easily identifiable and segregated from any other property of the Loan Parties.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other ABL Obligation hereunder (other than ABL Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), (A) (except with respect to Section 7.15) the Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly and (B) (with respect to Section 7.15) Holdings shall not:

7.01                        Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                 Liens pursuant to any Loan Document;

(b)                                 Liens existing on the Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; provided, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(c)                                  Liens for taxes, assessments or governmental charges which are either (x) immaterial to the Restricted Group taken as a whole or (y) not overdue for a period of more than thirty (30) days and which are being contested in good faith and by appropriate proceedings diligently conducted, and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days and which are being contested in good faith and by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)                                  pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of bank Guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any of its Restricted Subsidiaries;

(f)                                   deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit) incurred in the ordinary course of business;

(g)                                  easements, rights-of-way, sewers, electric lines, telegraph and telephone lines, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, individually and in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)                                     Liens securing Indebtedness permitted under Section 7.03(e); provided, that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j)                                    Liens on cash, Cash Equivalents or other property arising in connection with any defeasance, discharge or redemption of Indebtedness;

(k)                                 leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of the Lead Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);

(l)                                     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(m)                             Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and (iv) incurred in connection with a cash management program established in the ordinary course of business;

(n)                                 Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i) or (o) to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(o)                                 Liens on property of any Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted under Section 7.03(f);

(p)                                 Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Restricted Subsidiary (excluding Liens existing on property of any Person designated as a Restricted Subsidiary in accordance with the second sentence of the definition of “Unrestricted Subsidiary”, provided, however, the foregoing exclusion shall not apply to Liens existing on property that would have otherwise been permitted by this Section 7.01(p) had such Unrestricted Subsidiary been a Restricted Subsidiary at the time such property was acquired by such Unrestricted Subsidiary) after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(k)(B);

(q)                                 Liens arising from precautionary Uniform Commercial Code financing statement filings regarding leases entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)                                    any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business permitted by this Agreement;

(s)                                   Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(t)                                    Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(u)                                 Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v)                                 [Reserved];

(w)                               Permitted Term Indebtedness Liens;

(x)                                 Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Lead Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower or any of its Restricted Subsidiaries, or (iii) relating to purchase orders and other agreements entered into with customers of the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(y)                                 (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Lead Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);

(z)                                  Liens solely on any cash earnest money deposits or other similar escrow arrangements made by the Lead Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(aa)                          Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(bb)                          Liens (including put and call arrangements) on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(cc)                            Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(dd)                          other Liens securing Indebtedness and other obligations outstanding in an aggregate principal amount not to exceed the greater of $30,000,000 and 2% of Consolidated Total Assets; and

(ee)                            Liens on the Collateral securing Indebtedness permitted to be incurred pursuant to Section 7.03(t); provided, that (A) the Specified Transaction Conditions are satisfied and (B) such Liens are (i) junior to the Liens on the ABL Priority Collateral securing ABL Obligations pursuant to the ABL/Term Intercreditor Agreement or other customary intercreditor agreement that is reasonably satisfactory to the Administrative Agent and that is entered into among the Collateral Agent, the First Lien Collateral Agent, the Second Lien Collateral Agent, such other collateral agent and the Loan Parties and which provides for lien sharing and for the junior or pari passu (subject to the foregoing clause (i)) treatment of such Liens relative to the Liens securing the ABL Obligations and (ii) granted under collateral documents (which are substantially similar to the Collateral Documents or otherwise reasonably satisfactory to the Administrative Agent) to a collateral agent for the benefit of the holders of such Indebtedness.

7.02                        Investments.  Make or hold any Investments, except:

(a)                                 Investments held by the Lead Borrower or such Restricted Subsidiary in the form of Cash Equivalents;

(b)                                 loans or advances to officers, directors and employees of Holdings and its Restricted Subsidiaries (i) in an aggregate amount not to exceed $5,000,000 at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes (including payroll payments in the ordinary course of business), and (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent thereof in an aggregate amount not to exceed $3,000,000;

(c)                                  Investments (i) by any Loan Party in the Lead Borrower or any Subsidiary Guarantor (including any new Restricted Subsidiary which becomes a Subsidiary Guarantor), (ii) by any Restricted Subsidiary of the Lead Borrower that is not a Loan Party in any Loan Party (other than Holdings) or in any other such Restricted

Subsidiary that is also not a Loan Party and (iii) by any Loan Party in any Restricted Subsidiary of the Lead Borrower that is not a Loan Party; provided that the aggregate amount of Investments made pursuant to this clause (c)(iii), together with the aggregate amount of Investments made pursuant to Section 7.02(i)(B), shall not exceed $40,000,000 at any one time outstanding;

(d)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business and consistent with past practice;

(e)                                  Investments arising out of transactions permitted under Sections 7.01, 7.03 (other than Section 7.03(d)(B)(2)), 7.04 (other than Sections 7.04(a)(ii)(B), 7.04(c)(ii) and 7.04(d)), 7.05 (other than Section 7.05(f)(C)), 7.06 (other than Section 7.06(d) with respect to Investments under Section 7.02) and 7.14;

(f)                                   Investments existing on the Closing Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

(g)                                  Investments in Swap Contracts permitted under Section 7.03(g);

(h)                                 promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05 (other than Section 7.05(f));

(i)                                     the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person (such assets or Person being referred to herein as the “Acquired Business”) that, upon the consummation thereof, will be a Restricted Subsidiary (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(A)                               each applicable Loan Party and any such newly created or acquired Restricted Subsidiary shall have complied with the requirements of Section 6.12;

(B)                               the total cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, earnouts and other contingent payment obligations to such sellers and all assumptions of Indebtedness in connection therewith) paid by or on behalf of the Lead Borrower and its Restricted Subsidiaries for any such purchase or other acquisition of an entity that does not become a Guarantor or of assets that do not become Collateral because such assets are owned by an entity that is not required to become a Guarantor, when aggregated with the total cash and noncash consideration paid by or on behalf of the

Borrower and its Restricted Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Restricted Subsidiaries of entities that do not become Guarantors or of assets that do not become Collateral, pursuant to this Section 7.02(i)(B), together with the aggregate amount of Investments made pursuant to Section 7.02(c)(iii), shall not exceed $40,000,000;

(C)                               immediately before and immediately after giving effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing;

(D)                               the Acquired Business shall be an operating company or division or line of business that engages in a line of business substantially similar, reasonably related or incidental to the business that the Target is engaged in on the Closing Date;

(E)                                in the case of the acquisition of the Equity Interests of another Person, the Board of Directors of such other Person to be acquired shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition and shall not have commenced any action which alleges that such acquisition will violate applicable Law; and

(F)                                 The Lead Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least one (1) Business Day prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer of the Lead Borrower or of GMS, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(j)                                    Investments in Joint Ventures, such Investments not to exceed $20,000,000 at any one time outstanding; provided that prior to making any Investments under this Section 7.02(j), the Lead Borrower shall have delivered a statement in reasonable detail from the Lead Borrower setting out the business rationale for such Investment;

(k)                                 Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers consistent with past practices;

(l)                                     Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)                             the licensing, sublicensing or contribution of IP Rights pursuant to joint research development or marketing arrangements with Persons other than the Lead Borrower and its Restricted Subsidiaries consistent with past practices;

(n)                                 loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Sections 7.06(e), 7.06(f) or 7.06(i) (so long as such amounts are counted as Restricted Payments for purposes of such sections);

(o)                                 so long as immediately after giving effect to any such Investment, no Default or Event of Default has occurred and is continuing, other Investments (including for greater certainty Investments in non-Loan Parties and Permitted Acquisitions thereof in excess of limitations set forth in the foregoing clauses (c)(iii) and (i)(B), respectively) not exceeding the greater of $40,000,000 and 2.5% of Consolidated Total Assets at any one time outstanding; provided, however, that, such amount may be increased by the Net Cash Proceeds of Permitted Equity Issuances (other than Net Cash Proceeds constituting any Cure Amount), except to the extent such Net Cash Proceeds have been applied to make Restricted Payments pursuant to Section 7.06(c) or prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to Section 7.14 or to make previous Investments pursuant to this Section 7.02(o);

(p)                                 pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise made in connection with Liens permitted under Section 7.01;

(q)                                 loans or advances made to distributors in the ordinary course of business and consistent with past practice;

(r)                                    Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any direct or indirect parent of Holdings) to the seller of such Investments;

(s)                                   Investments of a Restricted Subsidiary that is acquired after the Closing Date or of a company merged or amalgamated or consolidated into the Lead Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary, in each case in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired by the Lead Borrower and its Restricted Subsidiaries in such transaction and were in existence on the date of such acquisition, merger or consolidation; and

(t)                                    Investments not otherwise permitted under this Section 7.02 (including for greater certainty Investments in non-Loan Parties and Permitted Acquisitions thereof in excess of limitations set forth in the foregoing clauses (c)(iii) and (i)(B), respectively); provided that, the Specified Transaction Conditions are satisfied.

7.03                        Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness of the Loan Parties in respect of the ABL Obligations;

(b)                                 Indebtedness outstanding or committed to be incurred on the Closing Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof;

(c)                                  Guarantees of any Loan Party (other than Holdings) in respect of Indebtedness of the Lead Borrower or a Restricted Subsidiary otherwise permitted hereunder;

(d)                                 Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) any Restricted Subsidiary that is not a Loan Party owed to (1) any other Restricted Subsidiary that is not a Loan Party or (2) any Loan Party constituting an Investment permitted under Section 7.02(c), 7.02(o) or 7.02(t), and (C) any Loan Party to any Restricted Subsidiary which is not a Loan Party; provided that all such Indebtedness pursuant to this clause (d) shall be (1) unsecured, (2) evidenced by the Intercompany Note, (3) if owed to a Loan Party, subject to the Collateral Agent’s perfected security interest pursuant to the Collateral Documents with the priority specified in the ABL/Term Intercreditor Agreement and (4) if owed by a Loan Party, expressly subordinated in right of payment to the payment in full of the ABL Obligations on terms reasonably satisfactory to the Administrative Agent;

(e)                                  Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, repair or improvement of any fixed or capital assets, in each case within the limitations set forth in Section 7.01(i); provided, however, that the Indebtedness incurred pursuant to this Section 7.03(e), (i) if incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) used in the business of the Lead Borrower or any Restricted Subsidiary, the aggregate amount of all such Indebtedness at any one time outstanding, including all Permitted Refinancing thereof incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (i), shall not exceed $15,000,000 and (ii) if incurred in connection with the financing of all or any part of the purchase price, lease expenses, rental payments or cost of design, construction or installation of Productive Assets (whether through the leasing of or direct purchase of such Productive Assets or the Equity Interests of any Person owning such Productive Assets), the aggregate amount of all such Indebtedness at any one time outstanding, including all Permitted Refinancing thereof incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (ii), shall not exceed $25,000,000;

(f)                                   Indebtedness of the Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate amount at any one time outstanding not to exceed $15,000,000;

(g)                                  Indebtedness in respect of Swap Contracts designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(h)                                 guarantees incurred by the Lead Borrower or a Restricted Subsidiary in the ordinary course of business in respect of obligations (not for money borrowed) of a Restricted Subsidiary to a supplier, customer, franchisee, lessor or licensee that in each case is not an Affiliate;

(i)                                     Indebtedness representing deferred compensation to employees of the Lead Borrower and its Restricted Subsidiaries;

(j)                                    Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or its direct or indirect parent permitted by Section 7.06;

(k)                                 (A) Indebtedness incurred by the Lead Borrower or its Restricted Subsidiaries in a Permitted Acquisition or a Disposition permitted under Section 7.05 under agreements providing for the adjustment of the purchase price or similar adjustments and (B) Indebtedness of any Person acquired pursuant to a Permitted Acquisition that is secured, if at all, only by Liens permitted by Section 7.01(p); provided that (x) such Indebtedness was not incurred in contemplation of such Permitted Acquisition, (y) immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (z) the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000;

(l)                                     Indebtedness arising from agreements of the Lead Borrower or a Restricted Subsidiary providing for customary indemnification, deferred purchase price, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the Permitted Acquisition, or other acquisition or Disposition of any business or assets or Person or any Equity Interests of a Subsidiary otherwise permitted hereunder, provided that, with respect to Dispositions, the maximum liability of the Lead Borrower and the Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Lead Borrower and the Restricted Subsidiaries in connection with such Disposition;

(m)                             Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(n)                                 Indebtedness in an aggregate principal amount not to exceed the greater of $40,000,000 and 2.5% of Consolidated Total Assets at any time outstanding;

(o)                                 Indebtedness in respect of (A) workers’ compensation claims, self-insurance obligations, bankers’ acceptances, customs, Taxes and other similar tax guarantees, in each case incurred in the ordinary course of business and not in connection with the borrowing of money and (B) any customary cash management, cash pooling or netting or setting-off arrangements incurred in the ordinary course of business;

(p)                                 (A) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in the case of the foregoing clauses (a) and (b) in the ordinary course of business and (B) Indebtedness incurred by the Lead Borrower or any of its Restricted Subsidiaries in respect of bank Guarantees, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the due date thereof;

(q)                                 obligations in respect of performance, bid, appeal and surety bonds and performance and completion Guarantees and similar obligations provided by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)                                    Indebtedness (“Specified Affiliate Indebtedness”) in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that (A) the borrower with respect to such Indebtedness shall be the Lead Borrower; (B) the lender with respect to such Indebtedness shall be the Sponsor or any of its Affiliates other than Holdings, the Lead Borrower and its Restricted Subsidiaries or any other portfolio company of the Sponsor; (C) the all-in interest rate per annum with respect to such Indebtedness shall not exceed a market interest rate as determined by the Lead Borrower, and in any event shall not exceed the Eurodollar Rate for Dollars for a one-month interest period plus 4.50% per annum; (D) the fees with respect to such Indebtedness shall not exceed the fees payable by the Lead Borrower with respect to the Revolving Credit Facility; (E) no premiums shall be payable with respect to such Indebtedness; (F) such Indebtedness shall be unsecured; (G) if guaranteed, such Indebtedness shall be guaranteed by one or more of the Guarantors only and there shall be no additional guarantors with respect to such Indebtedness other than the Sponsor or any of its Affiliates other than Holdings, the Lead Borrower, or its Restricted Subsidiaries or other portfolio companies of the Sponsor; (H) such Indebtedness shall not be subject to any amortization or scheduled prepayments of principal; (I) the covenants, events of default, Guarantees and other terms of such Indebtedness, when taken as a whole, are not more restrictive to Holdings, the Lead Borrower and its Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (I), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Lead Borrower of its objection during such five (5) Business Day period); (J) such Indebtedness shall not have any financial covenants; (K) the proceeds of such

Indebtedness shall be used solely to fund working capital needs of the Restricted Group; (L) any repayment or prepayment of such Indebtedness shall be subject to (i) Holdings, the Lead Borrower and its Restricted Subsidiaries being in compliance with the financial covenant set forth in Section 7.11 as of the most recently completed period of four consecutive fiscal quarters ending prior to the date of any repayment or prepayment of such Indebtedness for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) (whether or not such covenant was in fact required to be tested at the end of such period pursuant to Section 7.11) and (ii) the absence of a Default or Event of Default, in each case immediately prior to and after giving effect to such repayment or prepayment; (M) such Indebtedness shall be subordinated on terms reasonably satisfactory to the Administrative Agent; and (N) such Indebtedness shall be disregarded for purposes of determining the availability or amount of any covenant baskets or carve-outs;

(s)                                   Indebtedness constituting Permitted Term Indebtedness in an aggregate amount at any one time outstanding not to exceed the Permitted Term Indebtedness Cap; and

(t)                                    Indebtedness not otherwise permitted under this Section 7.03; provided that, (i) the Specified Transaction Conditions are satisfied and (ii) such Indebtedness shall not have a maturity date that is earlier than the Latest Maturity Date of all Revolving Credit Loans in effect at the time of such incurrence.

7.04                        Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(a)                                 any Restricted Subsidiary may merge with (i) the Lead Borrower (including a merger, the purpose of which is to reorganize the Lead Borrower into a new jurisdiction), provided, that the Lead Borrower shall be the continuing or surviving Person or the surviving Person shall be a Person organized and existing under the laws of the United States or any state thereof and shall expressly assume the obligations of the Lead Borrower pursuant to documents reasonably acceptable to the Administrative Agent or (ii) any one or more other Restricted Subsidiaries, provided, that when any Guarantor is merging with another Restricted Subsidiary, (A) the Guarantor shall be the continuing or surviving Person or (B) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03;

(b)                                 (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve, or the Lead Borrower or any Subsidiary may (if the perfection and priority of the Liens securing the ABL Obligations is not adversely affected thereby) change its legal form if the Lead Borrower determines in good faith that such action is in the best interest of the Lead Borrower and its Subsidiaries and is not disadvantageous to the Lenders (it being understood that in the case of any dissolution of a Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Subsidiary that is a Guarantor; and in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c)                                  any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Lead Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Lead Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d)                                 any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided, that (i) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Section 6.12 or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02; and

(e)                                  a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(f)(A)).

7.05                        Dispositions.  Make any Disposition, except:

(a)                                 Dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of tangible property no longer used or useful in the conduct of the business of the Lead Borrower and its Restricted Subsidiaries;

(b)                                 the abandonment or other Disposition of IP Rights (including allowing any registrations or any applications for registration of any IP Rights to lapse or go abandoned) to the extent Lead Borrower determines in its reasonable business judgment that (i) such IP Rights are not  commercially reasonable to maintain under the circumstances and (ii) such Disposition could not reasonably be expected to materially and adversely affect the business of the Lead Borrower or any of its Restricted Subsidiaries;

(c)                                  Dispositions of inventory and goods held for sale in the ordinary course of business;

(d)                                 Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(e)                                  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(f)                                   (A) Dispositions permitted by Section 7.04, (B) Liens permitted by Section 7.01 (other than Section 7.01(n)(ii)), (C) Investments permitted by Section 7.02 (other than Section 7.02(e) with respect to Dispositions under this Section 7.05 and Section 7.02(h)) and (D) Restricted Payments permitted by Section 7.06;

(g)                                  Dispositions by the Lead Borrower and its Restricted Subsidiaries of property pursuant to sale-leaseback transactions; provided that (i) not less than 75% of the purchase price for such property shall be in the form of cash or Cash Equivalents (with any senior secured debt secured by such property assumed by the purchaser of such property and any consideration received in the form of Indebtedness that is converted into cash within 90 days after the Disposition of such property deemed to be cash for purposes of this provision) and (ii) any lease entered into in connection therewith shall not contravene Section 7.03;

(h)                                 Dispositions of Cash Equivalents;

(i)                                     Dispositions of accounts receivable in connection with the collection or compromise thereof;

(j)                                    licensing or sublicensing of IP Rights in the ordinary course of business on customary terms and which does not materially interfere with the business of the Lead Borrower and its Restricted Subsidiaries;

(k)                                 sales of property and issuances and sales of Equity Interests (A) among or between Loan Parties (other than Holdings); provided that the sale or issuance by the Lead Borrower of its Equity Interests to Holdings shall be permitted, (B) among or between Restricted Subsidiaries that are not Loan Parties, (C) by Restricted Subsidiaries that are not Loan Parties to the Loan Parties (other than Holdings) or (D) by Loan Parties to Restricted Subsidiaries that are not Loan Parties; provided that the fair market value of all property so Disposed of pursuant to this sub-clause ((D)) shall not exceed $25,000,000 in the aggregate;

(l)                                     leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Lead Borrower and its Restricted Subsidiaries;

(m)                             transfers of property subject to Casualty Events upon receipt of the net cash proceeds of such Casualty Event;

(n)                                 Dispositions of Excess Properties (as defined in the Acquisition Agreement);

(o)                                 Dispositions by the Lead Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided, that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (o) shall not exceed $25,000,000 and (iii) not less than 75% of the purchase price for asset or property sold in such Disposition shall be in the form of cash or Cash Equivalents (with any senior secured debt secured by such property assumed by the purchaser of such property and any consideration received in the form of Indebtedness that is converted into cash within 90 days after the Disposition of such property deemed to be cash for purposes of this provision); and

(p)                                 Dispositions by the Lead Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that, the Specified Transaction Conditions are satisfied;

provided, however, that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (h) and (j)), shall be for no less than the fair market value of such property at the time of such Disposition.  To the extent any Collateral is Disposed to any Person that is not a Loan Party of as expressly permitted by this Section 7.05, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

7.06                        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except:

(a)                                 each Restricted Subsidiary may make Restricted Payments to the Lead Borrower and to Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the Lead Borrower and any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

(b)                                 the Lead Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c)                                  the Lead Borrower may make Restricted Payments with the cash proceeds contributed to its common equity from the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount), except to the extent such Net Cash Proceeds have been applied to make Investments pursuant to Section 7.02(o) or prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to Section 7.14 or to make previous Restricted Payments pursuant to this Section 7.06(c);

(d)                                 to the extent constituting Restricted Payments, the Lead Borrower and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.02, 7.04, 7.08 or 7.14;

(e)                                  the Lead Borrower or any Restricted Subsidiary may make Restricted Payments to Holdings (or, in the case of sub-clause (iv), to the shareholders of a Restricted Subsidiary), so long as, with respect to any such Restricted Payments made pursuant to sub-clause (iv), sub-clause (vii) or sub-clause (viii)] below, no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom:

(i)                                     so long as the Lead Borrower is a member of a consolidated, combined or unitary group of which Holdings (or any direct or indirect parent entity of Holdings) is the parent for foreign, Federal, state or provincial or local income tax purposes, the proceeds of which will be used to pay the tax liability to each foreign, Federal, state, provincial or local jurisdiction in respect of which a consolidated, combined, unitary or affiliated return is filed by Holdings (or any direct or indirect parent entity of Holdings) that includes the Lead Borrower and its Subsidiaries, to the extent such tax liability does not exceed the lesser of (x) the taxes that would have been payable by the Lead Borrower and its Subsidiaries as a stand-alone group and (y) the actual tax liability of Holdings’ (or any direct or indirect parent entity of Holdings’) consolidated, combined, unitary or affiliated group, reduced by any such payments paid or to be paid directly by the Lead Borrower or its Subsidiaries;

(ii)                                  the proceeds of which shall be used by Holdings to pay (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) (a) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $1,500,000 in any 12-month period plus any reasonable and customary indemnification claims made by directors or officers of Holdings attributable to the ownership or operations of the Lead Borrower and its Restricted Subsidiaries or (b) the fees and other amounts described in Section 7.08(d) to the extent that the Lead Borrower would be then permitted under such Section 7.08(d) to pay such fees and other amounts directly;

(iii)                               the proceeds of which shall be used by Holdings to pay its (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) franchise taxes and similar taxes and other expenses necessary to maintain its corporate existence;

(iv)                              the proceeds of which will be used to repurchase the Equity Interests or phantom Equity Interests (including stock appreciation rights and similar incentive or deferred compensation instruments) of Holdings or any of its Restricted Subsidiaries  (or to make a Restricted Payment to its direct or indirect parent to enable it to repurchase its Equity Interests or phantom Equity Interests) from directors, employees or members of management of Holdings or any Restricted Subsidiary (or their estate, family members, spouse and/or former spouse), in an aggregate amount not in excess of $20,000,000 in any calendar year; provided, that the Lead Borrower may carry over and make in any subsequent calendar year or years, in addition to the amount for such subsequent calendar year, the amount not utilized in the prior calendar year or years up to a maximum of $20,000,000 with respect to such subsequent calendar year; provided, further, that the amounts set forth in this clause (e)(iv) may be further increased by (A) the proceeds of any key-man life insurance maintained by Holdings (or its direct or indirect parent), the Lead Borrower or a Restricted Subsidiary, to the extent such proceeds are received by the Lead Borrower or a Restricted Subsidiary, plus (B) to the extent contributed in cash to the common equity of the Lead Borrower, the Net Cash Proceeds from the sale of Equity Interests of any of the Lead Borrower’s direct or indirect parent companies, in each case to members of management, managers, directors or consultants of Holdings, the Lead Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date;

(v)                                 the proceeds of which are applied to the purchase or other acquisition by Holdings of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person that, provided that if such purchase or other acquisition had been made by the Lead Borrower, it would have constituted a “Permitted Acquisition” permitted to be made pursuant to Section 7.02; provided, that (A) such Restricted Payment shall be made concurrently with the closing of such purchase or other acquisition and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Lead Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Lead Borrower or its Restricted Subsidiaries in order to consummate such purchase or other acquisition;

(vi)                              repurchases of Equity Interests of Holdings deemed to occur upon the non-cash exercise of stock options and warrants;

(vii)                           the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, management fees permitted by Section 7.08(d); and

(viii)                        the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, other than to Affiliates of Holdings (other than Affiliates that are bona fide investment banks), a portion of any customary fees and expenses related to any unsuccessful equity offering by Holdings (or any direct or indirect parent thereof), or any unsuccessful debt offering by any direct or indirect parent of Holdings, in each case directly attributable to the operations of the Lead Borrower and its Restricted Subsidiaries;

(f)                                   in addition to the foregoing Restricted Payments, additional Restricted Payments in an aggregate amount not to exceed the greater of $20,000,000 and 1.5% of Consolidated Total Assets;

(g)                                  after a Qualifying IPO, Restricted Payments of up to 6% per annum of the Net Cash Proceeds contributed to the common equity of the Lead Borrower from such Qualifying IPO; provided that immediately before and immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing;

(h)                                 Restricted Payments (i) made on the Closing Date in connection with the Transactions or (ii) made within 60 days after the Closing Date for payments on stock appreciation rights in connection with the Transactions and in accordance with the Acquisition Agreement;

(i)                                     repurchases of Equity Interests of Holdings, the Lead Borrower or any Restricted Subsidiary to fund the payment of withholding or similar Taxes that are payable by any future, present or former employee, director, manager or consultant (or any spouse, former spouse, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) in connection with the exercise of stock options;

(j)                                    in addition to the foregoing Restricted Payments, additional Restricted Payments, so long as, the Restricted Payment Conditions are satisfied; and

(k)                                 Restricted Payments consisting of the proceeds of any Disposition permitted under Section 7.05(n), to the extent made in accordance with the Acquisition Agreement.

7.07                        Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Lead Borrower and its Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.

7.08                        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Lead Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties and their Restricted Subsidiaries, (b) on fair and reasonable terms substantially as favorable to the Lead Borrower or such Restricted Subsidiary as would be obtainable by the Lead Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (c) the Transactions and the payment of fees and expenses in connection with the consummation of the Transactions, (d) (i) so long as no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing, the direct or indirect payment of fees (including termination payments) and/or other payments to the Sponsor or its Affiliates pursuant to the Sponsor Management Agreement (which fees and/or payments shall not exceed (A) in respect of annual fees and/or payments, up to the greater of (x) $2,250,000 and (y) an amount equal to 1% of the aggregate amount of the cash equity contributions directly or indirectly made by the Sponsor to Holdings and further contributed to the Lead Borrower (other than any cash equity contributions constituting a Cure Amount), (B) in respect of the fees and/or payments payable in connection with the Acquisition, the amount disclosed to the Administrative Agent on or prior to the Closing Date and (C) in respect of fees payable in connection with transactions permitted by this Agreement, in amounts that are usual, customary and market for such transactions) and (ii) the payment of related indemnities and reasonable expenses, (e) customary fees and indemnities may be paid to any directors of Holdings (or any direct or indirect parent thereof), the Lead Borrower and its Restricted Subsidiaries and reasonable out-of-pocket costs of such Persons may be reimbursed, in each case, to the extent directly attributable to the operations of the Lead Borrower and its Restricted Subsidiaries, (f) the Lead Borrower and its Restricted Subsidiaries may enter into employment, severance or collective bargaining arrangements or consultant or employee benefit with officers, employees and directors  in the ordinary course of business and transactions pursuant to stock option, stock appreciation rights, stock incentive or other equity compensation plans and employee benefit plans and arrangements in the ordinary course of business, (g) the Lead Borrower and its Restricted Subsidiaries may make payments pursuant to the tax sharing agreements among the Lead Borrower and its Restricted Subsidiaries, (h) Restricted Payments permitted under Section 7.06, (i) Investments in the Lead Borrower’s Subsidiaries and Joint Ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such Joint Venture is only an Affiliate as a result of Investments by the Lead Borrower and its Restricted Subsidiaries in such Subsidiary or Joint Venture) to the extent otherwise permitted under Section 7.02, (j) any payments required to be made pursuant to the Acquisition Agreement, (k) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services or providers of employees or other labor, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Lead Borrower or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Lead Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person; (l) the Transactions; (m) pledges of Equity Interests of the Unrestricted Subsidiary to secured Indebtedness of such Unrestricted Subsidiary; (n) the provision of cash collateral permitted under Section 7.01 and payments and distributions of amounts therefrom; and (o) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08(o) or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.

7.09                        Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document, any First Lien Loan Document or any Second Lien Loan Document) that limits the ability:

(a)                                 of any Restricted Subsidiary of the Lead Borrower to make Restricted Payments to the Lead Borrower or any Guarantor which is a Restricted Subsidiary of the Lead Borrower or to otherwise transfer property to or invest in the Lead Borrower or any Guarantor, except for (i) any agreement in effect on the Closing Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole (as determined by the Lead Borrower in good faith), with respect to such restrictions than those contained in those agreements on the Closing Date, (ii) any agreement in effect at the time any Restricted Subsidiary becomes a Restricted Subsidiary of the Lead Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Lead Borrower, provided that (x) any such agreement expressly permits such Restricted Payments, transfers of property and investments to pay the ABL Obligations and (y) the exception in this clause (ii) shall not apply to agreements that are binding on a Person that becomes a Restricted Subsidiary pursuant to the second sentence of the definition of “Unrestricted Subsidiary” unless any such agreement would have otherwise been permitted under this Section 7.09(a) had such Person been a Restricted Subsidiary at the time of entering into such agreement, (iii) any agreement included in any agreement governing Indebtedness of a Restricted Subsidiary of the Lead Borrower which is not a Loan Party which is permitted by Section 7.03; (iv) (x) any agreement in connection with a Disposition permitted by Section 7.05 and (y) customary provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements in the ordinary course of business (including agreements entered into in connection with any Investment permitted under Section 7.02), which limitation is applicable only to the assets that are the subject of such agreements, (v) customary provisions in joint venture agreements or other similar agreements applicable to Joint Ventures permitted under Section 7.02 and applicable solely to such Joint Venture entered into in the ordinary course of business, (vi) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vii) customary restrictions contained in Permitted Term Indebtedness and Indebtedness incurred pursuant to Section 7.03(f), (n) or (t) (provided that the provisions of any such Indebtedness are not, taken as a whole, materially more restrictive (as determined by the Lead Borrower in good faith) than similar restrictions contained in the First Lien Credit Agreement), (viii) applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit or (ix) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; or

(b)                                 of Holdings or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the ABL Obligations except for (i) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03(e) or 7.03(k)(B) but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (ii) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (iii) customary restrictions contained in Permitted Term Indebtedness and Indebtedness incurred pursuant to Section 7.03(f), (n) or (t) (provided that such restrictions do not restrict the Liens securing the ABL Obligations or the priority thereof required by the ABL/Term Intercreditor Agreement), (iv) restrictions arising in connection with cash or other deposits permitted under Sections 7.01 or 7.02 and limited to such cash or deposit, (v) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vi) restrictions arising by reason of applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, and (vii) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business.

7.10                        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, to (a) purchase or carry margin stock (within the meaning of Regulation U of the FRB), (b) extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (c) other than pursuant to and in accordance with Section 6.11.

7.11                        Fixed Charge Coverage Ratio.  During any Covenant Trigger Period, permit the Fixed Charge Coverage Ratio as of the last day, as calculated on a Pro Forma Basis, of the most recently completed period of four consecutive fiscal quarters ending prior to the commencement of such Covenant Trigger Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b), to be less than 1.00 to 1.00.

7.12                        Amendments of Organization Documents.  Amend any of its Organization Documents in a manner materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; it being understood and agreed that changes in organization of the Lead Borrower or any of its Restricted Subsidiaries (such as conversion of a corporation into a limited liability company) shall not be deemed materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; provided that the Lead Borrower and its Restricted Subsidiaries shall comply with the provisions of Sections 6.12 and 6.14 with respect to such changes in organization.

7.13                        Accounting Changes.  Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) in the case of the Lead Borrower only, fiscal year.

7.14                        Prepayments, Etc. of Indebtedness and Modifications of Certain Debt Instruments.  (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (1) any Indebtedness incurred pursuant to Section 7.03(t) that, in each case, is either unsecured or subordinated in right of payment to the ABL Obligations or (2) any Specified Affiliate Indebtedness (collectively, together with any Permitted Refinancing of any of the foregoing, “Junior Financing”), or make any payment in violation of any subordination terms of any Junior Financing Documentation, except: (i) any prepayment of Junior Financing so long as, the Specified Transaction Conditions are satisfied; (ii) (A) the repayment, prepayment or refinancing of any Junior Financing (other than Specified Affiliate Indebtedness) with the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount) (except to the extent the Net Cash Proceeds of any such Permitted Equity Issuance have been applied to make Investments pursuant to Section 7.02(o) or Restricted Payments pursuant to Section 7.06(c) or previously applied to make prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to this Section 7.14) and (B) the refinancing of any Indebtedness described in the preceding clause (a)(1) with the proceeds of any Permitted Term Indebtedness that is unsecured or subordinated in right of payment to the ABL Obligations, in each case, to the extent not required to prepay any Revolving Credit Loans pursuant to Section 2.05(b); (iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests); (iv) the prepayment of any Junior Financing or Permitted Refinancing thereof, in an aggregate amount not to exceed an amount (which shall not be less than zero) equal to the greater of $20,000,000 and 1.5% of Consolidated Total Assets; (v) (A) any repayment or prepayment of Specified Affiliate Indebtedness that is permitted by clause (L) of Section 7.03(r) and (B) the refinancing of Specified Affiliate Indebtedness with the Net Cash Proceeds of any Permitted

Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount) (except to the extent the Net Cash Proceeds of any such Permitted Equity Issuance have been applied to make Investments pursuant to Section 7.02(o) or Restricted Payments pursuant to Section 7.06(c) or previously applied to make prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to this Section 7.14) or (b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent, the Collateral Agent or the Lenders any term or condition of any Junior Financing Documentation (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to any such modification or change, together with a reasonably detailed description of the material terms and conditions of such modification or change or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period).

7.15                        Holding Companies.

(a)                                 In the case of Holdings, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Lead Borrower and the performance of its obligations under the Loan Documents or any Permitted Term Indebtedness, (ii) incur any Indebtedness (other than (x) the ABL Obligations and any Permitted Term Indebtedness, (y) intercompany Indebtedness incurred in lieu of Restricted Payments permitted under Section 7.06 and Indebtedness of the type described in Sections 7.03(i) through (m) (other than Section 7.03(k)(B)), 7.03(o) and 7.03(p) and (z) Guarantees of Indebtedness permitted by Section 7.03(n) or (t)), (iii) create, incur, assume or suffer to exist any Lien on any Equity Interests of the Lead Borrower (other than Liens pursuant to any Loan Document, any Permitted Term Indebtedness Liens and non-consensual Liens arising solely by operation of law); or (iv) make any Investments (other than (x) Investments in the Lead Borrower or its Restricted Subsidiaries (including any temporary Investments to facilitate Permitted Acquisitions and other Investments permitted by Section 7.02) or (y) Investments of the type permitted by Section 7.02(a), (b), (h), (k) or (m).

(b)                                 Nothing in this Section 7.15 shall prevent Holdings from (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (ii) the performance of its obligations with respect to the Transactions, (iii) any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests), (iv) making Restricted Payments or Dispositions (other than Dispositions of the Equity Interests of the Lead Borrower), (v) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Lead Borrower, (vi) holding any cash and Cash Equivalents (but not operating any property), (vii) providing indemnification to officers, managers and directors, (viii) any activities incidental to compliance with the provisions of the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and the rules of national securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debtholders and (ix) any activities incidental to the foregoing.

7.16                        Deposit Accounts; Credit Card Processors.  Open any new DDA (other than any Excluded DDA) unless the Loan Parties shall have delivered to the Collateral Agent appropriate Blocked Account Agreements consistent with the provisions of Section 6.18 and otherwise satisfactory to the Collateral Agent within ninety (90) days (or such longer period, not to exceed an additional thirty (30) days, as the Collateral Agent may agree in writing) of opening such new DDA.  No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors or credit card issuers other than the ones expressly permitted hereby or contemplated in Section 6.18.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default.  Any of the following shall constitute an Event of Default (each, an “Event of Default”):

(a)                                 Non-Payment.  The Borrowers or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan any L/C Obligation or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b)                                 Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in (i) clause (y) of the final paragraph of Section 4.01, Section 6.02(d), Section 6.03(a), Section 6.05 (solely with respect to the Lead Borrower), Section 6.11, Section 6.18(c) (subject to clause (b)(ii) below) or Article VII (subject to, in the case of the financial covenant contained in Section 7.11, the cure rights contained in Section 8.03), (ii) Section 6.02(b), Section 6.02(e), Section 6.18(a), Section 6.18(b), and Section 6.18(c) (solely with respect to the initial Covenant Trigger Event with respect to any Covenant Trigger Period) and such failure described in this clause (b)(ii) continue for one (1) Business Day, (iii) Section 6.02(c) and such failure described in this clause (b)(iii) continues for three (3) days or (iv) Section 6.01(c) and Section 6.02(a) and such failure described in this clause (b)(iv) continues for five (5) days; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent or the Collateral Agent to the Lead Borrower; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)                                  Cross-Default.  (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any (x) Indebtedness under the First Lien Credit Agreement, (y) Indebtedness under the Second Lien Credit Agreement or (z) any other Indebtedness (other than Indebtedness hereunder) having (in the case of this clause (z)) an aggregate principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any of its Restricted Subsidiaries that is not an Immaterial Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Restricted Subsidiary that is not an Immaterial Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

(h)                                 Judgments.  There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j)                                    Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the ABL Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the ABL Obligations and termination of the Aggregate Commitments), or purports to revoke or rescind any Loan Document; or

(k)                                 Change of Control.  There occurs any Change of Control; or

(l)                                     Collateral Documents.  Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien on and security interest in the Collateral covered thereby with the priority required by the ABL/Term Intercreditor Agreement, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to Section 4.01, Section 6.12 or Section 6.14 or results from the failure of the Collateral Agent (or a bailee on its behalf in accordance with the ABL/Term Intercreditor Agreement) to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents.

Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary shall be deemed to exclude any Immaterial Subsidiary (provided however that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

8.02                        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)                                  require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)                                 exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Revolving Credit Facility have been designated as “Designated Senior Debt”, and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03                        Right to Cure.  Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Lead Borrower fails to comply with the requirements of the financial covenant set forth in Section 7.11, then (A) after the beginning of the applicable fiscal quarter, until the expiration of the 10th day subsequent to the date the relevant financial statements are required to be delivered with respect to such fiscal quarter pursuant to Section 6.01(a) or 6.01(b), Holdings shall have the right to issue common equity for cash and to contribute such cash as common equity to the capital of the Lead Borrower (the “Cure Right”), and upon the receipt by the Lead Borrower of such cash (the “Cure Amount”) pursuant to the exercise by the Holdings of such Cure Right, the calculation of Consolidated EBITDA as used in the financial covenant set forth in Section 7.11 shall be recalculated giving effect to the following pro forma adjustments:

(i)                                     Consolidated EBITDA shall be increased, solely for the purpose of measuring the financial covenant set forth in Section 7.11 and not for the purpose of determining satisfaction of the Specified Transaction Conditions, the Restricted Payment

Conditions or the availability or amount of any covenant baskets or carve-outs, by an amount equal to the Cure Amount; provided that the receipt by the Lead Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement, including for purposes of determining the availability or amount of any covenant baskets or carve-outs, the applicability of the Specified Transaction Conditions or the Restricted Payment Conditions; and

(ii)                                  If, after giving effect to the foregoing recalculations, the Lead Borrower shall then be in compliance with the requirements of the financial covenant set forth in Section 7.11, the Lead Borrower shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 7.11 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the financial covenant set forth in Section 7.11 that had occurred shall be deemed cured for the purposes of this Agreement; and

(B) upon receipt by the Administrative Agent of written notice, prior to the expiration of the 10th day subsequent to the date the relevant financial statements are required to be delivered pursuant to Section 6.01 (the “Anticipated Cure Deadline”), that the Lead Borrower intends to exercise the Cure Right in respect of a fiscal quarter, the Lenders shall not be permitted to accelerate Loans held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the financial covenant set forth in Section 7.11 until such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline; provided that, for the avoidance of doubt, no Credit Extension under the Revolving Credit Facility shall be made for so long as the Lead Borrower is not in compliance with the financial covenant set forth in Section 7.11 and such non-compliance has not been cured in accordance with the provisions of this Section 8.03.

Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the Revolving Credit Facility, and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the amount required for purposes of complying with the financial covenant set forth in Section 7.11.

8.04                        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the ABL Obligations shall, subject to the provisions of Sections 2.15 and 2.16 and the prior payment and distribution of the proceeds of the Term Priority Collateral to the Designated Term Representative (for distribution in accordance with the Term Loan Documents), in accordance with the ABL/Term Intercreditor Agreement, be applied by the Collateral Agent in the following order:

First, to payment of that portion of the ABL Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the ABL Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Lenders, to payment to the Administrative Agent of that portion of the ABL Obligations constituting principal and accrued and unpaid interest on any Protective Overadvances;

Fourth, to the extent that Swing Line Loans have not been refinanced by a Revolving Credit Loan, to payment to the Swing Line Lender of that portion of the ABL Obligations constituting accrued and unpaid interest on the Swing Line Loans;

Fifth, the extent that Swing Line Loans have not been refinanced by a Revolving Credit Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;

Sixth, to payment of that portion of the ABL Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, (i) to payment of that portion of the ABL Obligations constituting (x) unpaid principal of the Loans, the L/C Borrowings and (y) principal or any other payments then owing under Secured Hedge Agreements and the Secured Cash Management Agreements, for which, in the case of this clause (y), Reserves have been established by the Administrative Agent and (ii) to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Section 2.03 and 2.15, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Seventh payable to them;

Eight, to the payment of all other ABL Obligations of the Loan Parties that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such ABL Obligations owing to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date;

Ninth, in respect of the proceeds of the ABL Priority Collateral only, to the Designated Term Representative, to be applied in accordance with the Term Loan Documents or as otherwise provided in the ABL/Term Intercreditor Agreement; and

Last, the balance, if any, after all of the ABL Obligations and all obligations under the Term Loan Documents have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired without any pending drawing thereon, such remaining amount shall be applied to the other ABL Obligations, if any, in the order set forth above.

Notwithstanding anything herein to the contrary, the Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the ABL Obligations otherwise set forth above in this Section 8.04.

ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01                        Appointment and Authorization of Agents.

(a)                                 Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                                 Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c)                                  The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Cash

Management Bank and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of all provisions of this Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

9.02                        Delegation of Duties.  The Administrative Agent or the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  None of the Administrative Agent or the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of its own gross negligence or willful misconduct to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction.

9.03                        Liability of Agents.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.04                        Reliance by Agents.

(a)                                 Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice,

consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent.  Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders and L/C Issuers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and L/C Issuers.

(b)                                 For purposes of determining compliance with the conditions specified in Section 4.01, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender and L/C Issuer unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05                        Notice of Default.  None of the Administrative Agent or the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the applicable Lenders and L/C Issuers, unless it shall have received written notice from a Lender or the Lead Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default”.  Each of the Administrative Agent and the Collateral Agent will notify the Lenders and L/C Issuers of its receipt of any such notice.  The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders and L/C Issuers.

9.06                        Credit Decision; Disclosure of Information by Agents.  Each Lender and L/C Issuer acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender and L/C Issuer as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender and L/C Issuer represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder.  Each Lender and L/C Issuer also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders and L/C Issuers by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender and L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.07                        Indemnification of Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders and L/C Issuers shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender and L/C Issuer shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender and L/C Issuer or any other Person.  Without limitation of the foregoing, each Lender and L/C Issuer shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrowers.  The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other ABL Obligations and the resignation of the Administrative Agent or the Collateral Agent.

9.08                        Agents in their Individual Capacities.  Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders.  The

Lenders and L/C Issuers acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them.  With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and L/C Issuer and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include such Agent in its individual capacity.

9.09                        Successor Agents.  (a) The Administrative Agent may resign as the Administrative Agent and the Collateral Agent upon thirty (30) days’ notice to the Lenders.  If an Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default (which consent of the Borrowers shall not be unreasonably withheld or delayed and shall be deemed given if the Borrowers fail to respond within ten (10) Business Days).  If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” and “Collateral Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent and the Collateral Agent shall be terminated.  After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Collateral Agent under this Agreement.  If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective on such date and the retiring Administrative Agent may (but shall not be obligated to) with the consent of the Lead Borrower at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld or delayed and shall be deemed given if the Borrowers fail to respond within ten (10) Business Days), on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent from among the Lenders.  If a successor Administrative Agent has not so been appointed, the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  With effect from the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required

Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of any appointment as the Collateral Agent, as applicable, hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents.  After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent and the Collateral Agent.

(b)                                 Any resignation by the Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation as the Swing Line Lender, an L/C Issuer and the Collateral Agent.  Upon the acceptance of a successor’s appointment as Administrative Agent, hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, the retiring Swing Line Lender and the retiring Collateral Agent, (ii) the retiring L/C Issuer, the retiring Swing Line Lender and the retiring Collateral Agent shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.10                        Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent or the Collateral Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent or the Collateral Agent shall have made any demand on any of the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other ABL Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers, the Administrative Agent or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers, the Administrative Agent or the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers, the Administrative Agent or the Collateral Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent or the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the ABL Obligations or the rights of any Lender or to authorize the Administrative Agent or the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11                        Collateral and Guaranty Matters.  Each of the Lenders (including in their capacities as potential or actual Hedge Banks and potential or actual Cash Management Banks) and each L/C Issuer irrevocably authorizes the Collateral Agent, at its option and in its discretion,

(a)                                 to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all ABL Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)                                 to subordinate or release any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or, in the case of subordination only, 7.01(p); and

(c)                                  to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.  In each case as specified in this Section 9.11, the Collateral Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

9.12                        Secured Cash Management Agreements and Secured Hedge Agreements.  No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, none of the Administrative Agent or the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, ABL Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent and the Collateral Agent have received written notice of such ABL Obligations, together with such supporting documentation as the Administrative Agent or the Collateral may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

9.13                        Other Agents; Arranger and Managers.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent”, “documentation agent”, “joint lead arranger”, or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.14                        Appointment of Supplemental Administrative Agents.

(a)                                 Each of the Administrative Agent and the Collateral Agent is hereby authorized to appoint additional Persons selected by it in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)                                 In the event that the Collateral Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers, privileges and duties with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 9.07 (obligating the Borrowers to pay the Collateral Agent’s expenses and to indemnify the Collateral Agent) that refer to the Collateral Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)                                  Should any instrument in writing from any Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent.  In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Administrative Agent.

9.15                        Withholding.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the IRS applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Loan Party or the relevant Lender.

ARTICLE X
MISCELLANEOUS

10.01                 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (x) the Administrative Agent and the Lead Borrower may, with the consent of the other (and no other

Person), amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent, any L/C Issuer or any Lender or to cause one or more Loan Documents to be consistent with other Loan Documents and (y) no such amendment, waiver or consent shall:

(a)                                 extend or increase the Revolving Credit Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Event of Default, mandatory prepayment or mandatory reduction of the Revolving Credit Commitments (other than any such reduction pursuant to Section 2.06(b)(ii)) shall not constitute an extension or increase of any Revolving Credit Commitment of any Lender);

(b)                                 postpone any date scheduled for any payment of principal of, or interest on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby;

(c)                                  reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definitions of Availability or Average Daily Availability or in the component definitions thereof shall not constitute a reduction in the rate; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d)                                 change any provision of this Section 10.01, Section 2.06(c) or the definition of “Required Lenders”, “Required Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(e)                                  release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f)                                   release all or substantially all of the value of the guarantees made by the Guarantors, without the written consent of each Lender;

(g)                                  change (A) Section 2.06(c) in a manner that would alter the term of pro rata sharing of reductions in the Revolving Credit Facility required thereby without the written consent of each Lender and (B) Section 2.13 or Section 8.04 in a manner that would alter the order or pro rata sharing of payments required thereby without the written consent of each Lender;

(h)                                 modify the definition of Protective Overadvance or Section 2.02(h) so as to increase the amount of the Protective Overadvances and Overadvance Loans or,

except as otherwise provided in the definition of Protective Overadvances, the time period for which a Protective Overadvance or Overadvance Loan may remain outstanding, without the written consent of each Lender; or

(i)                                     (x) increase any advance rate percentage or eligibility criteria set forth in the definition of Borrowing Base or (y) otherwise change the definition of the Borrowing Base or any component definition thereof if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased, in each case, without the written consent of the Required Supermajority Lenders, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves;

and provided, further that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (v) this Agreement may be amended (or amended and restated) to the extent required to give effect of the provisions of Section 2.14.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Further, notwithstanding any provision herein to the contrary, the Borrowers may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make one or more Permitted Amendments (as defined below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrowers.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than ten (10) Business Days nor more than thirty (30) Business Days after the date of such notice, or such shorter periods as are acceptable to the Administrative Agent).  Permitted Amendments shall become effective only with respect to the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Loan Modification Accepting Lenders”).  The Borrowers and each Loan Modification Accepting

Lender shall execute and deliver to the Administrative Agent an agreement in form and substance satisfactory to the Administrative Agent giving effect to the Permitted Amendment (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Revolving Credit Commitments of the Loan Modification Accepting Lenders under the Revolving Credit Facility.  Notwithstanding the foregoing, no Permitted Amendment shall become effective under this paragraph unless the Administrative Agent shall have received all corporate documents, officers’ certificates or legal opinions consistent with those delivered on the Closing Date under Section 4.01 reasonably requested by the Administrative Agent.  As used in this paragraph, “Permitted Amendments” shall be limited to (i) an extension of the final maturity date of the applicable Revolving Credit Commitments and Loans of the Loan Modification Accepting Lenders (provided that such extension may not result in having more than two additional final maturity dates in any year, or more than three additional final maturity dates at any time, under this Agreement without the consent of the Administrative Agent), (ii) a change in rate of interest (including a change to the Applicable Margin and any provision establishing a minimum rate), with respect to the applicable Loans and Commitments of the Loan Modification Accepting Lenders and/or a change in the payment of fees to the Loan Modification Accepting Lenders (such change and/or payments to be in the form of cash, Equity Interests or other property to the extent not prohibited by this Agreement); and (iii) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (i) through (ii) of this sentence.

10.02                 Notices; Effectiveness; Electronic Communications.

(a)                                 General.  Unless otherwise expressly provide herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to Holdings, any Borrower, the Administrative Agent, the Collateral Agent, the Swing Line Lender or an L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02(a); and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under such Article II by electronic communication.  The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall any Agent-Related Person have any liability to Holdings, the Borrowers, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to Holdings, the Borrowers, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Change of Address, Etc.  Each of Holdings, the Borrowers, the Administrative Agent, the Collateral Agent, the Swing Line Lender and each L/C Issuer and may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the Collateral Agent, the Swing Line Lender and each L/C Issuer.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent have on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Lead Borrower or its securities for purposes of United States federal or state securities laws.

(e)                                  Reliance by Administrative Agent, Collateral Agent, L/C Issuers and Lenders.  The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers (or any of them) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03                 No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, any L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by applicable Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (b) the Swing Line Lender and each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Swing Line Lender or an L/C Issuer, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04                 Expenses and Taxes.  The Lead Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agents and the Arrangers for all reasonable costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent, the Syndication Agent, each Documentation Agent and the Arrangers and, if necessary, of one local counsel in each relevant jurisdiction and of special and conflicts counsel) including the costs of field exams and appraisals, and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Syndication Agent, each Documentation Agent, each Arranger, each L/C Issuer and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent, the Syndication Agent, each Documentation Agent, the Arrangers, the L/C Issuers and the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction and of special counsel and, in the event of any conflict of interest, one additional counsel for the Administrative Agent, the Collateral Agent, the Syndication Agent, each Documentation Agent, each Arranger, each L/C Issuer and each Lender subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 3.01.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent.  All amounts due under this Section 10.04 shall be paid within five (5) Business Days after invoiced or demand therefor.  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other ABL Obligations.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent, the Collateral Agent, the Syndication Agent, any Documentation Agent, any Arranger, any L/C Issuer or any Lender, in its sole discretion.

10.05                 Indemnification by the Lead Borrower.  The Lead Borrower shall indemnify and hold harmless the Administrative Agent, the Syndication Agent, each Documentation Agent, each Arranger, each Agent-Related Person, each Lender, each L/C Issuer and their respective Affiliates, partners, directors, officers, employees, counsel, agents and, in the case of any funds, trustees, advisors, and other representatives and attorneys-in-fact (collectively the “Indemnitees”) from and against (and will reimburse each Indemnitee as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), expenses and disbursements (including the fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of any conflict of interest, additional counsel to the affected Lender or group of Lenders, limited to one such additional counsel so long as representation of each such party by a single counsel is consistent with and permitted by professional responsibility rules, and (iii) if necessary, one local counsel in each relevant jurisdiction and special counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Revolving Credit Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any Environmental Release of Hazardous Materials on or from any property currently owned, leased or operated by the Lead Borrower, any Subsidiary or any other Loan Party or its Subsidiaries, or any Environmental Liability related in any way to the Lead Borrower, any Subsidiary or any other Loan Party (other than any Environmental Release or Environmental Liability resulting solely from acts or omissions by Persons other than the Lead Borrower, its Subsidiaries or any other Loan Party, with respect to the applicable property after the Collateral Agent sells the respective property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure), (d) the Commitment Letter or the Fee Letter or (e) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and whether or not such proceeding is brought by the Lead Borrower or any other Person (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) arise from a dispute that does not involve any action or omission of the Lead Borrower or any of its Affiliates and is solely among the Indemnitees (other than in connection with any such party acting in its capacity as an Arranger or an Agent) or (y) are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s or any of its controlled Affiliates’ bad faith, gross negligence, willful misconduct or breach of its funding obligations under the Loan Documents.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other information transmission systems (including electronic telecommunications) in connection with this Agreement, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s or any of its controlled Affiliate’s bad faith, gross negligence, willful misconduct or breach of its funding obligations under the Loan Documents.  No Indemnitee or Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not affect the Loan Parties’ indemnification obligations pursuant to this Section 10.05.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.

No Loan Party shall be liable for any settlement of any claim, investigation, litigation or proceeding effected without the Lead Borrower’s consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Lead Borrower’s consent, or if there is a judgment against an Indemnitee in any such claim, investigation, litigation or proceeding, the Lead Borrower agrees to indemnify and hold harmless each Indemnitee in the manner set forth above. Notwithstanding the immediately preceding sentence, if at any time an Indemnitee shall have requested in accordance with this Section 10.05 that the Lead Borrower reimburses such Indemnitee for legal or other expenses in connection with investigating, responding to or defending any claim, investigation, litigation or proceeding, which legal or other expenses are reimbursable pursuant to this Section 10.05, the Lead Borrower shall be liable for any settlement of any claim, investigation, litigation or proceeding effected without the Lead Borrower’s written consent if (a) such settlement is entered into more than forty-five (45) days after such request for reimbursement is sent to the Lead Borrower and (b) the Lead Borrower shall not have reimbursed such Indemnitee in accordance with such request prior to the date of such settlement (unless such reimbursement request is subject to a good faith dispute).  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any L/C Issuer or any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other ABL Obligations.  For the avoidance of doubt, any indemnification relating to Taxes, other than Taxes arising from a non-Tax claim, shall be covered by Section 3.01 and shall not be covered by this Section 10.05.

10.06                 Payments Set Aside.  To the extent that any payment by or on behalf of the Borrowers (or any of them) is made to any Agent, to any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent or the Collateral Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the ABL Obligations and the termination of this Agreement.

10.07                 Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and each L/C Issuer (except as permitted by Section 7.04), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that (i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment(s) under the Revolving Credit Facility and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount shall need to be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Credit Commitment assigned, except that this clause (ii) shall not apply to a Swing Line Lender’s rights and obligations in respect of Swing Line Loans; (iii) no consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition (A) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is made to a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender or (3) in connection with the primary syndication of the Revolving Credit Facility, such assignment is made to a Lender that has been identified to and consented to by the Lead Borrower prior to the Closing Date, provided that the Lead Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required; and (C) the consent of each L/C Issuer and each Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment); (v) no such assignment shall be made to (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) a natural person, (C) Holdings, the Lead Borrower, any of their Subsidiaries or any of their Affiliates or (D) absent the consent of the Lead Borrower (which consent may be withheld in the sole discretion of the Lead Borrower), to a Person (an “Ineligible Assignee”) disclosed on a list posted on the Platform prior to the Closing Date, as updated from time to time (but no more often than quarterly) by the Lead Borrower to include competitors of the Lead Borrower (but not other Persons) by posting a new such list of Ineligible Assignees on the Platform; provided that, notwithstanding anything to the contrary, the Administrative Agent shall not have any obligation to determine whether any potential assignee is an Ineligible Assignee or any liability with respect to any assignment made to an Ineligible Assignee; (vi) the assigning Lender shall deliver any Notes evidencing such Loans to the Lead Borrower or the Administrative Agent; and (vii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Lead Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04, and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, and the surrender by the assigning Lender of its Note, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)                                  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender.  The Register shall be available for inspection by any Borrower, any Agent and any Lender with respect to such Lender’s entry, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, an Ineligible Assignee or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07 (d), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided, further that the Administrative Agent shall not have any obligation to determine whether any potential Participant is an Ineligible Assignee or any liability with respect to any participation sold to an Ineligible Assignee.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant.  Subject to Section 10.07(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b).  To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)                                  A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  A Participant shall not be entitled to the benefits of Section 3.01 and Section 3.04 unless such Participant agrees, for the benefit of the Lead Borrower, to comply with obligations, restrictions and limitations under such Sections and Section 3.07 as though it were a Lender. Each Lender that sells a participation agrees to cooperate with the Lead Borrower to effectuate the provisions of Section 3.07 with respect to any Participant.

(f)                                   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                  Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(h)                                 Notwithstanding anything to the contrary contained herein, if at any time the Administrative Agent assigns all of its Revolving Credit Commitments and Loans pursuant to Section 10.07(b), the Administrative Agent may, (i) upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrowers, resign as the Swing Line Lender.  In the event of any such resignation as L/C Issuer or the Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of the Administrative Agent as an L/C Issuer or the Swing Line Lender, as the case may be.  If the Administrative Agent resigns as an L/C Issuer or the Swing Line Lender, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If the Administrative Agent resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to all Swing Line Loans made by it and outstanding as of the effective date of such resignation as the Swing Line Lender, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the Administrative Agent to effectively assume the obligations of the Administrative Agent with respect to such Letters of Credit.

(i)                                     Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrowers (solely for tax purposes), shall maintain a register on which it enters the name and address of each Participant, and the amount of each such Participant’s interest in such Lender’s rights and/or obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in such Lender’s rights and/or obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such rights and/or obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation interest.

10.08                 Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates, to its and its Affiliates’ directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors and to the Persons approving or administering a Loan on behalf of an Agent or a Lender (it being understood that all Persons pursuant to clause (a) to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested or required by any regulatory authority having or purporting to have jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Lead Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or to any prospective counterparty to any Cash Management Agreement or Swap Contract; (g) with the consent of the Lead Borrower; (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.08 or (B) is independently developed by such Agent, Lender or any of their respective Affiliates; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating such Agent or Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender).  In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Revolving Credit Commitments, and the Credit Extensions.  For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided, that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents, the Lenders and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning the Lead Borrower, Holdings or a Subsidiary of either, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

10.09                 Setoff.  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent, Lender and L/C Issuer is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by the Borrowers (on their own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all ABL Obligations owing to such Agent, Lender or L/C Issuer hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent, such Lender or such L/C Issuer shall have made demand under this Agreement or any other Loan Document and although such ABL Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the ABL Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Agent, each Lender and L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Agent, such Lender and L/C Issuer may have.  Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary of the Lead Borrower or a Domestic Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code constitute security, or shall the proceeds of such assets be available for, payment of the ABL Obligations of the Lead Borrower or any Domestic Subsidiary, it being understood that the Equity Interests of any Foreign Subsidiary that is directly owned by the Lead Borrower or a Domestic Subsidiary do not constitute such an asset (and may be pledged to the extent set forth in Section 6.12).

10.10                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the ABL Obligations hereunder.

10.11                 Counterparts.  This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document.  The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

10.12                 Integration; Effectiveness.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than those provisions of the Commitment Letter which by their terms remain in full force and effect to the extent not covered by this Agreement.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent, each L/C Issuer and each Lender, regardless of any investigation made by any Agent, any L/C Issuer or any Lender or on their behalf and notwithstanding that any Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other ABL Obligation hereunder shall remain unpaid or unsatisfied or any Commitment or Letter of Credit shall remain outstanding.

10.14                 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Swing Line Lender or the

applicable L/C Issuer, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.15                 Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE LEAD BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY

PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.16                 WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.17                 Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrowers, the Administrative Agent and the Collateral Agent and the Administrative Agent shall have been notified by each Lender, the Swing Line Lender and each L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it, and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent, each Lender and each L/C Issuer and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders and the L/C Issuers except as permitted by Section 7.04.

10.18                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers and Holdings acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that:  (i) (A) no fiduciary, advisory or agency relationship between any of the Borrowers, Holdings and their respective Subsidiaries and any Agent, any Arranger, any L/C Issuer or any Lender is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent, any Arranger, any L/C Issuer or any Lender has advised or is advising any of the Borrowers, Holdings and their respective Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers, the L/C Issuers and the Lenders are arm’s-length commercial transactions between the Borrowers, Holdings and their respective Subsidiaries, on the one hand, and the Agents, the Arrangers, the L/C Issuers and the Lenders, on the other hand, (C) each of the Borrowers and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (D) each of the Borrowers and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Arrangers, the L/C Issuers and the Lenders each is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers,

Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Arrangers, the L/C Issuers and the Lenders has any obligation to the Borrowers, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the L/C Issuers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, Holdings and their respective Affiliates, and none of the Agents, the Arrangers, the L/C Issuers, the Lenders or any of their respective Affiliates has any obligation to disclose any of such interests and transactions to the Borrowers, Holdings or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrowers and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers, the L/C Issuers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.19                 Affiliate Activities.  Each of the Borrowers and Holdings acknowledges that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals.  In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments.  Such investment and other activities may involve securities and instruments of the Borrowers, Holdings and their respective affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents (ii) be customers or competitors of the Borrowers, Holdings and their respective Affiliates or (iii) have other relationships with the Borrowers, Holdings and their respective Affiliates.  In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons.  It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrowers, Holdings and their respective Affiliates or such other entities.  The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

10.20                 Electronic Execution of Assignments and Certain Other Documents.  The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.21                                   USA PATRIOT ACT; “Know Your Customer” Checks.(a)                          Each L/C Issuer and each Lender that is subject to the PATRIOT Act (as hereinafter defined) or other applicable “know your customer” and anti-money laundering rules and regulations and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) or other applicable “know your customer” and anti-money laundering rules and regulations, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such L/C Issuer, such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.  The Borrowers shall, promptly following a request by the Administrative Agent, any L/C Issuer or any Lender, provide all documentation and other information that the Administrative Agent, such L/C Issuer or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(b)                                 If in connection with (i) the introduction of or any Change in Law, (ii) any change in the status of a Loan Party after the Closing Date, (iii) the addition of any Guarantor pursuant to Section 6.12, (iv) any proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that was not previously a Lender hereunder, (v) the appointment of an L/C Issuer pursuant to Section 2.03 or (vi) any L/C Credit Extension, the Administrative Agent, any Lender (or, in the case of clause (iv) above, any prospective Lender) or any L/C Issuer requires additional information in order to comply with “know your customer” or similar identification procedures, each of Holdings and the Borrowers shall, and shall cause each other Loan Party and Restricted Subsidiary to, promptly upon the request of the Administrative Agent, such Lender or such L/C Issuer, provide such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender), such Lender (for itself or, in the case of the event described in clause (iv) above, on behalf of any prospective Lender) or such L/C Issuer in order for the Administrative Agent, such Lender, such prospective Lender or such L/C Issuer to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.  The applicable L/C Issuer shall not be required to make such L/C Credit Extension unless it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable Laws and regulations with respect to such L/C Credit Extension.

10.22                 Keepwell.  Each Qualified ECP Borrower hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Borrower shall only be liable under this Section 10.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.22, or otherwise under this Agreement, as it relates to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Borrower under this Section 10.22 shall remain in full force and effect so long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other ABL Obligation hereunder (other than ABL Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable Secured Party have been made) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place).  Each Qualified ECP Borrower intends that this Section 10.22 constitute, and this Section 10.22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

10.23                 ABL/Term Intercreditor Agreement.Each of the Lenders and L/C Issuers hereby acknowledges that it has received and reviewed the ABL/Term Intercreditor Agreement and agrees to be bound by the terms thereof.  Each Lender and L/C Issuers (and each Person that becomes a Lender or L/C Issuer under this Agreement) hereby authorizes and directs Wells Fargo, as representative for the Secured Parties, to enter into the ABL/Term Intercreditor Agreement on behalf of such Lender and agrees such representative may take such actions on its behalf as is contemplated by the terms of the ABL/Term Intercreditor Agreement.  In addition, each Lender and Agent acknowledge and agree that (a) the rights and remedies of the Agents, Lenders and L/C Issuers hereunder and under the other Loan Documents are subject to the ABL/Term Intercreditor Agreement and (b) in the event of a conflict, the provisions of the ABL/Term Intercreditor Agreement shall control.  Each Lender further understands, acknowledges and agrees that the provisions setting forth the priorities as between the Secured Parties and the Term Secured Parties are set forth in the ABL/Term Intercreditor Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GYP HOLDINGS III CORP.

By:	/s/ Justin de La Chapelle
	Name:	Justin de La Chapelle
	Title:	Vice President and Assistant Secretary

GYP HOLDINGS II CORP.

By:	/s/ Justin de La Chapelle
	Name:	Justin de La Chapelle
	Title:	Vice President and Assistant Secretary

EACH OF THE ENTITIES LISTED ON SCHEDULE I

By:	/s/ G. Michael Callahan
	Name:	G. Michael Callahan, Jr.
	Title:	President

[Signature Page to the ABL Credit Agreement]

CAPITOL BUILDING SUPPLY, INC.
CAPITOL INTERIOR PRODUCTS, INC.
CAPITOL MATERIALS OF SAVANNAH, INC.
CAPITAL MATERIALS INCORPORATED
CARTER HARDWARE COMPANY
CHAPARRAL MATERIALS, INC.
CHEROKEE BUYILDING MATERIALS OF OKC, INC.
CHEROKEE BUILDING MATERIALS, INC.
COASTAL INTERIOR PRODUCTS, INC.
COLONIAL MATERIALS OF FAYETTEVILLE, INC.
COLONIAL MATERIALS, INC.
COMMERCIAL INTERIOR PRODUCTS, INC.
COMMONWEALTH BUILDING MATERIALS, INC.
COWTOWN MATERIALS, INC.
EASTEX MATERIALS, INC.
GATOR GYPSUM, INC.
GMS STRATEGIC SOLUTIONS, INC.
GTS DRYEWALL SUPPLY COMPANY
HILL COUNTRY MATERIALS, INC.
LONE STAR MATERIALS, INC.
LONGHORN BUILDING MATERIALS, INC.
MISSOURI DRYWALL SUPPLY, INC.
PIONEER MATERIALS WEST, INC.
PIONEER MATERIALS, INC.
RIO GRANDE BUILDING MATERIALS, INC.
ROCKET INSTALLATION, INC.
ROCKY TOP MATERIALS, INC.
STATE LINE BUILDING SUPPLY, INC.
SUN VALLEY INTERIOR SUPPLY, INC.
TAMARACK MATERIALS DAKOTA, INC.
TAMARACK MATERIALS NORTHLAND, INC.
TAMARACK MATERIALS OF ROCHESTER, INC.
TAMARACK MATERIALS, INC.
TEJAS MATERIALS, INC.
TOOL SOURCE WAREHOUSE, INC.
TUCKER ACOUSTICAL PRODUCTS, INC.
TUCKER MATERIALS OF COLUMBIA, INC.
TUCKER MATERIALS OF MYRTLE BEACH, INC.
TUCKER MATERIALS, INC.
WILDCAT MATERIALS, INC.

By:	/s/ G. Michael Callahan, Jr.
Name:	G. Michael Callahan, Jr.
Title:	President

[Signature Page to the ABL Credit Agreement]

WELLS FARGO BANK, N.A., as Administrative Agent, Collateral Agent, Revolving Credit Lender, Swing Line Lender and L/C Issuer

By:	/s/ Jennifer Avrigian
	Name:	Jennifer Avrigian
	Title:	Director

[Signature Page to the ABL Credit Agreement]

SUNTRUST BANK, as Revolving Credit Lender and L/C Issuer

By:	/s/ Amanda Watkins
	Name:	Amanda Watkins
	Title:	Director

[Signature Page to the ABL Credit Agreement]

ROYAL BANK OF CANADA,
as Revolving Credit Lender

By:	/s/ Daniel Gioia
	Name:	Daniel Gioia
	Title:	Authorized Signatory

[Signature Page to the ABL Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Revolving Credit Lender

By:	/s/ Judith Smith
	Name:	Judith Smith
	Title:	Authorized Signatory

By:	/s/ Michael D’onofrio
	Name:	Michael D’onofrio
	Title:	Authorized Signatory

[Signature Page to the ABL Credit Agreement]

UBS AG, STAMFORD BRANCH, as Revolving Credit Lender

By:	/s/ James Morgan
	Name:	James Morgan
	Title:	Executive Director

By:	/s/ Jennifer Anderson
	Name:	Jennifer Anderson
	Title:	Associate Director

[Signature Page to the ABL Credit Agreement]

BANK OF AMERICA, N.A.,
as Revolving Credit Lender

By:	/s/ Robert B.H. Moore
	Name:	Robert B.H. Moore
	Title:	Senior Vice President

[Signature Page to the ABL Credit Agreement]

Schedule I to
the Credit Agreement

GUARANTOR

1.              GYP Holdings II Corp.

BORROWERS

1.              GYP Holdings III Corp.

2.              Capitol Building Supply, Inc.

3.              Capitol Interior Products, Inc.

4.              Capitol Materials of Savannah, Inc.

5.              Capitol Materials, Incorporated

6.              Carter Hardware Company

7.              Chaparral Materials, Inc.

8.              Cherokee Building Materials of OKC, Inc.

9.              Cherokee Building Materials, Inc.

10.       Coastal Interior Products, Inc.

11.       Colonial Materials of Fayetteville, Inc.

12.       Colonial Materials, Inc.

13.       Commercial Interior Products, Inc.

14.       Commonwealth Building Materials, Inc.

15.       Cowtown Materials, Inc.

16.       Eastex Materials, Inc.

17.       Gator Gypsum, Inc.

18.       GMS Strategic Solutions, Inc.

19.       GTS Drywall Supply Company

20.       Gypsum Management and Supply, Inc.

21.       Hill Country Materials, Inc.

22.       Lone Star Materials, Inc.

23.       Longhorn Building Materials, Inc.

24.       Missouri Drywall Supply, Inc.

25.       Pioneer Materials West, Inc.

26.       Pioneer Materials, Inc.

27.       Rio Grande Building Materials, Inc.

28.       Rocket Installation, Inc.

29.       Rocky Top Materials, Inc.

30.       State Line Building Supply, Inc.

31.       Sun Valley Interior Supply, Inc.

32.       Tamarack Materials Dakota, Inc.

33.       Tamarack Materials Northland, Inc.

34.       Tamarack Materials of Rochester, Inc.

35.       Tamarack Materials, Inc.

36.       Tejas Materials, Inc.

37.       Tool Source Warehouse, Inc.

38.       Tucker Acoustical Products, Inc.

39.       Tucker Materials of Columbia, Inc.

40.       Tucker Materials of Myrtle Beach, Inc.

41.       Tucker Materials, Inc.

42.       Wildcat Materials, Inc.

Schedule II to
the Credit Agreement

IMMATERIAL SUBSIDIARIES

None.

Schedule III to
the Credit Agreement

EXISTING LETTERS OF CREDIT

Number	Issuing Bank	Beneficiary	Amount	Expiration Date
F845312	SunTrust Banks, Inc.	Travelers Indemnity Company	$14,000.00	12/15/14
P601277	SunTrust Banks, Inc.	Zurich-American Insurance Company	$3,750,000.00	5/31/14
F855572	SunTrust Banks, Inc.	Gwinnett Industries, Inc.	$17,500.00	11/30/14
WF IS0029468U	Wells Fargo Bank, N.A.	ACE American Insurance Company	$5,899,856.00	4/21/14

Schedule 2.01 to
the Credit Agreement

REVOLVING CREDIT COMMITMENTS AND PRO RATA SHARES

Name of Lender	Commitment	Pro Rata Share
Wells Fargo Bank, N.A.	$60,000,000	30%
SunTrust Bank	$40,000,000	20%
Royal Bank of Canada	$30,000,000	15%
UBS AG, Stamford Branch	$30,000,000	15%
Credit Suisse AG, Cayman Islands Branch	$25,000,000	12.5%
Bank of America, N.A.	$15,000,000	7.5%
Total	$200,000,000	100%

Schedule 4.01(a)(viii) to

the Credit Agreement

Local Counsel

Schedule 5.08(b) to
the Credit Agreement

MATERIAL REAL PROPERTY

Record Owner	Address
Capitol Building Supply, Inc.	6813 Quad Avenue, Baltimore, MD 21237
Chaparral Materials, Inc.	4220 Stanley Drive, Rio Rancho, NM 87144
GTS Drywall Supply Company	10819 120th Avenue NE, Kirkland, WA 98033
Tamarack Materials, Inc.	9300 James Avenue S., Bloomington, MN 55431
Gypsum Management and Supply, Inc.	7271 S. Eagle Street, Centennial, CO 80112
Tejas Materials, Inc.	1902 Weber Street, Houston, TX 77007-2809

Schedule 5.09 to
the Credit Agreement

ENVIRONMENTAL MATTERS

None.

Schedule 5.11(d) to
the Credit Agreement

PENSION PLANS

Plan

1. Teamsters National 401(k) Savings Plan
2. Minnesota Teamsters Member 401(k) Plan
3. Teamsters Local 346 Savings and 401(k) Plan
4. Construction Industry Laborers Welfare Fund
5. Local 682 Health and Welfare Trust Fund
6. Construction Laborers Pension Fund

Schedule 5.12 to
the Credit Agreement

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS
(upon the consummation of the Acquisition)

	Entity Name	Jurisdiction of Organization
1.	Coastal Interior Products, Inc.**	AL
2.	Pioneer Materials West, Inc. **	CO
3.	State Line Building Supply, Inc. **	DE
4.	GYP Holdings III Corp.	DE
5.	Gator Gypsum, Inc. **	FL
6.	Capitol Interior Products, Inc. **	GA
7.	Capitol Materials of Savannah, Inc. **	GA
8.	Capitol Materials, Incorporated **	GA
9.	GMS Strategic Solutions, Inc. **	GA
10.	Gypsum Management and Supply, Inc. **	GA
11.	Rocket Installation, Inc. **	GA
12.	Sun Valley Interior Supply, Inc. **	GA
13.	Tamarack Materials Dakota, Inc. **	GA
14.	Tamarack Materials of Rochester, Inc. **	GA
15.	Tool Source Warehouse, Inc. **	GA
16.	Tucker Acoustical Products, Inc. **	GA
17.	Tucker Materials, Inc. **	GA
18.	Pioneer Materials, Inc. **	KS
19.	Tamarack Materials Northland, Inc. **	MN
20.	Tamarack Materials, Inc. **	MN
21.	Missouri Drywall Supply, Inc. **	MO
22.	Wildcat Materials, Inc. **	MO

	Entity Name	Jurisdiction of Organization
23.	Colonial Materials of Fayetteville, Inc. **	NC
24.	Colonial Materials, Inc. **	NC
25.	Chaparral Materials, Inc. **	NM
26.	Cherokee Building Materials of OKC, Inc. **	OK
27.	Cherokee Building Materials, Inc. **	OK
28.	Tucker Materials of Columbia, Inc. **	SC
29.	Tucker Materials of Myrtle Beach, Inc. **	SC
30.	Carter Hardware Company **	TN
31.	Rocky Top Materials, Inc. **	TN
32.	Commercial Interior Products, Inc. **	TX
33.	Cowtown Materials, Inc. **	TX
34.	Eastex Materials, Inc. **	TX
35.	Hill Country Materials, Inc. **	TX
36.	Lone Star Materials, Inc. **	TX
37.	Longhorn Building Materials, Inc. **	TX
38.	Rio Grande Building Materials, Inc. **	TX
39.	Tejas Materials, Inc. **	TX
40.	Capitol Building Supply, Inc. **	VA
41.	Commonwealth Building Materials, Inc. **	VA
42.	GTS Drywall Supply Company**	WA

**             Guarantors on the Closing Date (see Schedule I)

JOINT VENTURES

None.

PARTNERSHIPS

Grantor	Partnership	Description
Capitol Building Supply, Inc.	Winchester Property Partners	Owns real property in Winchester, VA leased to Grantor partner.
Tucker Materials, Inc.	Tucker Acoustical Holdings	Owns real property in Greenville, SC leased to Grantor partner.
Tucker Materials, Inc.	South Park Investments	Owns real property in Greenville, SC leased to Grantor partner.
Colonial Materials, Inc.	Colonial Investments	Owns real property in Charlotte, NC leased to Grantor partner.
Chaparral Materials	Mesa Land and Cattle	Owns real property in Albuquerque, NM leased to Grantor partner.
Pioneer Materials West, Inc.	Blue Sky Investments	Owns real property in Silverthorne, CO leased to Grantor partner.
Pioneer Materials West, Inc.	Silverthorne Holdings`	Owns real property in Silverthorne, CO leased to Grantor partner.
GTS Drywall Supply Co.	Four Star Enterprises	Owns real property in Rathdrum, ID leased to Grantor partner.
Rocky Top Materials, Inc.	Brownlee Investments	Owns real property in Pigeon Forge, TN leased to Grantor partner.
Capitol Materials, Inc.	Capitol Acquisitions	Owns real property in Jasper, GA leased to Grantor partner.

Schedule 5.16 to
the Credit Agreement

INTELLECTUAL PROPERTY

I.             PATENTS

None.

II.            DOMAIN NAMES AND TRADEMARKS

DOMAIN NAMES

Domain Name	Registrant
cbsi.net	Capitol Building Supply, Inc.
capitol-interior-products.com	Capitol Building Supply, Inc.
capitolinteriorproducts.net	Capitol Building Supply, Inc.
cbsi.net	Capitol Building Supply, Inc.
festoolcompany.com	Capitol Building Supply, Inc.
festooldrywallsander.com	Capitol Building Supply, Inc.
festoolplanex.net	Capitol Building Supply, Inc.
festoolplanexsander.com	Capitol Building Supply, Inc.
festoolproductdc.com	Capitol Building Supply, Inc.
festoolproductmd.com	Capitol Building Supply, Inc.
festoolproductsva.com	Capitol Building Supply, Inc.
festoolproductva.com	Capitol Building Supply, Inc.
festoolsales.com	Capitol Building Supply, Inc.
festoolsander.net	Capitol Building Supply, Inc.
festoolservice.com	Capitol Building Supply, Inc.
festoolsupershop.com	Capitol Building Supply, Inc.

1

Domain Name	Registrant
festoolsupply.com	Capitol Building Supply, Inc.
festoolubershop.com	Capitol Building Supply, Inc.
planexdrywallsander.com	Capitol Building Supply, Inc.
planexsander.com	Capitol Building Supply, Inc.
stateline-supply.com	Capitol Building Supply, Inc.
cbsigms.com	Capitol Building Supply, Inc.
capitolmaterialsinc.com	Capitol Materials, Incorporated
capmat.net	Capitol Materials, Incorporated
chaparralmaterials.com	Chaparral Materials, Inc.
colonialmaterials.com	Colonial Materials, Inc.
cowtownmaterials.com	Cowtown Materials, Inc.
gtsinteriorsupply.com	GTS Drywall Supply Company
capitolinteriorproducts.com	Gypsum Management and Supply, Inc.
maminc.com	Gypsum Management and Supply, Inc.
capjax.net	Gypsum Management and Supply, Inc.
capmat.com	Gypsum Management and Supply, Inc.
cbmi-va.com	Gypsum Management and Supply, Inc.
cherbmi.com	Gypsum Management and Supply, Inc.
ciphouston.com	Gypsum Management and Supply, Inc.
cmifay.com	Gypsum Management and Supply, Inc.
cmijax.com	Gypsum Management and Supply, Inc.
cmisav.com	Gypsum Management and Supply, Inc.
cmiwil.com	Gypsum Management and Supply, Inc.
coastalint.com	Gypsum Management and Supply, Inc.
eastexmaterials.com	Gypsum Management and Supply, Inc.
flintrivermaterials.com	Gypsum Management and Supply, Inc.
gatorbld.com	Gypsum Management and Supply, Inc.
gatorgypsum.com	Gypsum Management and Supply, Inc.
gms-inc.com	Gypsum Management and Supply, Inc.
gms.com	Gypsum Management and Supply, Inc.
gmsfax.com	Gypsum Management and Supply, Inc.

2

Domain Name	Registrant
gmsinternal.com	Gypsum Management and Supply, Inc.
gmsyard.com	Gypsum Management and Supply, Inc.
jobsiteready.com	Gypsum Management and Supply, Inc.
hillcountrymaterials.com	Gypsum Management and Supply, Inc.
lonestarmaterials.com	Gypsum Management and Supply, Inc.
longhornmaterials.com	Gypsum Management and Supply, Inc.
maverickmaterials.com	Gypsum Management and Supply, Inc.
mavmat.com	Gypsum Management and Supply, Inc.
missouridrywall.com	Gypsum Management and Supply, Inc.
modrywall.com	Gypsum Management and Supply, Inc.
pioneermaterials.net	Gypsum Management and Supply, Inc.
pioneermaterialswest.com	Gypsum Management and Supply, Inc.
rocketinstallation.com	Gypsum Management and Supply, Inc.
shenandoahbuildingsupply.com	Gypsum Management and Supply, Inc.
slbsupply.com	Gypsum Management and Supply, Inc.
statelinebuildingsupply.com	Gypsum Management and Supply, Inc.
tamarackmaterialsnorthland.com	Gypsum Management and Supply, Inc.
tamaracknorthland.com	Gypsum Management and Supply, Inc.
texarkanamaterials.com	Gypsum Management and Supply, Inc.
tidewaterip.com	Gypsum Management and Supply, Inc.
Tool-source.com	Gypsum Management and Supply, Inc.
toolsourceexpress.biz	Gypsum Management and Supply, Inc.
toolsourceexpress.com	Gypsum Management and Supply, Inc.
trianglematerials.com	Gypsum Management and Supply, Inc.
tswfast.com	Gypsum Management and Supply, Inc.
tswonline.com	Gypsum Management and Supply, Inc.
tuckeracoustical.com	Gypsum Management and Supply, Inc.
tuckercolumbia.com	Gypsum Management and Supply, Inc.
tuckergrn.com	Gypsum Management and Supply, Inc.
tuckermaterials.net	Gypsum Management and Supply, Inc.
tuckermaterialsinc.com	Gypsum Management and Supply, Inc.

3

Domain Name	Registrant
tuckermb.com	Gypsum Management and Supply, Inc.
valintpro.com	Gypsum Management and Supply, Inc.
valleyinterioronline.com	Gypsum Management and Supply, Inc.
vipgms.com	Gypsum Management and Supply, Inc.
vulcaninteriorproducts.com	Gypsum Management and Supply, Inc.
wilcat.com	Gypsum Management and Supply, Inc.
pioneerws.com	Pioneer Materials West, Inc.
tejasmaterials.com	Tejas Materials, Inc.

US TRADEMARKS AND TRADEMARK APPLICATIONS

Grantor: Gypsum Management and Supply, Inc.

Trademark	Application Number	Application Filing Date	Registration Number	Registration Date
Capitol Building Supply and dome design	86/142,783	13-Dec-2013	Pending	N/A
Capitol Interior Products and liberty bell design	85/342,383	09-Jun-2011	4,156,788	12-Jun-2012
Capitol Materials, Inc. and pyramid design	85/342,391	09-Jun-2011	4,095,994	07-Feb-2012
Chaparral Materials, Inc. Leaping Greenward	85/222,038	20-Jan-2011	4,018,832	30-Aug-2011
Colonial Materials Inc.	85/302,433	22-Apr-2011	4,090,146	24-Jan-2012
Cowtown Materials, Inc. and design	85/342,396	09-Jun-2011	4,160,180	19-Jun-2012
Eastex Materials	85/302,437	22-Apr-2011	4,093,364	31-Jan-2012
Flint River Materials, Inc.	85/302,435	22-Apr-2011	4,156,630	12-Jun-2012
Gator Gypsum and alligator design	85/329,474	25-May-2011 27-Mar-2012	4,156,748	12-Jun-2012

4

GTS	74/226,237	29-Nov-1991	1,801,194	26-Oct-1993
Gypsum Management and Supply (stylized)	85/329,473	25-May-2011	4,156,747	12-Jun-2012
jobsiteready.com	85/745,795	04-Oct-2012	Pending	(ITU) Allowed
Longhorn Building Materials and steer head design	85/329,472	25-May-2011	4,093,478	31-Jan-2012
Louisiana Materials	85/302,431	22-Apr-2011	4,093,363	31-Jan-2012
Rocky Top Materials (stylized)	85/329,476	25-May-2011 27-Mar-2012	4,156,749	12-Jun-2012
State Line Building Supply, Inc.	85/305,754	27-Apr-2011 08-Nov-2011	4,090,159	24-Jan-2012
Tamarack Materials (stylized)	85/342,400	09-Jun-2011	4,160,181	19-Jun-2012
Tejas Materials and steer head design	85/342,385	09-Jun-2011	4,160,178	19-Jun-2012
TMI Triangle Materials, Inc.	85/342,389	09-Jun-2011	4,192,948	21-Aug-2012
TSW	85/303,734	25-Apr-2011	4,090,152	24-Jan-2012
Tucker Acoustical Products, Inc.	85/303,772	25-Apr-2011	4,090,154	24-Jan-2012
Valley Interior Products	85/303,774	25-Apr-2011	4,090,155	24-Jan-2012

FOREIGN TRADEMARKS AND TRADEMARK APPLICATIONS

None.

III.          Trade Names

Entity	Trade Name(s)
Capitol Materials, Incorporated	Capitol Materials of Alabama, Inc.
Carter Hardware Company	Valley Interior Products, Inc.

5

Chaparral Materials, Inc.	Rocket Installation, Inc.
Cowtown Materials, Inc.	Rio Grande Building Materials, Inc.
Eastex Materials, Inc.	Louisiana Acoustical & Drywall Materials, Inc.; Texarkana Materials, Inc.
GTS Drywall Supply Company	GTS Interior Supply Company, Inc.
Pioneer Materials West, Inc.	Pioneer Materials West Slope, Inc.
Rocky Top Materials, Inc.	River Bend Materials, Inc.
Sun Valley Interior Supply, Inc.	Sun Valley Supply

IV.          Registered Copyrights

None.

V.            Exclusive Copyright Licenses

None.

6

Schedule 5.18 to
the Credit Agreement

LABOR MATTERS

COMPLETE LIST OF MATERIAL COLLECTIVE BARGAINING AGREEMENTS

Agreement	Date

Collective bargaining agreement made by and between Missouri Drywall Supply, Inc. and the Eastern Missouri Laborers’ District Council, Laborers’ International Union of North America, AFL-CIO and its affiliated Locals

March 15, 2013

Collective bargaining agreement made by and between Missouri Drywall Supply, Inc. and the Construction, Building Material, Ice and Coal, Laundry and Dry Cleaning, Meat and Food Products Drivers, Helpers, Warehousemen, Yardmen, Salesmen and Allied Workers, Local Union No. 682, affiliated with the International Brotherhood of Teamsters

March 16, 2013

Collective Bargaining agreement made by and between Tamarack Materials, Inc. (Bloomington and Cedar, Minnesota Facilities) and Teamsters Local No. 120, affiliated with the International Brotherhood of Teamsters

September 11, 2011
Collective bargaining agreement made by and between Tamarack Materials, Northland, Inc. (Duluth, Minnesota area) and Teamsters Local No. 346, affiliated with the International Brotherhood of Teamsters	September 1, 2011

Collective bargaining agreement made by and between Tamarack Materials, Northland, Inc. (St. Cloud, Minnesota area) and Teamsters Local No. 120, affiliated with the International Brotherhood of Teamsters

September 11, 2011

1

Schedule 6.02 to
the Credit Agreement

FINANCIAL AND COLLATERAL REPORTS

Provide the Administrative Agent (and if so requested by the Administrative Agent, with copies for each Lender) with each of the documents set forth below at the following times in each case, in form and substance satisfactory to the Administrative Agent:

Monthly (no later than the 20th day following the last day of each fiscal month) for the immediately preceding fiscal month, except during a Cash Dominion Trigger Period or at any other time at the option of the Lead Borrower, in which case it shall be weekly (no later than the Tuesday following the last day of each week) for the immediately preceding week (it being understood and agreed that item (b)(ii)  of this Schedule 6.02 shall only be required as of the end of the immediately preceding fiscal month even during such weekly reporting)

(a)         an executed Borrowing Base Certificate,

(b)         (i) a  customer level aging of Accounts by any Account Debtor, by name of any applicable Loan Party (including federal, state and local government and school district accounts) and (ii) a reconciliation with supporting documentation for any reconciling item noted (delivered electronically in an acceptable format if and to the extent any Loan Party has implemented electronic reporting),

(c)          a  customer level calculation of  Accounts by any Account Debtor that are not eligible for the Borrowing Base and Account Reserves if and to the extent any Loan Party has not implemented electronic reporting,

(d)         a report of general ledger account balances of Inventory  specifying the cost of all Inventory, by category (including in-transit), together with a summary of each Inventory by location,  and by name of the applicable Loan Party,

(e)          a report of general ledger account balances reflecting Inventory categories that are not eligible for the Borrowing Base and Inventory Reserves if and to the extent any Loan Party has not implemented electronic reporting,

(f)           a  listing of Credit Card Receivables setting forth a categorical breakdown  by name of the applicable Loan Party of Credit Card Receivables,

(g)          a report of general ledger account balances of the Loan Parties’ accounts payable and any book overdraft  (delivered electronically in an acceptable format if and to the extent any Loan Party has implemented electronic reporting),

(h)         bank account statements including the balance in each Deposit Account (including securities accounts) constituting Borrowing Base Eligible Cash,  as of the last day of the immediately preceding fiscal month or week, or such other time as may reasonably be requested by the Administrative Agent,

(i)             a listing of Accounts acquired in a Permitted Acquisition including the date acquired and the gross amount of such Accounts,

(j)            a listing of Inventory acquired in a Permitted Acquisition including the date acquired and the amount of such Inventory,

(k)         a  customer level listing of Accounts with liens permitted under Section 7.01 clauses (p) and (dd), including the gross amount of such Accounts,

(l)             a notice of all claims, offsets, or disputes asserted by any Account Debtor with respect to any Account,

Weekly during a Cash Dominion Trigger Period or at any other time at the option of the Lead Borrower (no later than the Tuesday following the last day of each week) for the immediately preceding week	(m) a roll-forward of accounts with supporting details supplied from sales journals, collections journals, credit registers and any other records for each Loan Party,

Monthly (no later than the 45th day following the last day of each fiscal month)

(n)         a reconciliation of Accounts, trade accounts payable, and Inventory of the Borrowers’ general ledger accounts to the Borrowers’ monthly financial statements including any book reserves related to each category,

(o)         a monthly roll-forward of Accounts with supporting details supplied from the Borrower’s general ledger, sales journals, collection journals, credit registers and any other records for each Loan Party,

Quarterly (no later than the 45th day following the last day of each fiscal quarter)	(p) a report regarding Borrowers’ and their respective Subsidiaries’ accrued, but unpaid, state excise taxes or other ad valorem taxes,

Promptly after request by the Administrative Agent

(q)         a reconciliation of the monthly Inventory report described in item (d) above to each Loan Party’s general ledger account (delivered electronically in an acceptable format if and to the extent any Loan Party has implemented electronic reporting),

(r)            supporting Credit Card Receivables statements from the eligible credit card processors with respect to the list of Credit Card Receivables described in item (f) above,

(s)           (i) an aging, by vendor, with respect to the accounts payable report described in item (g) above and (ii) an aging, by vendor, of any held check,

(t)            a list of Borrowers’ and their respective Subsidiaries’ customers, with addresses and contact information,

(u)         copies of purchase orders, invoices, corresponding shipping and delivery documents, credit memos and corresponding supporting documentation, and

(v)         such other reports as to the Borrowing Base, the Collateral or the financial condition of Holdings, Borrowers and their respective Subsidiaries, as the Administrative Agent may reasonably request.

Schedule 6.14 to
the Credit Agreement

INITIAL MORTGAGED PROPERTIES(1)

Record Owner	Address
Capitol Building Supply, Inc.	6813 Quad Avenue, Baltimore, MD 21237
Tejas Materials, Inc.	1902 Weber Street, Houston, TX 77007-2809
Tamarack Materials, Inc.	9300 James Avenue S., Bloomington, MN 55431
Gypsum Management and Supply, Inc.	7271 S. Eagle Street, Centennial, CO 80112
Chaparral Materials, Inc.	4220 Stanley Drive, Rio Rancho, NM 87144
GTS Drywall Supply Company	10819 120th Avenue NE, Kirkland, WA 98033

(1)  All interests in real property with a fair market value of $2.5 million or more owned by Grantor/Subsidiaries.  All Mortgages to be entered into post-closing.

Schedule 7.01 to
the Credit Agreement

EXISTING LIENS

Loan Party	Secured Party	Collateral Description	Date
Tool Source Warehouse, Inc.	Gwinnett Industries, Inc.	Capital Lease	Matures on August 1, 2015

1

Schedule 7.02 to
the Credit Agreement

EXISTING INVESTMENTS

Equity Investments in the Subsidiaries set forth on Schedule 5.12.

Schedule 7.03 to
the Credit Agreement

EXISTING INDEBTEDNESS

A.            Capital Leases:

i.                  Tool Source Warehouse owes approximately $1,642,110 to Gwinnett Industries, Inc. under a Capital Lease that matures on August 1, 2015.

B.            Surety Bonds:

i.                  Chaparral Materials Inc. DBA Rocket Installation is the principal of a $10 million surety bond issued by RLI Group to the State of New Mexico as obligee.

ii.               Rocket Installation Inc., is the principal of a $10,000 surety bond issued by RLI Group to obligee the State of New Mexico as obligee.

iii.            Cowtown Materials Inc. is the principal of a $15,000 surety bond issued by RLI Group to the Texas Department of Transportation as obligee.

iv.           Gypsum Management and Supply, Inc is the principal of a $5,000 surety bond issued by Zurich Insurance Group to the City of Tacoma, Washington as obligee.

v.              Gator Gypsum, Inc. is the principal of a $7,000 surety bond issued by Zurich Insurance Group to the State of Florida as obligee.

vi.           Lone Star Materials, Inc. is the principal of a $15,000 surety bond issued by Zurich Insurance Group to the Texas Department of Transportation as obligee.

vii.        GTS Drywall Supply Co. Inc. is the principal of a $625,000 surety bond issued by Zurich Insurance Group to the State of Washington as obligee.

Schedule 7.08 to
the Credit Agreement

EXISTING AFFILIATE TRANSACTIONS

None.

Schedule 10.02 to
the Credit Agreement

ADMINISTRATIVE AGENTS’ OFFICES, CERTAIN ADDRESSES FOR NOTICES

BORROWER’S ADDRESS

Gypsum Management and Supply, Inc.

1825 Fellowship Road

P.O. Box 1528

Tucker, Georgia 30085-1528

Attention:  Alan Adams, Chief Financial Officer

Phone:  770-939-1711

Fax:  770-491-9487

Email:  alan@gms.com

With a copy to:

Jack Hawkins

Phone:  770-723-3355

Fax:  770-491-9487

Email:  jack.hawkins@gms.com

-and-

Lisha D’Emilio

Phone:  770-723-3373

Fax:  770-491-9487

Email:  lisha.demilio@gms.com

ADMININSTRATIVE AGENT’S ADDRESS

Wells Fargo Capital Finance

1 Boston Place, 18th Floor

Boston, MA 02108.

Tel 617-624-4439

eFax 866-356-4009

andrew.j.currie@wellsfargo.com

COLLATERAL AGENT’S ADDRESS

Wells Fargo Capital Finance

1 Boston Place, 18th Floor

Boston, MA 02108.

Tel 617-624-4439

eFax 866-356-4009

andrew.j.currie@wellsfargo.com

EXHIBIT A-1

FORM OF COMMITTED LOAN NOTICE

Date:                           ,

To:          WELLS FARGO BANK, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain ABL Credit Agreement, dated as of April [1], 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement;” the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation, as Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent.  The undersigned, a Responsible Officer of [the Lead Borrower][GMS], hereby requests (select one):

☐            A Borrowing of Revolving Credit Loans

☐            A conversion or continuation of Revolving Credit Loans

Date of Revolving Credit Loan (a Business Day)
Name of Borrower
Amount
Type of Revolving Credit Loan	☐ Base Rate Loan ☐ Eurodollar Rate Loan
Interest Period in months (for Eurodollar Rate Loan)
Wire Instructions

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(a) of the Agreement.

[GYP HOLDINGS III CORP.][GYPSUM MANAGEMENT AND SUPPLY, INC.]

By:
Name:
Title:

EXHIBIT A-2

FORM OF SWING LINE LOAN NOTICE

Date:                           ,

To:          WELLS FARGO BANK, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain ABL Credit Agreement, dated as of April [1], 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement;” the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation, as Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent.  The undersigned, a Responsible Officer of [the Lead Borrower][GMS], hereby requests a Swing Line Borrowing:

Date of Swing Line Loan (a Business Day)
Name of Borrower
Amount
Wire Instructions

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

The Borrowing requested herein complies with the proviso to the first sentence of Section 2.04(a) of the Agreement.

[GYP HOLDINGS III CORP.][GYPSUM MANAGEMENT AND SUPPLY, INC.]

By:
Name:
Title:

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

Summary Page Borrowing Base Certificate

Date	00/00/00
Name	GYP Holdings III Corp.

Receivables As of:	00/00/00
Inventory As of:	00/00/00

The undersigned, a Responsible Officer of GYP Holdings III Corp. (the “Lead Borrower”) or GMS, and other entities listed on schedule I of the ABL Credit Agreement (collectively, “Borrowers”), pursuant to that certain ABL Credit Agreement dated as of April 1, 2014 (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”), entered into among the Borrowers, the lenders from time to time party thereto and Wells Fargo Bank, N.A., a Delaware limited liability company as the lead arranger and sole administrative agent (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), hereby certifies to Agent that the following items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that Borrowers are in compliance with and, after giving effect to any currently requested advances, will be in compliance with, the terms, conditions, and provisions of the ABL Credit Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Credit Card Receivables

Net Available Credit Card Receivables Assigned to Wells Fargo (detailed on page 2)	—

Accounts Receivable

Accounts Receivable Balance per Aging Report Assigned to Wells Fargo	—
Less Ineligibles (detailed on page 2a)	—
Eligible Accounts Receivable	—

Accounts Receivable Availability before Reserves	—

Net Available Accounts Receivable after Reserves	—

Inventory

Inventory Balance Assigned To Wells Fargo	—
Less Ineligibles (detailed on page 3)	—
Eligible Inventory	—

Inventory Availability before Reserves	—

Available Inventory after Reserves	—

Other Assets

Eligible Borrowing Base Cash	—

Summary

Total Borrowing Base Availability	—

Availability Reserves
—
—

Total Reserves	—

Net Borrowing Base Availability after Reserves	—

Suppressed Availability	—

Lesser of Line Cap or Collateral Availability Total Credit Line	200,000,000.00	—

Total Availability after Reserves before Outstandings and LCs	—

Letter of Credit Balance	As of:	—
Loan Balance	As of:	—

Net Availability	—

Additionally, the undersigned hereby certifies and represents and warrants to the lenders on behalf of the Lead Borrower that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above, and (iv) all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the ABL Credit Agreement.

List of attachments with this Borrowing Base Certificate:
Authorized Signer	Page 2 - Credit Card Receivables Detail
Page 2a - Accounts Receivable Availability Detail
Page 3 - Inventory Availability Detail

 Worksheet: Summary

ABL - borrowing base cert:85700558v6

EXHIBIT C-1

FORM OF REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby promise to pay to                                          or registered assigns (the “Revolving Credit Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Revolving Credit Loan from time to time made by the Revolving Credit Lender to the Borrowers under that certain ABL Credit Agreement, dated as of April [1], 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”; the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation, as Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Revolving Credit Lenders from time to time party thereto and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent.

The Borrowers promise to pay interest on the aggregate unpaid principal amount of each Revolving Credit Loan from time to time made by the Revolving Credit Lender to the Borrowers under the Agreement from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Revolving Credit Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty and the Collateral Documents and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Revolving Credit Lender shall be evidenced by one or more loan accounts or records maintained by the Revolving Credit Lender in the ordinary course of business. The Revolving Credit Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

Each of the Borrowers, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

GYP HOLDINGS III CORP.

By:
Name:
Title:

[Signature Page to Revolving Credit Note]

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Revolving Credit Loan Made	Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal or Interest Paid On Such Date	Outstanding Principal Balance On Such Date

EXHIBIT C-2

FORM OF SWING LINE NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby promise to pay to                                          or registered assigns (the “Swing Line Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrowers under that certain ABL Credit Agreement, dated as of April [1], 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”; the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation, as Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Swing Line Lenders from time to time party thereto and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent.

The Borrowers promise to pay interest on the aggregate unpaid principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrowers under the Agreement from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Swing Line Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Swing Line Note is one of the Swing Line Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Swing Line Note is also entitled to the benefits of the Guaranty and the Collateral Documents and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Swing Line Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto.

Each of the Borrowers, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Swing Line Note.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

GYP HOLDINGS III CORP.

By:
Name:
Title:

[Signature Page to Swing Line Note]

SWING LINE LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Swing Line Loan Made	Amount of Swing Line Loan Made	End of Interest Period	Amount of Principal or Interest Paid On Such Date	Outstanding Principal Balance On Such Date

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To:          WELLS FARGO BANK, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain ABL Credit Agreement, dated as of April [1], 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement;” the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation (the “Lead Borrower”), as Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                  of [the Lead Borrower][GMS], and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Lead Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.             Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Lead Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.             Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Lead Borrower ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Lead Borrower and its Subsidiaries in accordance with GAAP subject only to normal year-end audit adjustments and the absence of footnotes.

[Use following paragraph 1 for fiscal month-end financial statements (to the extent required under Section 6.01(c) of the Agreement)]

1.             Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(c) of the Agreement for the fiscal month of the Lead Borrower ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Lead Borrower and its

Subsidiaries in accordance with GAAP subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review of the activities of the Borrowers during such fiscal period.

[select one.]

[To the knowledge of the undersigned during such fiscal period, the Borrowers performed and observed each covenant of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[The following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

[Use following paragraph 3 if delivery of a Compliance Certificate is required under the Agreement to demonstrate calculation of any of the financial ratios set forth on Schedule 2]

3.             The financial calculations, analyses and information set forth on Schedule 2 attached hereto are delivered in compliance with the applicable provisions of the Agreement requiring delivery thereof.

4.             Attached hereto as Schedule 3 are (a) all supplements to Schedule 5.16 (in connection with the delivery of the annual financial statements only) and Schedule 5.08(b) to the Agreement and (b) a description of each event, condition or circumstance during the fiscal quarter ended as of the above date requiring a mandatory prepayment under Section 2.03(b) of the Agreement, in each case required by Section 6.02(f) of the Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                      ,                    .

[GYP HOLDINGS III CORP.][GYPSUM MANAGEMENT AND SUPPLY, INC.]

By:
Name:
Title:

[Signature Page to Compliance Certificate]

For the Quarter/Year ended of                                       (“Statement Date”)

SCHEDULE 1
Financial Statements
(See Attached)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.                                        Section 7.11— Minimum Fixed Charge Coverage Ratio.

A. Consolidated EBITDA

1. Consolidated Net Income	$

2. An amount which, in the determination of Consolidated Net Income, has been deducted for (other than clause (xix) below), without duplication,

(i)                                     total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Leases, (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (f) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (g) any expensing of bridge, commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate or currency risk, net of interest income and gains on such hedging obligations,

$

(ii)                                  provision for taxes based on income, profits or capital of the Lead Borrower and its Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations

$

(iii) depreciation and amortization expense (including amortization of intangible assets)	$

(iv)                              non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs to employees of Holdings, the Lead Borrower or any

$

Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options under variable plan accounting

(v)                                 any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests)

$

(vi) all extraordinary, non-recurring or unusual losses and charges	$

(vii)                           costs and expenses in connection with branch startups; provided that the aggregate amount of add backs made pursuant to this clause (vii), when added to the aggregate amount of add backs pursuant to clauses (ix) and (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (vii) or clauses (ix) or (xix) below)

$

(viii) cash fees and expenses (including Sponsor deal fees) and employee bonuses incurred in connection with, or in anticipation of, the Transactions	$

(ix)                              cash restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with Permitted Acquisitions after the Closing Date, project start-up costs, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, recruiting, retention, relocation, severance and signing bonuses and expenses, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a public company or any other costs (including legal services costs) incurred in connection with any of the foregoing; provided that the aggregate amount of add backs made pursuant to this clause (ix), when added to the aggregate amount of add backs pursuant to clause (vii) above and clause (xix) below, shall not exceed an amount equal to

$

20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (ix), clause (vii) above or clause (xix) below)

(x)                                 transaction fees and expenses (including those in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance, any Equity Issuance, any Disposition, or any Casualty Event and any amendments or waivers of the Loan Documents, the First Lien Loan Documents or the Second Lien Loan Documents, in each case, whether or not consummated)

$

(xi) any losses (or minus any gains) realized upon the disposition of property outside of the ordinary course of business	$

(xii)                           any (x) expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any permitted Investment, Permitted Acquisitions or any permitted sale, conveyance, transfer or other disposition of assets or (y) expenses, charges or losses with respect to liability or casualty events or business interruption covered by insurance, in each case to the extent actually reimbursed, or, so long as the Lead Borrower has made a determination that reasonable evidence exists that such indemnification or reimbursement will be made, and only to the extent that such amount is (A) not denied by the applicable indemnifying party, obligor or insurer in writing and (B) in fact indemnified or reimbursed within 365 days after such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period)

$

(xiii) management fees (or special dividends in lieu thereof) permitted under Section 7.08(d) of the Agreement	$

(xiv)                       any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investment permitted under Section 7.02 of the Agreement

$

(xv) non-cash losses from Joint Ventures and non-cash minority interest reductions	$

(xvi) fees and expenses in connection with debt exchanges or refinancings permitted under Section 7.14 of the Agreement	$

(xvii) other expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period	$

(xviii) losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items, and	$

(xix)                       the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Lead Borrower in good faith to be realized during such period (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any acquisition or disposition by the Lead Borrower or any Restricted Subsidiary, any operational changes (including without limitation, operational changes arising out of the modification of contractual arrangements (including, without limitation, renegotiation of lease agreements, utilities and logistics contracts and insurance policies, as well as purchases of leased real properties)) or headcount reductions, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A) a duly completed certificate signed by a Responsible Officer of [the Lead Borrower][GMS] shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02 of the Agreement, certifying that (x) such cost savings, operating expense reductions and synergies are reasonably expected and factually supportable as determined in good faith by the Lead Borrower, and (y) such actions are to be taken and the results with respect thereto are to be achieved within (I) in the case of any such cost savings, operating expense reductions and synergies in connection with the Transactions, 18 months after the Closing Date and (II) in all other cases, within 18 months after the consummation of the acquisition, disposition or any operational change, which is expected to result in such cost savings, expense reductions or synergies, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xix) to the extent duplicative of

$

any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions and synergies are not associated with the Transactions, all steps shall have been taken for realizing such savings, (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xix) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (E) the aggregate amount of add backs made pursuant to this clause (xix), when added to the aggregate amount of add backs pursuant to clauses (vii) and (ix) above, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to clauses (vii) and (ix) above or this clause (xix))

2.1 Total (Lines I.A.2(i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix) + (x) + (xi) + (xii) + (xiii) + (xiv) + (xv) + (xvi) + (xvii) + (xviii) + (xix))	$

3. An amount which, in the determination of Consolidated Net Income, has been included for:

(i) federal, state, local and foreign income tax credits and refunds (to the extent not netted from tax expense	$

(ii) non-recurring income or gains from discontinued operations	$

(iii) all extraordinary, non-recurring or unusual gains and non-cash income during such period	$

(iv) any gains realized upon the disposition of property outside of the ordinary course of business	$

(v)                                 the amount of Restricted Payments permitted under Sections 7.06(e)(i), 7.06(e)(ii), 7.06(e)(iii), 7.06(e)(viii) and 7.06(i) of the Agreement (except to the extent that (x) the amount paid with such Restricted Payments would not, if the respective expense or other item had been incurred directly by the Lead Borrower, have reduced Consolidated EBITDA determined in accordance with this definition or (y) such Restricted Payment is paid by the Lead Borrower in respect of an expense or other item that has resulted in, or will result in, a reduction of Consolidated EBITDA, as calculated

$

pursuant to its definition in the Agreement)

3.1 Total (Lines I.A.3(i) + (ii) + (iii) + (iv) + (v))	$

4. Unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP	$

5. Consolidated EBITDA for four consecutive fiscal quarters ending on the above date (Line I.A.1 + Line I.A.2.1 - Line I.A.3.1 (+/-) Line I.A.4)	$

B. Unfinanced Capital Expenditures	$

1.                                      Capital Expenditures other than those made through purchase money financing (other than from Credit Extensions under the Agreement) or capital lease transactions, or equity contributions permitted under the Agreement

$

2. Capital Expenditures made with all or any portion of the proceeds, applied within twelve months after the receipt thereof, from:

(i) any Casualty Event, other than Inventory and Accounts	$

(ii) any Disposition, other than Inventory and Accounts	$

2.1 Total (Lines I.B.2(i) + (ii))	$

3. Unfinanced Capital Expenditures (Line I.B.1 — Line I.B.2.1)	$

C. Consolidated Scheduled Funded Debt Payments	$

1.                                      Sum of all scheduled payments of principal during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capitalized Leases during such period)

$

2.                                      Reduction in the scheduled payments described in Line I.C.1 resulting from voluntary prepayments or mandatory prepayments of any Funded Debt described therein (including as required pursuant to Section 2.05 of the Agreement) as determined in accordance with GAAP

$

3. Cash Interest Expense	$

4. Consolidated Scheduled Funded Debt Payments ((Line I.C.1 — Line I.C.2) + Line I.C.3)	$

D. Consolidated Cash Taxes	$

E. Fixed Charge Coverage Ratio

1. Fixed Charge Coverage Ratio ((Line I.A.5 — Line I.B.3) ÷ (Line I.C.4 + Line I.D))	:1.00

Minimum required:	1.00: 1.00

In compliance:	Yes ☐ / No ☐

SCHEDULE 3
to the Compliance Certificate

(Supplements to Schedule 5.16 (in connection with the delivery of the annual financial statements only) and Schedule 5.08(b) to the Agreement and a description of each event, condition or circumstance during the fiscal quarter ended as of the above date requiring a mandatory prepayment under Section 2.05(b) of the Agreement)

EXHIBIT E-1

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, participations in Letters of Credit and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                      Assignor:

2.                                      Assignee:

3.                                      Borrower: GYP Holdings III Corp., a Delaware corporation

4.                                      Administrative Agent: WELLS FARGO BANK, N.A.

5.                                      Credit Agreement: The ABL Credit Agreement, dated as of April [1], 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”, among GYP HOLDINGS III CORP., a Delaware corporation, as Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent.

6.                                      Assigned Interest:

Facility Assigned	Aggregate Amount of Revolving Credit Commitment/Revolving Credit Loans for all Lenders*	Amount of Revolving Credit Commitment/Revolving Credit Loans Assigned*	Percentage Assigned of Revolving Credit Commitment/Revolving Credit Loans
Revolving Credit Facility	$	$		%

7.             Trade Date:

Effective Date:                                         , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Signature Page to Assignment and Assumption]

Consented to and Accepted:

WELLS FARGO BANK, N.A., as
Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Consented to and Accepted:

[•], as
L/C Issuer

By:
Name:
Title:

[•], as
Swing Line Lender

By:
Name:
Title:

[Signature Page to Assignment and Assumption]

[Consented to:

GYP HOLDINGS III CORP.

By:
Name:
Title:](1)

(1)  To be included to the extent required.

[Signature Page to Assignment and Assumption]

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.         Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) the sale and assignment of the Assigned Interest is made by this Assignment and Assumption in accordance with the terms and conditions contained in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not an Affiliated Lender, (iii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agents or any other Lender, and (vi) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agents, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

GYP Holdings III Corp	Confidential

Lender Information Form

Please send completed form to: Yuriy Kizimenko

Email: yuriy.kizimenko@wellsfargo.com

I.	Borrower name:	GYP Holdings III Corp

II.	Legal name of lender for signature page:

	Number of Signatures Required:	☐ One	☐ Two
Signature Block Information:
	Signing Credit Agreement:	☐ Yes	☐ No
	Coming in via Assignment:	☐ Yes	☐ No
Signature Block Information:
	Signing Credit Agreement:	☐ Yes	☐ No
	Coming in via Assignment:	☐ Yes	☐ No

III.	Name of lender for any eventual tombstone:

IV.	Legal address:

V.	Lender’s contact information

	Credit Contact (1)	Credit Contact (2)	Operations Contact
Name:
Title:
Address:

Telephone:
Facsimile:
E-Mail:

VI.     Agent’s contact information

	Credit Contact (1)	Credit Contact (2)	Operations Contact
Name:	Andrew Currie	Paul Chao	Mary Barry-Murphy
Title:	VP — Relationship Mgr.	SVP — Portfolio Mgr.	Loan Servicing Specialist
Address:	1 Boston Place	1 Boston Place	1 Boston Place
	18th Floor, MAC J9214-180	18th Floor, MAC J9214-180	20th Floor, MAC J9214-180
	Boston, MA 02108	Boston, MA 02108	Boston, MA 02108
Telephone:	617-624-4439	617-624-4422	617-624-4430
Facsimile:	866-356-4009	866-317-9545	866-574-9386
E-Mail:	Andrew.j.currie@wellsfargo.com	Paul.Chao@wellsfargo.com	mary.barry-murphy@wellsfargo.com General in-box e-mail: WFCFBostonLSS@wellsfargo.com

i

VII.	Lender’s wire payment instructions

Pay to:

(Name of Lender)

(ABA #)	(City/State)

(Account #)	(Account Name)

(Attention)

VIII.	Agent payment instructions:

Pay to:

Wells Fargo Bank, N.A.
(Name of Bank)
121-000-248	San Francisco, CA
(ABA #)	(City/State)
4124923723	Wells Fargo Bank, N.A.
(Account #)	(Account Name)
Reference — GYP Holdings III Corp.

IX.	Lenders Organizational Structure:

US Corporation:	Non-US (Foreign) Corporation:

If Foreign, country of incorporation or organization:

Lender’s Tax Identification Number:

Tax withholding Form Attached (See next page)

Failure to properly complete and return the applicable form will subject your institution to withholding tax.

FOR INTERNAL PURPOSES ONLY  (FOREIGN INSTITUTIONS)

Patriot Act Certification Effective Date:

Patriot Act Certification Expiration Date:

ii

TAX REPORTING INFORMATION (PLEASE REVIEW THE INFORMATION BELOW AND SUBMIT THE APPROPRIATE IRS TAX FORM ALONG WITH THIS COMPLETED ADMINISTRATIVE DETAILS QUESTIONNAIRE).

Tax Documents

U.S. DOMESTIC INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

☐            Attach Form W-9 for current Tax Year

☐            Confirm Tax ID Number:

FOREIGN INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution:

a.) Form W8BEN (Certificate of Foreign Status of Beneficial Owner),

b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business),

c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

☐            Attach Form W-8 for current Tax Year

☐            Confirm Tax ID Number:

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners. Please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

☐            Attach Form W-8 for current Tax Year

☐            Confirm Tax ID Number:

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

iii

EXHIBIT F-1

FORM OF HOLDINGS GUARANTY

ABL HOLDINGS GUARANTY

Dated as of April 1, 2014

between

GYP HOLDINGS II CORP.

as Holdings

and

WELLS FARGO BANK, N.A.

as Collateral Agent

T A B L E  O F  C O N T E N T S

ABL HOLDINGS GUARANTY

ABL HOLDINGS GUARANTY dated as of April 1, 2014 (this “Guaranty”) between GYP Holdings II Corp., a Delaware corporation (“Holdings”), and Wells Fargo Bank, N.A., as Collateral Agent.

PRELIMINARY STATEMENT

GYP Holdings III Corp., a Delaware corporation (the “Lead Borrower”), is party to an ABL Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with the other borrowers from time to time party thereto, Holdings, each Lender from time to time party thereto and Wells Fargo Bank, N.A., as Administrative Agent and as Collateral Agent.  Holdings may receive, directly or indirectly, a portion of the proceeds of the Loans under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement.  It is a condition precedent to the making of Loans and the making of L/C Credit Extensions by the Lenders and the L/C Issuers under the Credit Agreement, the entry by the Hedge Banks into Secured Hedge Agreements from time to time and the entry by the Cash Management Banks into Secured Cash Management Agreements from time to time, that Holdings shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and the L/C Issuers to make L/C Credit Extensions under the Credit Agreement, the Hedge Banks to enter into Secured Hedge Agreements from time to time and the Cash Management Banks to enter into Secured Cash Management Agreements from time to time and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Holdings hereby agrees as follows:

Section 1.    Guaranty; Limitation of Liability.  (a)  Holdings hereby absolutely, unconditionally and irrevocably guarantees to the Collateral Agent, for the benefit of the Secured Parties, as primary obligor and not merely as surety, the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, and performance of all ABL Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing ABL Obligations) and whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof, whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such ABL Obligations being the “Guaranteed ABL Obligations,” provided that Guaranteed ABL Obligations consisting of obligations of any Loan Party arising under any Secured Hedge Agreement shall exclude all Excluded Swap Obligations).  Without limiting the generality of the foregoing, Holdings’ liability shall extend to all amounts that constitute part of the Guaranteed ABL Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b)           Holdings, and by its acceptance of this Guaranty, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the ABL Obligations of Holdings hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the ABL Obligations of Holdings hereunder.  To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and Holdings hereby irrevocably agree that the ABL Obligations of Holdings under this Guaranty at any time shall be limited to the maximum amount as will result in the ABL Obligations of Holdings under this Guaranty not constituting a fraudulent transfer or conveyance.

(c)           Holdings hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty, the Subsidiary Guaranty or any other guaranty, Holdings will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 2.    Guaranty Absolute.  Holdings guarantees that the Guaranteed ABL Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  Holdings further agrees that its Guarantee constitutes a continuing, absolute and unconditional guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed ABL Obligations or operated as a discharge thereof) and not merely of collection.  The ABL Obligations of Holdings under or in respect of this Guaranty are independent of the Guaranteed ABL Obligations or any other ABL Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against Holdings to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions.  The liability of Holdings under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Holdings hereby irrevocably waives any rights, claims or defenses it may now have or hereafter acquire in any way relating to, any or all of the following (whether or not Holdings has knowledge thereof):

(a)           any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed ABL Obligations or any other ABL Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed ABL Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)           the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or Lien in or the release of any Collateral or any other collateral securing or purporting to secure the Guaranteed ABL Obligations or any other impairment of such collateral,

2

or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed ABL Obligations;

(d)           any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed ABL Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed ABL Obligations or any other ABL Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e)           any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f)            any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (Holdings waiving any duty on the part of the Secured Parties to disclose such information);

(g)           the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of Holdings or any other guarantor or surety with respect to the Guaranteed ABL Obligations; or

(h)           any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed ABL Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made. No payment made by any Borrower, Holdings, any of the other Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from any Borrower, Holdings, any of the other Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed ABL Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Holdings hereunder which shall, notwithstanding any such payment, remain liable for the Guaranteed ABL Obligations until all of the Guaranteed ABL Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable) shall have been paid in full in cash, all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements (other than Letters of Credit, Secured Hedge Agreements or Secured Cash Management Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer, Hedge Bank or Cash Management Bank, as the case may be, have been made) shall have expired or been terminated and the Revolving Credit Commitments shall have expired or been terminated.

Section 3.    Waivers and Acknowledgments.  (a) Holdings hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, marshaling, presentment,

3

demand for payment or performance, notice of nonpayment or nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed ABL Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b)           Holdings hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed ABL Obligations, whether existing now or in the future.

(c)           Holdings hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Holdings or other rights of Holdings to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the ABL Obligations of Holdings hereunder.

(d)           Holdings acknowledges that the Collateral Agent may, in accordance with the Loan Documents, without notice to or demand upon Holdings and without affecting the liability of Holdings under this Guaranty, foreclose under any mortgage by nonjudicial sale, and Holdings hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against Holdings of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e)           Holdings hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to Holdings any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f)            Holdings waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any Person before claiming from Holdings under this Guaranty.   This waiver applies irrespective of any Law or any provision of a Loan Document to the contrary.

(g)           Holdings acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

Section 4.    Subrogation.

(a)           Holdings hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of Holdings’ ABL Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any Borrower, any other Loan Party or any other insider guarantor or any Collateral,

4

whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed ABL Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable) shall have been paid in full in cash, all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements (other than Letters of Credit, Secured Hedge Agreements or Secured Cash Management Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer, Hedge Bank or Cash Management Bank, as the case may be, have been made) shall have expired or been terminated and the Revolving Credit Commitments shall have expired or been terminated.  If any amount shall be paid to Holdings in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed ABL Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable), (b) the Latest Maturity Date of all Revolving Credit Commitments and Loans and (c) the latest date of expiration or termination of all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements (other than Letters of Credit, Secured Hedge Agreements or Secured Cash Management Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer, Hedge Bank or Cash Management Bank, as the case may be, have been made), such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of Holdings and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed ABL Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents or to be held as Collateral for any Guaranteed ABL Obligations or other amounts payable under this Guaranty thereafter arising.  If (i) Holdings shall make payment to any Secured Party of all or any part of the Guaranteed ABL Obligations, (ii) all of the Guaranteed ABL Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable) shall have been paid in full in cash, (iii) the Latest Maturity Date of all Revolving Credit Commitments and Loans shall have occurred and (iv) all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements (other than Letters of Credit, Secured Hedge Agreements or Secured Cash Management Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer, Hedge Bank or Cash Management Bank, as the case may be, have been made) shall have expired or been terminated, the Secured Parties will, at Holdings’ request and expense, execute and deliver to Holdings appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Holdings of an interest in the Guaranteed ABL Obligations resulting from such payment made by Holdings pursuant to this Guaranty.

(b)           Notwithstanding any provision of this Guaranty to the contrary, all rights of Holdings under Section 4(a) and all other rights of Holdings of contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the payment in full in cash of all the Guaranteed ABL Obligations.  Until the payment in full of the Guaranteed ABL Obligations (other than contingent obligations that are not then due and payable), Holdings shall not demand

5

or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim.  If any such payment or distribution is made or becomes available to Holdings in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Guaranteed ABL Obligations.  If any such payment or distribution is received by Holdings, it shall be held by Holdings in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by Holdings to the Collateral Agent, in the exact form received and, if necessary, duly endorsed. No failure on the part of Holdings to make the payments required by Section 4(a) (or any other payments required under applicable Law or otherwise) or on the part of any Subsidiary Guarantor to make the payments required by Section 4(a) of the Subsidiary Guaranty shall in any respect limit the obligations and liabilities of Holdings with respect to its obligations hereunder, and Holdings shall remain liable for the full amount of the obligations of Holdings hereunder.

Section 5.    Payments Free and Clear of Taxes, Etc.  Any and all payments by or on account of any obligation of Holdings under this Guaranty or any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, in accordance with, and such payments shall be made to the extent required by, the terms of the Credit Agreement (including Section 3.01 thereof).

Section 6.    Representations and Warranties.  Holdings hereby makes each representation and warranty made in the Loan Documents by the Lead Borrower with respect to Holdings and Holdings hereby further represents and warrants as follows:

(a)           There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(b)           Holdings has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and Holdings has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

Section 7.    Covenants.  Holdings covenants and agrees that, so long as any part of the Guaranteed ABL Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Revolving Credit Commitment or any Secured Hedge Agreement or Secured Cash Management Agreement shall be in effect, Holdings will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Lead Borrower has agreed to cause Holdings or such Subsidiaries to perform or observe.

Section 8.    Amendments, Etc.  No amendment or waiver of any provision of this Guaranty and no consent to any departure by Holdings therefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, the Required Lenders and Holdings

6

and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (other than any Lender that is, at such time, a Defaulting Lender), (a) reduce or limit the obligations of Holdings hereunder, release Holdings hereunder or otherwise limit Holdings’ liability with respect to the ABL Obligations owing to the Secured Parties under or in respect of the Loan Documents, (b) postpone any date fixed for payment hereunder or (c) change any provision of this Section 8.

Section 9.    Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to Holdings, addressed to it in care of the Lead Borrower at the Lead Borrower’s address specified in Section 10.02 of the Credit Agreement, if to any Agent or any Lender, at its address specified in Section 10.02 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party, if to any Cash Management Bank, at its address specified in the Secured Cash Management Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.  Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.

Section 10.    No Waiver; Remedies.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7

Section 11.    Expenses and Indemnification.  (a) Holdings agrees to (i) pay or reimburse the Collateral Agent and each other Secured Party for all its costs and expenses incurred in collecting against Holdings under this Guaranty or otherwise enforcing or preserving any rights under this Guaranty or any other Loan Document to which Holdings is a party, including the reasonable fees, disbursements and other charges of counsel and (ii) pay, and hold the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral securing the Guaranteed ABL Obligations or in connection with any of the transactions contemplated by the Credit Agreement, in each case, in accordance with Section 10.04 of the Credit Agreement to the extent the Lead Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement. (b) Holdings agrees to pay, and to hold the Collateral Agent and the other Secured Parties (including all Indemnitees pursuant to Section 10.05 of the Credit Agreement), harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty, in each case, in accordance with Section 10.05 of the Credit Agreement to the extent the Lead Borrower would be required to do so pursuant to Section 10.05 of the Credit Agreement.

(c)           The agreements in this Section 11 shall survive the termination of this Guaranty.

Section 12.    Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, each Agent, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender, such L/C Issuer or such Affiliate to or for the credit or the account of Holdings against any and all of the ABL Obligations of Holdings now or hereafter existing under the Loan Documents, irrespective of whether such Agent, such Lender or such L/C Issuer shall have made any demand under this Guaranty or any other Loan Document and although such ABL Obligations may be unmatured or denominated in a currency different from that of the applicable ABL Obligation; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the ABL Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Agent and each Lender agrees promptly to notify Holdings after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Agent, each Lender, each L/C Issuer and their respective Affiliates under this Section 12 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender, such L/C Issuer and their respective Affiliates may have.

Section 13.    Continuing Guaranty; Assignments under the Credit Agreement.  This Guaranty is a continuing guaranty and, subject to Section 14 below, shall (a) remain in full force and effect

8

until the latest of (i) the payment in full in cash of the Guaranteed ABL Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable), (ii) the Latest Maturity Date of all Revolving Credit Commitments and Loans and (iii) the latest date of expiration or termination of all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements (other than Letters of Credit, Secured Hedge Agreements or Secured Cash Management Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer, Hedge Bank or Cash Management Bank, as the case may be, have been made) (b) be binding upon Holdings, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Revolving Credit Commitments, the Loans owing to it, the Note or Notes held by it), any Cash Management Agreement or Secured Hedge Agreement, as applicable, to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, as and to the extent provided in Section 10.07 of the Credit Agreement or in the comparable provisions of any Cash Management Agreement or Secured Hedge Agreement, as applicable.  Holdings shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

Section 14.    Keepwell.  Each Qualified ECP Guarantor (as defined below) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 14, or otherwise under this Guaranty, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 14 shall remain in full force and effect until the termination of this Guaranty in accordance with Section 13.  Each Qualified ECP Guarantor intends that this Section 14 constitute, and this Section 14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  “Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 15.    Severability.  Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties hereto shall

9

endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

Section 16.    Execution in Counterparts.  This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

Section 17.    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.  (a)  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, HOLDINGS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  HOLDINGS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c)           HOLDINGS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

(d)           HOLDINGS IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

10

IN WITNESS WHEREOF, Holdings has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Holdings:	GYP HOLDINGS II CORP.

By:
Name:
Title:

Collateral Agent:	WELLS FARGO BANK, N.A., as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

2

EXHIBIT F-2

FORM OF SUBSIDIARY GUARANTY

ABL SUBSIDIARY GUARANTY

Dated as of [•]

among

THE GUARANTORS NAMED HEREIN

and

THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

as Guarantors

and

WELLS FARGO BANK, N.A.

as Collateral Agent

T A B L E  O F  C O N T E N T S

Exhibit A — Form of Guaranty Supplement

ABL SUBSIDIARY GUARANTY

ABL SUBSIDIARY GUARANTY dated as of [•] (this “Guaranty”) among the Persons listed on the signature pages hereof under the caption “Subsidiary Guarantors,” the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) and Wells Fargo Bank, N.A., as Collateral Agent.

PRELIMINARY STATEMENT

GYP Holdings III Corp., a Delaware corporation (the “Lead Borrower”), is party to an ABL Credit Agreement dated as of April 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with the other borrowers from time to time party thereto, GYP Holdings II Corp., a Delaware corporation (“Holdings”), each Lender from time to time party thereto and Wells Fargo Bank, N.A., as Administrative Agent and as Collateral Agent.  Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Loans under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement.  It is a condition precedent to the making of Loans and the making of L/C Credit Extensions by the Lenders and the L/C Issuers under the Credit Agreement, the entry by the Hedge Banks into Secured Hedge Agreements from time to time and the entry by the Cash Management Banks into Secured Cash Management Agreements from time to time, that each Guarantor party to this Guaranty shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and the L/C Issuers to make L/C Credit Extensions under the Credit Agreement, the Hedge Banks to enter into Secured Hedge Agreements from time to time and the Cash Management Banks to enter into Secured Cash Management Agreements from time to time and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

Section 1.    Guaranty; Limitation of Liability.  (a)  Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees to the Collateral Agent, for the benefit of the Secured Parties, as primary obligor and not merely as surety, the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, and performance of all ABL Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing ABL Obligations) and whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof, whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such ABL Obligations being the “Guaranteed ABL Obligations,” provided that Guaranteed ABL Obligations consisting of obligations of any Loan Party arising under any Secured Hedge Agreement shall exclude all Excluded Swap Obligations).  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed ABL Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b)           Each Guarantor, and by its acceptance of this Guaranty, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the ABL Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the ABL Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the ABL Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the ABL Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c)           Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty, the Holdings Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and Holdings so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 2.    Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed ABL Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  Each Guarantor further agrees that its Guarantee constitutes a continuing, absolute and unconditional guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed ABL Obligations or operated as a discharge thereof) and not merely of collection.  The ABL Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed ABL Obligations or any other ABL Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions.  The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any rights, claims or defenses it may now have or hereafter acquire in any way relating to, any or all of the following (whether or not such Guarantor has knowledge thereof):

(a)           any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed ABL Obligations or any other ABL Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the

2

Guaranteed ABL Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)           the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or Lien in or the release of any Collateral or any other collateral securing or purporting to secure the Guaranteed ABL Obligations or any other impairment of such collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed ABL Obligations;

(d)           any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed ABL Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed ABL Obligations or any other ABL Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e)           any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f)            any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g)           the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or any other guarantor or surety with respect to the Guaranteed ABL Obligations; or

(h)           any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed ABL Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made. No payment made by any Borrower, any of the Guarantors, Holdings, any other guarantor or any other Person or received or collected by any Secured Party from any Borrower, any of the Guarantors, Holdings, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed ABL Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Guaranteed ABL Obligations until all of the Guaranteed ABL Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable) shall have been paid in full in cash, all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements (other than Letters of Credit, Secured Hedge Agreements or Secured Cash

3

Management Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer, Hedge Bank or Cash Management Bank, as the case may be, have been made) shall have expired or been terminated and the Revolving Credit Commitments shall have expired or been terminated.

Section 3.    Waivers and Acknowledgments.  (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, marshaling, presentment, demand for payment or performance, notice of nonpayment or nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed ABL Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b)           Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed ABL Obligations, whether existing now or in the future.

(c)           Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the ABL Obligations of such Guarantor hereunder.

(d)           Each Guarantor acknowledges that the Collateral Agent may, in accordance with the Loan Documents, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e)           Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f)            Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any Person before claiming from that Guarantor under this Guaranty.   This waiver applies irrespective of any Law or any provision of a Loan Document to the contrary.

(g)           Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

4

Section 4.    Subrogation.

(a)           Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s ABL Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed ABL Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable) shall have been paid in full in cash, all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements (other than Letters of Credit, Secured Hedge Agreements or Secured Cash Management Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer, Hedge Bank or Cash Management Bank, as the case may be, have been made) shall have expired or been terminated and the Revolving Credit Commitments shall have expired or been terminated.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed ABL Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable), (b) the Latest Maturity Date of all Revolving Credit Commitments and Loans and (c) the latest date of expiration or termination of all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements (other than Letters of Credit, Secured Hedge Agreements or Secured Cash Management Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer, Hedge Bank or Cash Management Bank, as the case may be, have been made), such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed ABL Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents or to be held as Collateral for any Guaranteed ABL Obligations or other amounts payable under this Guaranty thereafter arising.  If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed ABL Obligations, (ii) all of the Guaranteed ABL Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable) shall have been paid in full in cash, (iii) the Latest Maturity Date of all Revolving Credit Commitments and Loans shall have occurred and (iv) all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements (other than Letters of Credit, Secured Hedge Agreements or Secured Cash Management Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer, Hedge Bank or Cash Management Bank, as the case may be, have been made) shall have expired or been terminated, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or

5

warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed ABL Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

(b)           Notwithstanding any provision of this Guaranty to the contrary, all rights of the Guarantors under Section 4(a) and all other rights of the Guarantors of contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the payment in full in cash of all the Guaranteed ABL Obligations.  Until the payment in full of the Guaranteed ABL Obligations (other than contingent obligations that are not then due and payable), no Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim.  If any such payment or distribution is made or becomes available to any Guarantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Guaranteed ABL Obligations.  If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Collateral Agent, in the exact form received and, if necessary, duly endorsed. No failure on the part of any Guarantor to make the payments required by Section 4(a) (or any other payments required under applicable Law or otherwise) or on the part of Holdings to make the payments required by Section 4(a) of the Holdings Guaranty shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

Section 5.    Payments Free and Clear of Taxes, Etc.  Any and all payments by or on account of any obligation of any Guarantor under this Guaranty or any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, in accordance with, and such payments shall be made to the extent required by, the terms of the Credit Agreement (including Section 3.01 thereof).

Section 6.    Representations and Warranties.  Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Lead Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

(i)            There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(ii)           Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

6

Section 7.    Covenants.  Each Guarantor covenants and agrees that, so long as any part of the Guaranteed ABL Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Revolving Credit Commitment or any Secured Hedge Agreement or Secured Cash Management Agreement shall be in effect, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Lead Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

Section 8.    Amendments, Guaranty Supplements, Etc.  (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, the Required Lenders and the Guarantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (other than any Lender that is, at such time, a Defaulting Lender), (i) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor’s liability with respect to the ABL Obligations owing to the Secured Parties under or in respect of the Loan Documents except as provided in the next succeeding sentence, (ii) postpone any date fixed for payment hereunder or (iii) change any provision of this Section 8.  Upon a Guarantor becoming an Excluded Subsidiary, or ceasing to be a Restricted Subsidiary, in each case as a result of a transaction permitted under the Loan Documents, such Guarantor shall be automatically released from this Guaranty.

(b)           Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Subsidiary Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

Section 9.    Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Guarantor, addressed to it in care of the Lead Borrower at the Lead Borrower’s address specified in Section 10.02 of the Credit Agreement, if to any Agent or any Lender, at its address specified in Section 10.02 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party, if to any Cash Management Bank, at its address specified in the Secured Cash Management Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.  Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty

7

Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

Section 10.    No Waiver; Remedies.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.    Expenses and Indemnification.  (a) Each Guarantor agrees to (i) pay or reimburse the Collateral Agent and each other Secured Party for all its costs and expenses incurred in collecting against such Guarantor under this Guaranty or otherwise enforcing or preserving any rights under this Guaranty or any other Loan Document to which such Guarantor is a party, including the reasonable fees, disbursements and other charges of counsel and (ii) pay, and hold the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral securing the Guaranteed ABL Obligations or in connection with any of the transactions contemplated by the Credit Agreement, in each case, in accordance with Section 10.04 of the Credit Agreement to the extent the Lead Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement. (b) Each Guarantor agrees to pay, and to hold the Collateral Agent and the other Secured Parties (including all Indemnitees pursuant to Section 10.05 of the Credit Agreement), harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty, in each case, in accordance with Section 10.05 of the Credit Agreement to the extent the Lead Borrower would be required to do so pursuant to Section 10.05 of the Credit Agreement.

(c)           The agreements in this Section 11 shall survive the termination of this Guaranty.

Section 12.    Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, each Agent, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender, such L/C Issuer or such Affiliate to or for the credit or the account of any Guarantor against any and all of the ABL Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent, such Lender or such L/C Issuer shall have made any demand under this Guaranty or any other Loan Document and although such ABL Obligations may be unmatured or denominated in a currency different from that of the applicable ABL Obligation; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the ABL Obligations owing to such Defaulting Lender as to which it exercised

8

such right of setoff.  Each Agent and each Lender agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Agent, each Lender, each L/C Issuer and their respective Affiliates under this Section 12 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender, such L/C Issuer and their respective Affiliates may have.

Section 13.    Continuing Guaranty; Assignments under the Credit Agreement.  This Guaranty is a continuing guaranty and, subject to Section 14 below, shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed ABL Obligations and all other amounts payable under this Guaranty (other than in each case contingent obligations that are not then due and payable), (ii) the Latest Maturity Date of all Revolving Credit Commitments and Loans and (iii) the latest date of expiration or termination of all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements (other than Letters of Credit, Secured Hedge Agreements or Secured Cash Management Agreements as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer, Hedge Bank or Cash Management Bank, as the case may be, have been made) (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Revolving Credit Commitments, the Loans owing to it, the Note or Notes held by it), any Cash Management Agreement or Secured Hedge Agreement, as applicable, to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, as and to the extent provided in Section 10.07 of the Credit Agreement or in the comparable provisions of any Cash Management Agreement or Secured Hedge Agreement, as applicable.  No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

Section 14.    Keepwell.  Each Qualified ECP Guarantor (as defined below) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 14, or otherwise under this Guaranty, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 14 shall remain in full force and effect until the termination of this Guaranty in accordance with Section 13.  Each Qualified ECP Guarantor intends that this Section 14 constitute, and this Section 14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  “Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any

9

regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 15.    Severability.  Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

Section 16.    Execution in Counterparts.  This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

Section 17.    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.  (a)  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c)           EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

(d)           EACH GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

11

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Subsidiary Guarantors:	[NAME OF SUBSIDIARY GUARANTORS]

By:
Name:
Title:

[ABL Subsidiary Guaranty]

Collateral Agent:	WELLS FARGO BANK, N.A., as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[ABL Subsidiary Guaranty]

Exhibit A
to the
ABL Subsidiary Guaranty

FORM OF SUBSIDIARY GUARANTY SUPPLEMENT

                               ,

Wells Fargo Bank, N.A.,

as Collateral Agent
[Address of Collateral Agent]

Attention:

Re:          ABL Credit Agreement, dated as of April 1, 2014, among GYP Holdings III Corp., a Delaware corporation (the “Lead Borrower”), the other borrowers from time to time party thereto, GYP Holdings II Corp., a Delaware corporation, each Lender from time to time party thereto, and Wells Fargo Bank, N.A., as Administrative Agent and as Collateral Agent.

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the ABL Subsidiary Guaranty referred to therein (such ABL Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Subsidiary Guaranty Supplement (this “Guaranty Supplement”), being the “Subsidiary Guaranty”).  The capitalized terms defined in the Subsidiary Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1.  Guaranty; Limitation of Liability.  (a)  The undersigned hereby, jointly and severally with the other Guarantors absolutely, unconditionally and irrevocably guarantees the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, and performance of all ABL Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing ABL Obligations) and whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof, whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such ABL Obligations being the “Guaranteed ABL Obligations”), provided that Guaranteed ABL Obligations consisting of obligations of any Loan Party arising under any Secured Hedge Agreement shall exclude all Excluded Swap Obligations.  Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed ABL Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b)           The undersigned, and by its acceptance of this Guaranty Supplement, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Subsidiary Guaranty and the ABL Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Subsidiary Guaranty and the ABL Obligations of the undersigned hereunder and thereunder.  To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the ABL Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the ABL Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

(c)           The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Subsidiary Guaranty, the Holdings Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 2.  ABL Obligations Under the Guaranty.  The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Guarantors thereunder.  The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary  Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Subsidiary Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3.  Representations and Warranties.  The undersigned hereby makes each representation and warranty set forth in Section 6 of the Subsidiary Guaranty to the same extent as each other Guarantor.

Section 4.  Delivery by Telecopier.  Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 5.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.  (a)  This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY SUPPLEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY SUPPLEMENT, THE UNDERSIGNED CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO

[ABL Subsidiary Guaranty]

THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE UNDERSIGNED IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c)           THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

(d)           THE UNDERSIGNED IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS GUARANTY SUPPLEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THE GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

[ABL Subsidiary Guaranty]

Acknowledged and accepted as of the date first above written:

WELLS FARGO BANK, N.A., as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[ABL Subsidiary Guaranty]

EXHIBIT G

FORM OF SECURITY AGREEMENT

ABL SECURITY AGREEMENT(1)

Dated as of April 1, 2014

among

THE GRANTORS REFERRED TO HEREIN

as Grantors

and

WELLS FARGO BANK, N.A.

as Collateral Agent

(1)  THIS AGREEMENT AND ANY LIEN CREATED HEREIN IS SUBJECT TO THE LIEN PRIORITY AND OTHER PROVISIONS SET FORTH IN THAT CERTAIN ABL/TERM INTERCREDITOR AGREEMENT), (DATED AS OF APRIL 1), (2014 (AS AMENDED), (SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF), (THE “ABL/TERM INTERCREDITOR AGREEMENT”), (AMONG GYP HOLDINGS II CORP)., (A DELAWARE CORPORATION), (GYP HOLDINGS III CORP)., (A DELAWARE CORPORATION), (THE OTHER LOAN PARTIES PARTY THERETO), (WELLS FARGO BANK), (N.A)., (AS ABL COLLATERAL AGENT), (CREDIT SUISSE AG (“CREDIT SUISSE”), (AS REPRESENTATIVE FOR THE INITIAL FIRST LIEN TERM SECURED PARTIES (AS DEFINED IN THE ABL/TERM INTERCREDITOR AGREEMENT) AND CREDIT SUISSE), (AS REPRESENTATIVE FOR THE INITIAL SECOND LIEN TERM SECURED PARTIES (AS DEFINED IN THE ABL/TERM INTERCREDITOR AGREEMENT).  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE ABL/TERM INTERCREDITOR AGREEMENT AND THE TERMS OF THIS AGREEMENT), (THE TERMS OF THE ABL/TERM INTERCREDITOR AGREEMENT) (SHALL GOVERN).

T A B L E  O F  C O N T E N T S

i

SCHEDULES

Schedule I	—	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number

Schedule II	—	Pledged Debt and Pledged Equity

Schedule III	—	Patents, Domain Names, Trademarks and Trade Names, Copyrights and Exclusive Copyright Licenses

Schedule IV	—	Commercial Tort Claims

Schedule V	—	Locations of Equipment and Inventory

EXHIBITS

Exhibit A	—	Form of Security Agreement Supplement

Exhibit B	—	Form of Intellectual Property Security Agreement

Exhibit C	—	Form of Intellectual Property Security Agreement Supplement

ii

ABL SECURITY AGREEMENT

ABL SECURITY AGREEMENT dated as of April 1, 2014 (as amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) among GYP HOLDINGS III CORP., a Delaware corporation (the “Lead Borrower”), the entities listed on Schedule I (together with the Lead Borrower, collectively, the “Borrowers” and individually, a “Borrower”), the other Persons listed on the signature pages hereof and the Additional Grantors (as hereinafter defined) (the Borrowers, the other Persons so listed and the Additional Grantors being, collectively, the “Grantors”), and WELLS FARGO BANK, N.A., as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the ratable benefit of the Secured Parties.

PRELIMINARY STATEMENTS

(1)           The Borrowers have entered into an ABL Credit Agreement dated of even date herewith (said Agreement, as it may hereafter be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder), being the “Credit Agreement”), with GYP Holdings II Corp., a Delaware corporation, each Lender from time to time party thereto,  and Wells Fargo Bank, N.A., as Administrative Agent and as Collateral Agent.

(2)           Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral.

(3)           It is a condition precedent to the making of Loans and the making of L/C Credit Extensions by the Lenders and the L/C Issuers under the Credit Agreement, the entry into Secured Hedge Agreements by the Hedge Banks from time to time and the entry into Secured Cash Management Agreements by the Cash Management Banks from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

(4)           Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

(5)           Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.  Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 (including As-Extracted Collateral, Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Accounts, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Health-Care Insurance Receivables, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Manufactured Homes, Proceeds, Securities Accounts, Securities Intermediary, Security, Security Entitlements and Supporting Obligations).  “UCC” means the Uniform Commercial Code as defined in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and the L/C Issuers to make L/C Credit Extensions under the Credit Agreement, to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time and to induce the Cash Management Banks to enter into Secured Cash Management Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1.              Grant of Security.  Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, other than Excluded Property (as hereinafter defined), in each case, as to each type of property described below, whether now owned or hereafter acquired or created by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a)       all Accounts;

(b)       all cash and Cash Equivalents;

(c)       all Chattel Paper;

(d)       all Commercial Tort Claims set forth on Schedule IV hereto or for which notice is provided pursuant to Section 5(b) below;

(e)       all Deposit Accounts;

(f)        all Documents;

(g)       all Equipment;

(h)       subject to Section 24 hereof, all Fixtures;

(i)        all General Intangibles;

(j)        all Goods;

(k)       all Instruments;

(l)        all Inventory;

(m)      all Letter-of-Credit Rights;

(n)       the following (the “Security Collateral”):

(i)            all indebtedness evidenced by promissory notes or other instruments from time to time owed to such Grantor (including the Intercompany Note, the “Pledged Debt”), including, without limitation, the Pledged Debt described on Schedule II (as such Schedule II may be supplemented from time to time by supplements to this Agreement), and all interest, cash, instruments and

2

other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

(ii)           all Equity Interests from time to time acquired, owned or held by such Grantor in any manner, including, without limitation, the Equity Interests of each Grantor set forth opposite such Grantor’s name on and otherwise described on Schedule II (as such Schedule II may be supplemented from time to time by supplements to this Agreement, such Equity Interests being the “Pledged Equity”), and the certificates, if any, representing such and any additional shares or units or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto; and

(iii)          all Investment Property and all Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all subscription warrants, rights or options issued thereon or with respect thereto;

(o)       all contracts and agreements between any Grantor and one or more additional parties (including, without limitation, any Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements) and the IP Agreements (as hereinafter defined), in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements (all such Collateral being the “Agreement Collateral”);

(p)       the following (collectively, the “Intellectual Property Collateral”):

(i)            all patents, patent applications and utility models, all inventions and improvements claimed therein and the right to claim any inventions disclosed but unclaimed therein (“Patents”);

(ii)           all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, together, in each case, with the goodwill of the business connected with the use thereof and symbolized thereby (“Trademarks”);

(iii)          all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

3

(iv)          all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v)           all confidential and proprietary information (whether or not reduced to a writing or other tangible form), including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi)          all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule III hereto (as such Schedule III may be supplemented from time to time by supplements to this Agreement executed by such Grantor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii)         all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii)        all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and

(ix)          any and all claims for damages, other payments and/or injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages, payments or other relief;

(q)       all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;

(r)        all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and

4

(s)        all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and/or payable with respect to, and Supporting Obligations relating to, any and all of the Collateral, and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

provided that notwithstanding anything to the contrary contained in the foregoing clauses (a) through (s), the security interest in the Collateral created by this Agreement shall not extend to, and the terms “Collateral,” “Pledged Equity,” “Security Collateral,” “Agreement Collateral,” “Intellectual Property Collateral” and other terms defining the components of the Collateral in the foregoing clauses (a) through (s) shall not include, any of the following (collectively, the “Excluded Property”):

(i)            any Equity Interests issued by an Unrestricted Subsidiary;

(ii)           any Equity Interests in partnerships, Joint Ventures and Subsidiaries (other than Subsidiaries that are wholly owned by a Grantor) to the extent that the grant of a security interest therein would require the consent of any Person (other than a Grantor or any other Affiliate of any Borrower) who owns Equity Interests in such partnership, Joint Venture or Subsidiary which consent has not been obtained (in each case to the extent such consent requirement is not rendered unenforceable pursuant to applicable provisions of the UCC or other applicable law);

(iii)          any Equity Interests in any Foreign Subsidiary or CFC Holdco acquired, owned or otherwise held by such Grantor which, when aggregated with all of the other Equity Interests in such Foreign Subsidiary or CFC Holdco pledged by such Grantor, would result in more than 65% of the Equity Interests in such Foreign Subsidiary or CFC Holdco entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (the “Voting Foreign Stock”) being pledged to the Collateral Agent, on behalf of the Secured Parties under this Agreement; provided that all of the shares of stock or units or other Equity Interests in such Foreign Subsidiary not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) shall be pledged by such Grantor;

(iv)          any property subject to (x) a Capitalized Lease or purchase money security interest permitted under the Credit Agreement or (y) in the case of after-acquired property, pre-existing secured Indebtedness permitted under the Credit Agreement and not incurred in anticipation of such acquisition by any Borrower or applicable Grantor of such property, in each case to the extent a grant of a security interest therein would violate such Capitalized Lease, purchase money arrangement or secured Indebtedness or create a right of termination in favor of any other party thereto (other than any Grantor or an Affiliate of any Grantor);

5

(v)           any lease, license or other agreement to the extent that the terms thereof prohibit the assignment of, or granting a security interest in, such lease, license or other agreement or the grant of a security interest therein would otherwise violate or invalidate such lease, license or agreement, or create a right of termination in favor of any other party thereto (other than any Grantor or any Subsidiary of any Grantor), in each case to the extent not rendered unenforceable pursuant to the applicable provisions of the UCC or other applicable law and so long as the applicable provision giving rise to such violation or invalidity or such right of termination was not incurred in anticipation of the entering into of the Credit Agreement, provided that (x) the Collateral includes Proceeds and receivables of any property excluded under this clause (v), the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (y) such excluded lease, license or other agreement shall otherwise be subject to the security interest created by this Agreement upon receiving any necessary approvals or waivers permitting the assignment thereof;

(vi)          any other assets to the extent that a pledge thereof or a grant of a security interest therein would be prohibited by applicable law, rule or regulation or agreements with any Governmental Authority or would require governmental (including regulatory) consent, approval, license or authorization (after giving effect to the applicable anti-assignment provisions of the UCC) unless such consent, approval, license or authorization has been obtained or unless such prohibition or requirement is rendered unenforceable pursuant to applicable provisions of the UCC or other applicable law; provided that the Grantors shall have used commercially reasonable efforts (not involving expending money in excess of de minimis amounts) to obtain any such consent, approval, license or authorization;

(vii)         any United States intent-to-use application for registration of a Trademark, prior to the filing and acceptance of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration that issues therefrom under applicable federal law;

(viii)        those assets as to which the Collateral Agent and the Lead Borrower reasonably agree that the cost of obtaining a security interest therein or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;

(ix)          any asset to the extent a security interest in such asset would result in material adverse tax or regulatory consequences, in each case as reasonably determined by the Lead Borrower in consultation with the Collateral Agent; or

(x)           to the extent used exclusively to hold funds in trust for the benefit of third parties, (A) payroll, healthcare and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C)

6

escrow, defeasance and redemption accounts and (D) fiduciary or trust accounts and, in the case of clauses (A) through (D), the funds or other property held in or maintained in any such account; and

provided, further, that notwithstanding anything to the contrary contained in the foregoing clauses (a) through (s) no Grantor shall be required to (u) enter into control agreements or otherwise perfect any security interest by “control” other than with respect to the Control Accounts, (v) perfect security interest in motor vehicles or other assets covered by a certificate of title other than by the filing of UCC financing statements, (w) perfect security interests in Letter-of-Credit Rights or Commercial Tort Claims with a value less than $2,000,000 in the aggregate, (x) obtain any landlord, warehouseman or bailee waivers or collateral access agreements, (y) take any action in any non-U.S. jurisdiction to create any security interest in assets located or titled outside of the U.S. or perfect any security interest in such assets or enter into any security agreements or pledge agreements governed by the laws of any such non-U.S. jurisdiction and (z) take such other actions with respect to the Collateral as to which the Collateral Agent and the Lead Borrower reasonably agree that the cost of taking such actions are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby (collectively, the “Perfection Exceptions”).  As used herein, “Controlled Accounts” shall mean all deposit and securities accounts of the Grantors other than any Excluded DDA.

Section 2.              Security for ABL Obligations.  This Agreement secures the payment and performance of all ABL Obligations of each Grantor now or hereafter existing under or in respect of the Loan Documents (as such Loan Documents may be amended, amended and restated, supplemented, replaced, refinanced, re-tranched, extended, increased or otherwise modified from time to time (including any extensions of maturity dates and increases of the principal amount outstanding thereunder)) or otherwise, including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing ABL Obligations (whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such ABL Obligations being the “Secured Obligations”).

Section 3.              Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.              Delivery and Control of Security Collateral.  (a)  All certificates representing or evidencing the Pledged Equity and all instruments representing or evidencing the Pledged Debt in an aggregate principal amount in excess of $2,000,000 shall be delivered to and

7

held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.  Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (A) transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 11(a), (B) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations, and (C) convert Security Collateral consisting of financial assets credited to any Securities Account to Security Collateral, consisting of financial assets held directly by the Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral, consisting of financial assets credited to any Securities Account.

(b)       Upon the occurrence and during the continuation of an Event of Default, promptly upon the request of the Collateral Agent, with respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent.  Upon the occurrence and during the continuation of an Event of Default, with respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, promptly upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

(c)       Upon the occurrence and during the continuation of an Event of Default, promptly upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

Section 5.              Maintaining Electronic Chattel Paper, Transferable Records and Giving Notice of Commercial Tort Claims.  So long as any Loan or any other ABL Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement or Secured Cash Management Agreement shall be in effect or any Lender shall have any Commitment:

(a)       Upon the occurrence and during the continuation of an Event of Default, promptly upon the request of the Collateral Agent, each Grantor will maintain all (i) Electronic Chattel Paper so that the Collateral Agent has control of the Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record (“UETA” ); and

8

(b)       Each Grantor will give prompt notice to the Collateral Agent of any Commercial Tort Claim in excess of $2,000,000 that may arise in the future and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the first priority security interest created under this Agreement.

Section 6.              Representations and Warranties.  Each Grantor represents and warrants as follows (it being understood that none of the foregoing applies to the Excluded Property):

(a)       Such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto (as such Schedule I may be supplemented from time to time by supplements to this Agreement).  Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in the state or jurisdiction set forth in Schedule I hereto.  The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects.  Unless otherwise stated on Schedule I hereto, the Grantor is not a transmitting utility as defined in UCC § 9-102(a)(80).

(b)       All of the Equipment and Inventory of such Grantor, in each case, with the value in excess of $1,500,000 are located at the places specified therefor in Schedule V hereto.

(c)       Such Grantor is the legal and beneficial owner of the Collateral of such Grantor, free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, subject to Liens permitted under Section 7.01 of the Credit Agreement.  No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as permitted by Section 7.01 of the Credit Agreement.

(d)       Schedule II hereto sets forth all of the Pledged Equity owned by any Grantor and Pledged Debt owned by any Grantor. The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable.  The Grantor is not in default of its obligations under any Organization Document of any issuer of Pledged Equity.

(e)       The Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.

(f)        All Pledged Equity consisting of certificated securities have been delivered to the Collateral Agent in accordance herewith.

(g)       Upon the filing of appropriate financing statements and the recordation of the Intellectual Property Security Agreement with the U.S. Patent and Trademark Office and the U.S. Copyright Office, all actions necessary to perfect the security

9

interest in the Collateral of such Grantor created under this Agreement with respect to which the Collateral Agent’s security interest may be perfected by filing financing statements in the applicable jurisdictions pursuant to the UCC or by filing an intellectual property security agreement with the U.S. Patent and Trademark Office and the U.S. Copyright Office shall have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected security interest (with the priority set forth in the ABL/Term Intercreditor Agreement) in the Collateral of such Grantor (subject to the Perfection Exceptions and Liens permitted by Section 7.01 of the Credit Agreement), securing the payment and performance of the Secured Obligations.  Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including without limitation those specified in Section 4, to establish the Collateral Agent’s “control” (within the meaning of Sections 8-106 and 9-106 of the UCC) over any portion of the Collateral constituting Certificated Securities.

(h)       Set forth on Schedule III is a complete and accurate list of all issued Patents and Patent applications, Trademarks registrations and applications therefor, Copyright registrations and applications therefor, and all IP Agreements granting such Grantor an exclusive right to use any registered Copyright.

(i)        Except as could not reasonably be expected to have a Material Adverse Effect as to itself and its Intellectual Property Collateral, to the Grantor’s knowledge, the operation of such Grantor’s business as currently conducted and as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(i)            The Intellectual Property Collateral material to the business of such Grantor is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to such Grantor’s knowledge, is valid and enforceable.  Such Grantor is not aware of any uses of any such item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

(ii)           Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices, except as could not reasonably be expected to have a Material Adverse Effect as to itself and its Intellectual Property Collateral.

10

(iii)          To such Grantor’s knowledge, (A) none of the Trade Secrets material to the business of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral, except, in the case of clauses (B) and (C), as could not reasonably be expected to have a Material Adverse Effect as to itself and its Intellectual Property Collateral.

(iv)          To such Grantor’s knowledge, no Grantor or Intellectual Property Collateral material to the business of such Grantor is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

(j)        No material portion of the Collateral constitutes, or is the Proceeds of, (i) Farm Products, (ii) As-Extracted Collateral, (iii) Manufactured Homes, (iv) Health-Care Insurance Receivables, (v) timber to be cut or (vi) aircraft engines, satellites, ships or railroad rolling stock.

Section 7.              Further Assurances.  (a)  Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor, subject to the Perfection Exceptions.  Without limiting the generality of the foregoing, each Grantor will, upon the Collateral Agent’s reasonable request, promptly with respect to any Collateral of such Grantor: (i) if any of such Collateral shall be evidenced by a promissory note or other instrument or Chattel Paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or Chattel Paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iii) take all action necessary to ensure that the Collateral Agent has control (within the meaning of Section 9-104 of the UCC) of Collateral consisting of the Control Accounts no later than (x) in the case of a Control Account in existence on the Closing Date, ninety (90) days (or such later date, not to exceed an additional thirty (30) days, as the Collateral Agent may agree in its reasonable discretion) after the Closing Date or (y) in the case of a Control Account opened or acquired after the Closing Date, ninety

11

(90) days (or such later date, not to exceed an additional thirty (30) days, as the Collateral Agent may agree in its reasonable discretion) after the date of the opening or acquisition thereof, (iv) if any Letter-of-Credit Rights with a value in excess of $2,000,000 are acquired, ensure that the Collateral Agent has control of such Letter-of-Credit Rights as provided in Section 9-107 of the UCC; and (v) deliver to the Collateral Agent evidence that all other action (subject, with respect to the Collateral only, to the Perfection Exceptions) that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

(b)       Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

Section 8.              As to Equipment and Inventory.  Each Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as required under the Credit Agreement.  Each Grantor will promptly furnish to the Collateral Agent a statement respecting any loss or damage exceeding $1,000,000 to any of the Equipment or Inventory of such Grantor.  No Grantor shall keep any Equipment or Inventory (other than Equipment or Inventory in transit or out for repair) with a value in excess of $1,500,000 at a location other than those listed on Schedule V hereto without giving 30 days’ subsequent written notice to the Collateral Agent of such new location.

Section 9.              Post-Closing Changes; Collections on Assigned Agreements and Accounts.  (a)  No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 6(a) of this Agreement without first giving (x) in the case of the changes in the jurisdiction of organization, not less than ten (10) days’ (or such lesser period of time as the Collateral Agent may agree) prior written notice to the Collateral Agent and (y) in the case of all other changes, no more than five (5) days’ (or such greater period of time as the Collateral Agent may agree) subsequent written notice to the Collateral Agent, and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.

(b)       Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts.  In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction upon the occurrence and during the continuation of an Event of Default, may take) such commercially reasonable action as such Grantor (or the Collateral Agent) may deem necessary or advisable to enforce collection thereof; provided, however, that the Collateral Agent shall have the right at

12

any time upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Accounts, of the assignment of such Accounts, to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Accounts, including, without limitation, those set forth set forth in Section 9-607 of the UCC.  After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Accounts, of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be either (A) released to such Grantor to the extent permitted under the terms of the Credit Agreement so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default under Section 8.01(f) or 8.01(g) of the Credit Agreement or any other Event of Default which has resulted in the Collateral Agent exercising any of its rights under Section 8.02 of the Credit Agreement (collectively, an “Actionable Default”) shall have occurred and be continuing, applied as provided in Section 8.04 of the Credit Agreement and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any Obligor thereof, or allow any credit or discount thereon.  No Grantor will permit or consent to the subordination of its right to payment under any of the Accounts to any other indebtedness or obligations of the Obligor thereof.

Section 10.            As to Intellectual Property Collateral.  (a)  With respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, and Copyright registration and application for registration, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, except to the extent such Grantor determines in its reasonable business judgment that (x) such Intellectual Property Collateral is not commercially reasonable to maintain under the circumstances and (y) the failure to act could not reasonably be expected to materially and adversely affect the business of any Grantor.

(b)       Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any application or registration relating to any Patent, Trademark or

13

Copyright material to the business of such Grantor may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court but excluding ordinary course rejections and other ordinary course communications from Intellectual Property registries in connection with the prosecution of Intellectual Property applications) regarding such Grantor’s ownership of any Patent, Trademark or Copyright material to the business of such Grantor, its right to register the same, or to keep and maintain the same, except with respect to any Intellectual Property Collateral that Grantor is not required to maintain or pursue pursuant to Sections 10(a) or 10(c).

(c)       Except to the extent such Grantor determines in its reasonable business judgment that (i) such Intellectual Property Collateral is not commercially reasonable to maintain under the circumstances and (ii) such actions (including permitting the actions of others) and omissions could not reasonably be expected to materially and adversely affect the business of any Grantor, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(d)       Except to the extent such Grantor determines in its reasonable business judgment that (i) such Intellectual Property Collateral is not commercially reasonable to maintain under the circumstances and (ii) the failure to do so could not reasonably be expected to materially and adversely affect the business of any Grantor, each Grantor shall take all commercially reasonable steps to preserve each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(e)       Each Grantor shall, unless it reasonably determines that such item of Intellectual Property Collateral is not material to the conduct of its business or operations, promptly take such actions as it deems reasonable under the circumstances to protect each item of its Intellectual Property Collateral, which actions may include suing for infringement, misappropriation, dilution or other violation and recovering any and all damages for such infringement, misappropriation, dilution or other violation, and upon the occurrence and during the continuation of an Event of Default shall take such other actions as the Collateral Agent deems appropriate under the circumstances to protect the Intellectual Property Collateral.

(f)        With respect to its Intellectual Property Collateral, each Grantor agrees to execute and deliver to the Collateral Agent or otherwise authenticate one or more agreements, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark

14

Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(g)       Each Grantor agrees that (i) should it obtain an ownership interest in any item of the type set forth in Section 1(p) that is not on the date hereof a part of the Intellectual Property Collateral, (ii) should it obtain an exclusive license to use any registered Copyrights that are not on the date hereof a part of the Intellectual Property Collateral, or (iii) should it file a Statement of Use or an Amendment to Allege Use with respect to any intent-to-use Trademark application that is not on the date hereof a part of the Intellectual Property Collateral (collectively, the “After-Acquired Intellectual Property”) (x) the provisions of this Agreement shall automatically apply thereto, and (y) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.  Each Grantor shall, concurrently with the delivery of financial statements under Section 6.01(b) of the Credit Agreement, execute and deliver to the Collateral Agent, or otherwise authenticate, one or more agreements substantially in the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Collateral Agent (each, an “Intellectual Property Security Agreement Supplement”) covering such After-Acquired Intellectual Property which Intellectual Property Security Agreement Supplement(s) shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

Section 11.            Voting Rights; Dividends; Etc.  (a)  So long as no Event of Default shall have occurred and be continuing:

(i)            Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose other than originate Entitlement Orders with respect to any Securities Account or Commodity Account; provided, however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

(ii)           Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

(A)          dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

15

(B)          dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

(C)          cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii)          The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor, at such Grantor’s sole cost and expense, all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)       Upon the occurrence and during the continuation of an Event of Default:

(i)            All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right, without notice to any Grantor, to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii)           All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii)          The Collateral Agent shall be authorized to exercise exclusive control over all Control Accounts.

Section 12.            Transfers and Other Liens; Additional Shares.  (a)  Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to,

16

any of the Collateral, other than sales, assignments and other dispositions of Collateral and options relating to Collateral permitted under and in accordance with the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

(b)       Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities (subject to clause (iii) of the proviso in Section 1 with respect to Voting Foreign Stock).

(c)       Each Grantor agrees that it will promptly, after acquisition thereof after the date hereof, deliver and pledge to the Collateral Agent, for the ratable benefit of the Secured Parties, certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank.

Section 13.            Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints, which appointment is coupled with an interest, the Collateral Agent as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuation of an Event of Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)       to obtain and adjust insurance required to be paid to the Collateral Agent;

(b)       to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)       to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clauses (a) or (b) above; and

(d)       to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

Section 14.            Collateral Agent May Perform.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 18.

17

Section 15.            The Collateral Agent’s Duties.  (a)  The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)       The Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent.  The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Agreement shall apply to any such sub-agent and to any of the Affiliates of the Collateral Agent and any such sub-agents, and shall apply to their respective activities as if such sub-agent and Affiliates were named herein in connection with the transactions contemplated hereby and by the Loan Documents.  Notwithstanding anything herein to the contrary, each sub-agent appointed by the Collateral Agent or Affiliate of the Collateral Agent or Affiliate of any such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Secured Parties, and such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent or Affiliate acting in such capacity.

Section 16.            Remedies.  If any Actionable Default shall have occurred and be continuing:

(a)       The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:  (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash,

18

on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or to the extent lawful and permitted leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; (iv) store, repair or recondition any Collateral or otherwise prepare any Collateral for disposal in the manner and to the extent that the Collateral Agent deems appropriate; and (v) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Accounts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Control Accounts, and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Accounts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)       Each Secured Party shall have the right upon any such public sale or sales, and to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor.  For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC, the Collateral Agent shall be entitled to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent may sell the Collateral without giving any warranties as to such Collateral.  The Collateral Agent shall have no obligation to marshal any of the Collateral.

(c)       All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d)       The Collateral Agent may, without notice to any Grantor except as required by law at any time and from time to time, charge, set-off and otherwise apply

19

all or any part of the Secured Obligations against any funds held by it or by any other Secured Party or in any Control Account.

(e)       If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 16, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

(f)        The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 16, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.

(g)       Each of the Grantors recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Equity by reason of certain prohibitions contained in the Securities Act of 1933, as amended and rules and regulations promulgated thereunder (collectively, the “Securities Act”) and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each of the Grantors acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(h)       Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in Section 4 above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with subsection (e) above.

(i)        Except as expressly provided elsewhere in this Agreement, all Proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the order of priority set forth in Section 8.04 of the Credit Agreement.

20

Section 17.            Grant of Intellectual Property License.  For the purpose of enabling the Collateral Agent to exercise the rights and remedies under Section 16 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to, upon the occurrence and during the continuation of an Actionable Default, use, license or sublicense any Intellectual Property rights now owned or hereafter acquired or created by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Collateral Agent may, upon the occurrence and during the continuation of an Actionable Default, sell any of such Grantor’s Inventory directly to any Person, including, without limitation, Persons who have previously purchased such Grantor’s Inventory from any Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to any Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks.

Section 18.            Indemnity and Expenses.  (a)  Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense (x) arises from a dispute that does not involve any action or omission of such Grantor or any of its Affiliates and is solely among the Indemnified Parties (other than in connection with such parties acting in its capacity as the Collateral Agent) or (y) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct by the Secured Party.

(b)       Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel (provided that fees and expenses of counsel shall be limited to one counsel, plus one local counsel in any relevant jurisdiction) and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

21

Section 19.            Amendments; Waivers; Additional Grantors; Etc.  (a)  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b)       Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor,  and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I through V attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through V, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

Section 20.            Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in care of the Lead Borrower at the Lead Borrower’s address specified in Section 10.02 of the Credit Agreement, if to the Collateral Agent, at its address specified in Section 10.02 of the Credit Agreement.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 21.            Continuing Security Interest; Assignments under the Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent obligations not yet accrued and payable), (ii) the Latest Maturity Date of all Loans and Commitments and (iii) the termination or expiration of all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements (other than Letters of Credit, Secured Hedge Agreements or Secured Cash Management Agreements as to which other arrangements satisfactory to the Collateral Agent and the applicable L/C Issuer, Hedge Bank or Cash Management Bank, as the case may be, have been made), (b) be binding upon each Grantor and their successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and

22

obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 10.07 of the Credit Agreement.

Section 22.            Release; Termination.  (a)  Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Loan Documents, the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor, such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that such Grantor shall have delivered to the Collateral Agent a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may request.

(b)       Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent obligations not yet accrued and payable), (ii) the Latest Maturity Date of all Loans and Commitments and (iii) the termination or expiration of all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements (other than Letters of Credit, Secured Hedge Agreements or Secured Cash Management Agreements as to which other arrangements satisfactory to the Collateral Agent and the applicable L/C Issuer, Hedge Bank or Cash Management Bank, as the case may be, have been made), the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor.  Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor, such documents as such Grantor shall reasonably request to evidence such termination.

Section 23.            Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 24.            The Mortgages.  In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

Section 25.            Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

23

Section 26.            ABL/Term Intercreditor Agreement.  Notwithstanding any provision contained herein, (i) this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject to the ABL/Term Intercreditor Agreement and (ii) in the event of a conflict, the provisions of the ABL/Term Intercreditor Agreement shall control.

Section 27.            Bailee for Perfection.  So long as the Designated Term Representative (as such term is defined in the ABL/Term Intercreditor Agreement) is acting as bailee and as agent for perfection or control on behalf of the Collateral Agent pursuant to the terms of the ABL/Term Intercreditor Agreement, any obligation of any Grantor in this Agreement that requires delivery or control of Collateral that is Term Priority Collateral to, or in the possession or control of such Collateral with, the Collateral Agent shall be deemed complied with and satisfied if such delivery of such Collateral is made to, or such possession or control of such Collateral is with, the Designated Term Representative.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

24

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Grantors:	GYP HOLDINGS III CORP.

By:
Name:
Title:

GYP HOLDINGS II CORP.

By:
Name:
Title:

GYPSUM MANAGEMENT AND SUPPLY, INC.

By:
Name:
Title:

[ABL Security Agreement]

CAPITOL BUILDING SUPPLY, INC.
CAPITOL INTERIOR PRODUCTS, INC.
CAPITOL MATERIALS OF SAVANNAH, INC.
CAPITOL MATERIALS, INCORPORATED
CARTER HARDWARE COMPANY
CHAPARRAL MATERIALS, INC.
CHEROKEE BUILDING MATERIALS OF OKC, INC.
CHEROKEE BUILDING MATERIALS, INC.
COASTAL INTERIOR PRODUCTS, INC.
COLONIAL MATERIALS OF FAYETTEVILLE, INC.
COLONIAL MATERIALS, INC.
COMMERCIAL INTERIOR PRODUCTS, INC.
COMMONWEALTH BUILDING MATERIALS, INC.
COWTOWN MATERIALS, INC.
EASTEX MATERIALS, INC.
GATOR GYPSUM, INC.
GMS STRATEGIC SOLUTIONS, INC.
GTS DRYWALL SUPPLY COMPANY
HILL COUNTRY MATERIALS, INC.
LONE STAR MATERIALS, INC.
LONGHORN BUILDING MATERIALS, INC.
MISSOURI DRYWALL SUPPLY, INC.
PIONEER MATERIALS WEST, INC.
PIONEER MATERIALS, INC.
RIO GRANDE BUILDING MATERIALS, INC.
ROCKET INSTALLATION, INC.
ROCKY TOP MATERIALS, INC.
STATE LINE BUILDING SUPPLY, INC.
SUN VALLEY INTERIOR SUPPLY, INC.
TAMARACK MATERIALS DAKOTA, INC.
TAMARACK MATERIALS NORTHLAND, INC.
TAMARACK MATERIALS OF ROCHESTER, INC.
TAMARACK MATERIALS, INC.
TEJAS MATERIALS, INC.
TOOL SOURCE WAREHOUSE, INC.
TUCKER ACOUSTICAL PRODUCTS, INC.
TUCKER MATERIALS OF COLUMBIA, INC.
TUCKER MATERIALS OF MYRTLE BEACH, INC.
TUCKER MATERIALS, INC.
WILDCAT MATERIALS, INC.

By:
Name:
Title:

[ABL Security Agreement]

Collateral Agent:

WELLS FARGO BANK, N.A., as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[ABL Security Agreement]

Schedule I to the

ABL Security Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL
IDENTIFICATION NUMBER

* All Grantors are corporations.

Grantor	Location	Chief Executive Office	Organizational I.D. No.	Taxpayer I.D. No.
GYP Holdings II Corp.	Delaware	1825 Fellowship Road, Tucker, GA 30084-6560	5346658	46-2927717
GYP Holdings III Corp.	Delaware	1825 Fellowship Road, Tucker, GA 30084-6560	5478706	46-4759050
Gypsum Management and Supply, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	K401433	48-0788686
Capitol Building Supply, Inc.	Virginia	1825 Fellowship Road, Tucker, GA 30084-6560	0320183-7	54-1458884
Capitol Interior Products, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	1001081	27-1838339
Capitol Materials, Incorporated	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	0504456	58-1078839
Capitol Materials of Savannah, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	K425106	58-2135598
Carter Hardware Company	Tennessee	1825 Fellowship Road, Tucker, GA 30084-6560	0005382	62-0532551
Chaparral Materials, Inc.	New Mexico	4220 Stanley Dr., NE, Rio Rancho, NM 87144	119-864-7	85-0315515
Cherokee Building Materials, Inc.	Oklahoma	12222 East 60th Street, Tulsa, OK 74146-6915	1900280997	73-0976654
Cherokee Building Materials of OKC, Inc.	Oklahoma	1825 Fellowship Road, Tucker, GA 30084-6560	1900417933	73-1211957
Coastal Interior Products, Inc.	Alabama	1825 Fellowship Road, Tucker, GA 30084-6560	241-631	20-5519221

Colonial Materials, Inc.	North Carolina	1825 Fellowship Road, Tucker, GA 30084-6560	0031430	56-1417672
Colonial Materials of Fayetteville, Inc.	North Carolina	1825 Fellowship Road, Tucker, GA 30084-6560	0376917	56-1933262
Commercial Interior Products, Inc.	Texas	1825 Fellowship Road, Tucker, GA 30084-6560	0158047600	76-0641638
Commonwealth Building Materials, Inc.	Virginia	1825 Fellowship Road, Tucker, GA 30084	0374863-9	54-1584982
Cowtown Materials, Inc.	Texas	401 Garden Acres Drive, Fort Worth, TX 76140-5522	63756000	75-1849705
Eastex Materials, Inc.	Texas	401 Garden Acres Drive, Fort Worth, TX 76140-5522	71669600	75-1976867
Gator Gypsum, Inc.	Florida	1825 Fellowship Road, Tucker, GA 30084-6560	H05603	59-2410846
GMS Strategic Solutions, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	12070165	46-1060962
GTS Drywall Supply Company	Washington	1825 Fellowship Road, Tucker, GA 30084-6560	600345720	91-1086047
Hill Country Materials, Inc.	Texas	401 Garden Acres Drive, Fort Worth, TX 76140-5522	59454700	74-2222313
Lone Star Materials, Inc.	Texas	401 Garden Acres Drive, Fort Worth, TX 76140-5522	63553400	74-2251042
Longhorn Building Materials, Inc.	Texas	4025 Mint Way, Dallas, TX 75237-1603	46937400	75-1638990
Missouri Drywall Supply, Inc.	Missouri	100 NE 31st Street, Oklahoma City, OK 73105-2606	00115007	43-0829064
Pioneer Materials, Inc.	Kansas	1825 Fellowship Road, Tucker, GA 30084-6560	03052336	48-0807321
Pioneer Materials West, Inc.	Colorado	1825 Fellowship Road, Tucker, GA 30084-6560	19871391046	84-0807176
Rio Grande Building Materials, Inc.	Texas	401 Garden Acres Drive, Fort Worth, TX 76140-5522	159379000	74-2970693
Rocket Installation, Inc.	Georgia	4220 Stanley Dr., NE, Rio Rancho, NM 87144	11088370	45-3806489

2

Rocky Top Materials, Inc.	Tennessee	1825 Fellowship Road, Tucker, GA 30084-6560	0089003	62-1076347
State Line Building Supply, Inc.	Delaware	1825 Fellowship Road, Tucker, GA 30084-6560	2261414	51-0333719
Sun Valley Interior Supply, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	13418796	46-2987523
Tamarack Materials, Inc.	Minnesota	1825 Fellowship Road, Tucker, GA 30084-6560	3W-799	41-1401315
Tamarack Materials Dakota, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	0636726	20-4972189
Tamarack Materials Northland, Inc.	Minnesota	1825 Fellowship Road, Tucker, GA 30084-6560	1761626-4	20-4532787
Tamarack Materials of Rochester, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	0636725	20-4972931
Tejas Materials, Inc.	Texas	1902 Weber Street, Houston, TX 77007-2809	0105747600	58-1746442
Tool Source Warehouse, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	K416852	58-2118482
Tucker Acoustical Products, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	K820880	58-2392688
Tucker Materials of Columbia, Inc.	South Carolina	1825 Fellowship Road, Tucker, GA 30084-6560	N/A	57-1031139
Tucker Materials of Myrtle Beach, Inc.	South Carolina	1825 Fellowship Road, Tucker, GA 30084-6560	N/A	57-1124637
Tucker Materials, Inc.	Georgia	1825 Fellowship Road, Tucker, GA 30084-6560	J115179	58-1453111
Wildcat Materials, Inc.	Missouri	2235 West Catalpa Street, Springfield, MO 65807	00382655	43-1648411

3

Schedule II to the

ABL Security Agreement

PLEDGED DEBT

Grantor	Debt Issuer	Description of Debt	Debt Certificate No(s)	Maturity Date	Outstanding Principal Amount
Gypsum Management and Supply, Inc.	Hollenbeck & Sather	Customer receivable	N/A	N/A	$2,573,707
GTS Drywall Supply Company	Westside Drywall	Customer receivable	N/A	10/1/16	$1,853,326
Longhorn Materials, Inc.	Sills & Swindel	Customer receivable	N/A	4/1/18	$2,269,937
Gypsum Management and Supply, Inc.	Capitol Materials, Incorporated	Intercompany debt	N/A	Payable on demand	$11,805,935
Tucker Acoustical Products, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$2,640,301
Capitol Building Supply, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$35,248,766
Gypsum Management and Supply, Inc.	Capitol Interior Products, Inc.	Intercompany debt	N/A	Payable on demand	$4,963,158
Commonwealth Building Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$31,070,789
State Line Building Supply, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$2,296,151
Cherokee Building Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$18,008,920
Cherokee Building Materials of OKC, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$13,856,556
Pioneer Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$6,459,262
Wildcat Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$3,235,112
Capitol Materials of Savannah, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$9,572,461
Gypsum Management and Supply, Inc.	Capitol Materials of Savannah, Inc.	Intercompany debt	N/A	Payable on demand	$1,317,747
Gator Gypsum, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$15,627,529
Missouri Drywall Supply, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$1,519,021
Tamarack Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$21,092,408
Gypsum Management and Supply, Inc.	Tamarack Materials Northland, Inc.	Intercompany debt	N/A	Payable on demand	$6,327,822

Grantor	Debt Issuer	Description of Debt	Debt Certificate No(s)	Maturity Date	Outstanding Principal Amount
Gypsum Management and Supply, Inc.	Tamarack Materials of Rochester, Inc.	Intercompany debt	N/A	Payable on demand	$1,563,263
GTS Interior Supply Company	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$17,914,057
Gypsum Management and Supply, Inc.	GTS Interior Supply Company	Intercompany debt	N/A	Payable on demand	$1,453,862
Gypsum Management and Supply, Inc.	Sun Valley Interior Supply, Inc.	Intercompany debt	N/A	Payable on demand	$2,891,576
Tucker Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$20,221,625
Gypsum Management and Supply, Inc.	Tucker Materials of Myrtle Beach, Inc.	Intercompany debt	N/A	Payable on demand	$1,773,078
Gypsum Management and Supply, Inc.	Carter Hardware Company	Intercompany debt	N/A	Payable on demand	$15,640,430
Chaparral Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$9,633,752
Gypsum Management and Supply, Inc.	Chaparral Materials, Inc.	Intercompany debt	N/A	Payable on demand	$4,526,484
Commercial Interior Products, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$3,259,971
Cowtown Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$24,661,806
Eastex Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$18,364,830
Hill Country Materials	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$7,271,050
Lone Star Materials	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$5,878,898
Longhorn Materials	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$12,929,612
Tejas Materials	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$22,671,448
Gypsum Management and Supply, Inc.	Tool Source Warehouse, Inc.	Intercompany debt	N/A	Payable on demand	$3,644,290
Rocky Top Materials, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$21,544,775
Pioneer Materials West, Inc.	Gypsum Management and Supply, Inc.	Intercompany debt	N/A	Payable on demand	$2,470,980

2

PLEDGED EQUITY

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares Owned	Percentage of Outstanding Shares Owned	Percentage of Outstanding Shares Pledged
GYP Holdings II Corp.	GYP Holdings III Corp.	Common stock	$0.01	C-1	10	100%	100%
GYP Holdings III Corp.	Gypsum Management and Supply, Inc.	Class A Common stock	N/A	23	85,263	100%	100%
GYP Holdings III Corp.	Gypsum Management and Supply, Inc.	Class B Common stock	N/A	11	767,367	100%	100%
Gypsum Management and Supply, Inc.	Capitol Building Supply, Inc.	Common stock	$1.00	11, 15, 16, 17	72,285	99.42%	99.42%
Gypsum Management and Supply, Inc.	Capitol Interior Products, Inc.	Common stock	$1.00	1	20,000	100%	100%
Gypsum Management and Supply, Inc.	Capitol Materials, Incorporated	Common stock	N/A	1, 5, 7, 8	1,168	100%	100%
Gypsum Management and Supply, Inc.	Capitol Materials, Incorporated	Preferred stock	$1,000	1, 2	13,812	100%	100%
Gypsum Management and Supply, Inc.	Capitol Materials of Savannah, Inc.	Common stock	$1.00	1	15,000	100%	100%
Gypsum Management and Supply, Inc.	Carter Hardware Company	Common stock	N/A	36	27,000	100%	100%
Gypsum Management and Supply, Inc.	Carter Hardware Company	Preferred stock	$1,000	1	3,500	100%	100%
Gypsum Management and Supply, Inc.	Chaparral Materials, Inc.	Common stock	$1.00	1, 8	13,466	95.39%	95.39%
Gypsum Management and Supply, Inc.	Cherokee Building Materials, Inc.	Common stock	$1.00	1, 2, 5	15,800	100%	100%
Gypsum Management and Supply, Inc.	Cherokee Building Materials of OKC, Inc.	Common stock	$1.00	1, 3	17,300	100%	100%
Gypsum Management and Supply, Inc.	Coastal Interior Products, Inc.	Common stock	N/A	1	80	100%	100%
Gypsum Management and Supply, Inc.	Colonial Materials, Inc.	Common stock	$1.00	1, 4, 5, 7	29,637	88.68%	88.68%

3

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares Owned	Percentage of Outstanding Shares Owned	Percentage of Outstanding Shares Pledged
Gypsum Management and Supply, Inc.	Colonial Materials of Fayetteville, Inc.	Common stock	$1.00	1, 5	25,323	89.80%	89.80%
Gypsum Management and Supply, Inc.	Commercial Interior Products, Inc.	Common stock	$1.00	1	24,000	100%	100%
Gypsum Management and Supply, Inc.	Commonwealth Building Materials, Inc.	Common stock	$1.00	4, 5, 7	12,714	93.52%	93.52%
Gypsum Management and Supply, Inc.	Cowtown Materials, Inc.	Common stock	$1.00	1, 6	16,800	80%	80%
Gypsum Management and Supply, Inc.	Eastex Materials, Inc.	Common stock	$1.00	2, 12, 14	19,437	97.70%	97.70%
Gypsum Management and Supply, Inc.	Gator Gypsum, Inc.	Common stock	$1.00	2, 7, 15, 21, 22	29,874.512	90.19%	90.19%
Gypsum Management and Supply, Inc.	GMS Strategic Solutions, Inc.	Common stock	$1.00	1	20,000	100%	100%
Gypsum Management and Supply, Inc.	GTS Drywall Supply Company	Common stock	N/A	36, 37	26,255	96.17%	96.17%
Gypsum Management and Supply, Inc.	GTS Drywall Supply Company	Preferred stock	$1,000	2	8,000	100%	100%
Gypsum Management and Supply, Inc.	Hill Country Materials, Inc.	Common stock	$1.00	3, 14	14,160	94.65%	94.65%
Gypsum Management and Supply, Inc.	Lone Star Materials, Inc.	Common stock	$1.00	2	12,000	100%	100%
Gypsum Management and Supply, Inc.	Longhorn Building Materials, Inc.	Common stock	$1.00	7, 16, 17	57,147	100%	100%
Gypsum Management and Supply, Inc.	Missouri Drywall Supply, Inc.	Common stock	$33.33	14	15	100%	100%
Gypsum Management and Supply, Inc.	Pioneer Materials, Inc.	Common stock	$1.00	4, 6, 10	10,296	100%	100%
Gypsum Management and Supply, Inc.	Pioneer Materials West, Inc.	Common stock	$1.00	1, 5, 12, 13, 14, 15	36,508	100%	100%

4

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares Owned	Percentage of Outstanding Shares Owned	Percentage of Outstanding Shares Pledged
Gypsum Management and Supply, Inc.	Rio Grande Building Materials, Inc.	Common stock	N/A	1	24,300	100%	100%
Gypsum Management and Supply, Inc.	Rocket Installation, Inc.	Common stock	$1.00	1	1,000	100%	100%
Gypsum Management and Supply, Inc.	Rocky Top Materials, Inc.	Common stock	$1.00	2,4, 5	18, 661	86.80%	86.80%
Gypsum Management and Supply, Inc.	State Line Building Supply, Inc.	Common stock	$1.00	3	9,500	100%	100%
Gypsum Management and Supply, Inc.	Sun Valley Interior Supply, Inc.	Common stock	$1.00	1	20,000	100%	100%
Gypsum Management and Supply, Inc.	Tamarack Materials, Inc.	Common stock	$1.00	1	13,800	100%	100%
Gypsum Management and Supply, Inc.	Tamarack Materials Dakota, Inc.	Common stock	$1.00	1	20,000	100%	100%
Gypsum Management and Supply, Inc.	Tamarack Materials Northland, Inc.	Common stock	$1.00	1	20,000	100%	100%
Gypsum Management and Supply, Inc.	Tamarack Materials of Rochester, Inc.	Common stock	$1.00	1	20,000	100%	100%
Gypsum Management and Supply, Inc.	Tejas Materials, Inc.	Common stock	$1.00	4, 5	20,235	91.98%	91.98%
Gypsum Management and Supply, Inc.	Tool Source Warehouse, Inc.	Common stock	$1.00	1, 7, 8	17,400	100%	100%
Gypsum Management and Supply, Inc.	Tucker Acoustical Products, Inc.	Common stock	$1.00	1	20,250	100%	100%
Gypsum Management and Supply, Inc.	Tucker Materials of Columbia, Inc.	Common stock	$1.00	1, 5	25,800	100%	100%
Gypsum Management and Supply, Inc.	Tucker Materials of Myrtle Beach, Inc.	Common stock	N/A	1, 4	28,500	100%	100%
Gypsum Management and Supply, Inc.	Tucker Materials, Inc.	Common stock	N/A	24, 27	3,538	100%	100%

5

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares Owned	Percentage of Outstanding Shares Owned	Percentage of Outstanding Shares Pledged
Gypsum Management and Supply, Inc.	Wildcat Materials, Inc.	Common stock	N/A	1, 6	20,471	100%	100%

6

Schedule III to the

ABL Security Agreement

INTELLECTUAL PROPERTY

I.             Patents

US PATENTS AND PATENT APPLICATIONS

None.

FOREIGN PATENTS AND PATENT APPLICATIONS

None.

II.            Domain Names and Trademarks

DOMAIN NAMES

Domain Name	Registrant
cbsi.net	Capitol Building Supply, Inc.
capitol-interior-products.com	Capitol Building Supply, Inc.
capitolinteriorproducts.net	Capitol Building Supply, Inc.
cbsi.net	Capitol Building Supply, Inc.
festoolcompany.com	Capitol Building Supply, Inc.
festooldrywallsander.com	Capitol Building Supply, Inc.
festoolplanex.net	Capitol Building Supply, Inc.
festoolplanexsander.com	Capitol Building Supply, Inc.
festoolproductdc.com	Capitol Building Supply, Inc.
festoolproductmd.com	Capitol Building Supply, Inc.
festoolproductsva.com	Capitol Building Supply, Inc.
festoolproductva.com	Capitol Building Supply, Inc.
festoolsales.com	Capitol Building Supply, Inc.
festoolsander.net	Capitol Building Supply, Inc.
festoolservice.com	Capitol Building Supply, Inc.
festoolsupershop.com	Capitol Building Supply, Inc.
festoolsupply.com	Capitol Building Supply, Inc.
festoolubershop.com	Capitol Building Supply, Inc.
planexdrywallsander.com	Capitol Building Supply, Inc.
planexsander.com	Capitol Building Supply, Inc.
stateline-supply.com	Capitol Building Supply, Inc.
cbsigms.com	Capitol Building Supply, Inc.
capitolmaterialsinc.com	Capitol Materials, Incorporated
capmat.net	Capitol Materials, Incorporated

2

Domain Name	Registrant
chaparralmaterials.com	Chaparral Materials, Inc.
colonialmaterials.com	Colonial Materials, Inc.
cowtownmaterials.com	Cowtown Materials, Inc.
gtsinteriorsupply.com	GTS Drywall Supply Company
capitolinteriorproducts.com	Gypsum Management and Supply, Inc.
maminc.com	Gypsum Management and Supply, Inc.
capjax.net	Gypsum Management and Supply, Inc.
capmat.com	Gypsum Management and Supply, Inc.
cbmi-va.com	Gypsum Management and Supply, Inc.
cherbmi.com	Gypsum Management and Supply, Inc.
ciphouston.com	Gypsum Management and Supply, Inc.
cmifay.com	Gypsum Management and Supply, Inc.
cmijax.com	Gypsum Management and Supply, Inc.
cmisav.com	Gypsum Management and Supply, Inc.
cmiwil.com	Gypsum Management and Supply, Inc.
coastalint.com	Gypsum Management and Supply, Inc.
eastexmaterials.com	Gypsum Management and Supply, Inc.
flintrivermaterials.com	Gypsum Management and Supply, Inc.
gatorbld.com	Gypsum Management and Supply, Inc.
gatorgypsum.com	Gypsum Management and Supply, Inc.
gms-inc.com	Gypsum Management and Supply, Inc.
gms.com	Gypsum Management and Supply, Inc.
gmsfax.com	Gypsum Management and Supply, Inc.
gmsinternal.com	Gypsum Management and Supply, Inc.
gmsyard.com	Gypsum Management and Supply, Inc.
jobsiteready.com	Gypsum Management and Supply, Inc.
hillcountrymaterials.com	Gypsum Management and Supply, Inc.

3

Domain Name	Registrant
lonestarmaterials.com	Gypsum Management and Supply, Inc.
longhornmaterials.com	Gypsum Management and Supply, Inc.
maverickmaterials.com	Gypsum Management and Supply, Inc.
mavmat.com	Gypsum Management and Supply, Inc.
missouridrywall.com	Gypsum Management and Supply, Inc.
modrywall.com	Gypsum Management and Supply, Inc.
pioneermaterials.net	Gypsum Management and Supply, Inc.
pioneermaterialswest.com	Gypsum Management and Supply, Inc.
rocketinstallation.com	Gypsum Management and Supply, Inc.
shenandoahbuildingsupply.com	Gypsum Management and Supply, Inc.
slbsupply.com	Gypsum Management and Supply, Inc.
statelinebuildingsupply.com	Gypsum Management and Supply, Inc.
tamarackmaterialsnorthland.com	Gypsum Management and Supply, Inc.
tamaracknorthland.com	Gypsum Management and Supply, Inc.
texarkanamaterials.com	Gypsum Management and Supply, Inc.
tidewaterip.com	Gypsum Management and Supply, Inc.
Tool-source.com	Gypsum Management and Supply, Inc.
toolsourceexpress.biz	Gypsum Management and Supply, Inc.
toolsourceexpress.com	Gypsum Management and Supply, Inc.
trianglematerials.com	Gypsum Management and Supply, Inc.
tswfast.com	Gypsum Management and Supply, Inc.
tswonline.com	Gypsum Management and Supply, Inc.
tuckeracoustical.com	Gypsum Management and Supply, Inc.
tuckercolumbia.com	Gypsum Management and Supply, Inc.
tuckergrn.com	Gypsum Management and Supply, Inc.
tuckermaterials.net	Gypsum Management and Supply, Inc.
tuckermaterialsinc.com	Gypsum Management and Supply, Inc.

4

Domain Name	Registrant
tuckermb.com	Gypsum Management and Supply, Inc.
valintpro.com	Gypsum Management and Supply, Inc.
valleyinterioronline.com	Gypsum Management and Supply, Inc.
vipgms.com	Gypsum Management and Supply, Inc.
vulcaninteriorproducts.com	Gypsum Management and Supply, Inc.
wilcat.com	Gypsum Management and Supply, Inc.
pioneerws.com	Pioneer Materials West, Inc.
tejasmaterials.com	Tejas Materials, Inc.

5

US TRADEMARKS AND TRADEMARK APPLICATIONS

Grantor: Gypsum Management and Supply, Inc.

Trademark	Application Number	Application Filing Date	Registration Number	Registration Date
Capitol Building Supply and dome design	86/142,783	13-Dec-2013	Pending	N/A
Capitol Interior Products and liberty bell design	85/342,383	09-Jun-2011	4,156,788	12-Jun-2012
Capitol Materials, Inc. and pyramid design	85/342,391	09-Jun-2011	4,095,994	07-Feb-2012
Chaparral Materials, Inc. Leaping Greenward	85/222,038	20-Jan-2011	4,018,832	30-Aug-2011
Colonial Materials Inc.	85/302,433	22-Apr-2011	4,090,146	24-Jan-2012
Cowtown Materials, Inc. and design	85/342,396	09-Jun-2011	4,160,180	19-Jun-2012
Eastex Materials	85/302,437	22-Apr-2011	4,093,364	31-Jan-2012
Flint River Materials, Inc.	85/302,435	22-Apr-2011	4,156,630	12-Jun-2012
Gator Gypsum and alligator design	85/329,474	25-May-2011 27-Mar-2012	4,156,748	12-Jun-2012
GTS	74/226,237	29-Nov-1991	1,801,194	26-Oct-1993
Gypsum Management and Supply (stylized)	85/329,473	25-May-2011	4,156,747	12-Jun-2012
jobsiteready.com	85/745,795	04-Oct-2012	Pending	(ITU) Allowed
Longhorn Building Materials and steer head design	85/329,472	25-May-2011	4,093,478	31-Jan-2012
Louisiana Materials	85/302,431	22-Apr-2011	4,093,363	31-Jan-2012
Rocky Top Materials (stylized)	85/329,476	25-May-2011 27-Mar-2012	4,156,749	12-Jun-2012
State Line Building Supply, Inc.	85/305,754	27-Apr-2011 08-Nov-2011	4,090,159	24-Jan-2012
Tamarack Materials (stylized)	85/342,400	09-Jun-2011	4,160,181	19-Jun-2012
Tejas Materials and steer head design	85/342,385	09-Jun-2011	4,160,178	19-Jun-2012
TMI Triangle Materials, Inc.	85/342,389	09-Jun-2011	4,192,948	21-Aug-2012
TSW	85/303,734	25-Apr-2011	4,090,152	24-Jan-2012
Tucker Acoustical Products, Inc.	85/303,772	25-Apr-2011	4,090,154	24-Jan-2012

Trademark	Application Number	Application Filing Date	Registration Number	Registration Date
Valley Interior Products	85/303,774	25-Apr-2011	4,090,155	24-Jan-2012

FOREIGN TRADEMARKS AND TRADEMARK APPLICATIONS

None.

III.          Trade Names

Entity	Trade Name(s)
Capitol Materials, Incorporated	Capitol Materials of Alabama, Inc.
Carter Hardware Company	Valley Interior Products, Inc.
Chaparral Materials, Inc.	Rocket Installation, Inc.
Cowtown Materials, Inc.	Rio Grande Building Materials, Inc.
Eastex Materials, Inc.	Louisiana Acoustical & Drywall Materials, Inc.; Texarkana Materials, Inc.
GTS Drywall Supply Company	GTS Interior Supply Company, Inc.
Pioneer Materials West, Inc.	Pioneer Materials West Slope, Inc.
Rocky Top Materials, Inc.	River Bend Materials, Inc.
Sun Valley Interior Supply, Inc.	Sun Valley Supply

IV.          Registered Copyrights

None.

V.            Exclusive Copyright Licenses

None.

2

Schedule IV to the
ABL Security Agreement

COMMERCIAL TORT CLAIMS

None.

Schedule V to the
ABL Security Agreement

LOCATIONS OF EQUIPMENT AND INVENTORY

Grantor	Location	Description
Capitol Building Supply	700 East First Street, Hagerstown, MD 21740	Distribution Center
Capitol Building Supply	7622-A Backlick Road, Springfield, VA 22150	Distribution Center
Capitol Building Supply	7595 Capitol Way, Marshall, VA 20115	Distribution Center
Capitol Building Supply	7811 Penn-Western Court, Upper Marlboro, MD 20772	Distribution Center
Capitol Building Supply	4501 46th Street, Bladensburg, MD 20710-1009	Distribution Center
Capitol Building Supply	6813 Quad Avenue, Baltimore, MD 21237	Distribution Center
Capitol Building Supply	12340 Conway, Beltsville, MD 20705	Distribution Center
Colonial Materials, Inc.	1101 N. Hoskins Road, Charlotte, NC 28216-3512	Distribution Center
Colonial Materials, Inc.	6211 Hunt Road, Pleasant Garden, NC 27313	Distribution Center
Colonial Materials, Inc.	2600 Lowery St., Winston-Salem, NC 27105-27101	Distribution Center
Commonwealth Building Materials, Inc.	401 Naval Base Road, Norfolk, VA 23505	Distribution Center
Commonwealth Building Materials, Inc.	11066-A Washington Highway, Glen Allen, VA 23059	Distribution Center
GTS Drywall Supply Company	2010 W. Casino Road, Everett, WA 98204	Distribution Center
GTS Drywall Supply Company	8212 South 196th Street, Kent, WA 98032-5748	Distribution Center
GTS Drywall Supply Company	4545 Enterprise Street, Boise, ID 83705	Distribution Center
GTS Drywall Supply Company	4000 NW St. Helen’s Road, Portland, OR 97210	Distribution Center

Exhibit A to the
ABL Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Wells Fargo Bank, N.A.,
as the Collateral Agent for the
Secured Parties referred to in the
Credit Agreement referred to below

Attn:

GYP HOLDINGS III CORP.

Ladies and Gentlemen:

Reference is made to (i) the ABL Credit Agreement dated as of April 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), among GYP Holdings III Corp., a Delaware corporation, as the Lead Borrower, GYP Holdings II Corp., a Delaware corporation, the other borrowers from time to time party thereto, each Lender from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent and as Collateral Agent (together with any successor Collateral Agent, the “Collateral Agent”), and the L/C Issuers referred to therein, and (ii) the ABL Security Agreement dated as of April 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Security Agreement”) among the Grantors from time to time party thereto and the Collateral Agent for the ratable benefit of the Secured Parties.  Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

SECTION 1.  Grant of Security.  The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired or created by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

SECTION 2.  Security for ABL Obligations.  The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all ABL Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents (as such Loan Documents may be amended, amended and restated, supplemented, replaced, refinanced, re-tranched, extended, increased or otherwise modified from time to time (including any extensions of maturity dates and increases of the principal amount outstanding thereunder)) or otherwise, including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing ABL Obligations (whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.  Supplements to Security Agreement Schedules.  The undersigned has attached hereto supplemental Schedules I through V to Schedules I through V, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

SECTION 4.  Representations and Warranties.  The undersigned hereby makes each representation and warranty set forth in Section 6 of the Security Agreement applicable to the undersigned (as supplemented by the attached supplemental schedules) as of the date hereof.

SECTION 5.  ABL Obligations Under the Security Agreement.  The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors.  The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6.  Governing Law.  This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By
Name:
Title:

Address for notices:

2

Acknowledged and accepted as of the date first above written:

WELLS FARGO BANK, N.A., as Collateral Agent

By
Name:
Title:

By
Name:
Title:

3

Exhibit B to the
ABL Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “IP Security Agreement”) dated as of [•], is among the Persons listed on the signature pages hereof (collectively, the “Grantors”) and Wells Fargo Bank, N.A., as collateral agent (the “Collateral Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, GYP Holdings III Corp., a Delaware corporation, has entered into a ABL Credit Agreement dated as of April 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), with GYP Holdings II Corp., a Delaware corporation, the other borrowers from time to time party thereto, each Lender from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent and as Collateral Agent, and the L/C Issuers referred to therein.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, as a condition precedent to the making of the Loans and the making of L/C Credit Extensions by the Lenders and the L/C Issuers under the Credit Agreement, the entry into Secured Hedge Agreements by the Hedge Banks from time to time and the entry into Secured Cash Management Agreements by the Cash Management Banks from time to time, each Grantor has executed and delivered that certain ABL Security Agreement dated as of April 1, 2014 among the Grantors from time to time party thereto and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1.   Grant of Security.  Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i)                                     the patents and patent applications set forth in Schedule A hereto;

(ii)                                  the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use Trademark applications, prior to the filing and acceptance of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications or any registrations that issue therefrom under applicable federal law), together with the goodwill of the business connected with the use thereof and symbolized thereby;

(iii)                               the copyright registrations set forth in Schedule C hereto;

(iv)                              the agreements granting any exclusive right to the Grantor in or to any registered copyright set forth in Schedule D hereto;

(v)                                 all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(vi)                              any and all claims for damages, other payments and/or injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages, payments or other relief; and

(vii)                           any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and/or payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing provided that, notwithstanding anything to the contrary contained in the foregoing clauses (i) through (vi), the security interest created hereby shall not extend to, and the term “Collateral” shall not include, any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, or create a right of termination in favor of any other party thereto (other than any Grantor or any Subsidiary of any Grantor), in each case to the extent not rendered unenforceable pursuant to the applicable provisions of the UCC or other applicable law and so long as the applicable provision giving rise to such violation or invalidity or such right of termination was not incurred in anticipation of the entering into of the Credit Agreement, provided, further, that (x) the Collateral includes Proceeds and receivables of any property excluded under this provision, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (y) such excluded lease, license or other agreement shall otherwise be subject to the security interest created by the Security Agreement upon receiving any necessary approvals or waivers permitting the assignment thereof.

2

SECTION 2.   Security for ABL Obligations.  The grant of a security interest in the Collateral by each Grantor under this IP Security Agreement secures the payment and performance of all ABL Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents (as such Loan Documents may be amended, amended and restated, supplemented, replaced, refinanced, re-tranched, extended, increased or otherwise modified from time to time (including any extensions of maturity dates and increases of the principal amount outstanding thereunder)) or otherwise, including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing ABL Obligations (whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.   Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4.   Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.  In the event that any provision of this IP Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 5.   Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6.   Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered, if to any Grantor, addressed to it in care of the Lead Borrower at the Lead Borrower’s address specified in Section 10.02 of the Credit Agreement, or if to the Collateral Agent, to its address specified in Section 10.02 of the Credit Agreement.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this IP Security Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

SECTION 7.   Governing Law.  This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Grantors:	[GRANTORS]

By:
Name:
Title:

4

Collateral Agent:

WELLS FARGO BANK, N.A., as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

5

Exhibit C to the
ABL Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated as of [•], is among the Person listed on the signature page hereof (the “Grantor”) and Wells Fargo Bank, N.A., as collateral agent (the “Collateral Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, GYP Holdings III Corp., a Delaware corporation, has entered into a ABL Credit Agreement dated as of April 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), with GYP Holdings II Corp., a Delaware corporation, the other borrowers from time to time party thereto, each Lender from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent and as Collateral Agent, and the L/C Issuers referred to therein.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain ABL Security Agreement dated as of April 1, 2014 among the Grantor, such other Persons and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated as of April 1, 2014 among the Persons listed on the signature pages thereof as Grantors and the Collateral Agent.

WHEREAS, under the terms of the Security Agreement, the Grantor has agreed to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in any after-acquired intellectual property collateral of the Grantor and has agreed in connection therewith to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1.  Grant of Security.  The Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in and to the following (the “Additional Collateral”):

(i)                                     the patents and patent applications set forth in Schedule A hereto;

(ii)                                  the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use Trademark applications, prior to the filing and acceptance of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications or any registrations that issue therefrom under applicable federal law), together with the goodwill of the business connected with the use thereof and symbolized thereby;

(iii)                               the copyright registrations set forth in Schedule C hereto;

(iv)                              the agreements granting any exclusive right to the Grantor in or to any registered copyright set forth in Schedule D hereto;

(v)                                 all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(vi)                              any and all claims for damages, other payments and/or injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages, payments or other relief; and

(vii)                           any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and/or all of the foregoing or arising from any of the foregoing.

provided that notwithstanding anything to the contrary contained in the foregoing clauses (i) through (vi), the security interest created hereby shall not extend to, and the term “Additional Collateral” shall not include, any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, or create a right of termination in favor of any other party thereto (other than any Grantor or any Subsidiary of any Grantor), in each case to the extent not rendered unenforceable pursuant to the applicable provisions of the UCC or other applicable law and so long as the applicable provision giving rise to such violation or invalidity or such right of termination was not incurred in anticipation of the entering into of the Credit Agreement, provided, further, that (x) the Collateral includes Proceeds and receivables of any property excluded under this provision, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (y) such excluded lease, license or other agreement shall otherwise be subject to the security interest created by the Security Agreement upon receiving any necessary approvals or waivers permitting the assignment thereof.

SECTION 2.  Supplement to Security Agreement.  Schedule III to the Security Agreement is, effective as of the date hereof, hereby supplemented to add to such Schedule the Additional Collateral.

2

SECTION 3.  Security for ABL Obligations.  The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment and performance of all ABL Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents (as such Loan Documents may be amended, amended and restated, supplemented, replaced, refinanced, re-tranched, extended, increased or otherwise modified from time to time (including any extensions of maturity dates and increases of the principal amount outstanding thereunder)) or otherwise, including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing ABL Obligations (whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 4.  Recordation.  The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

SECTION 5.  Grants, Rights and Remedies.  This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.  In the event that any provision of this IP Security Agreement Supplement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 6.  Execution in Counterparts.  This IP Security Agreement Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 7.  Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered, if to any Grantor, addressed to it in care of the Lead Borrower at the Lead Borrower’s address specified in Section 10.02 of the Credit Agreement, or if to the Collateral Agent, to its address specified in Section 10.02 of the Credit Agreement.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this IP Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

SECTION 8.  Governing Law.  This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF GRANTOR]

By
Name:
Title:

Address for Notices:

4

EXHIBIT H

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “IP Security Agreement”) dated as of April 1, 2014, is among the Persons listed on the signature pages hereof (collectively, the “Grantors”) and Wells Fargo Bank, N.A., as collateral agent (the “Collateral Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, GYP Holdings III Corp., a Delaware corporation, has entered into a ABL Credit Agreement dated as of April 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), with GYP Holdings II Corp., a Delaware corporation, the other borrowers from time to time party thereto, each Lender from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent and as Collateral Agent, and the L/C Issuers referred to therein.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, as a condition precedent to the making of the Loans and the making of L/C Credit Extensions by the Lenders and the L/C Issuers under the Credit Agreement, the entry into Secured Hedge Agreements by the Hedge Banks from time to time and the entry into Secured Cash Management Agreements by the Cash Management Banks from time to time, each Grantor has executed and delivered that certain ABL Security Agreement dated as of April 1, 2014 among the Grantors from time to time party thereto and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1.   Grant of Security.  Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i)                                     the patents and patent applications set forth in Schedule A hereto;

(ii)                                  the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use Trademark applications, prior to the filing and acceptance of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications or any registrations that issue therefrom under applicable federal law), together with the goodwill of the business connected with the use thereof and symbolized thereby;

(iii)                               the copyright registrations set forth in Schedule C hereto;

(iv)                              the agreements granting any exclusive right to the Grantor in or to any registered copyright set forth in Schedule D hereto;

(v)                                 all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(vi)                              any and all claims for damages, other payments and/or injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages, payments or other relief; and

(vii)                           any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and/or payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing provided that, notwithstanding anything to the contrary contained in the foregoing clauses (i) through (vi), the security interest created hereby shall not extend to, and the term “Collateral” shall not include, any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, or create a right of termination in favor of any other party thereto (other than any Grantor or any Subsidiary of any Grantor), in each case to the extent not rendered unenforceable pursuant to the applicable provisions of the UCC or other applicable law and so long as the applicable provision giving rise to such violation or invalidity or such right of termination was not incurred in anticipation of the entering into of the Credit Agreement, provided, further, that (x) the Collateral includes Proceeds and receivables of any property excluded under this provision, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (y) such excluded lease, license or other agreement shall otherwise be subject to the security interest created by the Security Agreement upon receiving any necessary approvals or waivers permitting the assignment thereof.

SECTION 2.   Security for ABL Obligations.  The grant of a security interest in the Collateral by each Grantor under this IP Security Agreement secures the payment and performance of all ABL Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents (as such Loan Documents may be amended, amended and restated, supplemented, replaced, refinanced, re-tranched, extended, increased or otherwise

2

modified from time to time (including any extensions of maturity dates and increases of the principal amount outstanding thereunder)) or otherwise, including, without limitation, any extensions, increases, modifications, substitutions, amendments, refinancings, refundings, replacements or renewals of any or all of the foregoing ABL Obligations (whether or not such action is committed, contemplated or provided for by the Loan Documents on the date hereof), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.   Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4.   Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.  In the event that any provision of this IP Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 5.   Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6.   Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered, if to any Grantor, addressed to it in care of the Lead Borrower at the Lead Borrower’s address specified in Section 10.02 of the Credit Agreement, or if to the Collateral Agent, to its address specified in Section 10.02 of the Credit Agreement.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this IP Security Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

SECTION 7.   Governing Law.  This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Grantors:	GYPSUM MANAGEMENT AND SUPPLY, INC.

By:
Name:
Title:

[ABL IP Security Agreement]

Collateral Agent:

WELLS FARGO BANK, N.A., as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[ABL IP Security Agreement]

Schedule A to the
ABL IP Security Agreement

PATENTS AND PATENT APPLICATIONS

None.

Schedule B to the
ABL IP Security Agreement

REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

Grantor: Gypsum Management and Supply, Inc.

Trademark	Country	Application Number	Application Filing Date	Registration Number	Registration Date
Capitol Building Supply and dome design	US	86/142,783	13-Dec-2013	Pending	N/A
Capitol Interior Products and liberty bell design	US	85/342,383	09-Jun-2011	4,156,788	12-Jun-2012
Capitol Materials, Inc. and pyramid design	US	85/342,391	09-Jun-2011	4,095,994	07-Feb-2012
Chaparral Materials, Inc. Leaping Greenward	US	85/222,038	20-Jan-2011	4,018,832	30-Aug-2011
Colonial Materials Inc.	US	85/302,433	22-Apr-2011	4,090,146	24-Jan-2012
Cowtown Materials, Inc. and design	US	85/342,396	09-Jun-2011	4,160,180	19-Jun-2012
Eastex Materials	US	85/302,437	22-Apr-2011	4,093,364	31-Jan-2012
Flint River Materials, Inc.	US	85/302,435	22-Apr-2011	4,156,630	12-Jun-2012
Gator Gypsum and alligator design	US	85/329,474	25-May-2011 27-Mar-2012	4,156,748	12-Jun-2012
GTS	US	74/226,237	29-Nov-1991	1,801,194	26-Oct-1993
Gypsum Management and Supply (stylized)	US	85/329,473	25-May-2011	4,156,747	12-Jun-2012
jobsiteready.com	US	85/745,795	04-Oct-2012	Pending	(ITU) Allowed
Longhorn Building Materials and steer head design	US	85/329,472	25-May-2011	4,093,478	31-Jan-2012
Louisiana Materials	US	85/302,431	22-Apr-2011	4,093,363	31-Jan-2012
Rocky Top Materials (stylized)	US	85/329,476	25-May-2011 27-Mar-2012	4,156,749	12-Jun-2012
State Line Building Supply, Inc.	US	85/305,754	27-Apr-2011 08-Nov-2011	4,090,159	24-Jan-2012
Tamarack Materials (stylized)	US	85/342,400	09-Jun-2011	4,160,181	19-Jun-2012

Trademark	Country	Application Number	Application Filing Date	Registration Number	Registration Date
Tejas Materials and steer head design	US	85/342,385	09-Jun-2011	4,160,178	19-Jun-2012
TMI Triangle Materials, Inc.	US	85/342,389	09-Jun-2011	4,192,948	21-Aug-2012
TSW	US	85/303,734	25-Apr-2011	4,090,152	24-Jan-2012
Tucker Acoustical Products, Inc.	US	85/303,772	25-Apr-2011	4,090,154	24-Jan-2012
Valley Interior Products	US	85/303,774	25-Apr-2011	4,090,155	24-Jan-2012

Schedule C to the
ABL IP Security Agreement

REGISTERED COPYRIGHTS

None.

Schedule D to the
ABL IP Security Agreement

EXCLUSIVE COPYRIGHT LICENSES

None.

EXHIBIT I

FORM OF OPINION MATTERS — COUNSEL TO THE LOAN PARTIES

EXHIBIT J

FORM OF SOLVENCY CERTIFICATE

April [1], 2014

Reference is made to (i) that certain First Lien Credit Agreement, dated as of the date hereof (the “First Lien Credit Agreement”), among GYP HOLDINGS III CORP., a Delaware corporation (the “Lead Borrower”), GYP HOLDINGS II CORP., a Delaware corporation (“Holdings”), each lender from time to time party thereto and CREDIT SUISSE AG, as administrative agent (the “First Lien Administrative Agent”) and as collateral agent, (ii) that certain Second Lien Credit Agreement, dated as of the date hereof (the “Second Lien Credit Agreement”), among the Lead Borrower, Holdings, each lender from time to time party thereto and CREDIT SUISSE AG, as administrative agent (the “Second Lien Administrative Agent”) and as collateral agent, and (iii) that certain ABL Credit Agreement, dated as of the date hereof (the “ABL Credit Agreement” and, together with the First Lien Credit Agreement and the Second Lien Credit Agreement, the “Credit Agreements”), among the Lead Borrower, Holdings, the other borrowers from time to time party thereto, each lender from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent (the “ABL Agent” and, together with the First Lien Administrative Agent and Second Lien Administrative Agent, the “Administrative Agents”) and as collateral agent.  Capitalized terms used but not defined herein have the meanings set forth in the applicable Credit Agreement.  This certificate is furnished to the Administrative Agents pursuant to Section 4.01(a)(ix) of each Credit Agreement.

I, [           ], certify that I am the duly appointed, qualified and acting chief financial officer of Holdings and, in such capacity, that:

On the date hereof, after giving effect to the Transactions and the related transactions contemplated by the Loan Documents, Holdings and its Subsidiaries, when taken as a whole on a consolidated basis, (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which they have unreasonably small capital.

The undersigned is familiar with the business and financial position of Holdings and its Subsidiaries.  In reaching the conclusions set forth in this certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Holdings and its Subsidiaries after consummation of the transactions contemplated by the Loan Documents.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date first above written.

GYP HOLDINGS II CORP.

By:
Name:
Title:

[Signature Page to Solvency Certificate]

EXHIBIT K-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain ABL Credit Agreement, dated as of April [1], 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), among GYP HOLDINGS III CORP., a Delaware corporation, as Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.                          (the “Foreign Lender”) is providing this certificate pursuant to Section 3.01(g) of the Agreement.

The Foreign Lender hereby represents and warrants that:

1.                                                                                      It is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate;

2.                                                                                      It is not a “bank” for purposes of Section 881(c)(3)(A) of the Code;

3.                                                                                      It is not a 10-percent shareholder of the Lead Borrower or any other Borrower within the meaning of Section 871(h)(3)(B) of the Code; and

4.                                                                                      It is not a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Lead Borrower or any other Borrower within the meaning of Section 864(d) of the Code.

The undersigned has furnished the Administrative Agent and the Lead Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lead Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Lead Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the Lead Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the         day of              , 20  .

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

[Signature Page to U.S. Tax Compliance Certificate]

EXHIBIT K-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain ABL Credit Agreement, dated as of April [1], 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), among GYP HOLDINGS III CORP., a Delaware corporation, as Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.                          (the “Foreign Lender”) is providing this certificate pursuant to Section 3.01(g) of the Agreement.

The Foreign Lender hereby represents and warrants that:

1.                                                                                      It is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate;

2.                                                                                      Its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s));

3.                                                                                      Neither the Foreign Lender nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code;

4.                                                                                      None of its direct or indirect partners/members is a 10-percent shareholder of the Lead Borrower or any other Borrower within the meaning of Section 871(h)(3)(B) of the Code; and

5.                                                                                      None of its direct or indirect partners/members is a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Lead Borrower or any other Borrower within the meaning of Section 864(d) of the Code.

The undersigned has furnished the Administrative Agent and the Lead Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lead Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Lead Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the         day of              , 20  .

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

[Signature Page to U.S. Tax Compliance Certificate]

EXHIBIT K-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain ABL Credit Agreement, dated as of April [1], 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), among GYP HOLDINGS III CORP., a Delaware corporation, as Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.                          (the “Foreign Participant”) is providing this certificate pursuant to Section 3.01(g) of the Agreement.

The Foreign Participant hereby represents and warrants that:

1.                                                                                      It is the sole record and beneficial owner of the participation in respect of which it is providing this certificate;

2.                                                                                      It is not a “bank” for purposes of Section 881(c)(3)(A) of the Code;

3.                                                                                      It is not a 10-percent shareholder of the Lead Borrower or any other Borrower within the meaning of Section 871(h)(3)(B) of the Code; and

4.                                                                                      It is not a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Lead Borrower or any other Borrower within the meaning of Section 864(d) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the         day of              , 20  .

[NAME OF FOREIGN PARTICIPANT]

By:
Name:
Title:

[Signature Page to U.S. Tax Compliance Certificate]

EXHIBIT K-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain ABL Credit Agreement, dated as of April [1], 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), among GYP HOLDINGS III CORP., a Delaware corporation, as Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.                          (the “Foreign Participant”) is providing this certificate pursuant to Section 3.01(g) of the Agreement.

The Foreign Participant hereby represents and warrants that:

1.                                                                                      It is the sole record owner of the participation in respect of which it is providing this certificate;

2.                                                                                      Its direct or indirect partners/members are the sole beneficial owners of such participation;

3.                                                                                      Neither the Foreign Participant nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code ;

4.                                                                                      None of its direct or indirect partners/members is a 10-percent shareholder of the Lead Borrower or any other Borrower within the meaning of Section 871(h)(3)(B) of the Code; and

5.                                                                                      None of its direct or indirect partners/members is a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Lead Borrower or any other Borrower within the meaning of Section 864(d) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the         day of              , 20  .

[NAME OF FOREIGN PARTICIPANT]

By:
Name:
Title:

[Signature Page to U.S. Tax Compliance Certificate]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date set forth below.

[NAME OF FOREIGN LENDER]

By:
Name:
Title:
Date:

[Signature Page to U.S. Tax Compliance Certificate]

EXHIBIT L

FORM OF SECURED [HEDGE][CASH MANAGEMENT] NOTICE

NOTICE OF SECURED [HEDGE][CASH MANAGEMENT] AGREEMENT

for

[Swap Contract/IDSA Master Agreement][Cash Management Agreement] between NAME OF [HEDGE][CASH MANAGEMENT] BANK (“Hedge Bank”) and GYP Holdings III Corp., a Delaware corporation (the “Lead Borrower”), dated as of [DATE OF [ISDA/Swap Contract][Cash Management Agreement]]

Reference is made to (i) the ABL Credit Agreement, dated as of April [1], 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”), among the Lead Borrower, the other Borrowers from time to time party thereto, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent, and (ii) the [ISDA Master Agreement][Cash Management Agreement] dated as of [DATE OF ISDA/SWAP CONTRACT OR CASH MANAGEMENT AGREEMENT] [(the “Swap Contract”)][(the “Cash Management Agreement”)].  This communication is to inform you that the Lead Borrower and [Hedge Bank][Cash Management Bank] hereby designate the above captioned [Swap Contract][Cash Management Agreement] as a [“Secured Hedge Agreement”][“Secured Cash Management Agreement”] as defined in the Credit Agreement secured under to that certain Guaranty (as defined in the Credit Agreement) and the Collateral Documents (as defined in the Credit Agreement).

The Lead Borrower and [Hedge Bank][Cash Management Bank] acknowledge and accept [Hedge Bank’s][Cash Management Bank’s] appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX of the Credit Agreement for itself and its Affiliates as if [Hedge Bank][Cash Management Bank] were a “Lender” party to the Credit Agreement.

The terms of this notice shall be governed by and construed in accordance with the laws of the State of New York.

GYP HOLDINGS III CORP.

By:
Name:
Title:

[HEDGE BANK][CASH MANAGEMENT BANK]

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT M

FORM OF INTERCOMPANY NOTE

[•]

For value received, each of the undersigned (together with their respective successors and assigns, each a “Payor”, and collectively, the “Payors”), hereby promises to pay on demand to each of the undersigned (together with its successors and assigns, each a “Payee”), the unpaid principal amount of all loans and advances made by the Payee to each Payor. Each Payor promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by such Payor and the Payee.  Capitalized terms used but not defined herein shall (unless otherwise indicated) have the meanings given to them in the Credit Agreement identified below (unless otherwise indicated).

Upon the commencement by or against any Payor of any case or other proceeding seeking liquidation, reorganization or other relief with respect to such Payor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by such Payor.

The Payee is hereby authorized (but not required) to record all loans and advances made by it to each Payor (all of which shall be evidenced by this Intercompany Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.  The failure to show any such indebtedness or any error in showing such indebtedness shall not affect the obligations of any Payor hereunder.

This Intercompany Note is the Intercompany Note referred to in each of the (i) First Lien Credit Agreement, dated as of the date hereof (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), among GYP HOLDINGS III CORP., a Delaware corporation (the “Lead Borrower”), GYP HOLDINGS II CORP., a Delaware corporation (“Holdings”), each lender from time to time party thereto and CREDIT SUISSE AG, as administrative agent and as collateral agent, (ii) Second Lien Credit Agreement, dated as of the date hereof (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), among the Lead Borrower, Holdings, each lender from time to time party thereto and CREDIT SUISSE AG, as administrative agent and as collateral agent, and (iii) ABL Credit Agreement, dated as of the date hereof (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” and, together with the First Lien Credit Agreement and the Second Lien Credit Agreement, each a “Credit Agreement” and, collectively, the “Credit Agreements”), among the Lead Borrower, Holdings, the other borrowers from time to time party thereto, each lender from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent and as collateral agent.

This Intercompany Note shall be pledged by each Payee that is a Loan Party pursuant to (i) the First Lien Security Agreement (the “First Lien Security Agreement”) among the Lead Borrower, Holdings, the other Grantors (as defined therein) from time to time party thereto, and CREDIT SUISSE AG, as collateral agent (in such capacity, the “First Lien Collateral Agent”), (ii) the Second Lien Security Agreement (the “Second Lien Security Agreement”) among the Lead Borrower, Holdings, the other Grantors (as defined therein) from time to time party thereto, and CREDIT SUISSE AG, as collateral agent (in such capacity, the “Second Lien Collateral Agent”) , and (iii) the ABL Security Agreement (the “ABL Security Agreement” and, together with the First Lien Security Agreement and the Second Lien Security Agreement, the “Security Agreements”) among the Lead Borrower, Holdings, the other Grantors (as defined therein) from time to time party thereto, and WELLS FARGO BANK, N.A., as collateral agent (in such capacity, the “ABL Collateral Agent” and, together with the First Lien Collateral Agent and the Second Lien Collateral Agent, each a “Collateral Agent” and, collectively, the “Collateral Agents”).  By its entry into this Intercompany Note, each Payor is deemed to have notice of the fact that, and each Payor hereby acknowledges and accepts that, this Intercompany Note has been pledged by the Payee (or is subject to an equivalent or similar security interest in any other relevant jurisdiction) in favor of each Collateral Agent and/or each Secured Party.  Each Payor acknowledges and agrees that after the occurrence and during the continuation of an Event of Default, the Collateral Agents and the other Secured Parties may exercise all the rights of each Payee that is a Loan Party under this Intercompany Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Each Payee agrees that any and all claims of such Payee against any Payor that is a Loan Party or any endorser of the obligations of any Payor that is a Loan Party under this Intercompany Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the First Lien Obligations (as defined in the First Lien Credit Agreement), the Second Lien Obligations (as defined in the Second Lien Credit Agreement) and the ABL Obligations (as defined in the ABL Credit Agreement) (collectively, the “Senior Debt”) until: (i) in the case of the First Lien Obligations, the termination of the Aggregate Commitments (as defined in the First Lien Credit Agreement) and payment in full of all First Lien Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Hedge Agreements (as defined in the First Lien Credit Agreement) as to which arrangements satisfactory to the applicable Hedge Bank (as defined in the First Lien Credit Agreement) shall have been made); (ii) in the case of the Second Lien Obligations (as defined in the Second Lien Credit Agreement), the termination of the Aggregate Commitments (as defined in the Second Lien Credit Agreement) and payment in full of all Second Lien Obligations (other than contingent indemnification obligations not yet accrued and payable); and (iii) in the case of the ABL Obligations (as defined in the ABL Credit Agreement), the termination of the Aggregate Commitments (as defined in the ABL Credit Agreement) and payment in full of all ABL Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Cash Management Agreements (as defined in the ABL Credit Agreement) and Secured Hedge Agreements (as defined in the ABL Credit Agreement) as to which arrangements satisfactory to the applicable Cash Management Bank (as defined in the ABL Credit Agreement) or Hedge Bank (as defined in the ABL Credit Agreement) shall have been made) and the expiration or termination of all Letters of Credit (as defined in the ABL Credit Agreement) (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer (as defined in the ABL Credit Agreement) shall have been made) (clauses (i), (ii) and (iii), collectively, “Payment in Full”); provided that, in each case, each Payor may make payments to the applicable Payee so long as no Event of Default under any Credit Agreement shall have occurred and be continuing; and provided, further, that, in each case, upon the waiver, remedy or cure of each such Event of Default, so long as no other Event of Default under any Credit Agreement shall have occurred and be then continuing, such payments shall be permitted, including any payment to bring any missed payments during the period of such Event of Default current.  Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor that is a Loan Party (whether constituting part of the Collateral given to the Collateral Agents or any other Secured Party under (i) the First Lien Credit Agreement to secure payment of all or any part of the First Lien Obligations (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement or the Secured Hedge Agreements (as defined in the First Lien Credit Agreement), (ii) the Second Lien Credit Agreement to secure payment of all or any part of the Second Lien Obligations (as defined in the Second Lien Credit Agreement) under the Second Lien Credit Agreement, (iii) the ABL Credit Agreement to secure payment of all or any part of the ABL Obligations (as defined in the ABL Credit Agreement) under the ABL Credit Agreement, the Secured Cash Management Agreements (as defined in the ABL Credit Agreement) or the Secured Hedge Agreements (as defined in the ABL Credit Agreement) or otherwise) shall be and hereby are subordinated to the rights of the Collateral Agents and the other Secured Parties under each Credit Agreement in such assets.  Except as expressly permitted by each Credit Agreement or the other Loan Documents (as defined in each Credit Agreement), the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until Payment in Full.

After the occurrence of and during the continuation of an Event of Default (as defined in each Credit Agreement), if all or any part of the assets of any Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Payor is dissolved or if (except as expressly permitted by the Loan Documents (as defined in each Credit Agreement)) all or substantially all of the assets of any Payor are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of such Payor to any Payee (“Payor Indebtedness”) shall be paid or delivered directly to the applicable Collateral Agent for application to any of the Senior Debt, due or to become due, until Payment in Full.  After the occurrence of and during the continuation of an Event of Default, each Payee that is a Loan Party irrevocably authorizes, empowers and appoints the applicable Collateral Agent (as required by the Intercreditor Agreements) as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in such Collateral Agent’s own names or in the name of such Payee or otherwise, as such Collateral Agent may deem necessary or advisable for the enforcement of this Intercompany Note.  After the occurrence of and during the continuation of an Event of Default, each Payee that is a Loan Party also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness requested by any Collateral Agent.  After the occurrence of and during the continuation of an Event of Default, the Collateral Agents may vote such proofs of claim in any such proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Senior Debt in accordance with each Credit Agreement.  Upon the occurrence and during the continuation of any Event of Default, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee that is a Loan Party upon or with respect to Payor Indebtedness owing to such Payee prior to Payment in Full, such Payee that is a Loan Party shall receive and hold the same for the benefit of the Secured Parties, and shall forthwith deliver the same to the applicable Collateral Agent (as required by the Intercreditor Agreements), for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of such Payee where necessary or advisable in such Collateral Agent’s judgment), for application to any of the Senior Debt in accordance with each Credit Agreement, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Payee for the benefit of the Secured Parties.  Upon the occurrence and during the continuance of an Event of Default, if such Payee fails to make any such endorsement or assignment to the Collateral Agents, the applicable Collateral Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same.  After the occurrence and during the continuation of an Event of Default, each Payee that is a Loan Party agrees that until Payment in Full, such Payee will not (i) assign or transfer, or agree to assign or transfer, to any Person (other than (x) to Holdings, the Lead Borrower or any of their respective Restricted Subsidiaries, (y) in favor of the Collateral Agents for the benefit of the Secured Parties pursuant to the Security Agreements or otherwise or (z) to the holders of Permitted Other Indebtedness (as defined in the First Lien Credit Agreement), Specified Refinancing Debt (as defined in the First Lien Credit Agreement), Permitted Other Indebtedness (as defined in the Second Lien Credit Agreement), Specified Refinancing Debt (as defined in the Second Lien Credit Agreement) and/or Permitted Term Indebtedness (as defined in the ABL Credit Agreement), in each case to the extent permitted by each Credit Agreement) any claim such Payee has or may have against any Payor, or (ii) otherwise amend, modify, supplement, waive or fail to enforce any subordination provision of this Intercompany Note or the provisions relating to the pledge of this Intercompany Note in favor of the Collateral Agent for the benefit of the Secured Parties.

The Secured Parties shall be third party beneficiaries hereof and shall be entitled to enforce the subordination and other provisions hereof.

This Intercompany Note and the Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Intercompany Note or any Loan Document (except, as to any Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York.

From time to time after the date hereof, additional Subsidiaries of Holdings may become parties hereto by executing a counterpart signature page to this Intercompany Note (each additional Subsidiary, an “Additional Payor”).  Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof.  Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder.  This Intercompany Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

This Intercompany Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PAYORS:

[SUBSIDIARY A NAME]

By
Name:
Title:

[SUBSIDIARY B NAME]

By
Name:
Title:

[SUBSIDIARY C NAME]

By
Name:
Title:

[Signature Page to Intercompany Note]

Pay to the following PAYEES:

[SUBSIDIARY A NAME]

By
Name:
Title:

[SUBSIDIARY B NAME]

By
Name:
Title:

[SUBSIDIARY C NAME]

By
Name:
Title:

[Signature Page to Intercompany Note]

EXHIBIT N

FORM OF ABL/TERM INTERCREDITOR AGREEMENT

EXHIBIT O

FORM OF CREDIT CARD NOTIFICATION

[PREPARE ON LEAD BORROWER LETTERHEAD — ONE FOR EACH PROCESSOR]

         , 20

To:                             [Name and Address of Credit Card Processor] (the “Processor”)

Re:          [           ] (the “Company”)

Merchant Account Number:

Dear Sir/Madam:

Pursuant to a senior secured revolving credit facility (the “Credit Facility”) established by that certain ABL Credit Agreement, dated as of April [1], 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms), among GYP Holdings III Corp., a Delaware corporation, as lead borrower, the other borrowers from time to time party thereto, GYP Holdings II Corp., a Delaware corporation, the lenders from time to time party thereto and Wells Fargo Bank, N.A., as collateral agent (the “Agent”), the Company has granted to the Agent, for its own benefit and the benefit of the other secured parties thereunder, a security interest in and to the Company’s inventory, accounts, general intangibles, equipment, and other assets, including, without limitation, all amounts due or to become due from the Processor to the Company.

Under the Credit Facility, the Company is obligated to deliver (or cause to be delivered) all proceeds of the Company’s accounts, accounts receivable, and inventory to the Agent.  Such proceeds include all payments with respect to credit card charges (the “Charges”) submitted by the Company to the Processor for processing and the amounts which the Processor owes to the Company on account thereof (the “Credit Card Proceeds”).

Until the Processor receives written notification from an officer of the Agent to the contrary, all amounts as may become due from time to time from the Processor to the Company shall continue to be transferred as requested by the Company from time to time.  Upon receipt of a written notice from an officer of the Agent, all amounts that may be due from time to time from the Processor to the Company shall be transferred only as follows:

By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

[Bank Name]
ABA #
Account No.

Re: GYP Holdings III Corp.

or

As the Processor may be instructed from time to time in writing by an officer of the Agent.

Upon request of the Agent, a copy of each periodic statement provided by the Processor to the Company should be provided to the Agent at the following address (which address may be changed upon seven (7) days’ written notice given to the Processor by the Agent):

Wells Fargo Bank, N.A.

Andrew J. Currie

Vice President - Relationship Manager

Wells Fargo Capital Finance

1 Boston Place, 18th Floor

Boston, MA 02108

Tel 617-624-4439

eFax 866-356-4009

andrew.j.currie@wellsfargo.com

Re: GYP Holdings III Corp.

The Processor shall be fully protected in acting on any order or direction by the Administrative Agent respecting the Charges and the Credit Card Proceeds without making any inquiry whatsoever as to the Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto.

This letter may be amended only by the written agreement of the Processor, the Company and an officer of the Agent, and may be terminated solely by written notice signed by an officer of the Agent.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Very truly yours,

[ ], as the Company

By:
Name:
Title:

cc:           Wells Fargo Bank, N.A.

[Signature Page to Credit Card Notification]